As filed with the Securities and Exchange Commission on May 15, 2006

No. 333-132495

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Team Finance LLC

(Exact name of registrant as specified in its charter)

Delaware	8099	20-3818106
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Health Finance Corporation

(Exact name of registrant as specified in its charter)

(SEE TABLE OF ADDITIONAL REGISTRANTS)

Delaware	8099	20-3818041
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1900 Winston Road

Knoxville, Tennessee 37919

(800) 342-2898

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Jones

Chief Financial Officer

1900 Winston Road, Suite 300

Knoxville, Tennessee, 37919

(800) 342-2898

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

Edward P. Tolley III, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Tel: (212) 455-2000

Fax: (212) 455-2502

Approximate date of commencement of proposed sale of the securities to the public: The exchange will occur as soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Title of Each Class Of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
11 1/4% Senior Subordinated Notes due 2013	$215,000,000	100	%(1)	$215,000,000	(1)	$23,005	(2)
Guarantees of 11 1/4% Senior Subordinated Notes due 2013(3)	(4)	(4)		(4)		(4)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457 of the Securities Act of 1933, as amended.
(2)	Previously paid. The registration fee for the securities offered hereby was calculated under Rule 457(f)(2) of the Securities Act of 1933, as amended. Pursuant to Rule 457(p), the dollar amount of the filing fee was offset by the filing fee of $20,304 previously paid by Team Health, Inc., a wholly owned subsidiary of Team Finance LLC, in connection with Team Health, Inc.’s registration statement on Form S-1 (File number 333-127608) filed on August 16, 2005 and subsequently withdrawn on February 19, 2006. Accordingly, the remaining filing fee payable with respect to this Registration Statement was $2,701 and has been previously paid.
(3)	See inside facing page for table of additional registrant guarantors.
(4)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee for the guarantees is payable.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant As Specified In Its Charter	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address, Including Zip Code, of Registrant’s Principal Executive Offices	Phone Number
Access Nurse PM, Inc.	Tennessee	62-1823158	431 Park Village Dr., Suite C, Knoxville, TN 37923	865-769-1889

After Hours Pediatric, Inc.	Florida	62-1872100	6302 Martin Luther King, Suite 470, Tampa, FL 33619	813-775-4030

American Clinical Resources, Inc.	Delaware	43-1926519	647 Olive Blvd St Louis, MO 63141	314-919-8919

Charles L Springfield, Inc.	California	94-2713012	5000 Hopyard Road, Suite 100, Pleasanton, CA 94566	925-924-1600

Clinic Management Services, Inc.	Tennessee	62-1453392	431 Park Village Dr., Suite C, Knoxville, TN 37923	865-539-8000

Correctional Healthcare Advantage, inc.	Florida	81-0584939	14050 NW 14th St., Suite 190, Fort Lauderdale, FL 33323	954-475-1300

Daniel & Yeager, Inc.	Alabama	63-1009913	6767 Old Madison Pike, Huntsville, AL 35806	256-551-1070

Drs. Sheer, Ahearn & Associates, Inc.	Florida	59-1237521	6302 Martin Luther King, Suite 470, Tampa, FL 33619-1177	813-968-6998

Emergency Coverage Corporation	Tennessee	62-1130266	1900 Winston Road, Suite 300, Knoxville, TN 37919	865-693-1000

Emergency Physician Associates, Inc.	New Jersey	22-2213199	307 South Evergreen Avenue, Woodbury, NJ 08096	856-848-3817

Emergency Professional Services, Inc.	Ohio	94-2460636	7123 Pearl Rd., Suite 201, Middleburg Heights, OH 44130	440-842-7990

Erie Shores Emergency Physicians, Inc.	Ohio	34-1926330	7123 Pearl Rd., Suite 201, Middleburg Heights, OH 44130	440-842-7990

FischerMangold	California	94-1731121	5000 Hopyard Road, Suite 100, Pleasanton, CA 94566	925-924-1600

Greenbrier Emergency Physicans, Inc.	West Virginia	20-0009571	1900 Winston Road Suite 300 Knoxville, TN 37919	865-693-1000

Exact Name of Registrant As Specified In Its Charter	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address, Including Zip Code, of Registrant’s Principal Executive Offices	Phone Number
Health Care Alliance, Inc.	West Virginia	55-0738421	One Pavilion Drive Raleigh, WV 25832	865-693-1000

Health Care Revenue Recovery Group, LLC	Florida	20-2027506	1801 NW 66th Avenue, Suite 200A, Plantation, FL 33313	954-584-1000

Herschel Fischer, Inc.	California	94-3262291	5000 Hopyard Road, Suite 100, Pleasanton, CA 94566	800-617-7717

Hospital Medicine Associates, LLC	Florida	20-3075422	14050 NW 14th Street Suite 190 Fort Lauderdale, FL 33323	954-475-1300

IMBS, Inc.	Florida	65-0622847	1801 NW 66th Avenue, Suite 200A, Plantation, FL 33313	954-584-1000

InPhyNet Contracting Services, Inc.	Florida	65-0622862	14050 NW 14th Street Suite 190 Fort Lauderdale, FL 33323	954-475-1300

InPhyNet South Broward, Inc.	Florida	65-0726225	14050 NW 14th Street Suite 190 Fort Lauderdale, FL 33323	954-475-1300

Karl G. Mangold, Inc.	California	91-1775707	5000 Hopyard Road, Suite 100, Pleasanton, CA 94566	800-617-7717

Kelly Medical Services Corporation	West Virginia	55-0656334	One Pavillion Drive, Daniels, West Virginia 25832	865-693-1000

Medical Management Resources, Inc.	Florida	62-1804331	8001 Bedford Parkway, Jacksonville, FL 32256	904-226-4889

Medical Services, Inc.	West Virginia	55-0711819	One Pavillion Drive, Daniels, West Virginia 25832	865-693-1000

Metroamerican Radiology, Inc.	North Carolina	56-1657199	1900 Winston Rd., Suite 300, Knoxville, TN 37919	865-693-1000

Mt. Diablo Emergency Physicians	California	68-0049611	5000 Hopyard Road, Suite 100, Pleasanton, CA 94566	800-617-7717

Exact Name of Registrant As Specified In Its Charter	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address, Including Zip Code, of Registrant’s Principal Executive Offices	Phone Number
Northwest Emergency Physicians, Incorporated	Washington	91-1753075	3455 South 344th Way, Suite 210, Federal Way, WA 98001	253-838-6180

Northwest Hospital Medicine Physicians, Inc.	Washington	20-2024648	3455 South 344th Way, Suite 210, Federal Way, WA 98001	253-838-6180

Paragon Contracting Services, Inc.	Florida	65-0622859	14050 NW 14th Street Suite 190 Fort Lauderdale, FL 33323	954-475-1300

Paragon Healthcare Limited Partnership	Florida	65-0426893	14050 NW 14th Street Suite 190 Fort Lauderdale, FL 33323	954-475-1300

Physician Integration Consulting Services, Inc.	California	33-0575831	3626 Ruffin Road San Diego, CA 92123	858-277-4767

Quantum Plus, Inc.	California	94-3259635	5000 Hopyard Road, Suite 100, Pleasanton, CA 94566	800-617-7717

Southeastern Emergency Physicians of Memphis, Inc.	Tennessee	62-1453389	1431 Centerpoint Blvd., Suite 100, Knoxville, TN 37932	865-693-1000

Southeastern Emergency Physicians, Inc.	Tennessee	62-1266047	1431 Centerpoint Blvd., Suite 100, Knoxville, TN 37932	865-693-1000

Southeastern Physician Associates, Inc.	Tennessee	20-32799855	1431 Centerpoint Blvd., Suite 100, Knoxville, TN 37932	865-693-1000

Spectrum Cruise Care, Inc.	Delaware	43-1751322	12647 Olive Blvd., St. Louis, MO 63141	314-744-4100

Spectrum Healthcare Resources of Delaware, Inc.	Delaware	23-2704721	12647 Olive Blvd., St. Louis, MO 63141	314-744-4100

Spectrum Healthcare Resources, Inc.	Delaware	43-1698884	12647 Olive Blvd., St. Louis, MO 63141	314-744-4100

Spectrum Healthcare Services, Inc.	Delaware	43-1688387	12647 Olive Blvd., St. Louis, MO 63141	314-744-4100

Spectrum Healthcare, Inc.	Delaware	43-1768209	12647 Olive Blvd., St. Louis, MO 63141	314-744-4100

Spectrum Primary Care, Inc.	Delaware	43-1689641	12647 Olive Blvd., St. Louis, MO 63141	314-744-4100

Exact Name of Registrant As Specified In Its Charter	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address, Including Zip Code, of Registrant’s Principal Executive Offices	Phone Number
Spectrum Primary Care of Delaware, Inc.	Delaware	20-1132234	12647 Olive Blvd., St. Louis, MO 63141	314-744-4100

Team Anesthesia, Inc.	Tennessee	62-1801891	1900 Winston Road Knoxville, TN 37919	865-693-1000

Team Health Anesthesia Management Services, Inc.	California	33-0620937	3626 Ruffin Rd., San Diego, CA 92123	858-277-4767

Team Health Billing Services, L.P.	Tennessee	62-1786451	1900 Winston Road Suite 300 Knoxville, TN 37919	865-693-1000

Team Health, Inc.	Tennessee	62-1562558	1900 Winston Road Suite 300 Knoxville, TN 37919	865-693-1000

Team Health Financial Services, Inc.	Tennessee	62-1727819	103 Foulk Road, Suite 200, Wilmington, DE 19803	302-654-7584

Team Radiology, Inc.	North Carolina	56-1844186	1431 Centerpoint Blvd., Suite 100, Knoxville, TN 37932	865-693-1000

TH Contracting Midwest, LLC	Missouri	20-0077159	1900 Winston Road, Suite 300, Knoxville, TN 37919	865-693-1000

TH Contracting Services of Missouri, LLC	Missouri	20-1746675	1900 Winston Road, Suite 300, Knoxville, TN 37919	865-693-1000

The Emergency Associates for Medicine, Inc.	Florida	59-2862461	14050 NW 14th St., Suite 190, Fort Lauderdale, FL 33323	865-693-1000

v

PROSPECTUS

Team Finance LLC

Health Finance Corporation

OFFER TO EXCHANGE

$215,000,000 aggregate principal amount of 11 1/4% Senior Subordinated Notes due 2013, which have been registered under the Securities Act of 1933, for any and all outstanding 11 1/4% Senior Subordinated Notes due 2013.

The exchange notes will be fully and unconditionally guaranteed on an unsecured basis by certain of our domestic subsidiaries.

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered outstanding notes for freely tradeable exchange notes that have been registered under the Securities Act.

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradeable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 5:00 p.m., New York City time, on June 15, 2006 which is the 21st business day after the date of this prospectus.

•	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradeable.

All untendered outstanding notes will be continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

You should carefully consider the “Risk Factors” beginning on page 18 of this prospectus before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 16, 2006.

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on unauthorized information or representations.

This prospectus does not offer to sell nor ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information in this prospectus is current only as of the date on its cover, and may change after that date.

Team Health is a registered trademark and TeamWorks is a trademark of Team Health, Inc. All other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners.

Industry and market data

The market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms and other published independent sources. Some data is also based on our good faith estimates, which are derived from our review of internal surveys, as well as the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information.

Prospectus summary

This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. We encourage you to read this entire prospectus, including the “Risk Factors” section and the financial statements and related notes, and the documents to which this prospectus refers, before participating in the exchange offer.

Unless the context otherwise requires, references in this prospectus to “Team Finance” or “Issuer” refer to Team Finance LLC; references to “Co-Issuer” refer to Health Finance Corporation; references to “Issuers” refer to both the Issuer and Co-Issuer, as co-issuers of the notes; and references to “Team Health,” “we,” “our,” “us” and the “Company” refer to Team Health Holdings L.L.C. (“Team Health Holdings”) and its consolidated subsidiaries, including Team Health, Inc. and its predecessors, which were acquired pursuant to the Transactions (as described below), and its affiliated medical groups. Financial information identified in this prospectus as “pro forma” gives effect to the closing of the Transactions, the tender of the 9% senior subordinated notes due 2012 (the “2012 notes”) of Team Health, Inc. in the tender offer and consent solicitation and the redemption of the 2012 notes as discussed below. See “The Transactions.”

Our company

We are the largest provider of outsourced physician staffing and administrative services to hospitals and other healthcare providers in the United States, based upon revenues and patient visits. We serve approximately 510 hospital clients and their affiliated clinics and surgical centers in 43 states with a team of approximately 4,700 physicians, mid-level practitioners and nurses. Since our inception in 1979, we have focused primarily on providing outsourced services to hospital emergency departments, which accounted for 71% of our net revenues less provision for uncollectibles for the year ended December 31, 2005. We also provide comprehensive programs for inpatient care (hospitalist), radiology, anesthesiology, pediatrics and other healthcare services, principally within hospitals and other healthcare facilities. For the year ended December 31, 2005, our net revenue less provision for uncollectibles was $1.01 billion.

Emergency departments, or EDs, generate approximately 40% of all hospital admissions, making successful management of this department critical to a hospital’s patient satisfaction rates and overall success. This dynamic, combined with the challenges involved in billing and collections and physician recruiting and retention, leads many hospitals to utilize companies like ours for outsourced staffing and management. Our revenues from ED contracts increased by approximately 37% from 2001 to 2005. The emergency departments that we staff generally are located in larger hospitals that treat over 15,000 patients annually in their ED. We believe that our experience and expertise in managing the complexities of these high volume emergency departments enable our hospital clients to provide higher quality and more efficient physician and administrative services. In this type of environment we can establish long-term relationships, recruit and retain high quality physicians and other providers and staff, and generate attractive payer mixes and profit margins.

We target clinical areas that face severe physician shortages and growing demand for services because many healthcare facilities lack the infrastructure and personnel necessary to identify and attract specialized, career-oriented physicians. We offer the following range of physician and non-physician staffing and administrative services to our clients:

•	recruiting, scheduling and credential coordination for clinical and non-clinical medical professionals;

•	coding, billing and collection of fees for services provided by medical professionals;

•	administrative support services, such as payroll, insurance coverage, continuing medical education services and management training; and

•	claims and risk management services.

Industry overview

With the increasing complexity of clinical, regulatory, managed care and reimbursement matters in today’s healthcare environment, healthcare facilities are under significant pressure from the government and private payers both to improve the quality and reduce the cost of care. Furthermore, most healthcare facilities do not have billing systems that are designed to handle the small dollar value and large volumes of payments that are typical in the emergency and other specialty departments. Finally, hospitals may choose to focus on other challenges such as nurse staffing, payer relationships and competition with outpatient facilities or may lack the resources to recruit physicians and other providers in those same specialty areas effectively. In response to these factors, healthcare facilities have increasingly outsourced the staffing and management of multiple clinical areas to companies with specialized skills, standardized models and information technology to improve service, increase the overall quality of care and reduce administrative costs. The market for outsourced services tends to be highly fragmented, consisting of many local providers that often lack the operating capital, experience, breadth of services and sophisticated information technology necessary to meet the complex needs of hospitals. As a result, healthcare facilities are seeking third-party staffing providers with the billing expertise, IT infrastructure and systems necessary to reduce their administrative burden and effectively manage the complexity of these services.

Our competitive strengths

We believe that our competitive position as the largest provider of outsourced physician staffing and administrative services to hospitals and other healthcare providers is attributable to a number of key strengths, including the following:

Trusted reputation for consistent and reliable services. With more than 25 years in the industry, we believe we are one of the country’s most experienced and trusted providers of outsourced physician staffing and administrative services. This is evidenced by our overall ED contract retention rate of more than 90% and our recent physician survey, in which 97% of respondents indicated that we were attending to business functions in a way that allowed them to focus on their patients and their clinical practices.

Leading market position. We are the largest national provider of outsourced physician staffing and administrative services to hospitals and other healthcare providers in the United States, based upon revenues and patient visits. We believe our scale generates significant cost efficiencies that are generally not available to smaller competitors. As a full-service provider with both a comprehensive understanding of changing healthcare regulations and policies and the management information systems that provide support to manage these changes, we believe we are well positioned to maintain and grow our market share from other service providers and from new outsourcing opportunities.

Regional operating models supported by a national infrastructure. Our 13 regional management sites are supported by our national infrastructure, which includes integrated information systems and standardized procedures. This allows us to deliver locally focused services with the resources and sophistication of a national provider. Many of these regional sites were independent local companies that we added through acquisitions in the mid-1990s. These businesses have been fully integrated, but originated locally and have retained their roots in their communities. Our local presence results in responsive service and high physician retention rates, which allow us to market our services effectively to local hospital decision makers.

Significant investment in information systems and procedures. Our proprietary information systems link our regional management sites, allowing our best practices and procedures to be delivered and implemented nationally. The sophistication of our information systems has enhanced our reimbursement and billing and collections productivity and results in what we believe to be among the industry’s lowest average cost per patient billed and average recruiting cost per physician.

Financial performance. We believe that financial stability, including a demonstrated ability to pay providers in a timely manner and provide adequate professional liability insurance, is one of the key discriminating factors used by clients in the healthcare industry when choosing outsourcing providers. We have generated positive operating cash flow for each of the last five years. Cash flow from operations for the year ended December 31, 2005 was approximately $56.8 million. We believe that our operating cash needs will continue to be met through cash generated from operations.

Risk management. We have a comprehensive risk management program designed to prevent or minimize medical errors and attendant professional liability claims. Our national presence across 43 states enables us to share best practices in risk management throughout our 13 regional management sites. The breadth and depth of our efforts in this area are a critical component of our business strategy and ability to meet our client retention and acquisition goals. Over the last two years, we have significantly reduced the number of new patient professional liability claims filed. In 2004 and 2005 claims declined 26% and 5%, respectively.

Ability to recruit and retain high quality physicians. While our local presence provides us with the knowledge to properly match physicians with hospitals and other facilities, our national presence and infrastructure enable us to provide physicians with flexible work hours, a variety of practice opportunities, extensive continuing medical education activities, advanced information and reimbursement systems and standardized procedures. We believe this flexibility, combined with fewer administrative burdens, improves our physician retention rates and helps to stabilize our contract base. We also believe we have among the highest physician retention rates in the industry.

Experienced management team with significant equity ownership. Our senior management team has an average of over 20 years experience in the outsourced physician staffing and medical services industries. Our Chief Executive Officer, H. Lynn Massingale, M.D., co-founded Team Health, Inc.’s predecessor entity in 1979. Members of our management team own approximately 8.9% of the voting membership interests of Team Health Holdings. As a result of this substantial equity interest, we believe our management team has a significant incentive to maintain and grow our client base and increase our revenue and profitability.

Our business strategy

We intend to utilize our competitive strengths to capitalize on favorable industry trends and execute on the following business strategies:

Increase revenue from existing customers. We have a strong record of achieving growth in revenue from our existing customer base, primarily as a result of increased patient volumes and activity, enhanced billing and collections and the addition of new services. For the years ended December 31, 2004 and 2005, our net revenue less provision for uncollectibles from existing contracts grew by approximately 4.2% and 9.2% on a year-over-year basis, respectively.

Capitalize on outsourcing opportunities to win new contracts. As hospitals and other healthcare providers continue to experience pressure from managed care companies and other payers to reduce costs while maintaining or improving the quality of service, we believe hospitals and other contracting parties will increasingly turn to a single source with an established track record of success for outsourced physician staffing and administrative services. We believe our leading market position and competitive strengths, along with an increased investment in our sales force in late 2004, favorably position us to capitalize on growth in outsourcing opportunities.

Increase revenue from additional clinical areas. Complementing our core ED staffing business are opportunities to further grow revenues of our hospitalist, radiology, anesthesiology and pediatrics service offerings. We believe we are well positioned to increase our market share in these areas due to our ability to leverage our infrastructure and existing client relationships as well as our recruiting and risk management expertise.

Leverage infrastructure to enhance profitability. Our revenue growth strategy along with our established regional and corporate infrastructure is designed to allow for continued enhancement of profitability. Our information systems and economy of scale allow us to enhance profitability with revenue growth without compromising the quality of operations or clinical care. Our strategy is to continually reduce costs, improve efficiencies and provide employee incentives in order to maximize our profitability.

Focus on risk management. Through our risk management staff, quality assurance staff and medical directors, we conduct an aggressive risk management program for loss prevention and early intervention in order to prevent or minimize medical professional liability claims. We have a proactive role in promoting early reporting, evaluation and resolution of serious incidents that may evolve into claims or suits.

Pursue selective acquisitions. Although we are the largest national provider of outsourced physician staffing and administrative services in the U. S. based on revenues and patient visits, our current market share is less than 10%. We intend to selectively acquire businesses in the fragmented outsourcing market that complement the organic growth of our business.

Company information

Team Finance LLC is a Delaware limited liability company organized on October 11, 2005 and Health Finance Corporation is a Delaware corporation incorporated on October 31, 2005, each in connection with the Transactions described in this prospectus. Team Health Holdings, LLC, the parent company of Team Finance LLC and Health Finance Corporation, is a Delaware limited liability company organized on December 15, 1998. Team Health, Inc., a Tennessee corporation incorporated in 1994, and its predecessor have been operating as a business since 1979. Our principal executive offices are located at 1900 Winston Road, Knoxville, Tennessee 37919, and our telephone number at that address is (865) 693-1000.

Summary of the terms of the exchange offer

On November 23, 2005, we completed the private offering of $215,000,000 aggregate principal amount of the outstanding notes. In this prospectus, the terms “outstanding notes” refers to the 11 1/4% Senior Subordinated Notes due 2013 issued in the private offering; the terms “exchange notes” refers to the 11 1/4% Senior Subordinated Notes due 2013 as registered under the Securities Act of 1933, as amended (the “Securities Act”); and the term “notes” refers to both the outstanding notes and the exchange notes.

General

In connection with the private offering, we entered into a registration rights agreement with J.P. Morgan Securities Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “initial purchasers”), the initial purchasers of the outstanding notes, in which we and the guarantors agreed, among other things, to use our reasonable best efforts to complete the exchange offer for the outstanding notes within 360 days after the date of issuance of the outstanding notes.

You are entitled to exchange in the exchange offer your outstanding notes for exchange notes, which are identical in all material respects to the outstanding notes except:

•	the exchange notes have been registered under the Securities Act of 1933, as amended, which we refer to as the “Securities Act”;

•	the exchange notes are not entitled to certain registration rights which are applicable to the outstanding notes under the registration rights agreement; and

•	certain additional interest rate provisions are no longer applicable.

The exchange offer	We are offering to exchange up to:

•	$215,000,000 aggregate principal amount of our 11 1/4% Senior Subordinated Notes due 2013, which have been registered under the Securities Act, for a like aggregate principal amount of the outstanding 11 1/4% Senior Subordinated Notes due 2013.

You may only exchange outstanding notes in denominations of $2,000 and integral multiples of $2,000.

Subject to the satisfaction or waiver of specified conditions, we will exchange the exchange notes for all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the applicable exchange offer. We will cause the exchange to be effected promptly after the expiration of the exchange offer.

Upon completion of the exchange offer, there may be no market for the outstanding notes and you may have difficulty selling them.

Resales

Based on interpretations by the staff of the Securities and Exchange Commission, or the “SEC”, set forth in no-action letters issued to third parties referred to below, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act, if:

(1)	you are acquiring the exchange notes in the ordinary course of your business;

(2)	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

(3)	you are not an “affiliate” of either of the Issuers within the meaning of Rule 405 under the Securities Act; and

(4)	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

If you are not acquiring the exchange notes in the ordinary course of your business, or if you are engaging in, intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or if you are an affiliate of either of the Issuers, then:

(1)	you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, or similar no- action letters; and

(2)	in the absence of an exception from the position of the SEC stated in (1) above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus, as required by law, in connection with any resale or other transfer of the exchange notes that you receive in the exchange offer. See “Plan of distribution.”

Expiration date

The exchange offer will expire at 5:00 p.m., New York City time, on June 15, 2006, which is the 21st business day after the date of this prospectus, unless extended by us. We do not currently intend to extend the expiration date of the exchange offer.

Withdrawal

You may withdraw the tender of your outstanding notes at any time prior to the expiration date of the exchange offer. We will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Interest on the exchange notes and the outstanding notes

Each exchange note will bear interest at the rate per annum set forth on the cover page of this prospectus from the most recent date to which interest has been paid on the outstanding notes or, if no interest has been paid on the outstanding notes, from November 23, 2005. The interest will be payable semi-annually on each June 1 and December 1, beginning June 1, 2006. No interest will be paid on outstanding notes following their acceptance for exchange.

Conditions to the exchange offer	The exchange offer is subject to customary conditions, which we may assert or waive. See “The exchange offer—Conditions to the exchange offer.”
Procedures for tendering outstanding notes

If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal. If you hold outstanding notes through The Depository Trust Company, or “DTC”, and wish to participate in the exchange offer for the outstanding notes, you must comply with the Automated Tender Offer Program procedures of DTC. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

(1)	you are acquiring the exchange notes in the ordinary course of your business;

(2)	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

(3)	you are not an “affiliate” of any of the Issuers within the meaning of Rule 405 under the Securities Act; and

(4)	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making or other trading activities, you must represent to us that you will deliver a prospectus, as required by law, in connection with any resale or other transfer of such exchange notes.

If you are not acquiring the exchange notes in the ordinary course of your business, or if you are engaged in, or intend to engage in, or have an arrangement or understanding with any person to participate in, a distribution of the exchange notes, or if you are an affiliate of any of the Issuers, then you cannot rely on the positions and interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the exchange notes.

Special procedures for beneficial owners

If you are a beneficial owner of outstanding notes that are held in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact such person promptly and instruct such person to tender those outstanding notes on your behalf.

Guaranteed delivery procedures

If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal and any other documents required by the letter of transmittal or you cannot comply with the DTC procedures for book-entry transfer prior to the expiration date, then you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The exchange offer—Guaranteed delivery procedures.”

Effect on holders of outstanding notes

In connection with the sale of the outstanding notes, we entered into a registration rights agreement with the initial purchasers of the outstanding notes that grants the holders of outstanding notes registration rights. By making the exchange offer, we will have fulfilled most of our obligations under the registration rights agreement. Accordingly, we will not be obligated to pay additional interest as described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture, except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement and we will not be obligated to pay additional interest as described in the registration rights agreement, except in certain limited circumstances. See “Exchange Offer; Registration Rights.”

To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.

Consequences of failure to exchange

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

Material income tax considerations

The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See “Material U.S. federal income tax consequences.”

Use of proceeds	We will not receive any cash proceeds from the issuance of exchange notes in the exchange offer.

Exchange agent

The Bank of New York Trust Company, N.A., whose address and telephone number are set forth in the section captioned “The exchange offer—exchange agent” of this prospectus, is the exchange agent for the exchange offer.

Summary of the terms of the exchange notes

The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be governed by the same indenture under which the outstanding notes were issued, and the exchange notes and the outstanding notes will constitute a single class and series of notes for all purposes under the indenture. The following summary is not intended to be a complete description of the terms of the notes. For a more detailed description of the notes, see “Description of notes.”

Issuers	Team Finance LLC, a Delaware limited liability company, and Health Finance Corporation, a Delaware corporation.

Securities	$215.0 million aggregate principal amount of 11 1/4% Senior Subordinated Notes due 2013.

Maturity	The notes will mature on December 1, 2013.

Interest payment dates	June 1 and December 1, beginning on June 1, 2006.

Ranking	The outstanding notes are, and the exchange notes will be, our unsecured senior subordinated obligations and:

•	are subordinated in right of payment to our existing and future senior debt, including our new senior secured credit facilities;

•	rank equally in right of payment to all of our future senior subordinated debt;

•	are effectively subordinated in right of payment to all of our existing and future secured debt (including our new senior secured credit facilities), to the extent of the value of the assets securing such debt, and are structurally subordinated to all obligations of any of our subsidiaries that is not a guarantor of the notes; and

•	rank senior in right of payment to all of our future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the notes.

Similarly, the note guarantees with respect to the outstanding notes are, and the note guarantees with respect to the exchange notes will be, unsecured senior subordinated obligations of the guarantors and:

•	are subordinated in right of payment to all of the applicable guarantor’s existing and future senior debt, including such guarantor’s guarantee under our new senior secured credit facilities;

•	rank equally in right of payment to all of the applicable guarantor’s future senior subordinated debt;

•	are effectively subordinated in right of payment to all of the applicable guarantor’s existing and future secured debt (including such guarantor’s guarantee under our new senior secured credit facilities), to the extent of the value of the assets securing such debt, and be structurally subordinated to all obligations of any subsidiary of a guarantor if that subsidiary is not also a guarantor of the notes; and

•	rank senior in right of payment to all of the applicable guarantor’s future subordinated debt and other obligations that are, by their terms, expressly subordinated in right of payment to the notes.

As of March 31, 2006, (1) the notes and related guarantees would have ranked junior to approximately $423.9 million of senior indebtedness under the new senior secured credit facilities, and (2) we had an additional $125.0 million of unutilized capacity under our new senior secured revolving credit facility (excluding $6.6 million of outstanding undrawn letters of credit).

Guarantees	The outstanding notes are, and the exchange notes will be, initially guaranteed by our domestic, wholly-owned subsidiaries (other than the Co-Issuer).

Optional redemption

Prior to December 1, 2009, we will have the option to redeem some or all of the notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium (as described in “Description of notes—Optional redemption”) plus accrued and unpaid interest to the redemption date. Beginning on December 1, 2009, we may redeem some or all of the notes at the redemption prices listed under “Description of notes—Optional redemption” plus accrued interest on the notes to the date of redemption.

In addition, before December 1, 2008, we may choose to redeem up to 35% of the notes at a redemption price equal to 111.25% of the face amount thereof with proceeds that we or one of our parent companies raise in certain equity offerings, as long as at least 65% of the aggregate principal amount of the notes issued remains outstanding afterwards. See “Description of notes—Optional redemption.”

Change of control

Upon the occurrence of a change of control, you will have the right, as holders of the notes, to require us to repurchase some or all of your notes at 101% of their face amount, plus accrued and unpaid interest to the repurchase date. See “Description of notes—Repurchase at the option of holders—Change of control.”

Certain covenants	The indenture governing the notes contains covenants limiting our ability and the ability of our restricted subsidiaries to:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make distributions in respect of our membership units or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with our affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important limitations and exceptions. See “Description of notes—Certain covenants.”

No prior market

The exchange notes will generally be freely transferable (subject to certain restrictions discussed in “Exchange offer; registration rights”) but will be a new issue of securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market for the exchange notes, as permitted by applicable laws and regulations. However, they are not obligated to do so and may discontinue any such market making activities at any time without notice. We do not intend to apply for a listing of the exchange notes on any securities exchange or automated dealer quotation system.

Use of proceeds	We will not receive any cash proceeds from the exchange offer.

Risk factors

See “Risk factors” for a description of some of the risks you should consider before deciding to participate in the exchange offer.

Summary Consolidated Financial Data

Team Finance LLC is a holding company that conducts no operations and its only material asset is the capital stock of Team Health, Inc. Health Finance Corporation is a direct, wholly owned subsidiary of Team Finance LLC and conducts no operations and owns no assets. Team Finance LLC and Health Finance Corporation were organized in October 2005, and therefore have no significant prior history. Accordingly, financial statements and information for periods prior to November 23, 2005 are of Team Health, Inc. and financial statements and information for periods after November 23, 2005 are of Team Finance LLC. In addition, in connection with the Transactions (as defined herein) the historical audited, unaudited and pro forma consolidated financial statements and information with respect to Team Health, Inc. have been restated to reflect the recapitalization as a result of the Recapitalization Merger (as defined herein). See “Unaudited pro forma condensed consolidated financial information.”

The following table presents our summary restated historical consolidated financial data and summary unaudited pro forma consolidated financial data of our business, at the dates and for the periods indicated. The historical data for the fiscal years ended December 31, 2003, 2004 and 2005 have been derived from Team Finance LLC’s audited historical consolidated financial statements and notes to those statements included elsewhere in this prospectus. The historical data for the three months ended March 31, 2005 and 2006, have been derived from Team Finance LLC’s unaudited historical consolidated financial statements and the notes to those financial statements included elsewhere in this prospectus. Operating results for the three months ended March 31, 2005 and 2006 are not necessarily indicative of the results that may be expected for the entire fiscal year.

The summary unaudited pro forma consolidated financial data have been prepared to give effect to the Transactions (defined herein) as if they had occurred on January 1, 2005, in the case of the summary unaudited pro forma consolidated statement of operations data and other financial data. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. The summary unaudited pro forma consolidated financial data are for information purposes only and do not purport to represent what our results of operations or financial position actually would have been if the Transactions had occurred at any date, and such data do not purport to project the results of operations for any future period.

Because the data in this table is only a summary and does not provide all of the data contained in our financial statements, the information should be read in conjunction with “Selected historical consolidated financial data,” “Unaudited pro forma condensed consolidated financial information,” “Management’s discussion and analysis of financial condition and results of operations” and the financial statements and related notes thereto appearing elsewhere in this prospectus.

	Year ended December 31,			Three months ended March 31,
	2003	2004	2005	2005	2006
	(Dollars in thousands)
				(unaudited)
Statement of operations data:
Net revenue less provision for uncollectibles	$999,746	$1,008,691	$1,014,747	$250,591	$263,881
Gross profit	137,367	194,630	221,188	65,020	68,331
General and administrative expenses	95,554	100,473	109,252	24,889	26,134
Impairment of intangibles	168	73,177	—	—	9,523
Transaction costs	—	—	18,223	—	—
Depreciation and amortization	36,330	28,001	26,135	6,659	7,135
Interest expense, net	23,343	28,949	29,981	7,191	13,786
Loss on extinguishment of debt	—	14,731	25,340	—	—
Provision (benefit) for income taxes	(6,929)	5,855	8,645	10,137	5,948
Net earnings (loss)	(11,604)	(57,943)	1,711	15,740	4,931
Dividends on preferred stock	14,440	3,602	—	—	—

Net earnings (loss) attributable to common shareholders/members	$(26,044)	$(61,545)	$1,711	$15,740	$4,931

	Year ended December 31,			Three months ended March 31,
	2003	2004	2005	2005	2006
	(Dollars in thousands)
				(unaudited)
Cash flow data:
Net cash provided by operating activities	101,741	64,585	56,843	11,816	17,563
Investing Activities:
Purchase of property and equipment	(8,972)	(6,713)	(10,917)	(2,376)	(2,119)
Sale of property and equipment	1	77	177	171	1
Cash paid for acquisitions, net	(2,472)	(3,245)	(7,168)	(5,795)	—
Net change of short-term investments	—	(64,877)	64,676	14,867	—
Net purchases of investments by insurance subsidiary	(13,642)	(10,948)	(17,401)	(130)	(8,100)
Other investing activities	(1,194)	9,911	(81)	72	30

Net cash provided by (used in) investing activities	(26,279)	(75,795)	29,286	6,809	(10,188)

Net cash used in financing activities	(22,287)	(71,823)	(93,416)	(15,822)	(9,045)

Other financial data:
Ratio of earnings to fixed charges(1)	—	—	1.35	4.60	1.79
EBITDA(2)	$41,140	$4,862	$66,472	$39,727	$31,800

	At December 31, 2005	At March 31, 2006
	(Dollars in thousands)
		(unaudited)
Balance sheet data:
Cash and cash equivalents	$10,644	$8,974
Working capital(3)	39,312	46,103
Total assets	646,501	615,195
Total debt	645,300	638,937
Total members’ deficit	(383,521)	(379,026)

(1)	For the purpose of calculating the ratio of fixed charges, earnings consist of earnings before provision for income taxes plus fixed charges. Fixed charges consist of interest expensed or capitalized and the portion of rental expense we believe is representative of the interest component of rental expenses. For 2003 and 2004, earnings were insufficient to cover fixed charges by $18.5 million and $52.1 million, respectively.

(2)	“EBITDA” is defined as net earnings (loss) plus interest expense, net, provision (benefit) for income taxes, depreciation and amortization. Other companies may define EBITDA differently and, as a result, our measure of EBITDA may not be directly comparable to EBITDA of other companies. The following table sets forth a reconciliation of EBITDA to net earnings (loss):

	Year ended December 31,			Three months ended March 31,
	2003	2004	2005	2005	2006
	(Dollars in thousands)
				(unaudited)
Net earnings (loss)	$(11,604)	$(57,943)	$1,711	$15,740	$4,931
Interest expense, net	23,343	28,949	29,981	7,191	13,786
Provision (benefit) for income taxes	(6,929)	5,855	8,645	10,137	5,948
Depreciation and amortization	36,330	28,001	26,135	6,659	7,135

EBITDA	$41,140	$4,862	$66,472	$39,727	$31,800

The following table sets forth a reconciliation of Adjusted EBITDA to EBITDA. Adjusted EBITDA is net earnings (loss), plus interest expense, net, provision (benefit) for income taxes, depreciation and amortization, as adjusted to exclude unusual items, non-cash items and the other adjustments used in calculating covenant compliance under the indenture governing the notes. We believe that the inclusion of these supplementary adjustments to EBITDA in presenting Adjusted EBITDA is useful in order to provide additional information to investors about certain significant adjustments that are taken into account as a covenant compliance matter under the indenture. However, we have incurred some of the charges and expenses that constitute these adjustments in prior periods and may incur them in future periods. You are therefore cautioned not to place undue reliance on Adjusted EBITDA:

	Year ended December 31,			Three months ended March 31,
	2003	2004	2005	2005	2006
	(Dollars in thousands)
				(unaudited)
EBITDA	$41,140	$4,862	$66,472	$39,727	$31,800
Impairment of intangibles(a)	168	73,177	—	—	9,523
Loss on extinguishment of debt(b)	—	14,731	25,340	—	—
Transaction costs(c)	—	—	18,223	—	—
Management fee and other expenses(d)	505	1,387	1,901	404	874
Stock option expense(e)	31	72	3,937	61	—
Restricted unit expense(f)	—	—	—	—	198
Insurance subsidiary interest income	31	353	995	152	496
Key member life insurance settlement(g)	—	—	395	—	—
Severance and other charges	1,629	607	2,625	167	517

Adjusted EBITDA*	$43,504	$95,189	$119,888	$40,511	$43,408

*	Adjusted EBITDA totals include the effects of professional liability loss reserve adjustments of ($50,841), $1,610 and $7,578 $7,578 and $12,068 for the years ended December 31, 2003, 2004 and 2005 and the three months ended March 31, 2005 and 2006, respectively. See “Management Discussion and Analysis of Financial Condition and Results of Operations”.
(a)	Includes impairment of goodwill as well as contract intangibles.
(b)	Reflects the recognition of deferred financing costs and bond repayment premiums on previously outstanding bank and bond borrowings.
(c)	Reflects costs related to the Transactions.
(d)	Reflects management sponsor fees and loss on disposal of assets.
(e)	Reflects costs related to the recognition of expense in connection with previously outstanding stock options.
(f)	Reflects costs related to the recognition of expense in connection with the issuance of restricted units under the 2005 unit plan.
(g)	Reflects costs incurred to terminate a life insurance program in conjunction with the Transactions.

(3)	Working capital means current assets minus current liabilities.

Risk factors

You should consider carefully the following information about these risks, together with the other information contained in this prospectus, before participating in the exchange offer.

Risks related to our business

Laws and regulations that regulate payments for medical services made by government sponsored healthcare programs could cause our revenues to decrease.

Our affiliated physician groups derive a significant portion of their net revenues less provision for uncollectibles from payments made by government sponsored healthcare programs such as Medicare and state reimbursed programs. There are public and private sector pressures to restrain healthcare costs and to restrict reimbursement rates for medical services. Any change in reimbursement policies, practices, interpretations, regulations or legislation that places limitations on reimbursement amounts or practices could significantly affect hospitals, and consequently affect our operations unless we are able to renegotiate satisfactory contractual arrangements with our hospital clients and contracted physicians. Reductions in amounts paid by government programs for physician services or changes in methods or regulations governing payment could cause our revenues and profits to decline.

We believe that regulatory trends in cost containment will continue. We cannot assure you that we will be able to offset reduced operating margins through cost reductions, increased volume, the introduction of additional procedures or otherwise.

In February 2006, the Deficit Reduction Act of 2005 was enacted which effectively maintains Medicare payments for physician services at 2005 levels for 2006. We estimate that the impact of this will not affect our revenues in 2006. The federal government may impose reductions in the Medicare physician fee schedule in the future. Any such reductions could reduce our revenues.

If governmental authorities determine that we violate Medicare, Medicaid or TRICARE reimbursement laws or regulations, our revenues may decrease and we may have to restructure our method of billing and collecting Medicare, Medicaid or TRICARE payments, respectively.

The Medicare Prescription Drug Improvement and Modernization Act of 2003 amended the Medicare reassignment statute as of December 8, 2003 to permit our independent contractor physicians to reassign their right to receive Medicare payments to us. We have begun to restructure our method of billing and collecting Medicare payments in light of this new statutory reassignment exception.

Under the new reassignment arrangement, many of our independent contractor physicians now reassign their right to receive Medicare payments to us, so that Medicare carriers send payments for those physicians’ services directly to us. In cases where we have not yet converted to the new reassignment arrangement, we still use a “lockbox” model which we implemented shortly after notifying Medicare carriers of the details of our lockbox billing arrangements in December 1997. For the lockbox arrangements still in effect, Medicare carriers send payments for each physician’s services to a lockbox bank account under the control of the physician. The physician, fulfilling his contractual obligations to us, then directs the bank to transfer the funds in that bank account into a company bank account on a daily basis. In return, we pay the physician an agreed amount for professional services provided and provide management and administrative services to or on behalf of the physician or physician group.

While such action would be a breach by the physician of the physician’s contract with us, under Medicare rules, the physician is free to redirect where the Medicare payment is made.

With respect to services that physicians employed by physician-controlled professional corporations render to Medicare recipients, Medicare carriers send payments for physician services to a group account under the group’s control. While we seek to comply substantially with applicable Medicare reassignment regulations, government authorities may find that we do not comply in all respects with these regulations.

State Medicaid programs have similar reassignment rules to those described above for Medicare. While we seek to comply substantially with applicable Medicaid reassignment regulations, government authorities may find that we do not comply in all respects with these regulations.

We utilize physician assistants and nurse practitioners, sometimes referred to collectively as “mid-level practitioners,” to provide care under the supervision of our physicians. State and federal laws require that such supervision be performed and documented using specific procedures. For example, in some states some or all of the mid-level practitioner’s chart entries must be countersigned by the supervising physician. Under applicable Medicare rules, mid-level practitioner services are reimbursed at a rate equal to 85% of the physician fee schedule amount and there is no separate reimbursement for the supervising physician’s services. However, when a mid-level practitioner assists a physician who is directly and personally involved in the patient’s care, we often bill for the services of the physician at the full physician fee schedule rates and do not bill separately for the mid-level practitioner’s services. We believe our billing and documentation practices related to our use of mid-level practitioners comply with applicable state and federal laws, but enforcement authorities may find that our practices violate such laws.

When our services are covered by multiple third party payers, such as a primary and a secondary payer, financial responsibility must be allocated among the multiple payers in a process known as “coordination of benefits,” or COB. The rules governing COB are complex, particularly when one of the payers is Medicare or another government program. Under these rules, in some cases Medicare or other government payers only can be billed as a “secondary payer” and only after recourse to a primary payer (e.g., a liability insurer) has been exhausted. In some instances, multiple payers may reimburse us an amount which, in the aggregate, exceeds the amount to which we are entitled. In such cases, we are obligated to process a refund. If we improperly bill Medicare or other government payers as the primary payer when that program should be billed as the secondary payer, or if we fail to process a refund when required, we may be subject to civil and/or criminal penalties. Although we believe we currently have procedures in place to assure that we comply with applicable COB rules, and that we process refunds when we receive overpayments, payers or enforcement agencies may find that we have violated these requirements.

Reimbursement to us is typically conditioned on our providing the correct procedure and diagnosis codes and properly documenting both the service itself and the medical necessity of the service. More than 95% of the services for which we bill are coded by employees based on information in the billing and medical records. There are monthly internal coding quality assurance reviews of each coder. Despite our measures to ensure coding accuracy, third party payers may disallow, in whole or in part, requests for reimbursement based on determinations that certain amounts are not reimbursable, that the service was not medically necessary, that there was a lack of sufficient supporting documentation, or for other reasons. Incorrect or incomplete documentation and billing information, or the incorrect selection of codes, could result in nonpayment, recoupment or allegations of billing fraud.

Management is not aware of any inquiry, investigation, or notice from any governmental entity indicating that we are in violation of any of the Medicare laws regarding Medicare payments. However, such laws and related regulations and subregulatory guidance may be ambiguous or contradictory, and may be interpreted or applied by prosecutorial, regulatory or judicial authorities in ways that we cannot predict. Accordingly, our arrangements and business practices may be the subject of government scrutiny or be found to violate applicable laws.

We are subject to complex rules and regulations that govern our licensing and certification, and the failure to comply with these rules can result in delays in or loss of reimbursement or civil or criminal sanctions.

We, our affiliated physicians and the facilities in which we operate are subject to various federal, state and local licensing and certification laws and regulations and accreditation standards and other laws, relating to, among other things, the adequacy of medical care, equipment, personnel and operating policies and procedures. We are also subject to periodic inspection by governmental and other authorities to assure continued compliance with the various standards necessary for licensing and accreditations.

In certain jurisdictions, changes in our ownership structure require pre- or post-notification to governmental licensing and certification agencies. Relevant laws and regulations may also require re-application and approval to maintain or renew our operating authorities or require formal application and approval to continue providing services under certain government contracts.

Similarly, the change in corporate structure and ownership in connection with this offering may require us to give notice and make applications for authority in various jurisdictions.

The relevant laws and regulations are complex and may be unclear or subject to interpretation. We are pursuing the steps we believe we must take to retain or obtain all requisite operating authorities. While we have made reasonable efforts to substantially comply with federal, state and local licensing and certification laws and regulations and accreditation standards based upon what we believe are reasonable and defensible interpretations of these laws, regulations and standards, agencies that administer these programs may find that we have failed to comply in some material respects. Failure to comply with these licensing, certification and accreditation laws, regulations and standards could result in our services being found non-reimbursable or prior payments being subject to recoupment, and can give rise to civil or, in extreme cases, criminal penalties.

In order to receive payment from Medicare, Medicaid and certain other government programs, healthcare providers are required to enroll in these programs by completing complex enrollment applications. Certain government programs, including Medicare and Medicaid programs, require notice or re-enrollment when certain ownership changes occur. Generally, in jurisdictions where we are required to obtain a new licensing authority, we may also be required to re-enroll in that jurisdiction’s government payer program. If the payer requires us to complete the re-enrollment process prior to submitting reimbursement requests, we may be delayed in payment, receive refund requests or be subject to recoupment for services we provide in the interim.

Compliance with these change in ownership requirements is complicated by the fact that they differ from jurisdiction to jurisdiction, and in some cases are not uniformly applied or interpreted even within the same jurisdiction. Failure to comply with these enrollment and reporting requirements could lead not only to delays in payment and refund requests, but in extreme cases could give rise to civil (including refunding of payments for services rendered) or criminal penalties in connection with prior changes in our operations and ownership structure. While we have made reasonable efforts to substantially comply with these requirements in connection with prior changes in our operations and ownership structure, and will do so in connection with this offering, the agencies that administer these programs may find that we have failed to comply in some material respects.

We could be subject to professional liability lawsuits, some of which we may not be fully insured against or reserved for.

In recent years, physicians, hospitals and other participants in the healthcare industry have become subject to an increasing number of lawsuits alleging medical malpractice and related legal theories such as negligent hiring, supervision and credentialing, and vicarious liability for acts of their employees or independent contractors. Many of these lawsuits involve large claims and substantial defense costs. Although we do not engage in the practice of medicine or provide medical services nor do we control the practice of medicine by our affiliated physicians or affiliated medical groups or the compliance with regulatory requirements applicable to the physicians and physician groups with which we contract, we have been and are involved in this type of litigation, and we may become so involved in the future. In addition, through our management of hospital departments and provision of non-physician healthcare personnel, patients who receive care from physicians or other healthcare providers affiliated with medical organizations and physician groups with whom we have a contractual relationship could sue us.

Prior to March 12, 2003, we had obtained professional liability insurance from insurance companies to cover our professional liability loss exposures. Our principal insurance policy in effect for such potential claims ended March 11, 2003. The insurance market for professional liability insurance coverage had changed significantly since our last policy renewal. Several significant insurance providers of such coverage ceased to provide such coverage and others, at the time, had announced substantial rate increases for such coverage. Because of our significant volumes of patient visits, the number of insurance carriers in the marketplace with the ability to provide coverage for our volume of business became increasingly more limited and, as a result, more costly. Effective March 12, 2003, we began insuring our professional liability risks principally through a program of self-insurance reserves and a captive insurance company arrangement. Under this program, we provide professional liability insurance to affiliated physicians and other healthcare practitioners and establish reserves, using independent actuarial estimates, for losses in respect of such insurance, as well as the professional liability losses of Team Health, Inc. and our other corporate entities. These losses are funded by our captive insurance company and, to the extent these losses exceed the coverage provided by our captive insurance company, may be funded by us. The captive insurance company is subject to insurance regulatory laws and regulations, including actuarially determined premiums and loss reserve requirements. Under our current professional liability insurance program, our exposure for claim losses under professional liability insurance policies provided to affiliated physicians and other healthcare practitioners is limited to the amounts of individual policy coverage limits but there is no limit for aggregate claim losses incurred under all insurance provided to affiliated physicians and other healthcare practitioners or for individual or aggregate professional liability losses incurred by Team Health, Inc. or other corporate entities. While our provisions for professional liability claims and expenses are determined through independent actuarial estimates, there can be no assurance that such independent actuarial estimates will not be exceeded by actual losses and related expenses in the future. Claims, regardless of their merit or outcome, may also adversely affect our reputation and ability to expand our business.

We could be liable for claims against our affiliated physicians for incidents that occurred but were not reported during periods for which claims-made insurance covered the related risk. Under generally accepted accounting principles, the cost of professional liability claims, which includes costs associated with litigating or settling claims, is accrued when the incidents that give rise to the claims occur. The accrual includes an estimate of the losses that will result from incidents, which occurred during the claims-made period, but were not reported during that period. These claims are referred to as incurred-but-not-reported claims, or IBNR. With respect to those physicians for whom we provide tail coverage for periods prior to March 12, 2003, we have acquired from a commercial insurance company tail coverage for IBNR claims. Claim losses for periods prior to March 12, 2003, may exceed the limits of available insurance coverage or reserves established by us for any losses in excess of such insurance coverage limits.

Furthermore, for those portions of our professional liability losses that are insured through commercial insurance companies, we are subject to the “credit risk” of those insurance companies. While we believe our commercial insurance company providers are currently creditworthy, such insurance companies may not remain so in the future.

The reserves that we have established in respect of our professional liability losses are subject to inherent uncertainties and if a deficiency is determined this may lead to a reduction in our net earnings.

We have established reserves for losses and related expenses, which represent estimates involving actuarial and statistical projections, at a given point in time, of our expectations of the ultimate resolution and administration of costs of losses incurred in respect of professional liability risks for the period on and after

March 12, 2003. We have also established a reserve for potential losses in excess of commercial insurance aggregate coverage limits for the period prior to March 12, 2003. Insurance reserves are inherently subject to uncertainty. Our reserves are based on historical claims, demographic factors, industry trends, severity and exposure factors and other actuarial assumptions calculated by an independent actuary firm. The independent actuary firm performs studies of projected ultimate losses at least annually. We use the actuarial estimates to establish reserves. Our reserves could be significantly affected should current and future occurrences differ from historical claim trends and expectations. While claims are monitored closely when estimating reserves, the complexity of the claims and wide range of potential outcomes often hampers timely adjustments to the assumptions used in these estimates. Actual losses and related expenses may deviate, perhaps substantially, from the reserve estimates reflected in our financial statements. If our estimated reserves are determined to be inadequate, we will be required to increase reserves at the time of such determination, which would result in a corresponding reduction in our net earnings in the period in which such deficiency is determined. See “Management’s discussion and analysis of financial condition and results of operations—Critical accounting policies and estimates—Revenue regulation—Insurance reserves” and Note 13 of our “Notes to consolidated financial statements”.

We depend on reimbursements by third-party payers, as well as payments by individuals, which could lead to delays and uncertainties in the reimbursement process.

We receive a substantial portion of our payments for healthcare services from third-party payers, including Medicare, Medicaid, private insurers, managed care organizations and hospitals. We received approximately 59% and 56% of our net revenues less provision for uncollectibles from such third-party payers during 2005 and 2004, respectively. Such amounts included approximately 25% and 24% from Medicare and Medicaid, in 2005 and 2004, respectively.

The reimbursement process is complex and can involve lengthy delays. Third-party payers continue their efforts to control expenditures for healthcare, including proposals to revise reimbursement policies. We recognize revenue when healthcare services are provided; however, there can be delays before we receive payment. In addition, third-party payers may disallow, in whole or in part, requests for reimbursement based on determinations that certain amounts are not reimbursable under plan coverage, they were for services provided that were not medically necessary, that services rendered in an emergency department did not require emergency department level care or additional supporting documentation is necessary. Retroactive adjustments may change amounts realized from third-party payers. We are subject to governmental audits of our Medicare and Medicaid reimbursement claims and may be required to repay these agencies if a finding is made that we were incorrectly reimbursed. Delays and uncertainties in the reimbursement process may adversely affect accounts receivable, increase the overall costs of collection and cause us to incur additional borrowing costs.

We also may not be paid with respect to copayments and deductibles that are the patient’s financial responsibility, or in those instances where physicians provide healthcare services to uninsured individuals. Amounts not covered by third-party payers are the obligations of individual patients for which we may not receive whole or partial payment. We may not receive whole or partial payments from uninsured individuals. As a result of government laws and regulations requiring physicians to treat patients meeting the definition of requiring emergency care regardless of their ability to pay, a substantial increase in self-pay patients could result in increased costs associated with physician services for which sufficient revenues less uncollectibles are not realized to offset such additional physician service costs. In such an event, our earnings and cash flow would be adversely affected, potentially affecting our ability to maintain our restrictive debt covenant ratios and meet our financial obligations.

In summary, the risks associated with third-party payers, copayments and deductibles and uninsured individuals and the inability to monitor and manage accounts receivable successfully could have a material adverse effect on our business, financial condition and results of operations. Furthermore, our collection policies or our provisions for allowances for Medicare, Medicaid and contractual discounts and doubtful accounts receivable may not be adequate.

We are subject to the financial risks associated with our fee-for-service contracts which could decrease our revenue, including changes in patient volume, mix of insured and uninsured patients and patients covered by government sponsored healthcare programs and third party reimbursement rates.

We derive our revenue primarily through two types of arrangements. If we have a flat fee contract with a hospital, the hospital bills and collects fees for physician services and remits a negotiated amount to us monthly. If we have a fee-for-service contract with a hospital, either we or our affiliated physicians collect the fees for physician services. Consequently, under fee-for-service contracts, we assume the financial risks related to changes in mix of insured and uninsured patients and patients covered by government sponsored healthcare programs, third party reimbursement rates and changes in patient volume. We are subject to these risks because under our fee-for-service contracts, our fees decrease if a smaller number of patients receive physician services or if the patients who do receive services do not pay their bills for services rendered or we are not fully reimbursed for services rendered. Our fee-for-service contractual arrangements also involve a credit risk related to services provided to uninsured individuals. This risk is exacerbated in the hospital emergency department physician-staffing context because federal law requires hospital emergency departments to treat all patients regardless of the severity of illness or injury. We believe that uninsured patients are more likely to seek care at hospital emergency departments because they frequently do not have a primary care physician with whom to consult. We also collect a relatively smaller portion of our fees for services rendered to uninsured patients than for services rendered to insured patients. In addition, fee-for-service contracts also have less favorable cash flow characteristics in the start-up phase than traditional flat-rate contracts due to longer collection periods. Our revenues could also be reduced if third-party payers successfully negotiate lower reimbursement rates for our physician services.

Failure to timely or accurately bill for our services could have a negative impact on our net revenues, bad debt expense and cash flow.

Billing for emergency department visits in a hospital setting and other physician-related services is complex. The practice of providing medical services in advance of payment or, in many cases, prior to assessment of ability to pay for such services, may have significant negative impact on our net revenues, bad debt expense, and cash flow. We bill numerous and varied payers, such as self-pay patients, various forms of commercial insurance companies and the Medicare and Medicaid programs. These different payers typically have differing forms of billing requirements that must be met prior to receiving payment for services rendered. Reimbursement to us is typically conditioned on our providing the proper medical necessity and diagnosis codes. Incorrect or incomplete documentation and billing information could result in non-payment for services rendered.

Additional factors that could complicate our billing include:

•	disputes between payers as to which party is responsible for payment;

•	variation in coverage for similar services among various payers;

•	the difficulty of adherence to specific compliance requirements, diagnosis coding and various other procedures mandated by responsible parties; and

•	failure to obtain proper physician credentialing and documentation in order to bill various commercial and governmental payers.

To the extent that the complexity associated with billing for our services causes delays in our cash collections, we assume the financial risk of increased carrying costs associated with the aging of our accounts receivable as well as increased potential for bad debts.

In addition, the majority of the patient visits for which we bill payers are processed in one of four regional billing centers. A disruption of services at any one of these locations could result in a delay in billing and thus cash flows to us, as well as potential additional costs to process billings in alternative settings or locations. Our billing centers in 2005 processed approximately 98% of our non-military patient visit billings using a common automated billing system. While we employ what we believe are adequate back-up alternatives in the event of a main computer site disaster, failure to execute our back-up plan successfully or timely may cause a significant disruption to our cash flows and increase temporarily our billing costs. In the event that we do not timely or accurately bill for our services, our net revenues may be subject to a significant negative impact.

A reclassification of our independent contractor physicians by tax authorities could require us to pay retroactive taxes and penalties.

As of December 31, 2005, we contracted with approximately 2,400 affiliated physicians as independent contractors to fulfill our contractual obligations to clients. Because we consider many of the physicians with whom we contract to be independent contractors, as opposed to employees, we do not withhold federal or state income or other employment related taxes, make federal or state unemployment tax or Federal Insurance Contributions Act payments, or provide workers’ compensation insurance with respect to such affiliated physicians. Our contracts with our independent contractor physicians obligate these physicians to pay these taxes. The classification of physicians as independent contractors depends on the facts and circumstances of the relationship. In the event of a determination by federal or state taxing authorities that the physicians engaged as independent contractors are employees, we may be adversely affected and subject to retroactive taxes and penalties. Under current federal tax law, a “safe harbor” from reclassification, and consequently retroactive taxes and penalties, is available if our current treatment is consistent with a long-standing practice of a significant segment of our industry and if we meet certain other requirements. If challenged, we may not prevail in demonstrating the applicability of the safe harbor to our operations. Further, interested persons have proposed in the recent past to eliminate the safe harbor and may do so again in the future.

Our practices with respect to the classification of our independent contractors have periodically been reviewed by the Internal Revenue Service with no adjustments or changes to our practices required as a result of such review. The most recent review was completed by the Internal Revenue Service in conjunction with the audit of our federal tax returns for 2000 and 2001. We cannot assure you that the tax authorities will not reclassify our independent contractor physicians as employees or require us to pay retroactive taxes and penalties, which could have a material adverse effect on us.

A significant number of our programs are concentrated in certain states, particularly Florida and Tennessee, which makes us particularly sensitive to regulatory, economic and other conditions in those states.

During the year ended December 31, 2005, Florida and Tennessee each accounted for approximately 17% of our net revenues less provisions for uncollectibles, respectively. If our programs in these states are adversely affected by changes in regulatory, economic and other conditions, our revenue and profitability may decline.

We derive a portion of our net revenues less provision for uncollectibles from services provided to the Department of Defense within the Military Health System (MHS) ($151.5 million in 2005). The MHS transitioned a portion of its healthcare starting in 2004 which has had a material impact on our revenues and profits derived from such services.

We are a provider of health care professionals that serve military personnel and their dependents in military treatment facilities nationwide. During 2004, the Department of Defense made a decision to re-contract all of its outsourced health care staffing positions. Such positions were formerly staffed through managed care organizations, which in turn subcontracted with staffing providers including us. The change made by the military was to contract directly with health care staffing providers by each branch of service. The re-contracting of such services across all branches of the military was completed on approximately November 1, 2004. Based on the results of such re-contracting, we concluded that our revenue and operating margins would be materially adversely affected and that a portion of goodwill related to our military business had been impaired. An impairment loss of $73.2 million was recorded in 2004.

Our net revenues derived from military healthcare staffing totaled approximately $151.5 million in 2005 compared to approximately $207.5 million in 2004, which reflected our staffing revenues as both a subcontractor and a direct contractor during 2004.

Our net revenues and cash flow in 2005 were affected as a result of the re-contracting process. We won through competitive bidding a number of new contracts. The staffing of new contracts requires locating, recruiting and hiring new healthcare staff, some of whom are in positions which are in significant demand in today’s workforce, such as nurses. Additionally, the billing process for our military staffing services has changed following completion of the re-contracting period. Our services are now billed directly to the respective military treatment facilities or as a subcontractor to a third-party direct contract holder who requires payment from the military prior to reimbursing us. The change in military billing practices and payment flow has caused a slow-down in the payment cycle for our military staffing services. The average days outstanding for our military staffing accounts receivable totaled 93.1 days at December 31, 2005. Prior to the start of military staffing rendered under the new contracting process, our average days outstanding for military staffing accounts receivable was 56.1 days.

Most of our contracts within the MHS have terms of one year. Under a number of these contracts, the government has the option to renew the contract each year for an additional one-year term, subject to a specified maximum number of renewal terms (anywhere from one to four renewal terms). Those contracts without any renewal option are subject to an automatic rebidding and award process at the end of the one-year term. Each contract with a renewal option will become subject to the automatic rebidding and award process upon the earlier of (i) the government electing not to exercise its annual renewal option for such contract or (ii) the expiration of the final renewal term for such contract. In addition, all contracts, including contracts with renewal options, can be terminated at any time by the government without notice. The outcome of any rebidding and award process is uncertain and there can be no assurance that we will be awarded new contracts. Our contracts with renewal options may not be so renewed and the government may exercise its rights to terminate the contracts.

In addition, we provide services within the MHS Program pursuant to subcontracting arrangements where we serve as a subcontractor to a primary contractor, generally a small business, which has entered into a direct contract with the government. Subcontracting arrangements pose unique risks to us because our ability to generate revenue under the subcontract is contingent upon the continued existence of the primary contract, which is beyond our control. If the primary contract is terminated, whether for non-performance by the primary contractor, the loss of the primary contractor’s small business status or otherwise, then our subcontract will similarly terminate.

We are subject to billing investigations by federal and state authorities.

State and federal statutes impose substantial penalties, including civil and criminal fines, exclusion from participation in government health care programs and imprisonment, on entities or individuals (including any individual corporate officers or physicians deemed responsible) that fraudulently or wrongfully bill governmental or other third-party payers for health care services. In addition, federal laws allow a private person to bring a civil action in the name of the United States government for false billing violations. We believe that additional audits, inquiries and investigations from government agencies will continue to occur from time to time in the ordinary course of our business, which could result in substantial defense costs to us and a diversion of management’s time and attention. We cannot predict whether any such pending or future audits, inquiries or investigations, or the public disclosure of such matters, will have a material adverse effect on our business, financial condition, results of operations.

We may become involved in litigation which could harm the value of our business.

In the normal course of our business, we are involved in lawsuits, claims, audits and investigations, including those arising out of services provided, personal injury claims, professional liability claims, our billing and marketing practices, employment disputes and contractual claims. The outcome of these matters could have a material adverse effect on our financial position or results of operations. We do not believe that any such claims that have been asserted are likely to have such an effect. However, we may become subject to future lawsuits, claims, audits and investigations that could result in substantial costs and divert our attention and resources. In addition, since our current growth strategy includes acquisitions, among other things, we may become exposed to legal claims for the activities of an acquired business prior to the acquisition.

Our quarterly operating results may fluctuate significantly and may cause the value of our common units to decline, which could affect our ability to raise new capital for our business.

Our quarterly operating results may vary significantly in the future depending on many factors that may include, but are not limited to, the following:

•	the overall patient demand for our healthcare services;

•	our ability to accurately receive and process on a timely basis billing related information and other demographic factors that in turn can affect our fee-for-service revenue estimates;

•	the relative proportion of revenues we derive from various services;

•	increased competition in our local markets;

•	changes in our operating expenses;

•	our ability to recruit and train new physicians in new or existing local markets;

•	changes in our business strategy; and

•	economic and political conditions, including fluctuations in interest rates and tax increases.

Our revenue could be adversely affected by a net loss of contracts.

A significant portion of our growth has historically resulted from increases in the number of patient visits and fees for services provided under existing contracts and the addition and acquisition of new contracts. Our contracts with hospitals generally have terms of three years. Our contracts with military treatment facilities are generally for one year and currently are in the form of a direct contract with a military treatment facility. Hospital contracts often include automatic renewal options under similar terms and conditions, unless either party gives notice of an intent not to renew. While most contracts are terminable by either of the parties upon notice of as little as 30 days, the average tenure of our existing hospital contracts is more than eight years. These contracts may not be renewed or, if renewed, may contain terms that are not as favorable to us as our current contracts. In most cases, the termination of a contract is principally due to either an award of the contract to another source of provider staffing or termination of the contract by us due to a lack of an acceptable profit margin. Additionally, to a much lesser extent, contracts may be terminated due to such conditions as a hospital facility closing because of facility mergers or a hospital attempting to insource the service being provided by us. Our current military contracts generally have terms of one year and in many cases have renewal options on the part of the military. Such renewal options typically are for one to four years. We may experience a net loss of contracts in the future and any such net loss may have a material adverse effect on our operating results and financial condition.

We may not accurately assess the costs we will incur under new contracts.

Our new contracts increasingly involve a competitive bidding process. When we obtain new contracts, we must accurately assess the costs we will incur in providing services in order to realize adequate profit margins and otherwise meet our financial and strategic objectives. Increasing pressures from healthcare payers to restrict or reduce reimbursement rates at a time when the costs of providing medical services continue to increase make assessing the costs associated with the pricing of new contracts, as well as maintenance of existing contracts, more difficult. In addition, integrating new contracts, particularly those in new geographic locations, could prove more costly, and could require more management time, than we anticipate. Our failure to accurately predict costs or to negotiate an adequate profit margin could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to find suitable acquisition candidates or successfully integrate completed acquisitions into our current operations in order to profitably operate our consolidated company.

A portion of our growth in net revenues has resulted from, and is expected to continue to result from, the acquisition of healthcare businesses. Our acquisition strategy could present some challenges. Some of the difficulties we could encounter include: problems identifying all service and contractual commitments of the acquired entity, evaluating the stability of the acquired entity’s hospital contracts, integrating financial and operational software, and accurately projecting physician and employee costs, and evaluating their regulatory compliance. Our acquisition strategy is also subject to the risk that, in the future, we may not be able to identify suitable acquisition candidates, obtain acceptable financing or consummate desired acquisitions, any of which could inhibit our growth. In addition, in connection with acquisitions, we may need to obtain the consent of third parties who have contracts with the entity to be acquired, such as managed care companies or hospitals contracting with the entity. We may be unable to obtain these consents. If we fail to integrate acquired operations, fail to manage the cost of providing our services or fail to price our services appropriately, our operating results may decline.

Furthermore, the diversion of management’s attention and any delays or difficulties encountered in connection with the integration of businesses we acquire could negatively impact our business and results of operations. Finally, as a result of our acquisitions of other healthcare businesses, we may be subject to the risk of unanticipated business uncertainties or legal liabilities relating to such acquired businesses for which we may not be indemnified by the sellers of the acquired businesses.

Our Sponsor controls us and may have conflicts of interest with us or you in the future.

Investment funds associated with or designated by Blackstone (the “Sponsor”) own, through Ensemble Parent LLC (“Ensemble Parent”), approximately 91.1% of our voting membership interests. Ensemble Parent has control over our decisions to enter into any corporate transaction and has the ability to prevent any transaction that requires the approval of members regardless of whether noteholders believe that any such transactions are in their own best interests. For example, Ensemble Parent could cause us to make acquisitions that increase the amount of indebtedness that is secured or that is senior to the notes offered hereby or to sell assets, which may impair our ability to make payments under the notes. In addition, Ensemble Parent is able to, subject to applicable law, elect a majority of the members of the board of representatives and control actions to be taken by us, including amendments to our organizational documents and approval of significant corporate transactions, including mergers.

Additionally, the Sponsor is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. The Sponsor may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. So long as investment funds associated with or designated by the Sponsor continue to indirectly own a significant amount of our membership interests through Ensemble Parent, even if such amount is less than 50%, the Sponsor will continue to be able to strongly influence or effectively control our decisions.

We may be required to seek additional financing to meet our future capital needs, which we may not be able to secure on favorable terms, or at all.

Continued expansion of our business may require additional capital. In the future, it is possible that we will be required to raise additional funds through public or private financings, collaborative relationships or other arrangements. We cannot assure you that this additional funding, if needed, will be available on terms attractive to us, if at all. Furthermore, any additional debt financing, if available, may involve restrictive covenants that could affect our ability to raise additional capital or operate our business. Our failure to raise capital when needed could harm our competitive position, business, financial condition and results of operations.

If we fail to implement our business strategy, our business, financial condition and results of operations could be materially and adversely affected.

Our future financial performance and success are dependent in large part upon our ability to implement our business strategy successfully. Our business strategy envisions several initiatives, including increasing revenue from existing customers, capitalizing on outsourcing opportunities to win new contracts, focusing on risk management and pursuing selected acquisitions. We may not be able to implement our business strategy successfully or achieve the anticipated benefits of our business plan. If we are unable to do so, our long-term growth and profitability may be adversely affected. Even if we are able to implement some or all of the initiatives of our business plan successfully, our operating results may not improve to the extent we anticipate, or at all.

Our success depends on our ability to manage growth effectively.

Even if we are successful in obtaining new business, failure to manage our growth could adversely affect our financial condition. We may experience extended periods of very rapid growth. If we are not able to manage our growth effectively, our business and financial condition could materially suffer. Our growth may significantly strain our managerial, operational and financial resources and systems. To manage our growth effectively, we will have to continue to implement and improve our operational, financial and management controls, reporting systems and procedures. In addition, we must effectively expand, train and manage our employees. We will be unable to manage our businesses effectively if we are unable to alleviate the strain on resources caused by growth in a timely and successful manner. We may not be able to manage our growth and a failure to do so could have a material adverse effect on our business.

We may not be able to successfully recruit and retain qualified physicians and nurses to serve as our independent contractors or employees.

Our affiliated medical groups provide facility-based services in virtually all types of settings. These include urban and suburban hospitals as well as rural and remote facilities. Our ability to recruit and retain affiliated physicians and qualified personnel for such settings can significantly affect our performance at such facilities. Certain of these locations present difficulties in recruiting providers due to limits on compensation, facility and equipment availability, reduced back-up by other specialists and personal and family lifestyle preferences. In addition, a number of our client hospitals increasingly demand a greater degree of specialized skills, training and experience in the physicians who staff their contracts. This decreases the number of physicians who are qualified to staff potential and existing contracts.

Our core competencies include recruiting physicians and other providers to all types of settings. Our staff includes approximately 86 recruiters who work solely for us to fill the vacancies that occur via attrition and new contract sales. We utilize a proprietary IT application, populated with data purchased from various provider professional societies, to contact, recruit and employ or contract with providers as they are needed.

In general, recruiting physicians to staff contracts in regions of the country for economically disadvantaged hospitals may be challenging. Occasionally, the recruiting of providers may not occur quickly enough to fill all openings with permanent staff. In these situations, clinical shifts are often filled temporarily by existing employees or independent contractors from other areas of our company, including by our regional management. If such assistance is not available for any reason, we utilize staffing from our internal locums tenens, or temporary position, company to fill the staffing need until a permanent candidate is identified. Finally, if the aforementioned alternatives are unsuccessful, we contract with one of the many third-party locums tenens companies that exist to provide these services to healthcare facilities or companies such as ours.

We compete with other entities to recruit and retain qualified physicians and other healthcare professionals to deliver clinical services. Our future success depends on our continued ability to recruit and retain competent physicians to serve as our employees or independent contractors. We may not be able to continue to attract and retain sufficient numbers of competent physicians and other healthcare professionals to continue to expand our operations. In recent years there has been a shortage of radiologists. The impact of this shortage has increased staffing opportunities for such physicians. We have responded to this shortage in ways other than our traditional fee-for-service contracting arrangements. We first have experienced increased staffing opportunities for radiologists through our locums tenens business.

The type of professional staffing services provided to military treatment facilities in 2005 has changed significantly as a result of a re-contracting process initiated by the Department of Defense in 2004. The mix of professional services rendered within our military staffing business has changed to an increasing percentage of such services being provided in the area of nurse staffing. There is a generally recognized shortage of practicing nurses within the country. These shortages present challenges to us in terms of recruiting for such contracted positions overall and recruiting for such positions on a timely basis to meet our contractual obligations. In situations where we are unable to recruit nurses on a timely basis, our net revenues will be adversely affected as a result.

Our ability to attract and retain physicians and providers depends on several factors, including our ability to provide competitive benefits and wages. If we do not increase benefits and wages in response to increases by our competitors, we could face difficulties attracting and retaining qualified healthcare personnel. In addition, if we raise wages in response to our competitors’ wage increases and are unable to pass such increases on to our clients, our margins could decline. We may not be successful in any of these areas.

Our non-competition contractual arrangements with affiliated physicians and professional corporations may be successfully challenged in certain states as unenforceable. We have contracts with physicians in many states. State laws governing non-compete agreements vary from state to state. Some states are reluctant to strictly enforce non-compete agreements with physicians. In such event, we would be unable to prevent former affiliated physicians and professional corporations from competing with us, potentially resulting in the loss of some of our hospital contracts and other business. Accordingly, we may not be able on an ongoing basis to successfully recruit and retain qualified physicians and nurses to serve as our independent contractors or employees, and any failure to recruit and retain such individuals could have a material adverse effect on us.

The high level of competition in our industry could adversely affect our contract and revenue base.

The provision of outsourced physician staffing and administrative services to hospitals and clinics is characterized by a high degree of competition. Competition for outsourced physician and other healthcare staffing and administrative service contracts is based primarily on:

•	the ability to improve department productivity and patient satisfaction while reducing overall costs;

•	the breadth of staffing and management services offered;

•	the ability to recruit and retain qualified physicians, technicians and nurses;

•	billing and reimbursement expertise;

•	a reputation for compliance with state and federal regulations; and

•	financial stability, demonstrating an ability to pay providers in a timely manner and provide professional liability insurance.

Such competition could adversely affect our ability to obtain new contracts, retain existing contracts and increase our profit margins. We compete with national, regional and local enterprises. In addition, some of these firms may have greater access than we do to physicians and potential clients. All of these competitors provide healthcare services that are similar in scope to the services we provide. Although we and our competitors operate on a national or regional basis, the majority of the targeted hospital community for our services engages local physician provider practice groups to provide services similar to the services we provide. We therefore also compete against local physician groups and self-operated hospital emergency departments for satisfying staffing and scheduling needs.

The military has changed its approach under its TRICARE Program toward providing most of its outsourced healthcare staffing needs through direct provider contracting on a competitive bid basis. As a result, competition for such outsourced military staffing contracts may be affected by such factors as:

•	the lowest bid price;

•	the ability to meet technical government bid specifications;

•	the ability to recruit and retain qualified health care providers; and

•	restrictions on the ability to competitively bid based on restrictive government bid lists or bid specifications designed to award government contracts to targeted business ownership forms, such as those determined to meet small business or minority ownership qualifications.

While we believe our significant experience and demonstrated ability to recruit high quality healthcare professionals to meet the military’s needs provides certain attractive advantages to the use of our services, such services and quality screening considerations may not result in the lowest competitive bid price and thus a failure to win contracts where the decision is based strictly on pricing considerations.

Our business depends on numerous complex information systems, some of which are licensed from third parties, and any failure to successfully maintain these systems or implement new systems could materially harm our operations.

Our business depends on complex, integrated information systems and standardized procedures for operational and financial and billing operations. We may not be able to enhance existing information systems or implement new information systems where necessary. Additionally, we license certain of our information systems, and these licenses may be terminated, or may no longer be available at all or on terms that are acceptable to us. Furthermore, we may experience unanticipated delays, complications and expenses in implementing, integrating and operating our systems. In addition, our information systems may require modifications, improvements or replacements that may require substantial expenditures and may require interruptions in operations during periods of implementation. Implementation of these systems is further subject to the availability of information technology and skilled personnel to assist us in creating and implementing the systems.

There are evolving standards in the health care industry relating to electronic medical records and e-prescribing. HHS recently issued final regulations to support electronic prescriptions for Medicare. On October 11, 2005, OIG issued a proposed safe harbor to the Anti-Kickback Statute for certain e-prescribing arrangements, and CMS concurrently issued companion proposed exceptions to the federal physician self-referral statute (the “Stark Law”) for certain e-prescribing and electronic medical record arrangements. Depending on the outcome of this regulatory activity, we could be required to make significant expenditures to facilitate connectivity to hospital systems or otherwise develop e-prescribing and electronic medical record capabilities. The failure to successfully implement and maintain operational, financial and billing information systems could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to protect our proprietary technology and services, which form the basis of our complex information systems, our business could be adversely affected.

Our success depends in part on our ability to protect our proprietary technology and services. To do so, we rely upon a combination of trade secret, copyright, trade and service mark, and patent law, as well as confidentiality and other contractual restrictions. These legal means, however, afford only limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. Despite our efforts to protect our proprietary technology and services, unauthorized persons may be able to copy, reverse engineer or otherwise use some of our technology or services. It is also possible that others will develop and market similar or better technology or services to compete with us. For these reasons, we may have difficulty protecting our proprietary technology and services. Any of these events could have a material adverse effect on our business. Furthermore, litigation may be necessary to protect our proprietary technology and services, which is often costly, time-consuming and a diversion of management’s attention from our business.

Loss of key personnel and/or failure to attract and retain highly qualified personnel could make it more difficult for us to generate cash flow from operations and service our debt.

Our success depends to a significant extent on the continued services of our core senior management team of H. Lynn Massingale, M.D., Chief Executive Officer and Representative; Greg Roth, President and Chief Operating Officer; Robert C. Joyner, Executive Vice President, General Counsel; David Jones, Chief Financial Officer; Stephen Sherlin, Chief Compliance Officer; Jonathan Grimes, President, Emergency and Hospital Medicine; Gar LaSalle, M.D., Chief Medical Officer and Joseph Carmen, President, Billing Operations as well as the leaders of major components of our company. If one or more of these individuals were unable or unwilling to continue in his present position, our business would be disrupted and we might not be able to find replacements on a timely basis or with the same level of skill and experience. Finding and hiring any such replacements could be costly and might require us to grant significant incentive compensation, which could adversely impact our financial results.

As a result of this exchange offer, we will be exposed to risks relating to the evaluation of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act and increased costs associated with corporate governance compliance.

The Sarbanes-Oxley Act of 2002 will require changes in some of our corporate governance and compliance practices. We are in the process of evaluating, testing and implementing internal controls over financial reporting to enable management to report on, and our independent registered public accounting firm to attest to, such internal controls as required by Section 404 of the Sarbanes-Oxley Act. While we anticipate being compliant with the requirements of Section 404 by our December 31, 2007 deadline, we cannot be certain as to the timing of the completion of our evaluation, testing and remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, we may be subject to investigation and sanctions by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal controls and hiring additional personnel. Any such actions could negatively affect our results of operations.

We may incur substantial costs defending our interpretations of federal and state government regulations and if we lose, the government could force us to restructure and subject us to fines, monetary penalties and exclusion from participation in government-sponsored programs such as Medicare and Medicaid.

Our operations and arrangements with healthcare providers are subject to extensive federal and state government regulation, including numerous laws directed at payment for services, conduct of operations, preventing fraud and abuse, laws prohibiting general business corporations, such as us, from practicing medicine, controlling physicians’ medical decisions or engaging in some practices such as splitting fees with physicians, and laws regulating billing and collection of reimbursement from governmental programs, such as the Medicare and Medicaid programs and from private payers. Of particular importance are:

•

provisions of the Omnibus Budget Reconciliation Act of 1993, commonly referred to as Stark II, that, subject to limited exceptions, prohibit physicians from referring Medicare or Medicaid patients to an entity for the provision of certain “designated health services” if the physician or a member of such physician’s immediate family has a direct or indirect financial relationship (including an ownership interest or a compensation arrangement) with the entity, and prohibit the entity from billing Medicare or Medicaid for such “designated health services;”

•	provisions of the Social Security Act, commonly referred to as the “anti-kickback statute,” that prohibit the knowing and willful offer, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration for referring an individual, in return for ordering, leasing, purchasing or recommending or arranging for or to induce the referral of an individual or the ordering, purchasing or leasing of items or services covered, in whole or in part, by any federal healthcare program, such as Medicare and Medicaid;

•	provisions of the Health Insurance Portability and Accountability Act of 1996, or HIPAA, and related rules that prohibit knowingly and willfully executing a scheme or artifice to defraud any healthcare benefit program or falsifying, concealing or covering up a material fact or making any material false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items, or services;

•	the federal False Claims Act that imposes civil and criminal liability on individuals or entities that submit false or fraudulent claims for payment to the government, including qui tam or whistleblower suits;

•	reassignment of payment rules that prohibit certain types of billing and collection practices in connection with claims payable by the Medicare, Medicaid or TRICARE programs;

•	similar state law provisions pertaining to anti-kickback, self-referral and false claims issues;

•	state laws that prohibit general business corporations, such as us, from practicing medicine, controlling physicians’ medical decisions or engaging in some practices such as splitting fees with physicians;

•	laws that regulate debt collection practices as applied to our internal collection agency and debt collection practices;

•	federal laws such as the Emergency Medical Treatment and Active Labor Act of 1986 (“EMTALA”) that require the hospital and emergency department or urgent care center physicians to provide care to any patient presenting to the emergency department or urgent care center in an emergent condition regardless of the patient’s ability to pay, and similar state laws;

•	state and federal statutes and regulations that govern workplace health and safety;

•	a provision of the Social Security Act that imposes criminal penalties on healthcare providers who fail to disclose or refund known overpayments;

•	federal and state laws that prohibit providers from billing and receiving payment from Medicare and Medicaid for service unless the services are medically necessary, adequately and accurately documented, and billed using codes that accurately reflect the type and level of services rendered;

•	federal and state laws and policies that require healthcare providers to maintain licensure, certification or accreditation to enroll in the Medicare and Medicaid programs, to report certain changes in their operations to the agencies that administer these programs and, in some cases, to re-enroll in these programs when changes in direct or indirect ownership occur; and

•	federal and state laws pertaining to the provision of services by nurse practitioners and physician assistants in the emergency department and urgent care settings, physician supervision of those services, and reimbursement requirements that may be dependent on the manner in which the services are provided and documented and relationships between physician supervisors and nurse practitioners and physician assistants.

Each of the above may have related rules and regulations which are subject to interpretation and may not provide definitive guidance as to the application of those laws, rules or regulations to our operations, including our arrangements with hospitals, physicians and professional corporations. See “Business—Regulatory matters.”

We have structured our operations and arrangements with third parties in an attempt to comply with these laws, rules and regulations based upon what we believe are reasonable and defensible interpretations of these laws, rules and regulations. However, the government may successfully challenge our interpretation as to the applicability of these laws, rules and regulations as they relate to our operations and arrangements with third parties.

In the ordinary course of our business and like others in the healthcare industry, we receive requests for information from government agencies in connection with their regulatory or investigational authority. We review such requests and notices and take appropriate action. We have been subject to certain requests for information in the past and could be subject to such requests for information in the future. Any such request could result in government investigation which could, in turn, result in significant penalties, as well as adverse publicity. The results of any current or future investigation or action could have a material adverse effect on us.

With respect to state laws relating to the practice of medicine by general business corporations and to fee splitting, while we seek to comply substantially with existing applicable laws, state officials who administer these laws or other third parties may successfully challenge our existing organization and our contractual arrangements, including noncompetition agreements with physicians, professional corporations and hospitals as unenforceable or as constituting the unlicensed practice of medicine or prohibited fee-splitting.

A professional corporation or hospital may seek to terminate an agreement with us on the basis that the arrangement violates the applicable state laws prohibiting the corporate practice of medicine or any other basis, and governmental authorities in those states may seek termination of these arrangements on the same basis. If any state governmental authority, hospital, or professional corporation with which we have a practice management agreement were to succeed in such a termination, our business could be materially harmed.

If federal or state government officials challenge our operations or arrangements with third parties that we have structured based upon our interpretation of these laws, rules and regulations, the challenge could potentially disrupt our business operations and we may incur substantial defense costs, even if we successfully defend our interpretation of these laws, rules and regulations.

In the event regulatory action were to limit or prohibit us from carrying on our business as we presently conduct it or from expanding our operations to certain jurisdictions, we may need to make structural and organizational modifications of our company and/or our contractual arrangements with physicians, professional corporations and hospitals. Our operating costs could increase significantly as a result. We could also lose contracts or our revenues could decrease under existing contracts as a result of a restructuring. Moreover, our financing agreements may also prohibit modifications to our current structure and consequently require us to obtain the consent of the holders of such indebtedness or require the refinancing of such indebtedness. Any restructuring would also negatively impact our operations because our management’s time and attention would be diverted from running our business in the ordinary course.

Federal and state laws are broadly worded and may be interpreted or applied by prosecutorial, regulatory or judicial authorities in ways that we cannot predict. Accordingly, our arrangements and business practices may be the subject of government scrutiny or be found to violate applicable laws.

Our use and disclosure of patient information is subject to privacy regulations.

Numerous state, federal and international laws and regulations govern the collection, dissemination, use, privacy, confidentiality, security, availability and integrity of patient health information (“patient information”), including HIPAA. In the provision of services to our customers, we may collect, use, maintain and transmit patient information in ways that are subject to many of these laws and regulations. The three rules that were promulgated pursuant to HIPAA that could most significantly affect our business are the Standards for Electronic Transactions, or Transactions Rule; the Standards for Privacy of Individually Identifiable Health Information, or

Privacy Rule; and the Security Standards for the Protection of Electronic Protected Health Information, or Security Rule. The respective compliance dates for these rules for most entities were October 16, 2003, April 14, 2003 and April 21, 2005. In addition, the Standard for Unique Health Identifiers for Health Care Providers, or National Provider Identifier Rule, which is effective May 23, 2007, could affect our business. HIPAA applies to covered entities, which include our professional corporations and lay corporations that employ physicians to furnish professional medical services, and most healthcare facilities and health plans that contract with us for the use of our protocols and our services. Other federal and state laws restricting the use and protecting the privacy of patient information also apply to us directly by law or indirectly through contractual obligations to our customers which are directly subject to the laws.

The Transactions Rule establishes format and data content standards for eight of the most common healthcare transactions. When we perform billing and collection services on behalf of our customers, we may be engaging in one or more of these standard transactions and are required to conduct those transactions in compliance with the required standards. The Privacy Rule restricts the use and disclosure of patient information, requires entities to safeguard that information and to provide certain rights to individuals with respect to that information. The Security Rule establishes elaborate requirements for safeguarding patient information transmitted or stored electronically. The Privacy Rule and Security Rule require the development and implementation of detailed policies, procedures, contracts and forms to assure compliance. We have implemented such compliance measures and made, and may be required to make, additional costly system purchases and modifications to comply with evolving HIPAA rules and our failure to comply may result in liability and adversely affect our business.

The National Provider Identifier Rule establishes the standard for a unique health identifier for health care providers for use in the health care system along with implementation specifications for obtaining and using the identifier. In general, this rule requires a covered health care provider and any subpart of the covered entity that would be a covered health care provider if it were a separate legal entity, to apply for a provider identifier and use it in the standard transactions.

The HIPAA rules also require covered entities to contractually obligate certain of their contractors who may receive protected health information during the course of rendering services on behalf of that entity, to abide by certain burdensome business associate contract requirements. We enter into these contracts as business associates of our customers who contract for the use of our protocols and services and with vendors who perform services on our behalf.

Federal and state consumer laws are being applied increasingly by the Federal Trade Commission, or FTC, and state attorneys general to regulate the collection, use and disclosure of personal or patient information, through web sites or otherwise, and to regulate the presentation of web site content. Courts may also adopt the standards for fair information practices promulgated by the FTC, which concern consumer notice, choice, security and access.

Numerous other federal and state laws protect the confidentiality, privacy, availability, integrity and security of patient information. These laws in many cases are more restrictive than, and not preempted by, the HIPAA rules and may be subject to varying interpretations by courts and government agencies, creating complex compliance issues for us and our customers and potentially exposing us to additional expense, adverse publicity and liability. We may not remain in compliance with diverse privacy requirements in all of the jurisdictions in which we do business.

New health information standards, whether implemented pursuant to HIPAA, congressional action or otherwise, could have a significant effect on the manner in which we must handle healthcare related data, and the cost of complying with standards could be significant. If we do not properly comply with existing or new laws and regulations related to patient health information we could be subject to criminal or civil sanctions. See “Business—Regulatory matters.”

If we fail to comply with the federal anti-kickback statute, we could be subject to criminal and civil penalties, loss of licenses and exclusion from the Medicare and Medicaid and other federal and state healthcare programs, which could have a material adverse effect on our business, financial condition and results of operations.

A provision of the Social Security Act, commonly referred to as the federal anti-kickback statute, prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for referring, ordering, leasing, purchasing or arranging for or recommending the ordering, purchasing or leasing of items or services payable by the Medicare and Medicaid programs or any other federally funded healthcare program. The federal anti-kickback statute is very broad in scope, and many of its provisions have not been uniformly or definitively interpreted by courts or regulations.

In the operation of our business, we pay various healthcare providers or other referral sources for items or services they provide to us, and healthcare providers or other referral sources pay us for items or services we provide to them. In addition, we have non-financial relationships with referral sources. All of our financial relationships with healthcare providers and other referral sources, and with referral recipients (such as service agreements, equipment leases, space leases, etc.) potentially implicate the federal anti-kickback law to the extent Medicare, Medicaid or any other federal or state healthcare program pays for the item or service that is referred by or to those parties, and some of our non-financial relationships may implicate the federal anti-kickback law. In addition, most of the states in which we operate also have adopted laws similar to the federal anti-kickback law, although some of them are broader and apply regardless of the source of payment for the item or service provided.

Violations of the federal anti-kickback law and similar state laws may result in significant fines, imprisonment and exclusion from the Medicare, Medicaid and other federal or state healthcare programs. Such fines and exclusion could have a material adverse effect on our business, financial condition and results of operations. While we believe that our arrangements with healthcare providers and other referral sources and recipients fall within applicable safe harbors or otherwise do not violate the law, there can be no assurance that federal or state regulatory authorities will not challenge these arrangements under anti-kickback laws. See “Business—Regulatory matters.”

If future regulation forces us to restructure our operations, including our arrangements with physicians, professional corporations, hospitals and other facilities, we may incur additional costs, lose contracts and suffer a reduction in revenue under existing contracts and we may need to refinance our debt or obtain debt holder consent.

Legislators have introduced and may introduce in the future numerous proposals to the United States Congress and state legislatures relating to healthcare reform in response to various healthcare issues. We do not know the ultimate content, timing or effect of any healthcare reform legislation, nor is it possible at this time to estimate the impact of potential legislation. Further, although we exercise care in structuring our arrangements with physicians, professional corporations, hospitals and other facilities to comply in all significant respects with applicable law: (1) government officials charged with responsibility for enforcing those laws may assert that we, or arrangements into which we have entered, violate those laws or (2) governmental entities or courts may not ultimately interpret those laws in a manner consistent with our interpretation.

The continual flux of healthcare rules and regulations at the federal, state and local levels could impact the future of our relationships with the hospitals and physicians with whom we contract. In addition to the regulations referred to above, aspects of our operations are also subject to state and federal statutes and regulations governing workplace health and safety and, to a small extent, the disposal of medical waste.

Changes in ethical guidelines and operating standards of professional and trade associations and private accreditation commissions such as the American Medical Association and the Joint Commission on Accreditation of Healthcare Organizations may also affect our operations.

Accordingly, changes in existing laws and regulations, adverse judicial or administrative interpretations of these laws and regulations or enactment of new legislation could force us to restructure our relationships with physicians, professional corporations, hospitals and other facilities. This could cause our operating costs to increase significantly. A restructuring could also result in a loss of contracts or a reduction in revenues under existing contracts. Moreover, if these laws require us to modify our structure and organization to comply with these laws, our financing agreements may prohibit such modifications and require us to obtain the consent of the holders of such indebtedness or require the refinancing of such indebtedness.

If we fail to comply with physician self-referral laws as they are currently interpreted or may be interpreted in the future, or if other legislative restrictions are issued, we could incur a significant loss of reimbursement revenue and be subject to significant monetary penalties, which could have a material adverse effect on our business, financial condition and results of operations.

We are subject to federal and state laws and regulations that limit the circumstances under which physicians who have a financial relationship with entities that furnish certain specified healthcare services may refer to such entities for the provision of such services, including on the federal level inpatient and outpatient hospital services, clinical laboratory services, home health services, physical therapy services, occupational and physical therapy services, radiology and other imaging services and certain other diagnostic services. These laws and regulations also prohibit such entities from billing for services provided in violation of the laws and regulations.

We have financial relationships with physicians and hospitals in the form of compensation arrangements for services rendered. In addition, we have financial relationships with physicians to the extent they own an equity interest in us. While we believe our compensation arrangements with physicians and hospitals are in material compliance with applicable laws and regulations, government authorities might take a contrary position or prohibited referrals may occur. Further, because we cannot be certain that we will have knowledge of all physicians who may hold an indirect ownership interest, we also cannot be certain that referrals from any such physicians will not cause us to violate these laws and regulations.

Violation of these laws and regulations may result in prohibition of payment for services rendered, significant fines and penalties, and exclusion from the Medicare, Medicaid and other federal and state healthcare programs, any of which could have a material adverse effect on our business, financial condition and results of operations. In addition, expansion of our operations to new jurisdictions, new interpretations of laws in our existing jurisdictions or new physician self-referral laws, could require structural and organizational modifications of our relationships with physicians to comply with those jurisdictions’ laws. Such structural and organizational modifications could result in lower profitability and failure to achieve our growth objectives. See “Business—Regulatory matters.”

We could experience a loss of contracts with our physicians or be required to sever relationships with our affiliated professional corporations in order to comply with antitrust laws.

Our contracts with physicians include contracts with physicians organized as separate legal professional entities (e.g. professional medical corporations) and as individuals. As such, the antitrust laws deem each such physician/practice to be separate, both from us and from each other and, accordingly, each such physician/practice is subject to a wide range of laws that prohibit anti-competitive conduct among separate legal entities or individuals. A review or action by regulatory authorities or the courts, which is negative in nature as to the relationship between us and the physicians/practices we contract with, could force us to terminate our contractual relationships with physicians and affiliated professional corporations. Since we derive a significant portion of our revenues from these relationships, our revenues could substantially decrease. Moreover, if any review or action by regulatory authorities required us to modify our structure and organization to comply with such action or review, our debt covenants may not permit such modifications, thereby requiring us to obtain the consent of the holders of such indebtedness or requiring the refinancing of such indebtedness.

Risks related to our indebtedness

Our substantial indebtedness could adversely affect our financial condition, our ability to operate our business, react to changes in the economy or industry, pay our debts and meet our obligations under the notes and could divert our cash flow from operations for debt payments.

We have a significant amount of indebtedness. At March 31, 2006, our total indebtedness was approximately $638.9 million, excluding $125.0 million of availability under our new senior secured revolving credit facility (before being reduced by $6.6 million in undrawn outstanding letters of credit). A 0.25% increase in the expected rate of interest under our new senior secured credit facilities would increase our annual interest expense by approximately $1.1 million. In addition, subject to restrictions in the indenture governing our notes and the credit agreement governing our new senior secured credit facilities, we may incur additional debt.

Our substantial debt could have important consequences to you, including the following:

•	it may be difficult for us to satisfy our obligations, including debt service requirements under our outstanding debt and the notes;

•	our ability to obtain additional financing for working capital, capital expenditures, debt service requirements or other general corporate purposes may be impaired;

•	requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures, future business opportunities and other purposes;

•	we are more vulnerable to economic downturns and adverse industry conditions and our flexibility to plan for, or react to, changes in our business or industry is more limited;

•	our ability to capitalize on business opportunities and to react to competitive pressures, as compared to our competitors, may be compromised due to our high level of debt;

•	our ability to borrow additional funds or to refinance debt may be limited; and

•	it may cause potential or existing customers or physicians to not contract with us due to concerns over our ability to meet our financial obligations, such as payment of physicians or insuring against our professional liability risks, under such contracts.

Furthermore, all of our debt under our new senior secured credit facilities bears interest at variable rates. If these rates were to increase significantly, our ability to borrow additional funds may be reduced and the risks related to our substantial debt would intensify.

Servicing our debt will require a significant amount of cash. Our ability to generate sufficient cash depends on numerous factors beyond our control, and we may be unable to generate sufficient cash flow to service our debt obligations.

Our business may not generate sufficient cash flow from operating activities to service our debt obligations. Our ability to make payments on and to refinance our debt and to fund planned capital expenditures will depend on our ability to generate cash in the future. To some extent, this is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Lower net revenues, or higher provision for uncollectibles, generally will reduce our cash flow.

If we are unable to generate sufficient cash flow to service our debt, including the notes, and meet our other commitments, we may need to refinance all or a portion of our debt, sell material assets or operations or raise additional debt or equity capital. We may not be able to effect any of these actions on a timely basis, on commercially reasonable terms or at all, and these actions may not be sufficient to meet our capital requirements. In addition, the terms of our existing or future debt agreements may restrict us from effecting any of these alternatives.

Restrictive covenants in our new senior secured credit facilities and the indenture governing our notes may restrict our ability to pursue our business strategies, and failure to comply with any of these restrictions could result in acceleration of our debt.

The operating and financial restrictions and covenants in our new senior secured credit facilities and the indenture governing the notes may adversely affect our ability to finance future operations or capital needs or to engage in other business activities. The new senior secured credit facilities and/or the indenture governing our notes limit our ability, among other things, to:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make distributions in respect of our membership units or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with our affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

In addition, the new senior secured credit facilities will require us to maintain certain financial ratios and satisfy other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we may not be able to meet those ratios and tests. A breach of any of these covenants could result in a default under the new senior secured credit facilities. Upon the occurrence of an event of default under the new senior secured credit agreement, the lenders could elect to declare all amounts outstanding under the senior secured credit agreement to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders under the new senior secured credit agreement could proceed against the collateral granted to them to secure that indebtedness. We have pledged a significant portion of our assets as collateral under the new senior secured credit agreement. Our future operating results may not be sufficient to enable compliance with the covenants in the new senior secured credit agreement, the indenture governing the notes or any other indebtedness and we may not have sufficient assets to repay the new senior secured credit agreement as well as our unsecured indebtedness, including the notes. In addition, in the event of an acceleration, we may not have or be able to obtain sufficient funds to make any accelerated payments, including those under the notes. See “Description of other indebtedness” and “Description of notes.”

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the agreements governing our debt instruments contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. If we incur additional debt above the levels currently in effect, the risks associated with our leverage, including those described above, would increase. The new senior secured revolving credit facility provides aggregate availability of up to $125.0 million, none of which is currently drawn (and excluding $6.6 million in undrawn outstanding letters of credit).

A decline in our operating results or available cash could cause us to experience difficulties in complying with covenants contained in more than one agreement, which could result in our bankruptcy or liquidation.

If we were to sustain a decline in our operating results or available cash, we could experience difficulties in complying with the covenants contained in the indenture or the new senior secured credit agreement. For example, the loss of a significant portion of our existing staffing business that is subject to the TRICARE re-bidding process or a failure to mitigate such loss by winning new business as it is submitted for bid to the military may cause us difficulty in complying with such covenants. The failure to comply with such covenants could result in an event of default under either of these agreements and by reason of cross-acceleration or cross-default provisions, the notes and any other indebtedness may then become immediately due and payable. In addition, should an event of default occur, the lenders under our new senior secured credit agreement could elect to terminate their commitments thereunder, cease making to make loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our new senior secured credit agreement to avoid being in default. If we breach our covenants under our new senior secured credit agreement and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our new senior secured credit agreement, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

Risks related to the notes

Your right to receive payments on the outstanding notes are, and payments on the exchange notes will be, junior to the borrowings under our new senior secured credit facilities, and all of our future senior indebtedness. In addition, the guarantees of the outstanding notes are, and guarantees of the exchange notes will be, junior to the guarantors’ senior indebtedness.

The outstanding notes rank, and the exchange notes will rank, behind all of the Issuer’s and the Co-Issuer’s existing indebtedness, including borrowings under our new senior secured credit facilities, and the Issuers’ future senior indebtedness, and the guarantees of the outstanding notes rank, and guarantees of the exchange notes will rank, behind any guarantor’s existing and future senior indebtedness, including guarantees of borrowings under our new senior secured credit facilities except, in each case, any indebtedness that expressly provides that it ranks equal with, or is subordinated in right of payment to, the notes or the guarantees of the notes, as applicable. As a result, upon any distribution to the Issuers’ creditors or the creditors of any guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to the Issuers or any guarantors or their respective property, the holders of the Issuer’s and the Co-Issuer’s senior indebtedness and the senior indebtedness of any guarantors will be entitled to be paid in full in cash before any payment may be made with respect to the notes or any guarantees of the notes.

In addition, all payments on the notes and any guarantees of the notes will be blocked in the event of a payment default on senior indebtedness and may be blocked for up to 179 consecutive days in the event of certain non-payment defaults on senior indebtedness.

In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to the Issuers or any guarantors, holders of the notes will participate with trade creditors and all other holders of the Issuer’s, the Co-Issuer’s and any guarantor’s senior subordinated indebtedness in the assets remaining after the Issuer, Co-Issuer and any guarantors have paid all of their respective senior indebtedness. However, because the indenture governing the notes requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior indebtedness instead, holders of the notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, the Issuers and the guarantors may not have sufficient funds to pay all of our creditors and holders of notes may received less, ratably, than the holders of senior indebtedness.

At March 31, 2006, the notes were subordinated to $423.9 million of senior indebtedness and $125.0 million was available for borrowing as additional senior indebtedness under our new senior secured revolving credit facility (excluding $6.6 million of undrawn outstanding letters of credit). We will be permitted to borrow substantial additional indebtedness, including senior indebtedness, in the future under the terms of the indenture governing the notes.

Your right to receive payments on the notes is effectively subordinated to the rights of our existing and future secured creditors. In addition, the guarantees of the notes will be effectively subordinated to the guarantors’ secured indebtedness.

Holders of the secured indebtedness of the Issuer and Co-Issuer and the secured indebtedness of any guarantors will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing that other indebtedness. Notably, our new senior secured credit facilities will be secured by liens on substantially all of our assets, including any assets of Health Finance Corporation and Team Health, Inc. and the assets of our existing and future domestic subsidiaries. The notes and the guarantees will be effectively subordinated to all such secured indebtedness to the extent of the value of the collateral securing such indebtedness. In the event of any distribution or payment of assets of the Issuer, Co-Issuer or guarantors in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have a prior claim to the assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured indebtedness.

At March 31, 2006, the aggregate amount of our secured indebtedness was $423.9 million and 125.0 million was available for additional borrowing under our new senior secured revolving credit facility (excluding $6.6 million of undrawn outstanding letters of credit). We and the guarantors will be permitted to borrow significant additional indebtedness, including secured indebtedness, in the future under the terms of the indenture and our new senior secured credit facilities. See “Description of notes—Certain covenants.”

The lenders under the new senior secured credit facilities will have the discretion to release the guarantors under the new senior secured credit agreement in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the notes.

While any obligations under the new senior secured credit facilities remain outstanding, the lenders under the new senior secured credit facilities may release any of the guarantors from their guarantee of the new senior secured credit facilities. If a guarantor is released under the new senior secured credit facilities, the guarantor will automatically be released from its guarantee of the notes without action by, or consent of, any holder of the notes or the trustee under the indenture governing the notes offered hereby. See “Description of notes.” The lenders under the new senior secured credit facilities will have the discretion to release the guarantees under the new senior secured credit facilities in a variety of circumstances. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of noteholders.

Repayment of our debt, including the notes, is dependent on cash flow generated by our subsidiaries.

The Issuer is a holding company and the Co-Issuer is a corporate co-issuer entity with no operations. Immediately after the consummation of the Transactions, all of our operating assets will be owned by subsidiaries of the Issuer. Repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our subsidiaries may not be able to, or be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indenture governing the notes limits the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

Federal and state statutes allow courts, under specific circumstances, to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require note holders to return payments received from the Issuers or the guarantors.

The issuance of the notes by the Issuers and the guarantees by the guarantors may be subject to review under state and federal laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, our unpaid creditors or the unpaid creditors of either Issuer or a guarantor. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a court may void or otherwise decline to enforce the notes or a guarantor’s guarantee, or subordinate the notes or such guarantee to the applicable Issuer’s or guarantor’s existing and future indebtedness. While the relevant laws may vary from state to state, a court might do so if it found that when the Issuers issued the notes or the applicable guarantor entered into its guarantee or, in some states, when payments became due under the notes or such guarantee, the applicable Issuer or guarantor received less than reasonably equivalent value or fair consideration and either:

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which such Issuer’s or guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that such Issuer or guarantor would incur, debts beyond such Issuer’s or guarantor’s ability to pay such debts as they mature.

The court might also void the notes or a guarantee, without regard to the above factors, if the court found that the Issuers issued the notes or the applicable guarantor entered into its guarantee with actual intent to hinder, delay or defraud its creditors. In addition, any payment by the Issuers or by a guarantor pursuant to the guarantees could be voided and required to be returned to such Issuer or guarantor or to a fund for the benefit of such Issuer’s or guarantor’s creditors.

A court would likely find that the Issuers or a guarantor did not receive reasonably equivalent value or fair consideration for such guarantee if such guarantor did not substantially benefit directly or indirectly from the issuance of the notes. The anticipated use of proceeds of the notes, which includes the distribution of a substantial portion of the proceeds of the notes to our existing shareholders, could increase the risk of such a finding. If a court were to void the notes or a guarantee, you would no longer have a claim against the Issuers or the applicable guarantor. Sufficient funds to repay the notes may not be available from the other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from any Issuer or any guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an Issuer or a guarantor would be considered insolvent if:

•	the sum of such entity’s debts, including contingent liabilities, was greater than the fair saleable value of such entity’s assets; or

•	if the present fair saleable value of such entity’s assets were less than the amount that would be required to pay such entity’s probable liability on such entity’s existing debts, including contingent liabilities, as they become absolute and mature; or

•	such entity could not pay such entity’s debts as they become due.

To the extent a court voids any of the notes or guarantees as fraudulent transfers or holds any of the notes or guarantees unenforceable for any other reason, holders of notes would cease to have any direct claim against the Issuers or the applicable guarantor. If a court were to take this action, the Issuers’ or the applicable guarantor’s assets would be applied first to satisfy our or the applicable guarantor’s liabilities, if any, before any portion of the assets could be applied to the payment of the notes.

Each guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law, or may reduce the guarantor’s obligation to an amount that effectively makes the guarantee worthless.

If you choose not to exchange your outstanding notes in the exchange offer, the transfer restrictions currently applicable to your outstanding notes will remain in force and the market price of your outstanding notes could decline.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Prospectus summary—Summary of the terms of the exchange offer” and “The exchange offer; registration rights” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the principal amount of the outstanding notes outstanding, which may have an adverse effect upon and increase the volatility of, the market price of the outstanding notes due to reduction in liquidity.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

The exchange notes are a new issues of securities for which there is no established public market. The initial purchasers have advised us that they intend to make a market in the exchange notes as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in any of the exchanges notes, and they may discontinue their market-making activities at any time without notice. Therefore, an active market for any of the exchange notes may not develop or, if developed, it may not continue. Historically, the market for non investment-grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for any of the exchange notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which you may sell your exchange notes. In addition, subsequent to their initial issuance, the exchange notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

Future liquidity and cash flow difficulties could prevent us from repaying the notes when due or repurchasing the notes when we are required to do so pursuant to a change of control or otherwise.

At final maturity of the notes or in the event of acceleration of the notes following an event of default, the entire outstanding principal amount of the notes will become due and payable. In addition, if a change of control occurs, holders of the notes may require us to make an offer to purchase the notes at a purchase price equal to 101% of the principal amount, plus accrued but unpaid interest to the purchase date. We may not have sufficient funds or may be unable to arrange for additional financing to pay these amounts when they become due. Our new senior secured credit facilities restrict our ability to repurchase notes, including the repurchase of notes under a change of control offer. Our failure to repay holders tendering notes upon a change of control would result in an event of default under the notes. A change of control, or an event of default under the notes, may also result in an event of default under our new senior secured credit facilities, which may result in the acceleration of the indebtedness under that facility requiring us to repay that indebtedness immediately. If a change of control were to occur, we may not have sufficient funds to repay debt outstanding under the new senior secured credit facilities or any other securities which we would be required to offer to purchase or that become immediately due and payable as a result. We may require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms or at all. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indenture. See “Description of notes—Repurchase at the option of holders—Change of control.”

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to the notes, if any, could cause the liquidity or market value of the notes to decline.

The notes may in the future be rated by additional rating agencies. Any rating so assigned may not remain for any given period of time and a rating may be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes in our business, so warrant. Any lowering or withdrawal of a rating by a rating agency could reduce the liquidity or market value of the notes.

Forward-looking statements

This prospectus includes “forward-looking statements.” Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “may,” “plan,” “project,” “predict” and similar expressions and include references to assumptions that we believe are reasonable and relate to our future prospects, developments and business strategies.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements, include, but are not limited to:

•	the effect and interpretation of current or future government regulation of the healthcare industry, and our ability to comply with these regulations;

•	our exposure to professional liability lawsuits and governmental agency investigations;

•	the adequacy of our insurance coverage and insurance reserves;

•	our reliance on third-party payers;

•	the general level of emergency department patient volumes at our clients’ facilities;

•	our ability to enter into and retain contracts with hospitals, military treatment facilities and other healthcare facilities on attractive terms;

•	changes in rates or methods of government payments for our services;

•	our ability to successfully integrate strategic acquisitions;

•	the control of our company by our Sponsor may be in conflict with our interests or your interest as a holder of notes;

•	our future capital needs and ability to obtain future financing;

•	our ability to carry out our business strategy;

•	our ability to continue to recruit and retain qualified healthcare professionals and our ability to attract and retain operational personnel; competition in our market;

•	our ability to maintain or implement complex information systems;

•	our substantial indebtedness;

•	our ability to generate cash flow to service our debt obligations;

•	certain covenants in our debt documents described in this prospectus; and

•	general economic conditions.

The Transactions

The Reorganization Merger and the Recapitalization Merger

On October 11, 2005, Team Health Holdings, Team Health, Inc., Team Finance LLC, Team MergerSub, Ensemble Parent and Ensemble Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of Team Health Holdings (“Ensemble Acquisition”) entered into the Merger Agreement, pursuant to which the parties agreed to the Reorganization Merger and the Recapitalization Merger, subject to the terms and conditions therein.

On November 23, 2005, pursuant to the Merger Agreement, Team MergerSub Inc., a Tennessee Corporation and wholly-owned subsidiary of Team Finance LLC (“Team MergerSub”) merged with and into Team Health, Inc. (the “Reorganization Merger”), and each outstanding share of common stock of Team Health, Inc., except those owned by Team Health Holdings, were either repurchased by Team Health, Inc. for $58.91142 per share or converted into common units of Team Health Holdings immediately prior to Ensemble Acquisition’s merger with and into Team Health Holdings (the “Recapitalization Merger”) described below. Vested options to purchase common stock of Team Health, Inc. outstanding at the time of the Reorganization Merger were converted into the right to receive $58.91142 per option in cash, without interest, less the exercise price of such option.

On November 23, 2005, pursuant to the Merger Agreement, Ensemble Acquisition merged with and into Team Health Holdings in the Recapitalization Merger and certain outstanding common units of Team Health Holdings were converted into the right to receive $58.91142 per share in cash, without interest. As described below and in “Management” and “Certain relationships and related party transactions—Limited liability company agreement,” certain of our executive officers and members of senior management converted certain of their outstanding common units of Team Health Holdings (including some units received in the Reorganization Merger) on a one-for-one basis into Class A Common Units of the surviving company in connection with the Recapitalization Merger. These executive officers and members of senior management are referred to in this prospectus as the “senior management participants.” In connection with the Transactions, the senior management participants, and certain other members of our management, participated in Team Health Holdings’ equity, through purchases or grants of additional membership units. Together, these members of our management team and the senior management participants are referred to in this prospectus as the “management participants.” The aggregate value of the voting equity participation by the management participants is $32.3 million, consisting of $4.5 million in cash used to purchase Class A Common Units and a $27.8 million rollover of equity into Class A Common Units. Investment funds associated with or designated by the Sponsor have invested approximately $330.7 million in voting membership interests of Ensemble Parent, Team Health Holdings’ parent company, as part of the Transactions.

As set forth in the following diagram, all of the issued and outstanding equity securities of the Issuers are held, directly or indirectly, by Team Health Holdings. Ensemble Parent, which is wholly-owned by investment funds associated with or designated by the Sponsor, owns approximately 91.1% of the voting membership interests in Team Health Holdings. The other 8.9% of the voting membership interests in Team Health Holdings are held by the management participants. See “Security ownership of certain beneficial owners and management.”

(1)	Includes $330.7 million of cash equity contributed by investment funds associated with or designated by the Sponsor and a $32.3 million investment by the management participants, consisting of $4.5 million in cash used to purchase Class A Common Units and a $27.8 million rollover of equity into Class A Common Units.

(2)	Team Finance LLC and Health Finance Corporation are co-issuers of the $215.0 million notes. Team Finance LLC was formed for the purpose of facilitating the Recapitalization Merger and the Transactions, and has no operations or assets or revenues other than those acquired in the Recapitalization Merger. Health Finance Corporation is a wholly-owned subsidiary of Team Finance LLC and was formed for the sole purpose of serving as corporate co-issuer of the notes. Health Finance Corporation does not have any operations or assets and will not generate any revenues.

(3)	Upon the closing of the Recapitalization Merger, we entered into a $425.0 million seven year senior secured term loan facility, all of which was drawn on the closing date of the Recapitalization Merger.

(4)	Upon closing of the Recapitalization Merger, we entered into a $125.0 million six-year senior secured revolving credit facility, $9.6 million of which was drawn at the closing of the Recapitalization Merger. As of December 31, 2005, $119.7 million (excluding $12.6 million in undrawn outstanding letters of credit) of borrowings were available.

(5)	Only wholly-owned domestic subsidiaries of Team Finance LLC (other than Health Finance Corporation) currently guarantee the notes. See “Description of notes.” All subsidiaries of Team Finance LLC are wholly-owned domestic subsidiaries, other than a subsidiary incorporated in the Cayman Islands for the sole purpose of providing insurance to certain subsidiaries of Team Finance LLC and our independently contracted physicians.

(6)	Certain of our U.S. subsidiaries have ownership interests in joint ventures which currently do not provide us with a significant amount of net revenue.

In addition to the Merger Agreement, the parties have entered into various ancillary agreements governing relationships between the parties. See “Certain relationships and related party transactions.”

The financing transactions

The following financing transactions occurred in connection with the Recapitalization Merger, in addition to the use of cash on hand of $29.0 million:

•	a cash investment made by the Sponsor totaling $330.7 million;

•	an investment by certain members of management of $32.3 million, consisting of $27.8 million in the form of a rollover of equity and $4.5 million in cash;

•	borrowings under $550.0 million of new senior secured credit facilities, consisting of a $425.0 million seven-year senior secured term loan facility, all of which was borrowed in connection with the Transactions, and a $125.0 million six-year senior secured revolving credit facility, $9.6 million of which was drawn in connection with the closing of the Recapitalization Merger; and

•	the issuance of the outstanding notes offered in the private offering.

Repayment of outstanding indebtedness

In connection with the Recapitalization Merger, on October 25, 2005, Team Health, Inc. commenced a tender offer and consent solicitation to purchase any and all of its outstanding 2012 notes and to amend the related indenture and the 2012 notes to eliminate substantially all of the restrictive covenants and certain events of default and to modify certain other provisions of the indenture and the 2012 notes.

To the extent that 2012 notes were not tendered in the tender offer and consent solicitation, Team Health, Inc. redeemed such 2012 notes promptly for an amount equal to the principal amount thereof, plus the Make-Whole Amount (as defined in the indenture governing the 2012 notes), and accrued and unpaid interest up to, but not including, the date of redemption.

Team Health, Inc. paid $165.5 million in connection with the tender offer and consent solicitation and redemption of the 2012 notes.

In addition, at the closing date of the Recapitalization Merger, we terminated all commitments and repaid all outstanding borrowings, totaling $201.9 million at the effective date of the Recapitalization Merger, under the then existing senior secured credit facility and paid any accrued and unpaid interest thereon.

Sources and uses

The sources and uses of the funds for the Transactions are shown in the table below.

(Dollars in millions)
Sources		Uses
Cash on hand	$29.0	Purchase and redemption of equity(4)	$625.0
Revolving credit facility(1)	9.6	Repayment of existing senior secured credit facility(5)	201.9
Term loan facility(2)	425.0	Repayment of existing notes	145.7
Outstanding notes offered in the private offering	215.0	Tender and redemption premiums and accrued interest on existing notes and existing credit facility(6)	22.3
Equity contribution(3)	363.0	Fees and expenses(7)	46.7

Total sources	$1,041.6	Total uses	$1,041.6

(1)	Upon the closing of the Recapitalization Merger, we entered into a $125.0 million six-year senior secured revolving credit facility, $9.6 million of which was drawn in connection with the closing of the Recapitalization Merger.

(2)	Upon the closing of the Recapitalization Merger, we entered into a $425.0 million seven-year senior secured term loan facility, all of which was drawn on the closing date of the Recapitalization Merger.
(3)	Includes $330.7 million of cash equity contributed by investment funds associated with or designated by the Sponsor and a $32.3 million investment by the management participants, consisting of $27.8 million in the form of a rollover of equity and $4.5 million in cash.
(4)	The purchase and redemption of equity reflects the amount of consideration to be paid to holders of equity interests in Team Health Holdings and holders of options in Team Health, Inc. in connection with the Transactions less $10.6 million in proceeds received from management in respect of options exercised, which amount offsets the consideration payable to such shareholders.
(5)	The existing senior secured term loan credit facility bore an interest rate of LIBOR plus 2.75% and had a final maturity date of March 31, 2011.
(6)	Includes $2.1 million of interest on the previous senior secured credit facility and includes payments in connection with the tender offer and consent solicitation and redemption of the previous notes.
(7)	Reflects our fees and expenses associated with the Transactions, including placement and other financing fees, advisory fees, transaction fees paid to affiliates of the Sponsor and other transactions costs and professional fees. See “Certain relationships and related party transactions.”

Use of proceeds

The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the outstanding notes. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. As consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any increase or decrease in our capitalization.

Capitalization

The table below sets forth our actual consolidated cash and cash equivalents and capitalization as of March 31, 2006.

The information in this table should be read in conjunction with “Prospectus Summary—Summary consolidated financial data,” “The Transactions,” “Selected historical consolidated financial data,” “Unaudited pro forma condensed consolidated financial information,” “Management’s discussion and analysis of financial condition and results of operations” and the financial statements and related notes thereto appearing elsewhere in this prospectus.

As of March 31, 2006
(Dollars in millions)
(unaudited)
Cash and cash equivalents	$9.0

New senior secured credit facilities:
Revolving credit facility	—
Term loan facility	423.9
11 1/4% senior subordinated notes	215.0

Total debt	638.9

Members’ deficit	(379.0)

Total capitalization	$259.9

Unaudited pro forma condensed consolidated financial information

The Recapitalization Merger was accounted for as a recapitalization. The Reorganization Merger was accounted for as an acquisition of minority interest, whereby the common stock of Team Health, Inc. that was not owned by Team Health Holdings prior to November 23, 2005 was recorded at fair value resulting in an adjustment to the carrying value of the pro rata portion of assets and liabilities deemed to have been acquired or assumed in the Reorganization Merger. Pursuant to the Reorganization Merger, all the existing outstanding minority equity interests in Team Health, Inc. were acquired by Team Health Holdings, resulting in Team Health Holdings owning 100% of the outstanding equity interests in Team Health, Inc. In 1999, our former controlling stockholders acquired their controlling interest in Team Health, Inc. in a transaction that was also accounted for as a recapitalization (the “1999 Recapitalization”). The Reorganization Merger also requires the “push down” of the accounting basis established in the 1999 Recapitalization. Accordingly, the historical information for Team Health, Inc. has been restated for that effect of the Reorganization Merger and is reflected in the consolidated financial statements of Team Finance LLC, included herein.

The following unaudited pro forma condensed consolidated statement of operations has been developed by applying pro forma adjustments to the restated historical audited consolidated financial statements of Team Health, Inc. and Team Finance LLC appearing elsewhere in this prospectus. The unaudited pro forma consolidated statements of operations give effect to the Transactions as if they had occurred on January 1, 2005. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information is presented for informational purposes only. The unaudited pro forma condensed consolidated financial information does not purport to represent what our results of operations or financial condition would have been had the Transactions actually occurred on the dates indicated and they do not purport to project our results of operations or financial condition for any future period or as of any future date. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the information contained in “The Transactions,” “Selected historical consolidated financial data,” “Management’s discussion and analysis of financial condition and results of operations” and the consolidated financial statements and related notes thereto appearing elsewhere in this prospectus. All pro forma adjustments and their underlying assumptions are described more fully in the notes to our unaudited pro forma condensed consolidated financial statements.

Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005

	Historical	Adjustments		Pro forma
	(Dollars in thousands)
Net revenue less provision for uncollectibles	$1,014,747	$—		$1,014,747
Professional expenses	793,559	—		793,559

Gross profit	221,188	—		221,188
General and administrative expenses	109,252	(3,754	)(a)	105,498
Management fee and other expenses	1,901	2,682	(b)	4,583
Depreciation and amortization	26,135	2,299	(c)	28,434
Interest expense, net	29,981	27,684	(d)	57,665
Loss on extinguishment of debt	25,340	—		25,340
Transaction costs	18,223	—		18,223

Earnings (loss) before income taxes	10,356	(28,911)		(18,555)
Provision (benefit) for income taxes	8,645	(11,275	)(e)	(2,630)

Net earnings (loss)	$1,711	$(17,636)		$(15,925)

See accompanying notes to the unaudited pro forma condensed consolidated statements of operations.

Notes to the unaudited pro forma condensed consolidated statements of operations

(a)	Reflects the pro forma compensation expense, as follows (in thousands):

Year ended December 31,
2005
Elimination of historical stock option expense	(3,938)
Pro forma stock option expense	184

Net adjustment to compensation expense	$(3,754)

The Company, had the Transaction occurred on January 1, 2005, would have incurred $0.2 million in stock compensation expense in connection with the merger related to payments to stock option holders of Team Health, Inc.

(b)	Reflects annual management fees payable to the Sponsor net of the elimination of management fees payable to the existing equity Sponsor. Annual management fees payable to the Sponsor will be $3.5 million.

(c)	Reflects the pro forma contract intangible amortization expense as a result of the minority interest step-up. The acquisition by Team Health Holdings of the existing minority interests in Team Health, Inc. pursuant to the Reorganization Merger was accounted for using the purchase method of accounting, with the acquisition cost being allocated pro rata to the net assets acquired based on their fair values.

(d)	Reflects interest expense in connection with the incurrence of new debt and the elimination of historical interest expense recorded in connection with the existing debt as follows (in thousands):

	Twelve months ended December 31, 2005
	Balance	Rate	Interest Expense, net
Term B loan facility (1)	425,000	7.30%	$31,456
Notes offered hereby	215,000	11.25%	24,188
Revolving credit facility: (1)
Drawn	9,600	7.30%	711
Letters of credit	5,700	2.50%	144
Undrawn	109,700	0.50%	556

Cash interest expense			57,055
Amortization of capitalized debt issuance	18,223	6.8 years	2.575
Existing interest expense			(31,946)

Net adjustment to interest expense			$27,684

(1)	The senior credit facilities consists of a $425.0 million term loan facility and $125.0 million senior secured revolving credit facility. Borrowings under the new senior secured credit facilities bears interest at a rate equal to an applicable margin plus, at our option, a base rate of the higher of prime rate of JPMorgan Chase Bank, N.A. and federal funds rate plus 1/2% or LIBOR. The initial applicable margin for borrowings is LIBOR plus 2.5%.

Interest Rate Sensitivity

A 0.25% change in interest rates on the new credit facility would change annual cash interest expense in the following manner (in thousands):

Year ended December 31, 2005
Term B loan facility	$1,063

(e)	Reflects the estimated tax impact relating to the pro forma adjustments, calculated at a 39% statutory rate.

Selected historical consolidated financial data

The Recapitalization Merger was accounted for as a recapitalization. The Reorganization Merger was accounted for as an acquisition of minority interest, whereby the common stock of Team Health, Inc. that was not owned by Team Health Holdings prior to November 23, 2005 was recorded at fair value resulting in an adjustment to the carrying value of the pro rata portion of assets and liabilities deemed to have been acquired or assumed in the Reorganization Merger. Pursuant to the Reorganization Merger, all the existing outstanding minority equity interests in Team Health, Inc. were acquired by Team Health Holdings, resulting in Team Health Holdings owning 100% of the outstanding equity interests in Team Health, Inc. In 1999, our former controlling stockholders acquired their controlling interest in Team Health, Inc. in a transaction that was also accounted for as a recapitalization (the “1999 Recapitalization”). The Reorganization Merger also requires the “push down” of the accounting basis established in the 1999 Recapitalization. Accordingly, the historical information for Team Health, Inc. has been restated for that effect of the Reorganization Merger and is reflected in the consolidated financial statements of Team Finance LLC, included herein.

The following table sets forth our selected historical consolidated financial data restated for the Reorganization Merger as of the dates and for the periods indicated. The financial data as of and for the five years ended December 31, 2005 has been derived from the audited restated historical consolidated financial statements of Team Finance LLC. You should read the data presented below together with, and qualified by reference to, the consolidated financial statements of Team Health, Inc. and Team Finance LLC and related notes and “Management’s discussion and analysis of financial condition and results of operations,” each of which is included herein.

The Recapitalization Merger was accounted for as a recapitalization. The historical information for Team Health, Inc. has been restated to reflect this recapitalization. The Reorganization Merger was accounted for as an acquisition of minority interest, whereby the common stock of Team Health, Inc. that was not owned by Team Health Holdings at November 23, 2005 was recorded at fair value resulting in an adjustment to the carrying value of the pro rata portion of assets and liabilities deemed to have been acquired or assumed in the Reorganization Merger. Pursuant to the Reorganization Merger, all the existing outstanding minority equity interests in Team Health, Inc. was acquired by Team Health Holdings, resulting in Team Health Holdings owning 100% of the outstanding equity interests in Team Health, Inc. In 1999, our former controlling stockholders acquired their controlling interest in Team Health, Inc. in a transaction that was also accounted for as a recapitalization. The acquisition by Team Health Holdings of the existing minority interests in Team Health, Inc. pursuant to the Reorganization Merger requires the “push down” of the accounting basis established in the 1999 Recapitalization as well as the basis created through the acquisition of minority interest from Team Health Holdings to Team Health, Inc.

	Year ended December 31,					Three months ended March 31,
	2001	2002	2003	2004	2005	2005	2006
	(Dollars in thousands)
						(unaudited)
Statement of operations data:
Net revenue less provision for uncollectibles	$629,067	$834,098	$999,746	$1,008,691	$1,014,747	$250,591	$263,881
Cost of services rendered:
Professional service expenses	493,380	635,573	746,409	754,222	753,176	180,327	196,025
Professional liability costs	29,774	36,992	115,970	59,839	40,383	5,244	(475)

Gross profit	105,913	161,533	137,367	194,630	221,188	65,020	68,331
General and administrative expenses	63,998	81,744	95,554	100,473	109,252	24,889	26,134
Management fee and other expenses	649	527	505	1,387	1,901	404	874
Impairment of intangibles	—	—	168	73,177	—	—	9,523
Depreciation and amortization	29,485	33,660	36,330	28,001	26,135	6,659	7,135
Interest expense, net	22,739	23,906	23,343	28,949	29,981	7,191	13,786
Loss on extinguishment of debt	—	3,389	—	14,731	25,340	—	—
Transaction costs	—	—	—	—	18,223	—	—

	Year ended December 31,					Three months ended March 31,
	2001	2002	2003	2004	2005	2005	2006
	(Dollars in thousands)
						(unaudited)
Earnings (loss) before income taxes and cumulative effect of change in accounting principle	(10,958)	18,307	(18,533)	(52,088)	10,356	25,877	10,879

Provision (benefit) for income taxes	(2,804)	9,152	(6,929)	5,855	8,645	10,137	5,948

Earnings (loss) before cumulative effect of change in accounting principle	(8,154)	9,155	(11,604)	(57,943)	1,711	15,740	4,931
Cumulative effect of change in accounting principle, net of income tax benefit	—	(294)	—	—	—	—	—

Net earnings (loss)	(8,154)	8,861	(11,604)	(57,943)	1,711	15,740	4,931
Dividends on preferred stock	11,889	13,129	14,440	3,602	—	—	—

Net earnings (loss) attributable to common shareholders/members	$(20,043)	$(4,268)	$(26,044)	$(61,545)	$1,711	$15,740	$4,931

Cash flows and other financial data:
Net cash provided by operating activities	$49,737	$52,480	$101,741	$64,585	$56,843	$11,816	$17,563

Investing Activities:
Purchase of property and equipment	(5,955)	(9,796)	(8,972)	(6,713)	(10,917)	(2,376)	(2,119)
Sale of property and equipment	170	31	1	77	177	171	1
Cash paid for acquisitions, net	(16,162)	(165,722)	(2,472)	(3,245)	(7,168)	(5,795)	—
Net change of short-term investments	—	—	—	(64,877)	64,676	14,867	—
Net purchases of investments by insurance subsidiary	—	—	(13,642)	(10,948)	(17,401)	(130)	(8,100)
Other investing activities	(879)	725	(1,194)	9,911	(81)	72	30

Net cash provided by (used in) investing activities	(22,826)	(174,762)	(26,279)	(75,795)	29,286	6,809	(10,188)
Net cash provided by (used in) financing activities	(12,132)	99,888	(22,287)	(71,823)	(93,416)	(15,822)	(9,045)
Capital expenditures	5,955	9,796	8,972	6,713	10,917	2,376	2,119
Ratio of earnings to fixed charges(1)	—	1.77	—	—	1.35	4.60	1.79

Balance sheet data:
Cash and cash equivalents and short term investments	$70,183	$47,789	$100,964	$82,582	$10,644		$8,974
Working capital(2)	179,506	138,437	85,253	96,717	39,312		46,103
Total assets	533,821	698,459	746,948	618,738	646,501		615,195
Total debt	217,300	320,500	299,415	428,125	645,300		638,937
Mandatory redeemable preferred stock	130,779	144,405	158,846	—	—		—

Total shareholders’ equity (deficit)	$(67,112)	$(74,216)	$(100,780)	$(193,188)	$—		$—

Total members’ equity (deficit)	$—	$—	$—	$—	$(383,521)		$(379,026)

(1)	For the purpose of calculating the ratio of fixed charges, earnings consist of earnings before provision for income taxes plus fixed charges. Fixed charges consist of interest expensed or capitalized and the portion of rental expense we believe is representative of the interest component of rental expenses. For 2001, 2003 and 2004 earnings were insufficient to cover fixed charges by $11.0 million, $18.5 million and $52.1 million, respectively.
(2)	Working capital means current assets minus current liabilities.

Management’s discussion and analysis of financial condition and results of operations

The following discussion and analysis of our results of operations and financial condition have been restated to reflect the recapitalization as a result of the Recapitalization Merger and covers periods prior to the consummation of the Transactions. Accordingly, the discussion and analysis of historical periods prior to the consummation of the Transactions does not reflect the significant impact that the Transactions will have on us, including significantly increased leverage and liquidity requirements. You should read the following discussion in conjunction with “Selected historical consolidated financial data,” “Unaudited pro forma condensed consolidated financial information” and the audited historical consolidated financial statements and related notes included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs, and which involve risks, uncertainties and assumptions. Our actual results may differ materially from those discussed in the forward-looking statements. Factors that might cause future results to differ materially from those discussed in the forward-looking statements include, but are not limited to, those discussed in “Risk factors” and elsewhere in this prospectus.

Introduction

We are the largest national provider of outsourced physician staffing and administrative services to hospitals and other healthcare providers in the United States based on revenues and patient visits. We have focused primarily on providing outsourced services to hospital emergency departments, which accounts for the majority of our revenue. Our regional operating models also include comprehensive programs for inpatient care, radiology, anesthesiology, pediatrics and other health care services, principally within hospital departments and other healthcare treatment facilities.

The following discussion provides an assessment of our results of operations, liquidity and capital resources and should be read in conjunction with our consolidated financial statements and notes thereto included elsewhere in this document.

Critical accounting policies and estimates

The consolidated financial statements of our Company are prepared in accordance with accounting principles generally accepted in the United States, which requires us to make estimates and assumptions. Management believes the following critical accounting policies, among others, affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

Revenue recognition

Net revenue. Net revenue consists of fee-for-service revenue, contract revenue and other revenue. Net revenue is recorded in the period services are rendered. Our net revenue is principally derived from the provision of healthcare staffing services to patients within healthcare facilities. The form of billing and related risk of collection for such services may vary by customer. The following is a summary of the principal forms of our billing arrangements and how net revenue is recognized for each.

A significant portion (77% of our net revenue in the three months ended March 31, 2006 and the year ended December 31, 2005), resulted from fee-for-service patient visits. Fee-for-service revenue represents revenue earned under contracts in which we bill and collect the professional component of charges for medical services rendered by our contracted and employed physicians. Under the fee-for-service arrangements, we bill patients for services provided and receive payment from patients or their third-party payers. Fee-for-service revenue is reported net of contractual allowances and policy discounts. All services provided are expected to result in cash flows and are therefore reflected as net revenue in the financial statements. Fee-for-service revenue is recognized in the period that the services are rendered to specific patients and reduced immediately for the estimated impact of contractual allowances in the case of those patients having third-party payer coverage. The recognition of net revenue (gross charges less contractual allowances) from such visits is dependent on such factors as proper completion of medical charts following a patient visit, the forwarding of such charts to one of our billing centers for medical coding and entering into our billing systems and the verification of each patient’s submission or representation at the time services are rendered as to the payer(s) responsible for payment of such services. Net revenue is recorded based on the information known at the time of entering of such information into our billing systems as well as an estimate of the net revenue associated with medical charts for a given service period that have not been processed yet into our billing systems. The above factors and estimates are subject to change. For example, patient payer information may change following an initial attempt to bill for services due to a change in payer status. Such changes in payer status have an impact on recorded net revenue due to differing payers being subject to different contractual allowance amounts. Such changes in net revenue are recognized in the period that such changes in payer become known. Similarly, the actual volume of medical charts not processed into our billing systems may be different from the amounts estimated. Such differences in net revenue are adjusted in the following month based on actual chart volumes processed.

Contract revenue represents revenue generated under contracts in which we provide physician and other healthcare staffing and administrative services in return for a contractually negotiated fee. Contract revenue consists primarily of billings based on hours of healthcare staffing provided at agreed to hourly rates. Revenue in such cases is recognized as the hours are worked by our staff. Additionally, contract revenue also includes supplemental revenue from hospitals where we may have a fee-for-service contract arrangement. Contract revenue for the supplemental billing in such cases is recognized based on the terms of each individual contract. Such contract terms generally either provide for a fixed monthly dollar amount or a variable amount based upon measurable monthly activity, such as hours staffed, patient visits or collections per visit compared to a minimum activity threshold. Such supplemental revenues based on variable arrangements are usually contractually fixed on a monthly, quarterly or annual calculation basis considering the variable factors negotiated in each such arrangement. Such supplemental revenues are recognized as revenue in the period when such amounts are determined to be fixed and therefore contractually obligated as payable by the customer under the terms of the respective agreement.

Other revenue consists primarily of revenue from management and billing services provided to outside parties. Revenue is recognized for such services pursuant to the terms of the contracts with customers. Generally, such contracts consist of fixed monthly amounts with revenue recognized in the month services are rendered or as hourly consulting fees recognized as revenue as hours are worked in accordance with such arrangements. Additionally, we derive a small percentage of our revenues from providing administrative and billing services that are contingent upon the collection of third-party physician billings, either by us on their behalf or other third-party billing companies. Such revenues are not considered earned and therefore not recognized as revenue until actual cash collections are achieved in accordance with the contractual arrangements for such services.

Net revenue less provision for uncollectibles. Net revenue less provision for uncollectibles reflects management’s estimate of billed amounts to ultimately be collected. Management, in estimating the amounts to be collected resulting from over six million annual fee-for-service patient visits and procedures, considers such factors as prior contract collection experience, current period changes in payer mix and patient acuity indicators, reimbursement rate trends in governmental and private sector insurance programs, resolution of credit balances, the estimated impact of billing system effectiveness improvement initiatives and trends in collections from self-pay patients. Such estimates are substantially formulaic in nature. The estimates are continuously updated and adjusted if subsequent actual collection experience indicates a change in estimate is necessary. In the ordinary course of business we experience changes in our initial estimates of net revenues less provision for uncollectibles during the year following commencement of services. Such provisions and any subsequent changes in estimates may result in adjustments to our operating results with a corresponding adjustment to our accounts receivable allowance for uncollectibles on our balance sheet.

Accounts receivable. As described above and below, we determine the estimated value of our accounts receivable based on estimated cash collection run rates of estimated future collections by contract for patient visits under our fee-for-service contract revenue. Accordingly, we are unable to report the payer mix composition on a dollar basis of our outstanding net accounts receivable. Our days revenue outstanding at March 31, 2006 was 64.7 days and at December 31, 2005, was 66.9 days. The number of average days revenue outstanding will fluctuate over time due to a number of factors. The decrease in average days revenue outstanding of approximately 2.2 days includes a decrease of 4.7 days resulting from an increase in average revenue per day between periods offset by an increase of 1.4 days related to an increase in the valuation of contract accounts receivable and an increase of 1.1 days associated with an increased valuation of fee-for-service accounts receivable. Our allowance for doubtful accounts totaled $136.6 million as of March 31, 2006. Approximately 99% of our allowance for doubtful accounts is related to gross fees for fee-for-service patient visits. Our principal exposure for uncollectible fee-for-service visits is centered in self pay patients and, to a lesser extent, for co-payments and deductibles from patients with insurance. While we do not specifically allocate the allowance for doubtful accounts to individual accounts or specific payer classifications, the portion of the allowance associated with fee-for-service charges as of March 31, 2006, was approximately 88% of self-pay accounts outstanding as fee-for-service patient visits at March 31, 2006. The majority of our fee-for-service patient visits are for the provision of emergency care in hospital settings. Due to federal government regulations governing the providing of such care, we are obligated to provide emergency care regardless of the patient’s ability to pay or whether or not the patient has insurance or other third-party coverage for the cost of the services rendered. While we attempt to obtain all relevant billing information at the time emergency care services are rendered, there are numerous patient encounters where such information is not available at time of discharge. In such cases where detailed billing information relative to insurance or other third-party coverage is not available at discharge, we attempt to obtain such information from the patient or client hospital billing record information subsequent to discharge to facilitate the collections process. Collections at the time of rendering such services (emergency room discharge) are not significant. Primary responsibility for collection of fee-for-service accounts receivable resides within our internal billing operations. Once a claim has been submitted to a payer or an individual patient, employees within our billing operations have responsibility for the follow up collection efforts. The protocol for follow up differs by payer classification. For self pay patients, our billing system will automatically send a series of dunning letters on a prescribed time frame requesting payment or the provision of information reflecting that the balance due is covered by another payer, such as Medicare or a third-party insurance plan. Generally, the dunning cycle on a self pay account will run from 90 to 120 days. At the end of this period, if no collections or additional information is obtained from the patient, the account is no longer considered an active account and is transferred to a collection agency. Upon transfer to a collection agency, the patient account is written-off as a bad debt. Any subsequent cash receipts on accounts previously written off are recorded as a recovery. For non-self pay accounts, billing personnel will follow up and respond to any communication from payers such as requests for additional information or denials until collection of the account is obtained or other resolution has occurred. For contract accounts receivable, invoices for services are prepared in our various operating areas and mailed to our customers, generally on a monthly basis. Contract terms under such arrangements generally require payment within 30 days of receipt of the invoice. Outstanding invoices are periodically reviewed and operations personnel with responsibility for the customer relationship will contact the customer to follow up on any delinquent invoices. Contract accounts receivable will be considered as bad debt and written-off based upon the individual circumstances of the customer situation after all collection efforts have been exhausted, including legal action if warranted, and it is the judgment of management that the account is not expected to be collected.

Methodology for computing allowance for doubtful accounts. We employ several methodologies for determining our allowance for doubtful accounts depending on the nature of the net revenue recognized. We initially determine gross revenue for our fee-for-service patient visits based upon established fee schedule prices. Such gross revenue is reduced for estimated contractual allowances for those patient visits covered by contractual insurance arrangements to result in net revenue. Net revenue is then reduced for our estimate of uncollectible amounts. Fee-for-service net revenue less provision for uncollectibles represents our estimated cash to be collected from such patient visits and is net of our estimate of account balances estimated to be uncollectible. The provision for uncollectible fee-for-service patient visits is based on historical experience resulting from the over six million annual patient visits. The significant volume of annual patient visits and the terms of thousands of commercial and managed care contracts and the various reimbursement policies relating to governmental healthcare programs do not make it feasible to evaluate fee-for-service accounts receivable on a specific account basis. Fee-for-service accounts receivable collection estimates are reviewed on a quarterly basis for each of our fee-for-service contracts by period of accounts receivable origination. Such reviews include the use of historical cash collection percentages by contract adjusted for the lapse of time since the date of the patient visit. In addition, when actual collection percentages differ from expected results, on a contract by contract basis supplemental detailed reviews of the outstanding accounts receivable balances may be performed by our billing operations to determine whether there are facts and circumstances existing that may cause a different conclusion as to the estimate of the collectibility of that contract’s accounts receivable from the estimate resulting from using the historical collection experience. Facts and circumstances that may result in an adjustment to the formulaic result are generally few and are usually related to third-party payer processing problems that are temporary in nature. Contract related net revenue is billed based on the terms of the contract at amounts expected to be collected. Such billings are typically submitted on a monthly basis and aged trial balances prepared. Allowances for estimated uncollectible amounts related to such contract billings are made based upon periodic reviews of specific accounts and invoice once it is concluded that such amounts are not likely to be collected. The methodologies employed to compute allowances for doubtful accounts were unchanged between 2005 and 2004.

Insurance reserves. The nature of our business is such that it is subject to professional liability lawsuits. Historically, to mitigate a portion of this risk, we have maintained insurance for individual professional liability claims with per incident and annual aggregate limits per physician for all incidents. Prior to March 12, 2003, we obtained such insurance coverage from a commercial insurance provider. Professional liability lawsuits are routinely reviewed by our insurance carrier and management for purposes of establishing ultimate loss estimates. Provisions for estimated losses in excess of commercial insurance limits have been provided at the time such determinations are made. In addition, where as a condition of a professional liability insurance policy the policy includes a self-insured risk retention layer of coverage, we have recorded a provision for estimated losses likely to be incurred during such periods and within such limits based on our past loss experience following consultation with our outside insurance experts and claims managers.

Subsequent to March 11, 2003, we have provided for a significant portion of our professional liability loss exposures through the use of a captive insurance company and through greater utilization of self-insurance reserves. Since March 12, 2003, our professional liability costs consist of annual projected costs resulting from periodic actuarial studies along with the cost of certain professional liability commercial insurance premiums and programs available to us. An independent actuary firm is responsible for preparation of the periodic actuarial studies. Management’s estimate of our professional liability costs resulting from such actuarial studies is significantly influenced by assumptions, which are limited by the uncertainty of predicting future events, and assessments regarding expectations of several factors. These factors include, but are not limited to: hours of exposure as measured by hours of physician and related professional staff services as well as actual loss development trends; the frequency and severity of claims, which can differ significantly by jurisdiction; coverage limits of third-party insurance; the effectiveness of our claims management process; and the outcome of litigation.

Our commercial insurance policy for professional liability losses for the period March 12, 1999 through March 11, 2003, included insured limits applicable to such coverage in the period. In March 2003, we had an actuarial projection made of our potential exposure for losses under the provisions of our commercial insurance policy that ended March 11, 2003. The results of that actuarial study indicated that we would incur a loss for claim losses and expenses in excess of the $130.0 million aggregate limit. Based on the results of an annual actuarial study completed in April 2006, the estimated loss discounted at 4% for claim losses and expenses in excess of the $130.0 million aggregated limit was $48.5 million as of March 31, 2006.

Effective April 2006, we executed an agreement with the commercial insurance provider that issued the policy that ended March 11, 2003 to increase the existing $130.0 million aggregate limit of coverage. Under the terms of the agreement, we will make periodic premium payments to the commercial insurance company and the total aggregate limit of coverage under the policy will be increased by a portion of the premiums paid. We have committed to fund premiums such that the total aggregate limit of coverage under the program remains greater than the paid losses at any point in time. The first premium installment under the new agreement is due April 2006 and we estimate that we will fund approximately $11.0 million for the year ended December 31, 2006. We have the option to fund additional premium payments during 2007 which will be based upon the level of incurred losses relative to the aggregate limit of coverage at that time.

Our provisions for losses under the aggregate loss limits of our policy in effect prior to March 12, 2003, and under our captive insurance and self-insurance programs since March 12, 2003, are subject to periodic actuarial reevaluation. The results of such periodic actuarial studies may result in either upward or downward adjustment to our previous loss estimates.

The accounts of the captive insurance company are fully consolidated with those of our other operations of the Company in the accompanying financial statements.

Impairment of intangible assets

In assessing the recoverability of our intangibles we must make assumptions regarding estimated future cash flows and other factors to determine the fair value of the respective assets. If these estimates or their related assumptions change in the future, we may be required to record impairment charges for these assets.

Factors and trends that affect our results of operations

In reading our financial statements, you should be aware of the following factors and trends that we believe are important in understanding our financial performance.

Recapitalization Merger and Reorganization Merger

The Recapitalization Merger was accounted for as a recapitalization. The Reorganization Merger was accounted for as an acquisition of minority interest, whereby the common stock of Team Health, Inc. that was not owned by Team Health Holdings prior to November 23, 2005 was recorded at fair value resulting in an adjustment to the carrying value of the pro rata portion of assets and liabilities deemed to have been acquired or assumed in the Reorganization Merger. Pursuant to the Reorganization Merger, all the existing outstanding minority equity interests in Team Health, Inc. were acquired by Team Health Holdings, resulting in Team Health Holdings owning 100% of the outstanding equity interests in Team Health, Inc. In 1999, our former controlling stockholders acquired their controlling interest in Team Health, Inc. in a transaction that was also accounted for as a recapitalization (the “1999 Recapitalization”). The Reorganization Merger also requires the “push down” of the accounting basis established in the 1999 Recapitalization. Accordingly, the historical information for Team Health, Inc. has been restated for that effect of the Reorganization Merger and is reflected in the consolidated financial statements of Team Finance LLC, included herein.

Military healthcare staffing

We are a provider of health care professionals that serve military personnel and their dependents in military treatment facilities nationwide. During 2004, the Department of Defense made a decision to re-contract all of its outsourced health care staffing positions. Such positions were formerly staffed through managed care organizations, which in turn subcontracted with staffing providers including us. The change made by the military was to contract directly with health care staffing providers by each branch of service. The re-contracting of such services across all branches of the military was completed on approximately November 1, 2004. Based on the results of such re-contracting, we concluded that our revenue and operating margins would be materially adversely affected and that a portion of goodwill related to our military business had been impaired. An impairment loss of $73.2 million was recorded in 2004.

Our revenues derived from military healthcare staffing totaled approximately $40.0 million in the three months ended March 31, 2006 compared to approximately $35.9 million in the same period in 2005 and $151.5 million in the year ended December 31, 2005 compared to approximately $207.5 million in the same period in 2004. Revenues in 2004 reflected our staffing revenues as both a subcontractor and a direct contractor during the year.

Our net revenue and cash flow in the year ended December 31, 2005, have been affected as a result of the re-contracting process. We won through competitive bidding a number of new contracts. The staffing of new contracts requires locating, recruiting and hiring new healthcare staff, some of whom are in positions which are in significant demand in today’s workforce, such as nurses. Additionally, the billing process for our military staffing services has changed following completion of the re-contracting period. Our services are now billed directly to the respective military treatment facilities or as a subcontractor to a third-party direct contract holder who requires payment from the military prior to reimbursing us. The change in military billing practices and payment flow has caused a slow-down in the payment cycle for our military staffing services. The average days outstanding for our military staffing accounts receivable totaled 89.6 days at March 31, 2006. Prior to the start of military staffing rendered under the new contracting process, our average days outstanding for military staffing accounts receivable was 56.1 days.

Approximately $64.8 million of estimated annual revenue won by us as part of the military’s contract bidding process in 2004 was awarded to us on a one-year contract basis and was subject to re-bid and award on or about October 1, 2005. Approximately $79.1 million of estimated annual revenue won during the bidding process in 2004 was awarded to us on a two—five option year contract basis which gave the government the option to exercise available option years each October 1.

An estimated $100.0 million of annual revenue derived from contracts previously held by other staffing providers or new government contract staffing opportunities were also up for bid and awarded on or about October 1, 2005. The government reserves a portion of its contracts for award to small businesses. We participate in such small business awards to the extent we can serve as a sub-contractor to small businesses that win such bids. Approximately 30% of our military staffing revenue is derived through a subcontracting agreement with a small business prime contractor.

We were successful in retaining existing business and winning new bid awards following completion of the rebidding process as of October 1, 2005, in the estimated amount of $164.0 million. The estimated amount of $164.0 million included $56.7 million awarded under one-year contracts.

Radiology related services

During 2005, a decision was reached to offer for sale the Company’s two leased imaging centers and to end the provision of physician staffing and related billing services at five hospital radiology staffing contracts that had failed to meet targeted levels of profitability. Effective September 16, 2005, the Company sold the equipment and related operations of its two imaging centers for cash of $0.9 million resulting in the recognition of a $1.3 million loss.

The sale of the imaging center operations and termination of services under certain radiology staffing contracts resulted in the incurrence and payment of severance and other related employee costs to affected employees of $1.1 million in 2005. In addition, the Company recorded a loss of $0.6 million in 2005 associated with leased facilities no longer required resulting from the reductions in radiology services. The aforementioned losses are included in the operating costs of the Company in the accompanying statement of operations for 2005.

Net revenues less provision for uncollectibles related to radiology operations sold or contracts terminated were approximately $13.4 million in 2005. The operating losses related to such operations are not directly identifiable as the result of back office billing and support costs not being totally allocated to such operations on an historical basis.

Anesthesiology related services

We are providers of management services to anesthesia practices nationwide. These services are organized under an operating unit called Team Health Anesthesiology Management Services (“THAMS”). Net revenues less provision for uncollectibles related to THAMS operations were approximately $13.0 million in 2005. In April 2006, we received notification from our largest anesthesia practice client of their intent to terminate its contract with us in accordance with the terms of the agreement.

Management has concluded that THAMS’ existing revenues and operating income will be materially adversely affected as a result of this contract termination. The above noted facts and circumstances were concluded by management to require a test for recoverability of the existing contract intangibles under the provisions of SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (FAS No. 144) and a “triggering event” under the provisions SFAS No. 142 “Goodwill and Other Intangible Assets” (FAS No. 142). The Company as of March 31, 2006. had $2.7 million of net contract intangibles and $8.2 million of goodwill related to THAMS prior to recognition of any impairment losses. The total impact on the results of operations and financial condition of this operating unit is not known at this time. The remaining estimated impact on the results of operations of THAMS is dependent on our ability to successfully retain our existing business, as well as winning new business.

Management, based on projections of the estimated results of the remaining business, believes that the net contract intangibles will not be fully recoverable, consequently the Company recorded a charge of $2.0 million in the results of operation for the three months ended March 31, 2006. The charge reduced the book value of the contract intangibles within the management services reporting segment to its fair value estimated to be $0.7 million, as determined by using a discounted cash flow model.

Additionally, management believes the goodwill related to this business has been impaired and that such impairment loss can be reasonably estimated based on such projections. The Company has recorded a goodwill impairment loss of $7.5 million in the three months ended March 31, 2006. The estimated impairment was determined following the provisions of FAS No. 142. Accordingly, the Company initially estimated the fair value of the THAMS operations. The fair value of the business was determined using a multiple of projected cash flows on remaining contracts. Under this valuation estimate, the carrying value of the business exceeded its fair market value. The estimated fair value was allocated to the underlying net assets of the business following generally accepted accounting principles for allocating purchase price. This included an allocation of value to the components of working capital, contract intangibles (based on discounting of future cash flows estimated to be derived from such contracts), with the remainder of such fair value assigned to goodwill. The estimate of the implied goodwill resulting from the aforementioned application of the principles outlined in FAS No. 142 was less than the recorded goodwill related to THAMS. As of March 31, 2006, subsequent to recording the impairment loss, there is no remaining goodwill associated with the THAMS operations.

Results of operations

The following discussion provides an analysis of our results of operations and should be read in conjunction with our consolidated financial statements. The operating results of the periods presented were not significantly affected by general inflation in the U.S. economy. Net revenue less the provision for uncollectibles is an estimate of future cash collections and as such it is a key measurement by which management evaluates performance of individual contracts as well as the Company as a whole. The following table sets forth the components of net earnings (loss) as a percentage of net revenue less provision for uncollectibles for the periods indicated:

	Year ended December 31,			Three months ended March 31,
	2003	2004	2005	2005	2006
				(unaudited)
Net revenue less provision for uncollectibles	100.0%	100.0%	100.0%	100.0%	100.0%
Professional services expenses	74.7	74.8	74.2	72.0	74.3
Professional liability costs	11.6	5.9	4.0	2.1	(0.2)

Gross profit	13.7	19.3	21.8	25.9	25.9
General and administrative expenses	9.6	10.0	10.8	9.9	9.9
Management fee and other expenses	0.1	0.1	0.2	0.2	0.3
Impairment of intangibles	—	7.3	—	—	3.6
Depreciation and amortization	3.6	2.8	2.6	2.7	2.7
Interest expense, net	2.3	2.9	3.0	2.8	5.2
Loss on extinguishment of debt	—	1.5	2.5	—	—
Transaction costs	—	—	1.8	—	—

Earnings (loss) before income taxes	(1.9)	(5.2)	1.0	10.3	4.1
Provision (benefit) from income taxes	(0.7)	0.6	0.9	4.0	2.3

Net earnings (loss)	(1.2)	(5.7)	0.2	6.3	1.9
Dividends on preferred stock	1.4	0.4	—	—	—

Net earnings (loss) attributable to common stockholders/members	(2.6)	(6.1)	0.2	6.3	1.9

Three months ended March 31, 2006 compared to the three months ended March 31, 2005

Net Revenues. Net revenue for the three months ended March 31, 2006 increased $20.1 million or 5.0%, to $418.2 million from $398.1 million for the three months ended March 31, 2005. The increase in net revenues of $20.1 million included an increase of $11.7 million in fee-for-service revenue, an increase in contract revenue of $7.7 million and other revenue of $0.6 million. For the three months ended March 31, 2006, fee-for-service revenue was 76.8% of net revenue compared to 77.7% in 2005, contract revenue was 21.2% of net revenue compared to 20.3% in 2005 and other revenue was 2.0% in 2006 compared to 1.9% in 2005.

Provision for Uncollectibles. The provision for uncollectibles was $154.3 for the three months ended March 31, 2006 compared to $147.5 million for the corresponding period in 2005, an increase of $6.8 million or 4.6%. The provision for uncollectibles as a percentage of net revenue was 36.9% in 2006 compared with 37.1% in 2005. The provision for uncollectibles is primarily related to revenue generated under fee-for-service contracts that is not expected to be fully collected. The decrease in the provision for uncollectibles as a percentage of net revenues resulted primarily from an increase in contract and other revenues.

Net Revenue Less Provision for Uncollectibles. Net revenue less provision for uncollectibles for the three months ended March 31, 2006 increased $13.3 million, or 5.3% to $263.9 million from $250.6 million for the three months ended March 31, 2005. Same contract revenue, which consists of contracts under management in both periods, increased $11.4 million, or 5.2%, to $229.3 million in 2006 compared to $217.9 million in 2005. The increase in same contract revenue of 5.2% consists of an increase in estimated net revenue per billing unit as well as an increase in overall patient volume between periods. Contract and other revenue contributed approximately 2.4% of the increase, with fee for service revenue contributing the remaining growth. Approximately 2.4% of the increase in same contract revenue is related to favorable resolution of settlements with managed care plans, partially offset by a decline of approximately 2.2% associated with a net decline in estimated amounts to be collected in prior periods. The remainder of the increase between periods is principally due to rate and level of acuity increases and an increase in same contract billing volume of approximately 1.2%. The remainder of the increase in revenue less provision for uncollectibles between periods is due to new contracts obtained through internal sales of $31.6 million, partially offset by $29.7 million of revenue derived from contracts that terminated during the periods.

Professional Service Expense. Professional service expense, which includes physician costs, billing and collection expenses, and other professional expenses, totaled $196.0 million for the three months ended March 31, 2006 compared to $180.3 million for the three months ended March 31, 2005, an increase of $15.7 million or 8.7%. The increase of $15.7 million included an increase of approximately $13.5 million which resulted principally from increases in average rates paid per hour of provider service on a same contract basis. Also contributing to the increase in expense was $2.2 million related to new sales net of terminated contracts.

Professional Liability Costs. Professional liability costs were a credit of ($0.5) million for the three months ended March 31, 2006 compared with $5.2 million for the three months ended March 31, 2005 for a decrease of $5.7 million. The decrease in professional liability expenses is due to a $12.1 million reduction in professional liability reserves relating to prior years, which was based on the most recent actuarial study. In 2005, a favorable actuarial adjustment of $7.6 million associated with prior years was recorded. Excluding the $12.1 million reduction in 2006 and the $7.6 million reduction in 2005, professional liability costs decreased $1.2 million primarily due to a reduction in current year rates based on the most recent actuarial study. The reduction in prior year professional liability reserves is due to favorable trends in claims development primarily associated with improvements in the overall frequency of claims reported.

Gross Profit. Gross profit was $68.3 million in the first quarter of 2006 compared to $65.0 million for the same period in 2005 for an increase of $3.3 million. Included in the $3.3 million increase is a net decrease in professional liability costs between periods of $4.5 million resulting from the actuarial studies completed in April of each year. The resulting decrease in gross profit is due to professional costs increasing in excess of growth in net revenue less provision between periods, associated in part with same contract billing volume growth of approximately 1.2% between periods. Offsetting the decrease, is the gross margin contribution of new contracts in excess of terminated contracts between periods. Gross profit as a percentage of net revenue less provision for uncollectibles was 25.9% in both periods.

General and Administrative Expenses. General and administrative expenses increased $1.2 million to $26.1 million for the three months ended March 31, 2006 from $24.9 million for the three months ended March 31, 2005. General and Administrative expenses as a percentage of net revenue less provision for uncollectibles were 9.9% in 2006 and 2005. Included in the $1.2 million increase in general and administrative expenses in 2006 are increases related to inflationary growth in salaries and severance costs, partially offset by a $0.9 million decrease related to our management incentive plan.

Management Fee and Other Operating Expenses. Management fee and other operating expenses were $0.9 million for the three months ended March 31, 2006 and $0.4 million for the corresponding period in 2005.

Impairment Loss. During the three months ended March 31, 2006, an impairment loss in the amount of $9.5 was recorded related to contract intangibles and goodwill associated with our anesthesiology management services business.

Depreciation and Amortization. Depreciation and amortization was $7.1 million for the three months ended March 31, 2006 compared to $6.7 million for the three months ended March 31, 2005. Amortization expense increased $0.6 million due to the November 2005 Reorganization Merger which resulted in an increase in contract intangible values related to the acquisition of minority interest that existed at the time of the Transaction.

Net Interest Expense. Net interest expense increased $6.6 million to $13.8 million in 2006, compared to $7.2 million in 2005. The increase in net interest expense is primarily due to higher debt balances incurred to finance the merger and recapitalization of the company in November 2005.

Earnings before Income Taxes. Earnings before income taxes for the three months ended March 31, 2006 were $10.9 million compared to $25.9 for the corresponding period in 2005.

Provision for Income Taxes. Income taxes were $5.9 million in 2006 compared to $10.1 million in 2005.

Net Earnings. Net earnings were $4.9 million for the three months ended March 31, 2006 compared to net earnings of $15.7 million for the three months ended March 31, 2005.

Year ended December 31, 2005 compared to the year ended December 31, 2004

Net revenue. Net revenue in 2005 increased $41.2 million or 2.6%, to $1,613.4 million from $1,572.2 million in 2004. The increase in net revenue of $41.2 million included an increase of $70.9 million in fee-for-service revenue and $1.3 million in other revenue, partially offset by a decrease in contract revenue of $31.0 million. In 2005, fee-for-service revenue was 76.8% of net revenue compared to 74.3% in 2004, contract revenue was 21.3% of net revenue compared to 23.8% in 2004 and other revenue was 1.9% of net revenue in 2005 and 2004. The change in the mix of net revenues is primarily due to a reduction in military staffing contract revenues between periods.

Provision for uncollectibles. The provision for uncollectibles was $598.6 million in 2005 compared to $563.5 million in 2004, an increase of $35.1 million, or 6.2%. The provision for uncollectibles as a percentage of net revenue was 37.1% in 2005 compared to 35.8% in 2004. The provision for uncollectibles is primarily related to revenue generated under fee-for-service contracts that is not expected to be fully collected. Excluding the effect of the reduction in military staffing contract net revenue between periods, the provision for uncollectibles as a percentage of net revenue was 40.9% in 2005 and 41.3% in 2004.

Net revenue less provision for uncollectibles. Net revenue less provision for uncollectibles in 2005 increased $6.0 million, or 0.6%, to $1,014.7 million from $1,008.7 million in 2004. Excluding the impact of the decrease in the military staffing business of $55.6 million associated with the military’s recontracting process completed in 2004, net revenue less provision for uncollectibles increased $61.6 million. Same contract revenue less provision for uncollectibles, which consists of contracts under management in both periods, increased $63.3 million, or 9.2%, to $749.8 million in 2005 from $686.5 million in 2004. The increase in same contract revenue of 9.2% consists of an increase in estimated net revenue per billing unit of 4.4% as well as an increase in overall patient dollar volume between periods. Approximately 1.1% of the increase in the estimated net revenue per billing unit is due to an increase in estimated amounts to be collected for periods prior to 2005. The remainder of the 4.4% increase between periods is principally due to rate and level of acuity increases. Billing volume for same contract fee for service increased approximately 3.6% between periods. The aforementioned increases were partially offset by a net $1.6 million of revenue derived from contracts that terminated during the periods less revenue obtained through new sales.

Professional service expenses. Professional service expenses, which includes physician costs, billing and collection expenses and other professional expenses, totaled $753.2 million in 2005 compared to $754.2 million in 2004 a decrease of $1.0 million, or 0.1%. The decrease of $1.0 million is primarily due to the re-bidding of military contracts, offset by increases in other staffing areas due to higher volumes as well as an increase in average rates paid per hour of provider service on a same contract basis. 2005 also includes approximately $1.1 million of severance and lease costs associated with the closure of the radiology billing center.

Professional liability costs. Professional liability costs were $40.4 million in 2005 compared with $59.8 million in 2004 for a decrease of $19.4 million, or 32.4%. Professional liability costs include reductions in professional liability reserves relating to prior years resulting from actuarial studies completed in April of each year of $7.6 million in 2005 and $1.6 million in 2004. Also contributing to the decrease is a lowering of coverage limits for certain contracts, the termination of staffing contracts in higher risk areas, lower costs relating to the military staffing business and a decrease in the actuarial estimate of current period losses under the self insurance program.

Gross profit. Gross profit was $221.2 million in 2005, compared to $194.6 million in 2004 for an increase of $26.6 million between periods. Included in the $26.6 million increase is the reduction in professional liability costs discussed above. The remaining increase in gross profit is attributable to higher patient volumes and average estimated collection rates per patient encounter increasing faster than professional expenses and billing and collection related costs, partially offset by a decline in gross profit derived from military related business. Gross profit as a percentage of net revenue less provision for uncollectibles increased to 21.8% in 2005 compared with 19.3% in 2004.

General and administrative expenses. General and administrative expenses increased $8.8 million in 2005 to $109.3 million from $100.5 million in 2004. General and administrative expenses as a percentage of net revenue less provision for uncollectibles were 10.8% in 2005 compared to 10.0% in 2004. Included in the $8.8 million increase in general and administrative expenses in 2005 is $3.7 million of stock option related costs associated with the Transactions and an additional $0.4 million from the settlement of a life insurance program in conjunction with the Transactions. Also contributing to the increase in 2005 is an increase in severance cost of $1.0 million, a $1.5 million increase in management incentive plan costs as well as increases related to inflationary growth in salaries offset by $1.7 million of expense related to a bonus to stock option holders in 2004 in connection with the refinancing of our debt structure.

Management fee and other expenses. Management fee and other operating expenses were $1.9 million in 2005 and $1.4 million in 2004 for an increase of $0.5 million. The increase in costs is primarily due to losses incurred on the sale of radiology assets in 2005.

Impairment loss. Impairment loss totaled $73.2 million in 2004. The impairment loss in 2004, which was not deductible for tax purposes, resulted from contracting changes in the military’s TRICARE program with a resulting negative impact on such business.

Transaction costs. Transaction costs were $18.2 million in 2005. These costs relate to advisory, legal, accounting, and other fees incurred directly related to the Merger.

Depreciation and amortization. Depreciation and amortization was $26.1 million in 2005 and $28.0 million in 2004. Depreciation and amortization expense decreased $1.9 million between periods due principally to the increase of fully amortized assets and the sale of radiology assets offset by the recognition of increased contract intangible amortization.

Net interest expense. Net interest expense increased $1.1 million to $30.0 million in 2005, compared to $28.9 million in 2004. The increase is primarily due to higher debt balances incurred to finance the sale of the Company compared to the debt retired during the current year.

Loss on extinguishment of debt. Loss on extinguishment of debt was $25.3 million in 2005 and $14.7 million in 2004. These costs relate to the expensing of deferred financing costs and bond repayment premiums on our previously outstanding bank and bond borrowings associated with the merger in 2005 and a refinancing of our debt structure in 2004.

Earnings (loss) before income taxes. Earnings before income taxes in 2005 were $10.4 million compared with a loss of $52.1 million in 2004.

Provision for income taxes. Provision for income taxes in 2005 was $8.6 million compared to $5.9 million in 2004.

Net earnings (loss). Net earnings for 2005 were $1.7 million compared to a net loss of $57.9 million in 2004.

Dividends on preferred stock. We recognized $3.6 million of dividends in 2004 on our Class A mandatorily redeemable preferred stock.

Year ended December 31, 2004 compared to the year ended December 31, 2003

Net revenue. Net revenue in 2004 increased $93.2 million or 6.3%, to $1,572.2 million from $1,479.0 million in 2003. The increase in net revenue of $93.2 million included an increase of $127.1 million in fee-for-service revenue and $0.3 million in other revenue, partially offset by a decrease in contract revenue of $34.2 million. In 2004, fee-for-service revenue was 74.3% of net revenue compared to 70.4% in 2003, contract revenue was 23.8% of net revenue compared to 27.6% in 2003 and other revenue was 1.9% of net revenue compared to 2.0% in 2003.

Provision for uncollectibles. The provision for uncollectibles was $563.5 million in 2004 compared to $479.3 million in 2003, an increase of $84.2 million, or 17.6%. The provision for uncollectibles as a percentage of net revenue was 35.8% in 2004 compared to 32.4% in 2003. The provision for uncollectibles is primarily related to revenue generated under fee-for-service contracts that is not expected to be fully collected. The increase in the provision for uncollectibles as a percentage of net revenue resulted from fee schedule and average acuity pricing increases in excess of increased average collection rates for self-pay patients. In addition, the increase in the provision for uncollectibles as a percentage of revenue was affected by an estimated 1.0% payer mix shift toward more self-insured patient encounters in 2004 and a reduction in contract revenues between years.

Net revenue less provision for uncollectibles. Net revenue less provision for uncollectibles in 2004 increased $8.9 million, or 0.9%, to $1,008.7 million from $999.7 million in 2003. Same contract revenue less provision for uncollectibles, which consists of contracts under management in both periods, increased $28.4 million, or 4.2%, to $710.6 million in 2004 from $682.2 million in 2003. The increase in same contract revenue of 4.2% is principally due to increased net revenue per billing unit offset by a decrease in overall patient dollar volumes between periods. Same contract revenue increased approximately 6.6% between periods due to higher estimated net revenue per billing unit. Billing volume for same contract fee-for-service decreased 0.6% between periods while contract revenues declined due to lower billable hours in our locum tenens and radiology staffing contracts based services, principally as a result of terminating certain operating services and contracts in these staffing areas. Acquisitions contributed $7.6 million between periods. The aforementioned increases were partially offset by a net $27.1 million of revenue derived from contracts that terminated during the periods less revenue obtained through new sales.

Professional service expenses. Professional service expenses, which includes physician costs, billing and collection expenses and other professional expenses, totaled $754.2 million in 2004 compared to $746.4 million in 2003, an increase of $7.8 million, or 1.0%. The increase of $7.8 million in professional service expenses included an increase of approximately $15.0 million which resulted principally from increases in average rates paid per hour of provider service on a same contract basis. Acquisitions contributed $6.2 million of the increase. These increases were partially offset by a net decrease of approximately $13.4 million due to terminated contracts.

Professional liability costs. Professional liability costs were $59.8 million in 2004 compared with $116.0 million in 2003 for a decrease of $56.1 million. The decrease in professional liability costs is due primarily to a provision for losses in excess of an aggregate insured limit for periods prior to March 12, 2003 of $50.8 million in 2003. Excluding the $50.8 million provision, professional liability costs decreased $5.3 million, or 8.1%, between periods. The decrease of $5.3 million includes a reduction of $2.0 million in 2004 in self-insured retention reserves for excess limits provided for certain physicians in prior years as a result of a review of remaining outstanding claims pertaining to such coverage periods and approximately $1.6 million in 2004 resulting from favorable actuarial results related to 2003 initial self-insured loss year reserves. Also contributing to the decrease is a reduction in exposure associated with the termination of staffing contracts in higher risk territories or specialties.

Gross profit. Gross profit was $194.6 million in 2004, compared to $137.4 million in 2003 for an increase of $57.2 million. The increase in gross profit is attributable to the effect of the aggregate provision for professional liability insurance losses of $50.8 million in 2003 and increased contribution from steady state operations, partially offset by the net effect of terminated contracts between periods. Gross profit as a percentage of revenue less provision for uncollectibles in 2004 was 19.3% compared to 18.8% before the provision for excess professional liability losses in 2003.

General and administrative expenses. General and administrative expenses increased $4.9 million in 2004 to $100.5 million from $95.6 million in 2003. General and administrative expenses as a percentage of net revenue less provision for uncollectibles were 10.0% in 2004 compared to 9.6% in 2003. Included in general and administrative expenses in 2004 is approximately $1.7 million related to a bonus to stock option holders in connection with a refinancing of our debt structure. Excluding the effect of the stock option bonus expense, general and administrative expenses increased approximately $3.2 million, or 3.3%. The remaining increase in general and administrative expenses between years was principally due to increases in salaries and benefits of approximately $1.0 million, net of a decrease in cost of approximately $1.0 million under our management incentive plan, an increase in professional consulting expenses between years of $1.7 million (including in 2004 approximately $2.4 million related to improving our billing and collection processes), with the remainder of the increase due to an increase in travel related and lease costs, respectively, of approximately $0.5 million each.

Management fee and other expenses. Management fee and other operating expenses were $1.4 million in 2004 and $0.5 million for the corresponding period in 2003. Other operating expenses in 2004 included a loss on asset disposals totaling $0.9 million.

Impairment loss. During 2004, an impairment loss in the amount of $73.2 million was recorded related to goodwill associated with our military staffing business. The results of a re-bidding of our healthcare staffing contracts under the military’s TRICARE Program indicated a net loss of contract revenues and margin related to such staffing services. Based on the results of the re-bidding, an impairment analysis using expected future cash flows and estimated fair values relating to the underlying business to which the goodwill applies indicated that the goodwill previously recorded in the amount of $127.9 million was impaired.

Depreciation and amortization. Depreciation and amortization was $28.0 million in 2004 and $36.3 million in 2003. Amortization expense decreased by $7.7 million between periods due to certain of our intangibles becoming fully amortized in 2003.

Net interest expense. Net interest expense increased $5.6 million to $28.9 million in 2004, compared to $23.3 million in 2003. The increase in net interest expense includes approximately $7.8 million due to an increased level of net outstanding debt between periods and a realized hedge instrument loss of approximately $1.0 million in 2004 partially offset by lower interest rates and non-cash amortization of loan costs between periods.

Loss on extinguishment of debt. During 2004 we expensed $14.7 million related to deferred financing costs and bond repayment premiums on our previously outstanding bank and bond borrowings that were refinanced in 2004.

Loss before income taxes. Loss before income taxes in 2004 was $52.1 million compared to $18.5 million in 2003.

Provision (benefit) for income taxes. Provision for income taxes in 2004 was $5.9 million compared to a benefit of $6.9 million in 2003.

Net loss. Net loss for 2004 was $57.9 million compared to a net loss of $11.6 million in 2003.

Dividends on preferred stock. We recognized $3.6 million of dividends in 2004 and $14.4 million in 2003, on our Class A mandatorily redeemable preferred stock.

Liquidity and capital resources

Our principal ongoing uses of cash are to meet working capital requirements, fund debt obligations and to finance our capital expenditures and acquisitions. Funds generated from operations during the past two years have been sufficient to meet the aforementioned cash requirements. We believe that our cash needs, other than for significant acquisitions, will continue to be met through the use of existing available cash, cash flows derived from future operating results and cash generated from borrowings under our new senior secured revolving credit facility.

Cash provided by operating activities in the three months ended March 31, 2006 was $17.6 million compared to $11.8 million in the corresponding period in 2005. The $5.8 million increase in cash provided by operating activities was principally due to an increase in cash collections on accounts receivable, a decrease in tax payments. as well as a federal tax refund associated with prior year tax payments, partially offset by increased interest payments. Cash used in investing activities in the three months ended March 31, 2006, was $10.2 million compared to cash provided of $6.8 million for the same period in 2005. The $17.0 million increase in the cash used in investing activities was principally due to the net purchase of investments by our insurance subsidiary in 2006 and the redemption of short term investments in 2005, offset by earnout payments related to previous acquisitions in 2005. Cash used in financing activities in the three months ended March 31, 2006 and 2005 was $9.0 million and $15.8 million, respectively. The $6.8 million decrease in cash used in financing activities was primarily due to debt payments in 2005 offset by the net payments on our revolving credit facility in 2006.

We spent $2.1 million in the three months ended March 31, 2006 and $2.4 million in the three months ended March 31, 2005 for capital expenditures. These expenditures were primarily for information technology investments and related development projects.

We have historically been an acquirer of other physician staffing businesses and interests. Such acquisitions in recent years have been completed for cash. There were no cash payments made in connection with acquisitions, including contingent payments, during the three months ended March 31, 2006 compared to $5.8 million during the corresponding period in 2005. Future contingent payment obligations are approximately $0.9 million as of March 31, 2006.

We began providing effective March 12, 2003, for professional liability risks in part through a captive insurance company. Prior to such date we insured such risks principally through the commercial insurance market. The change in the professional liability insurance program has resulted in increased cash flow due to the retention of cash formerly paid out in the form of insurance premiums to a commercial insurance company coupled with a long period (typically 2-4 years or longer on average) before cash payout of such losses occurs. A portion of such cash retained is retained within our captive insurance company and therefore not immediately available for general corporate purposes. As of March 31, 2006, cash or cash equivalents and related investments held within the captive insurance company totaled approximately $49.2 million. Based on the results of the most recent renewal of our fronting carrier program effective June 1, 2005, anticipated cash outflow to the captive insurance company during the period April 1, 2006 to May 31, 2006 is approximately $1.0 million. Effective June 1, 2006, we anticipate renewing our fronting carrier program through May 31, 2007. In addition, the Company anticipates funding premiums of approximately $11.0 million between April 1 and December 31, 2006 to a commercial insurance provider in order to meet its obligation for incurred costs in excess of the aggregate limits of coverage in place on the commercial insurance policy that ended March 11, 2003.

During the year ended December 31, 2005, we increased our outstanding long-term debt by $217.2 million. During 2005, we repaid $448.9 million of debt. The debt repaid during 2005 included $80.6 million repaid prior to the merger transaction through the use of available cash in the form of liquidated marketable securities as well as operating cash flow. As a result of the merger that became effective November 23, 2005, we repaid $347.6 million of existing debt outstanding in the form of bank term debt of $201.9 million and 9% notes in the amount of $145.7 million. We also paid costs related to the redemption of such debt of approximately $20.0 million. As of the date of the merger, we incurred new debt financing. Our new debt included $425.0 million of senior secured bank term loans and $215.0 million of 11.25% senior subordinated notes due 2013. The proceeds of the new debt, along with existing available cash, were used in part to repay existing debt outstanding, finance the merger and to pay costs related thereto.

We are highly leveraged. As of March 31, 2006, we had $638.9 million in aggregate indebtedness, with an additional $125.0 million of borrowing capacity available under our new senior secured revolving credit facility (without giving effect to $6.6 million of undrawn letters of credit).

We had as of March 31, 2006, total cash and cash equivalents of approximately $9.0 million and a senior secured revolving credit facility borrowing availability of $118.4 million. Our ongoing cash needs in the three months ended March 31, 2006 were substantially met from internally generated operating sources and periodic borrowings under our revolving credit facility. During the three months ended March 31, 2006, we borrowed $58.3 million and subsequently repaid $63.6 million under our revolving credit facility. As of March 31, 2006, there were no borrowings outstanding under the revolving credit facility.

The following tables reflect a summary of obligations and commitments outstanding as of December 31, 2005:

	Payments due by period
	Less than 1 year	1-3 years	4-5 years	After 5 years	Total
	(Dollars in thousands)
Contractual cash obligations:
Long-term debt	$9,550	$8,500	$8,500	$618,750	$645,300
Operating leases	6,789	9,778	4,908	2,667	24,142
Interest payments	56,127	111,492	110,153	128,136	405,908
Sponsor fee	3,500	7,000	7,000	17,130	34,630
Subtotal	75,966	136,770	130,561	766,683	1,109,980

	Amount of commitment expiration per period
	Less than 1 year	1-3 years	4-5 years	After 5 years	Total
	(Dollars in thousands)
Other commitments:
Standby letters of credit	$12,594	$—	$—	$—	$12,594
Contingent acquisition payments	896	171	—	—	1,067

Subtotal	13,490	171	—	—	13,661

Total obligations and commitments	$89,456	$136,941	$130,561	$766,683	$1,123,641

New senior secured credit facilities

Our new senior secured credit facilities consist of a $425.0 million term loan facility ($423.9 million outstanding as of March 31, 2006), and a $125.0 million senior secured revolving credit facility, of which $5.3 million was drawn at December 31, 2005. In addition, there are $12.6 million of undrawn letters of credit outstanding at December 31, 2005. Team Finance LLC is the borrower under the new senior secured credit facilities. The new senior secured revolving credit facility includes borrowing capacity for letters of credit and for borrowings on same-day notice, referred to as the swingline loans.

Borrowings under the new senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of JPMorgan Chase Bank, N.A. and (2) the federal funds rate plus 1/2 of 1% or (b) a LIBOR rate determined by reference to the costs of funds for deposits in the currency of such borrowing for the interest period relevant to such borrowing adjusted for certain additional costs. The current interest rate for borrowings is LIBOR plus a margin of 2.5%. The applicable margin for borrowings under the new senior secured term loan facility may be increased if we exceed a certain leverage ratio, and the applicable margin for borrowings under the new senior secured revolving credit facility may be reduced subject to our attaining certain leverage ratios.

In addition to paying interest on outstanding principal under the new senior secured credit facilities, we pay a commitment fee to the lenders under the new senior secured revolving credit facility in respect of the unutilized commitments thereunder. The initial commitment fee rate was 0.50% per annum. We also pay customary letter of credit fees.

We are required to repay installments on the loans under the new senior secured term loan facility in quarterly principal amounts of 0.25% of the funded total principal amount for the first six years and nine months, with the remaining amount payable on the date that is seven years from the date of the closing of the new senior secured credit facilities.

Principal amounts outstanding under the new senior secured revolving credit facility are due and payable in full at maturity, six years from the date of the closing of the new senior secured credit facilities.

The new senior secured credit agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, our ability to:

•	incur additional indebtedness or issue preferred stock;

•	create liens on assets;

•	enter into sale and leaseback transactions;

•	engage in mergers or consolidations;

•	sell assets;

•	pay dividends and distributions or repurchase our membership interests;

•	make investments, loans or advances;

•	repay subordinated indebtedness (including the notes offered hereby);

•	make certain acquisitions;

•	engage in certain transactions with affiliates;

•	amend material agreements governing our subordinated indebtedness (including the notes offered hereby);

•	change our lines of business; and

•	change the status of Team Health Holdings as a passive holding company or the status of Health Finance Corporation as a passive corporate co-issuer of the notes offered hereby.

In addition, the new senior secured credit agreement requires us to comply with the following financial covenants: a maximum leverage ratio, a minimum interest coverage ratio and a maximum capital expenditures amount. The breach of these maintenance covenants in the new senior secured credit agreement could result in a default under the new senior secured credit agreement and the lenders could elect to declare all amounts borrowed due and payable. Any such acceleration would also result in a default under the indenture governing the $215.0 million aggregate principal amount of senior subordinated notes.

Senior subordinated notes

We issued $215.0 million aggregate principal amount of 11 1/4% senior subordinated notes due 2013 on November 23, 2005 in a private offering not subject to registration under the Securities Act. The outstanding notes are, and the exchange notes will be, guaranteed by certain of our subsidiaries. See “Description of notes.”

The indenture governing the senior subordinated notes limits our (and most or all of our subsidiaries’) ability to:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make distributions in respect of our membership units or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with our affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

Subject to certain exceptions, the indenture governing the notes permits us and our restricted subsidiaries to incur additional indebtedness, including secured indebtedness. See “Description of notes.”

Under the indenture governing the notes, our ability to engage in certain activities such as incurring certain additional indebtedness, making certain investments and paying certain dividends is tied to ratios based on Adjusted EBITDA (which is defined as “EBITDA” in the indenture). For example, for the four quarters ended December 31, 2005, the minimum Adjusted EBITDA to fixed charge ratio required in order to incur additional debt pursuant to the ratio provision in the indenture or to make certain investments and restricted payments under the indenture was 2.0x.

Adjusted EBITDA under the indenture is defined as net earnings (loss) as further adjusted to exclude unusual items, non-cash items and the other adjustments shown in the table below. We believe that the disclosure of the calculation of Adjusted EBITDA provides information that is useful to an investor’s understanding of our liquidity and financial flexibility. Adjusted EBITDA as calculated under the indenture for the senior subordinated notes is as follows:

	2003	2004	2005	Three months ended March 31,
				2005	2006
				(unaudited)
Net earnings (loss)	$(11,604)	$(57,943)	$1,711	$15,740	$4,931
Interest expense, net	23,343	28,949	29,981	7,191	13,786
Provision (benefit) for income taxes	(6,929)	5,855	8,645	10,137	5,948
Depreciation and amortization	36,330	28,001	26,135	6,659	7,135

EBITDA	41,140	4,862	66,472	39,727	31,800
Impairment of intangibles(a)	168	73,177	—	—	9,523
Loss on extinguishment of debt(b)	—	14,731	25,340	—	—
Transaction costs(c)	—	—	18,223	—	—
Management fee and other expenses(d)	505	1,387	1,901	404	874
Stock option expense(e)	31	72	3,937	61	—
Restricted unit expense(f)	—	—	—	—	198
Insurance subsidiary interest income	31	353	995	152	496
Key member life insurance settlement(g)	—	—	395	—	—
Severance and other charges	1,629	607	2,625	167	517

Adjusted EBITDA*	$43,504	$95,189	$119,888	$40,511	$43,408

*	Adjusted EBITDA totals include the effects of professional liability loss reserve adjustments of ($50,841), $1,610, $7,578, $7,578 and $12,068 for the years ended December 31, 2003, 2004 and 2005 and the three months ended March 31, 2005 and 2006, respectively. See “Management Discussion and Analysis of Financial Condition and Results of Operations”.
(a)	Includes impairment of goodwill as well as contract intangibles.
(b)	Reflects the recognition of deferred financing costs and bond repayment premiums on previously outstanding bank and bond borrowings.
(c)	Reflects costs related to the Transactions.
(d)	Reflects management sponsor fees and loss on disposal of assets.
(e)	Reflects costs related to the recognition of expense in connection with previously outstanding stock options.
(f)	Reflects costs related to the recognition of expense in connection with the issuance of restricted units under the 2005 unit plan.
(g)	Reflects costs incurred to terminate a life insurance program in conjunction with the Transactions.

Inflation

We do not believe that general inflation in the U.S. economy has had a material impact on our financial position or results of operations.

Seasonality

Historically, our revenues and operating results have reflected minimal seasonal variation due to the significance of revenues derived from patient visits to emergency departments, which are generally open on a 365 day basis, and also due to our geographic diversification. Revenue from our non-emergency department staffing lines is dependent on a healthcare facility being open during selected time periods. Revenue in such instances will fluctuate depending upon such factors as the number of holidays in the period.

Recently issued accounting standards

In June 2005, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 154, Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3. This standard replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting and reporting of a change in accounting principle. SFAS No. 154 applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS No. 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, nonfinancial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS No. 154 requires that the change in accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. In the event of a change in accounting principle, SFAS No. 154 will require a restatement of previously issued financial statements to reflect the effect of the change in accounting principle on prior periods presented. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 did not have a material effect on our consolidated financial position, results of operations or cash flows.

On December 16, 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. Pro forma disclosure is no longer an alternative.

The provisions of SFAS No. 123(R) were effective as applicable for us beginning January 1, 2006.

The provisions of SFAS No. 123(R) require the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than an operating cash flow as required under current literature. This requirement will reduce net operating cash flows and increase net financing cash flows in periods after adoption. The amounts recognized in operating cash flows for such excess tax deductions were $18.0 million in 2005 and $0.1 million in fiscal 2004. The increase in the excess tax deduction from 2004 to 2005 is a result of the settlement of all vested options in connection with the Recapitalization Merger.

Business

Our company

We are the largest provider of outsourced physician staffing and administrative services to hospitals and other healthcare providers in the United States, based upon revenues and patient visits. We serve approximately 510 hospital clients and their affiliated clinics and surgical centers in 43 states with a team of approximately 4,700 physicians, mid-level practitioners and nurses. Since our inception in 1979, we have focused primarily on providing outsourced services to hospital emergency departments, which accounted for 71% of our net revenue less provision for uncollectibles in the year ended December 31, 2005. We also provide comprehensive programs for inpatient care (hospitalist), radiology, anesthesiology, pediatrics and other healthcare services, by providing permanent staffing that enables the management teams of hospitals and other healthcare facilities to outsource their recruiting, hiring, payroll, billing and collection and benefits functions.

Emergency departments, or EDs, generate approximately 40% of all hospital admissions, making successful management of this department critical to a hospital’s patient satisfaction rates and overall success. This dynamic, combined with the challenges involved in billing and collections and physician recruiting and retention, is a primary driver for hospitals to outsource their clinical staffing and management services to companies such as us. Our revenues from ED contracts increased by approximately 38% from 2002 to 2005. The emergency departments that we staff generally are located in larger hospitals that treat over 15,000 patients annually in their ED. We believe that our experience and expertise in managing the complexities of these high volume emergency departments enable our hospital clients to provide higher quality and more efficient physician and administrative services. In this type of environment we can establish stable long-term relationships, recruit and retain high quality physicians and other providers and staff, and obtain attractive payer mixes and profit margins.

We recruit and hire or subcontract with healthcare professionals who then provide professional services within the healthcare facilities with which we contract. The range of physician and non-physician staffing and administrative services that we provide to our clients includes the following:

•	recruiting, scheduling and credential coordination for clinical and non-clinical medical professionals;

•	coding, billing and collection of fees for services provided by medical professionals;

•	administrative support services, such as payroll, insurance coverage, continuing medical education services and management training; and

•	claims and risk management services.

We are a national company delivering our services through 13 regional management sites located in key geographic markets. This operating model enables us to provide a localized presence combined with the benefits of scale in centralized administrative and other back office functions that accrue to a larger, national company. The teams in our regional offices have responsibility for managing our customer and physician relationships and providing administrative healthcare services.

Industry overview

With the increasing complexity of clinical, regulatory, managed care and reimbursement matters in today’s healthcare environment, healthcare facilities are under significant pressure from the government and private payers both to improve the quality and reduce the cost of care. Furthermore, most healthcare facilities do not have billing systems that are designed to handle the small dollar value and large volumes of payments that are typical in the emergency and other specialty departments. They may also choose to focus on other challenges such as nurse staffing, payer relationships and competition with outpatient facilities or may lack the infrastructure and personnel necessary to recruit physicians and other providers in those same specialty areas effectively. In response to these factors, healthcare facilities have increasingly outsourced the staffing and management of multiple clinical areas to companies with specialized skills, standardized models and information technology to improve service, increase the overall quality of care and reduce administrative costs.

We target certain clinical areas within healthcare facilities including, emergency medicine, hospitalist, radiology, anesthesiology and pediatrics, as well as civilian medical staffing within military treatment facilities. Each of these clinical areas currently faces severe physician shortages, and many healthcare facilities lack the resources necessary to identify and attract specialized, career-oriented physicians. Moreover, physician shortages are exacerbated by growing demand for services in these clinical areas. For example:

Emergency medicine. We believe that the healthcare industry in general is experiencing an increasing trend toward outpatient treatment rather than traditional inpatient treatment. Healthcare reform efforts in recent years have placed an increasing emphasis on reducing the time patients spend in hospitals. Also, today’s office-based physicians have far fewer office hours readily available to patients, especially on short notice. As a result, we believe that the frequency and severity of illnesses and injuries treated in an emergency department or other hospital setting is likely to continue to increase. Between 2000 and 2004, the number of patient visits per hospital emergency department increased 9.0%. Since approximately 40% of all hospital inpatient admissions originate in the ED and inpatient satisfaction is strongly tied to a patient’s initial treatment in the ED, hospitals are increasingly looking to third-party providers to ensure the efficient management of their EDs.

Hospital medicine. Demand for hospitalists, or doctors whose primary professional focus is the general medical care of hospitalized patients, is driven by an increasing recognition that hospitalist-attended patients experience lower costs, shorter lengths of stay and better outcomes, including higher survival rates. According to the Society of Hospital Medicine, the number of hospitalists in the U.S. has steadily increased from 800 in the mid-1990s to approximately 10,000 in 2005, and this workforce is projected to increase to 25,000 by 2010. We believe that the hospitalist model will experience continued growth as a result of continued cost pressures on hospitals, physician groups and managed care organizations, the increased acuity of hospitalized patients and the accelerated pace of their hospitalizations, the time pressures on office-based primary care physicians and an increasing governmental focus on patient safety and comparative hospital metrics. We believe there is potential for significant growth in this service line over the coming years.

Radiology. Demand for radiology services is driven by a number of factors including population growth, shifting demographics and advancements in radiological technology and procedures. Older patients utilize x-rays and other imaging modalities at three times the rate of younger people. Therefore, we expect that as the population ages, the demand for radiological services will continue to increase. A survey published in October 2004 by the American Medical Group Association indicated that from 1999-2003, radiologists saw larger percentages and dollar increases in their salaries than any of the other 27 medical specialties studied. Given that the single biggest driver of salaries is the availability of specialists, the rising salaries underscore the continuing shortage of radiologists. The national shortage of radiologists presents a significant opportunity for companies with the resources to recruit skilled, career-oriented radiologists effectively. The current market for radiologists and their services has altered traditional fee-for-service compensation arrangements with hospitals, making cost-plus arrangements, under which we are reimbursed for our costs and paid an additional amount, more common. These arrangements reduce the economic risk for outsourced providers of such services in a time of escalating professional compensation for radiologists.

Anesthesiology. Demand for anesthesiology services, like radiology services, is driven in part by technological advances, an increased number of reimbursable procedures and an aging population. As a result of these factors, demand is increasing for anesthesiology services not only for life-threatening conditions, but also cosmetic and other quality-of-life procedures. The market is served primarily by groups of physicians typically ranging in size from 10-20 physician anesthesiologists, or MDAs, and few groups have more than 60 MDAs. The groups are largely self-governed, and many enjoy exclusive contracts with hospitals and outpatient centers. The majority of the groups require a variety of management services, and most of them outsource their billing needs to third-party providers.

Pediatrics. According to the American College of Emergency Physicians, emergency physicians and nurses treat more than 30.0 million sick and injured children in America’s emergency departments annually. Many of these cases are classified as nonemergent, indicating the growing need for alternative sites for pediatric urgent care. Changing demographics and lifestyles indicate a growing trend in the ability to receive medical care outside of “traditional” physician office hours. We believe all of these indicators result in a growing demand for freestanding, after-hours urgent care pediatric clinics.

Military staffing. Demand for healthcare services among military personnel has increased commensurately with growth in the number of military retirees and the use of services by active duty personnel and their dependents. Military treatment facilities today make extensive use of permanent civilian staffing due to an inability to recruit and retain sufficient numbers of physicians, nurses and other healthcare professionals and the goal of reducing the instances of military personnel seeking off-base civilian medical care that results in higher costs. Industry sources project the military permanent medical staffing market to increase from approximately $570 million to at least $765 million over the next five years, representing a 6% compounded annual growth rate.

The market for outsourced services in each of these areas tends to be highly fragmented. However, local providers often lack the operating capital, experience, breadth of services and sophisticated information systems necessary to meet the increasingly complex needs of hospitals. As a result, healthcare facilities seek third-party physician staffing and administrative service providers that can not only improve department productivity and patient satisfaction while reducing overall costs, but also offer a breadth of staffing and management services, billing and reimbursement expertise, a reputation for regulatory compliance, financial stability and a demonstrated ability to recruit and retain qualified physicians, technicians and nurses. In particular, emergency departments face significant challenges with respect to capturing patient billing data and billing and collecting a high volume of relatively small dollar amounts. As a result, they seek third-party providers with the billing expertise, IT infrastructure and systems necessary to reduce their administrative burden and complexity.

Our competitive strengths

We serve approximately 510 hospital clients and their affiliated clinics’ and surgical centers by providing them with a comprehensive range of high-quality, integrated, cost-effective outsourced services for their emergency medicine, inpatient services, radiology, anesthesiology, pediatrics and related programs. We believe that our competitive position is attributable to a number of key strengths, including the following:

Trusted reputation for consistent and reliable services. We helped found the clinical outsourcing industry and have over 25 years of experience providing physician staffing and administrative services. Our current roster of hospital clients includes long-term relationships with some of the leading medical institutions in the country. We believe the strength of our reputation is evidenced by the fact that approximately one-third of our contracts have been in place for more than ten years. On average, we have held contracts with our current clients for eight years, and our overall emergency department contract retention rate is over 90%.

We have an equally outstanding reputation with our affiliated physicians. In our most recent emergency physician survey, 97% of respondents indicated that we were attending to business functions in ways that allowed them to focus on their patients and their clinical practices, and 95% of respondents said they would recommend us to a colleague.

Leading market position. We were founded in 1979 and are affiliated with approximately 4,700 healthcare professionals and approximately 510 civilian and military hospitals. We are the largest national provider of outsourced physician staffing and administrative services in the United States, based on revenues and patient visits. We are also a significant provider of healthcare staffing on a permanent basis to military treatment facilities under the U.S. government’s TRICARE Program. We believe our ability to spread the cost of our corporate infrastructure over a broad national contract and revenue base generates significant cost efficiencies that are generally not available to smaller competitors. As a full-service provider with a comprehensive understanding of changing healthcare regulations and policies and the management information systems that provide support to manage these changes, we believe we are well positioned to maintain and grow our market share from other service providers and from new outsourcing opportunities.

Regional operating models supported by a national infrastructure. We service our clients with seven principal service lines located at 13 regional management sites. Many of our current regional sites were independent local companies that we added through acquisitions in the mid-1990s. These businesses have been fully integrated, but because they originated locally, have retained deep roots in their communities. This combination of local relationships and national infrastructure allows us to deliver locally focused services with the resources and sophistication of a national provider. For example, our local presence helps us foster community-based relationships with healthcare facilities, which we believe results in responsive service, high physician retention rates and an ability to market our services effectively to local hospital administrators, who generally are involved in making decisions regarding contract awards and renewals. Our regional operating units are supported by our national infrastructure, which includes integrated information systems and standardized procedures that enable us to manage the operations and billing and collections processes efficiently. Our national infrastructure allows us to provide broad economies of scale across all the services we provide at the local level, including recruiting, billing and collection, payroll administration, staffing support, purchasing, managed care contract negotiation, regulatory compliance, and risk management. We believe our regional operating models supported by our national infrastructure improve productivity and quality of care while reducing the cost of care.

Significant investment in information systems and procedures. Our information systems link our billing, collections, recruiting, scheduling, credentials coordination and payroll functions among our regional management sites, allowing our best practices and procedures to be delivered and implemented nationally. These systems include:

•	IDX Billing System, our coding, billing and accounts receivable system, which we license from IDX Systems Corporation, contains fee schedules that vary for the level of care rendered, contractually agreed-upon allowances (in the case of commercial and managed care insurance payers) and reimbursement policy parameters (in the case of governmental payers) to allow us to bill such payers;

•	Lawson is an integrated system, that we license from Lawson Associates, Inc., that incorporates financial reporting, payroll and accounts payable functions and allows our regional managers to monitor contract-level profitability and operational trends; and

•	TeamWorksTM our proprietary national physician database and software package that facilitates the recruitment and retention of physicians and supports our contract requisition, credentials coordination, automated application generation, scheduling and payroll operations.

The cumulative strengths of these systems have enhanced our ability to properly collect patient payments and reimbursements in an orderly and timely fashion, monitor and analyze our operating performance and attract and retain specialized, career-oriented professionals in short supply. As a result of our investments in information systems and the company-wide application of best practices policies, we believe our average cost per patient billed and average recruiting cost per physician and other healthcare professionals are among the lowest in the industry.

There are evolving standards in the health care industry relating to electronic medical records and e-prescribing. HHS recently issued final regulations to support electronic prescriptions for Medicare. On October 11, 2005, OIG issued a proposed safe harbor to the Anti-Kickback Statute for certain e-prescribing arrangements, and CMS concurrently issued companion proposed Stark Law exceptions for certain e-prescribing and electronic medical record arrangements. Depending on the outcome of this regulatory activity, we could be required to make significant expenditures to facilitate connectivity to hospital systems or otherwise develop e-prescribing and electronic medical record capabilities.

Financial performance. We believe that financial stability, including a demonstrated ability to pay healthcare professionals in a timely manner and provide adequate professional liability insurance, is one of the key discriminating factors used by clients in the healthcare industry when choosing outsourcing providers. We have generated positive operating cash flow for each of the last five years. Cash flow from operations for the year ended December 31, 2005 was approximately $56.8 million. We believe that our operating cash needs will continue to be met through cash generated from operations.

Risk management. We have a comprehensive risk management program designed to prevent or minimize medical errors and attendant professional liability claims. The program includes incident reporting and tracking systems, pre-hire testing and screening procedures: staff education, service and review programs, procedures for early intervention in professional liability claims, and a risk management quality assurance program. The breadth and depth of our efforts in this area are a critical component of our business strategy and our ability to meet our client retention and acquisition goals. Over the last two years, we have significantly reduced the number of new patient professional liability claims filed. In 2004 and 2005 claims declined 26% and 5%, respectively.

Ability to recruit and retain high quality physicians. We believe a key to our success has been our ability to recruit and retain high quality physicians to service our contracts. While our local presence provides us with the knowledge to properly match physicians with hospitals and other facilities, our national presence and infrastructure enable us to provide physicians with a variety of attractive client locations, advanced information and reimbursement systems and standardized procedures. Furthermore, we offer physicians substantial flexibility in terms of geographic location, type of facility, scheduling of work hours, benefit packages and opportunities for relocation and career development This flexibility, combined with fewer administrative burdens, improves physician retention rates and stabilizes our contract base. We believe we have among the highest physician retention rates in the industry.

Experienced management team with significant equity ownership. Our senior management team has extensive experience in the outsourced physician staffing and administrative services industries. Our chief executive officer, H. Lynn Massingale, M.D., co-founded Team Health’s predecessor entity in 1979. Our senior corporate and affiliate executives have an average of over 20 years of experience in the outsourced physician staffing and medical services industries. Members of our management team own approximately 8.9% of the voting membership interests of Team Health Holdings. As a result of this substantial equity interest, we believe our management team has a significant incentive to maintain and grow our client base, and increase our revenue and profitability.

Our business strategy

We intend to utilize our competitive strengths to capitalize on favorable industry trends and execute on the following business strategies:

Increase revenues from existing customers. We have a strong record of achieving growth in revenues from our existing customer base. In 2005 and 2004, our net revenues less provision for uncollectibles from existing contracts, which consist of contracts under management from the beginning of a period through the end of the subsequent period, grew by approximately 9.2% and 4.2% on a year-over-year basis. We plan to continue to increase revenue from existing customers by:

•	capitalizing on increasing patient volumes;

•	implementing enhanced point of service capture of non-clinical patient data, resulting in improved billing and collection for services rendered;

•	continuing to improve documentation of clinical care delivered, thereby capturing appropriate reimbursement for services provided;

•	implementing fee schedule increases, where appropriate;

•	cross-selling additional services within contracted healthcare facilities; and

•	increasing staffing levels and expanding services at current military sites of service to recapture patients who might otherwise receive services off-base.

Capitalize on outsourcing opportunities to win new contracts. As hospitals and other healthcare providers continue to experience pressure from managed care companies and other payers to reduce costs while maintaining or improving the quality of service, we believe hospitals and other contracting parties will increasingly turn to a single-source with an established track record of success for outsourced physician staffing and administrative services. We believe we are well positioned to capitalize on the growth in emergency department medicine and our other target outsourcing markets, due to our:

•	demonstrated ability to improve productivity, patient satisfaction and quality of care while reducing overall cost to the healthcare facility;

•	successful record of recruiting and retaining high quality physicians and other healthcare professionals;

•	national presence;

•	sophisticated information systems and standardized procedures that enable us to efficiently manage our core staffing and administrative services as well as the complexities of the billing and collections process; and

•	financial strength and resources.

Furthermore, we seek to obtain new contracts that meet our financial targets by:

•	replacing competitors at hospitals that currently outsource their services;

•	obtaining new contracts from healthcare facilities that do not currently outsource; and

•	expanding our present base of military treatment facility contracts by successfully competing for new staffing contracts.

Increase revenue from additional clinical areas. In addition to pursuing growth in our core ED staffing business, we believe significant opportunities exist to increase revenues from our hospitalist, radiology, anesthesiology and pediatrics service offerings. We believe we are well positioned to increase our market share in these areas due to our ability to leverage our infrastructure and existing client relationships as well as our recruiting and risk management expertise. We intend to grow our presence in these sectors by increasing revenue from existing clients, adding new clients with whom we do not currently have a relationship with and marketing these services to our existing ED clients.

Leverage infrastructure to enhance profitability. Our revenue growth strategy along with our established regional and corporate infrastructure is designed to allow for continued enhancement of profitability. Our information systems and economy of scale allow us to enhance profitability with revenue growth without compromising the quality of operations or clinical care. Our strategy is to continually reduce costs, improve efficiencies and provide employee incentives in order to maximize our profitability.

Focus on risk management. Through our risk management staff, quality assurance staff and medical directors, we conduct an aggressive risk management program for loss prevention and early intervention. We have a proactive role in promoting early reporting, evaluation and resolution of serious incidents that may evolve into claims or suits. The risk management function is designed to prevent or minimize medical professional liability claims and includes:

•	incident reporting systems;

•	tracking/trending the cause of accidents and claims;

•	pre-hire risk testing and screening and semi-annual risk review for all providers;

•	risk management quality improvement programs;

•	physician education and service programs, including peer review and monitoring;

•	loss prevention information such as audio tapes and risk alert bulletins; and

•	early intervention in potential professional liability claims and pre-deposition review.

Pursue selective acquisitions. Although we are the largest provider of outsourced physician staffing and administrative services in the U.S., based on revenues and patient visits, our current market share is less than 10%. We intend to selectively acquire businesses in the fragmented outsourcing market that complement the organic growth of our business.

Service lines

We provide a full range of outsourced physician staffing and administrative services in emergency medicine, inpatient services, radiology, anesthesiology, pediatrics, and other hospital-based functions. We also provide a full range of healthcare management services to military treatment facilities through the TRICARE program. In addition to physician related services within a military treatment facility setting, we also provide non-physician staffing services to military treatment facilities, including such services as para-professional providers, nursing, specialty technicians and administrative staffing.

Emergency department. We are the largest provider of outsourced physician staffing and administrative services for hospital emergency departments in the United States, based upon revenues and patient visits. We contract with the hospitals to provide qualified emergency physicians and other healthcare providers for their emergency departments. In addition to the core services of contract management, recruiting, credentials coordination, staffing and scheduling, we provide our client hospitals with enhanced services designed to improve the efficiency and effectiveness of the emergency department. We have specific programs that apply proven process improvement methodologies to departmental operations. For example, we have our Operational Assessment and Patient Throughput Program, which is a program that analyzes efficiencies of patients seen in the emergency department, and our 60 to 0 Door to Doc Program, the goal of which is to enable our patients to be seen by their treating physicians within 60 minutes. Physician documentation templates promote compliance with federal documentation guidelines, enhance patient care and risk management and allow for more accurate patient billing. By providing these enhanced services, we believe we increase the value of services we provide to our clients and improve client relations. Additionally, we believe these enhanced services also differentiate us in sales situations and improve the chances of being selected in a competitive bidding process. As of December 31, 2005, we independently contracted with approximately 2,100, and employed approximately 440, hospital emergency department physicians.

Inpatient services. We also provide physician staffing and administrative functions for inpatient services, which include hospital medicine, intensivist, and house coverage services. Our inpatient contracts with hospitals are generally on a cost-plus, or flat rate basis. As of December 31, 2005, we independently contracted with or employed approximately 165 inpatient physicians.

Radiology. We provide outsourced radiology physician staffing and administrative services in the U.S., both on a fee-for-service basis and a cost-plus basis. We contract directly with radiology groups and hospitals to provide physician staffing and administrative services. A typical radiology management team consists of clinical professionals, board-certified radiologists that are trained in all modalities, and non-clinical professionals and support staff that are responsible for the scheduling, purchasing, billing and collections functions. A component of our radiology business is teleradiology support services. The customers for these services are typically radiologists or radiology groups. The business provides nighttime support to our customers from a centralized reading location. As of December 31, 2005, we independently contracted with or employed approximately 35 radiologists.

Anesthesiology. We provide a wide range of management services to anesthesia practices, including strategic management, management information systems, third-party payer contracting, financial and accounting support, benefits administration and risk management, scheduling support, operations management and quality improvement services using proprietary anesthesia management practice software. We also arrange for the provision of billing and other management services on a management fee basis to anesthesia practices. These services are organized under an operating unit called Team Health Anesthesiology Management Services (“THAMS”). THAMS currently provides management and/or billing services to 17 integrated anesthesia practices whose members number more than 640 providers. Overall, we are able to offer essential services to anesthesia groups that enable them to focus on the clinical practice of medicine while leaving the group’s day-to-day business management functions to us.

Pediatrics. We provide outsourced pediatric physician staffing and administrative services for general and pediatric hospitals on a fee-for-service basis. These services include pediatric emergency medicine and radiology, neonatal intensive care, pediatric intensive care, urgent care centers, primary care centers, observation units and inpatient services. We also operate seven after-hours pediatric urgent care centers in Florida. We have experienced growth of our contracts and net revenues less provision for uncollectibles in our outsourced pediatric physician staffing and administrative services business due primarily to new contract sales and acquisitions, and, to a lesser extent, rate increases on existing contracts. As of December 31, 2005, we independently contracted with or employed approximately 125 pediatric physicians.

Temporary staffing. We provide temporary staffing (locum tenens) of physicians and paraprofessionals to hospitals and other healthcare organizations through our subsidiary Daniel and Yeager, Inc. (“D&Y”). Specialties placed through D&Y include anesthesiology, radiology and primary care among others. Revenues from these services are generally derived from a standard contract rate based upon the type of service provided.

Primary care clinics and occupational medicine. We provide primary care staffing and administrative services in stand-alone primary care clinics and in clinics located within the work-site of industrial clients. While such clinics are not a primary focus of our business, they are complementary to our hospital clients’ interests. We generally contract with hospitals or industrial employers to provide cost-effective, high quality primary care physician staffing and administrative services.

Other non-physician staffing services. Other non-physician staffing services, including such services as nursing, specialty technician and administrative staffing are provided primarily in military treatment facilities. These services are currently provided on an hourly contract basis. Net revenues less provision for uncollectibles derived from such non-physician staffing services were approximately 15% and 12% of our revenues less provision for uncollectibles in 2005 and 2004, respectively.

Medical call center services. Through our subsidiary, Access Nurse, we provide medical call center services to hospitals, physician groups and managed care organizations. Our 24-hour medical call center is staffed by registered nurses and specially trained telephone representatives with back-up support from board-certified, practicing physicians.

The services provided by Access Nurse include:

•	physician after-hours call coverage;

•	community nurse lines;

•	ED advice calls;

•	physician referral;

•	class scheduling;

•	appointment scheduling; and

•	web response.

In addition, Access Nurse can provide for our emergency department clients with outbound follow-up calls to patients who have been discharged from an ED. We believe this service results in increased patient satisfaction and decreased liability for the hospital.

Access Nurse is one of the few call centers nationwide that is accredited by URAC, an independent nonprofit organization that provides accreditation and certification programs for call centers.

Contractual arrangements

We earn revenues from both fee-for-service arrangements and from flat-rate or hourly contracts. Neither form of contract requires any significant financial outlay, investment obligation or equipment purchase by us other than the professional expenses associated with obtaining and staffing the contracts.

Our contracts with hospitals generally have terms of three years. Our present contracts with military treatment facilities are generally for one year. Both types of contracts often include automatic renewal options under similar terms and conditions unless either party gives notice of an intent not to renew. Despite the fact that most contracts are terminable by either party upon notice of as little as 30 days, the average tenure of our existing hospital contracts is approximately eight years. The termination of a contract is usually due to either an award of the contract to another staffing provider as a result of a competitive bidding process or termination of the contract by us due to a lack of an acceptable profit margin on fee-for-service patient volumes coupled with inadequate contract subsidies. Less frequently, contracts may be terminated as a result of a hospital facility closing due to facility mergers or a hospital attempting to insource the services being provided by us.

Hospitals. We provide outsourced physician staffing and administrative services to hospitals under fee-for-service contracts and flat-rate contracts. Hospitals entering into fee-for-service contracts agree, in exchange for granting exclusivity to us for such services, to authorize us to bill and collect the professional component of the charges for such professional services. Under the fee-for-service arrangements, we bill patients and third party payers for services rendered. Depending on the underlying economics of the services provided to the hospital, including its payer mix, we may also receive supplemental revenue from the hospital. In a fee-for-service arrangement, we accept responsibility for billing and collections.

Under flat-rate contracts, the hospital performs the billing and collection services of the professional component and assumes the risk of collectibility. In return for providing the physician staffing and administrative services, the hospital pays us a contractually negotiated fee, often on an hourly basis.

Military treatment facilities. Our present contracts to provide staffing for military treatment facilities provide such staffing on an hourly or fee basis.

Physicians. We contract with physicians as independent contractors or employees to provide services to fulfill our contractual obligations to our hospital clients. We typically pay physicians: (1) an hourly rate for each hour of coverage provided at rates comparable to the market in which they work; (2) a productivity-based payment such as a relative value unit, or RVU, based payment, or (3) a combination of both a fixed rate and a productivity-based component. The hourly rate varies depending on whether the physician is independently contracted or an employee. Independently contracted physicians are required to pay a self-employment tax, social security, and workers’ compensation insurance premiums. In contrast, we pay these taxes and expenses for employed physicians.

Our contracts with physicians generally have “evergreen” provisions and can be terminated at any time under certain circumstances by either party without cause, typically upon 180 days notice. In addition, we generally require physicians to sign non-compete and non-solicitation agreements. Although the terms of our non-compete agreements vary from physician to physician, they generally have terms of two years after the termination of the agreement. We also generally require our employed physicians to sign similar non-competition and non-solicitation agreements. Under these agreements, the physician is restricted from divulging confidential information, soliciting or hiring our employees and physicians, inducing termination of our agreements and competing for and/or soliciting our clients. As of December 31, 2005, we had working relationships with approximately 2,900 physicians, of which approximately 2,400 were independently contracted. See “Risk factors—Risks related to our business—We may not be able to successfully recruit and retain qualified physicians and nurses to serve as our independent contractors or employees.”

Other healthcare professionals. We provide para-professionals, nurses, specialty technicians and administrative support staff on a long-term contractual basis to military treatment facilities. These healthcare professionals under our current military staffing contracts are compensated on an hourly or fee basis. As of December 31, 2005, we employed approximately 1,935, and contracted with more than 250, other healthcare professionals.

Services

We provide a full range of outsourced physician and non-physician healthcare professional staffing and administrative services including the following:

Contract management. Our delivery of services for a clinical area of a healthcare facility is led by an experienced contract management team of clinical and other healthcare professionals. The team includes a regional medical director, an on-site medical director and a client services manager. The on-site medical director is a physician with the primary responsibility of managing the physician component of a clinical area of the facility. The medical director works with the team, in conjunction with the nursing staff and private medical staff, to improve clinical quality and operational effectiveness. Additionally, the medical director works closely with the regional operating unit’s operations staff to meet the client’s ongoing recruiting and staffing needs.

Staffing. We provide a full range of staffing services to meet the unique needs of each healthcare facility. Our dedicated clinical teams include qualified, career-oriented physicians and other healthcare professionals responsible for the delivery of high quality, cost-effective care. These teams also rely on managerial personnel, many of whom have clinical experience, who oversee the administration and operations of the clinical area. As a result of our staffing services, healthcare facilities can focus their efforts on improving their core business of providing healthcare services for their communities as opposed to recruiting and managing physicians. We also provide temporary staffing services of physicians and other healthcare professionals to healthcare facilities on a national basis.

Recruiting. Many healthcare facilities lack the resources necessary to identify and attract specialized, career-oriented physicians. We have a staff of approximately 85 professionals dedicated to the recruitment of qualified physicians and other clinicians. These professionals are regionally located and focus on matching qualified, career-oriented physicians with healthcare facilities. Common recruiting methods include the use of our proprietary national physician database, attendance at trade shows, the placement of website and professional journal advertisements and telemarketing efforts.

We have committed significant infrastructure and personnel to the development of a proprietary national physician database to be shared among our regional operating units. This database is utilized at all of our operating units. The database uses the American Medical Association master file, which contains more than 690,000 physicians as the initial data source on potential candidates. Recruiters contact prospects through telemarketing, direct mail, conventions, journal advertising and our Internet site to confirm and update physicians’ information. Prospects expressing interest in one of our practice opportunities then provide more extensive background on their training, experience, and references, all of which is added to our database. Our goal is to ensure that the practitioner is a good match with both the facility and the community before proceeding with an interview.

Credentials coordination. We gather primary source information regarding physicians to facilitate the review and evaluation of physicians’ credentials by the healthcare facility.

Scheduling. Our scheduling department assists the on-site medical directors in scheduling physicians and other healthcare professionals within the clinical area on a monthly basis.

Payroll administration and benefits. We provide payroll administration services for the physicians and other healthcare professionals with whom we contract. Our clinical employees benefit significantly from our ability to aggregate physicians and other healthcare professionals to negotiate more favorable employee benefit packages and to provide professional liability coverage at lower rates than many hospitals or physicians could negotiate individually. Additionally, healthcare facilities benefit from the elimination of the overhead costs associated with the administration of payroll and, where applicable, employee benefits.

Information systems. We have invested in advanced information systems and proprietary software packages designed to assist hospitals in lowering administrative costs while improving the efficiency and productivity of a clinical area. These systems include TeamWorks™, our national physician database and software package that facilitates the recruitment and retention of physicians and supports our contract requisition, credentials coordination, automated application generation, scheduling and payroll operations.

While the entering of patient data remains principally manual in nature, the strength of our IDX Billing System and other information systems has enhanced our ability to properly collect patient payments and reimbursements in an orderly and timely fashion and has increased our billing and collections productivity. As a result of our investments in information systems and the company-wide application of best practices policies, we believe our average cost per patient billed and average recruiting cost per physician and other healthcare professionals are among the lowest in the industry.

Billing and collections. Our billing and collection services are a critical component of our business. Excluding the military staffing business, which has its own proprietary billing processes, our billing and collections operations are conducted through four billing facilities and operate on a uniform billing system—the IDX software system. The IDX system is a powerful billing and accounts receivable software package with comprehensive reporting capabilities. We maintain within our licensed IDX billing system fee schedules that vary for the level of care rendered. In addition, within our licensed IDX billing system, we maintain contractually agreed upon allowances (in the case of commercial and managed care insurance payers) and reimbursement policy parameters (in the case of governmental payers) to allow us to bill such payers at levels that are less than the gross charges resulting from our fee schedules. Our licensed IDX billing system calculates the contractual allowances at the time of processing of third-party payer remittances. The contractual allowance calculation within the IDX system is used principally to determine the propriety of subsequent third-party payer payments. The nature of emergency care services and the requirement to treat all patients in need of such care and often times under circumstances where complete and accurate billing information is not readily available at the time of discharge, precludes the use of the IDX system to accurately determine contractual allowances for financial reporting purposes. As a result, management estimates net revenues less provision for uncollectibles, which is our revenue estimated to be collected after considering our contractual allowance obligations and our estimates of doubtful accounts, as further discussed in detail in the “Management’s discussion and analysis of financial condition and results of operation” section of this prospectus.

We have interfaced a number of other software systems with the IDX system to further improve productivity and efficiency. Foremost among these is an electronic registration interface that has the capability to gather registration information directly from a hospital’s management information system. Additionally, we have invested in electronic submission of claims, as well as electronic remittance posting. These programs have resulted in lower labor and postage expenses. At the present time, approximately 98% of our six million fee-for-service annual patient visits are processed by one of the four billing facilities.

We also operate an internal collection agency. Substantially all collection placements generated from our billing facilities are sent to the agency. Comparative analysis has shown that the internal collection agency is more cost effective than the use of outside agencies and has improved the collectibility of existing placements. Our advanced comprehensive billing and collection systems allow us to have full control of accounts receivable at each step of the process.

Risk management. Through our risk management staff, quality assurance staff and our medical directors, we conduct an aggressive risk management program for loss prevention and early intervention. We are proactive in promoting early reporting, evaluation and resolution of serious incidents that may evolve into claims or suits. Our risk management function is designed to prevent or minimize medical professional liability claims and includes:

•	incident reporting systems through which we monitor errors that may potentially become claims;

•	tracking/trending the cause of errors and claims looking for preventable sources of erroneous medical treatment or decision-making;

•	pre-hire risk assessment and screening and semi-annual risk review for all providers seeking to offer hospitals the highest-quality physicians;

•	risk management quality improvement programs providing clinical guidelines for consideration by the clinician;

•	physician education and service programs, including peer review and monitoring and the provision of approximately 100,000 hours of continuing medical education in 2005;

•	loss prevention information via audio tapes and risk alert bulletins enabling providers to review current topics in medical care at their convenience; and

•	early intervention of potential professional liability claims and pre-deposition review to minimize negative outcomes in malpractice cases.

In addition, we are in the process of converting our risk management database over to the STARS 8.5 Risk Management Information System (“RMIS”). The STARS system is one of the most comprehensive RMIS on the market, and will be used to enhance our physician risk management assessments, malpractice claims/litigation management, and the analysis of claims data to identify loss patterns/trends. Claim and serious event data will be linked with provider profile data to benchmark the provider’s loss performance. The collection and analysis of claims data will enable us to identify the actual cause of losses, and target risk management intervention to proactively address potential liability exposures.

Continuing medical education services. The Team Health Institute for Education and Patient Safety is fully accredited by the Accreditation Council for Continuing Medical Education. This allows us to grant our physicians and nurses continuing medical education credits for both externally and internally developed educational programs at a lower cost than if such credits were earned through external programs. In addition to providing life support certification courses, we have designed a series of client support seminars entitled Successful Customer Relations and Beyond Clinical Competence for physicians, nurses and other personnel to learn specific techniques for becoming effective communicators and delivering top-quality customer service. These seminars help the clinical team sharpen its customer service skills, further develop communication skills and provide techniques to help deal with people in many critical situations.

Consulting services. We have a long history of providing outsourced physician staffing and administrative services to healthcare facilities and, as a result, have developed extensive knowledge in the operations of certain areas of the facilities we service. As such, we provide consulting services to healthcare facilities to improve the productivity, quality and cost of care delivered by them. These services include:

•	Process improvement. We have developed a number of utilization review programs designed to track patient flow and identify operating inefficiencies. To rectify such inefficiencies, we have developed a Fast Track system to expedite patient care in the hospital emergency department and urgent care center by separating patients who can be treated in a short period of time from patients who have more serious or time-consuming problems. Fast Track patients, once identified through appropriate triage categorization, are examined and treated in a separate area of the hospital emergency department or urgent care center, controlled by its own staff and operational system. We have substantial experience in all phases of development and management of Fast Track programs, including planning, equipping, policy and procedure development, and staffing. In addition, we employ WaitLoss™, a proprietary process improvement system designed to assist the hospital in improving the efficiency and productivity of a department.

•	Quality improvement. We provide a quality improvement program designed to assist healthcare facilities in maintaining a consistent level of high quality care. We periodically measure the performance of the healthcare facilities, based on a variety of benchmarks, including patient volume, quality indicators and patient satisfaction. This program is typically integrated into our process improvement program to ensure seamless delivery of high quality, cost-effective care.

•	Managed care contracting. We have developed extensive knowledge of the treatment protocols and related documentation requirements of a variety of managed care payers. As a result, we often participate in the negotiation of managed care contracts to make those managed care relationships effective for patients, payers, physicians and hospitals. We provide managed care consulting services in the areas of contracting, negotiating, reimbursement analysis/projections, payer/hospital relations, communications and marketing. We have existing managed care agreements with health maintenance organizations, preferred provider organizations and integrated delivery systems for commercial, Medicaid and Medicare products. While the majority of our agreements with payers continue to be traditional fee-for-service contracts, we are experienced in providing managed, prepaid healthcare to enrollees of managed care plans.

•	Nursing services. We maintain highly regarded, experienced nurse consultants on our client support staff. These nurse consultants provide assistance to nurse managers and medical directors of the client healthcare facility on a variety of issues, including risk management and overall performance improvement. In addition, the nurse consultants are available to make site visits to client facilities on request to assess overall operations, utilization of personnel and patient flow.

Sales and marketing

Contracts for outsourced physician staffing and administrative services are generally obtained either through direct selling efforts or requests for proposals. We have a team of nine sales professionals located throughout the country. Each sales professional is responsible for developing sales and acquisition opportunities for the operating unit in their territory. In addition to direct selling, the sales professionals are responsible for working in concert with the regional operating unit president and corporate development personnel to respond to a request for proposal or take other steps to develop new business relationships.

Although practices vary, healthcare facilities generally issue a request for proposal with demographic information of the facility department, a list of services to be performed, the length of the contract, the minimum qualifications of bidders, the selection criteria and the format to be followed in the bid. Supporting the sales professionals is a fully integrated marketing campaign comprised of a telemarketing program, Internet website, journal advertising, and a direct mail and lead referral program.

Operations

We currently have seven principal service lines located at thirteen regional sites. Our regional sites are listed in the table below. The Emergency Department units are managed semi-autonomously by senior physician leaders, and are operated as profit centers with the responsibility for pricing new contracts, recruiting and scheduling physicians and other healthcare professionals, marketing locally and conducting day-to-day operations. The management of corporate functions such as accounting, payroll, billing and collection, capital spending, information systems and legal are centralized.

Name	Location	Principal service lines

After Hours Pediatrics	Tampa, FL	Pediatrics

Daniel and Yeager	Huntsville, AL	Locum Tenens

Emergency Coverage Corporation of TeamHealth	Knoxville, TN	Emergency Department

TeamHealth East	Woodbury, NJ	Emergency Department

TeamHealth Midwest	Middleburg Heights, OH	Emergency Department

Health Care Financial Services of TeamHealth	Plantation, FL	Billing

TeamHealth Southeast	Ft. Lauderdale, FL	Emergency Department

Northwest Emergency Physicians of TeamHealth	Seattle, WA	Emergency Department

Spectrum Healthcare Resources	St. Louis, MO	Military Staffing

TeamHealth Midsouth	Knoxville, TN	Emergency Department

TeamHealth Anesthesia Management Services	Knoxville, TN	Anesthesiology

TeamHealth West	Pleasanton, CA	Emergency Department

TeamHealth Radiology	Knoxville, TN	Radiology

We require the physicians with whom we contract to obtain professional liability insurance coverage. For our independently contracted physicians, we typically arrange for, and for our employed physicians, we typically provide for, claims-made coverage with per incident and annual aggregate per physician limits and per incident and annual aggregate limits for all corporate entities. These limits are deemed appropriate by management based upon historical claims, the nature and risks of the business and standard industry practice.

Beginning in 2003, we began providing for a significant portion of our professional liability loss exposures through the use of a captive insurance company and through greater utilization of self-insurance reserves. We base a substantial portion of our provision for professional liability losses on periodic actuarial estimates of such losses for periods subsequent to March 11, 2003. An independent actuary firm is responsible for preparation of the periodic actuarial studies.

We are usually obligated to arrange for the provision of “tail” coverage for claims against our physicians for incidents that are incurred but not reported during periods for which the related risk was covered by claims-made insurance. With respect to those physicians for whom we are obligated to provide tail coverage, we accrue professional insurance expenses based on estimates of the cost of procuring tail coverage.

We also maintain general liability, vicarious liability, automobile liability, property and other customary coverages in amounts deemed appropriate by management based upon historical claims and the nature and risks of the business.

Employees and independent contractors

As of December 31, 2005, we had approximately 5,600 employees, of which 2,400 worked in billing and collections, operations and administrative support functions, 560 were physicians and 2,640 were other healthcare providers. In addition, we had agreements with approximately 2,500 independent contractors, of which approximately 2,400 were physicians. Our employees and independent contractors are not covered by any collective bargaining agreements nor are they represented by any unions.

Competition

The market for outsourced emergency department staffing and related management services is highly fragmented, with more than 800 national, regional and local providers handling over 113.9 million patient visits in 2003. There are more than 3,900 hospitals in the United States with emergency departments, of which 67% currently outsource physician services. Of these hospitals that outsource, we believe approximately 52% contract with a local provider, 23% contract with a regional provider and 25% contract with a national provider.

Emergency Medical Services Corporation has the second largest share of the emergency department services market based upon revenues. Other national providers of outsourced emergency department services include Sterling Healthcare, National Emergency Service and the Schumacher Group, all of which tend to focus on hospitals with low to medium volume emergency departments.

Regulatory matters

General. As a participant in the healthcare industry, our operations and relationships with healthcare providers such as hospitals are subject to extensive and increasing regulations by numerous federal and state governmental entities as well as local governmental entities. The management services provided by us under contracts with hospitals and other clients include:

•	the identification and recruitment of physicians and other healthcare professionals for the performance of emergency medicine, radiology and other services at hospitals, outpatient imaging facilities and other facilities;

•	utilization review of services and administrative overhead;

•	scheduling of staff physicians and other healthcare professionals who provide clinical coverage in designated areas of healthcare facilities; and

•	administrative services such as billing and collection of fees for professional services.

All of the above services are potentially subject to scrutiny and review by federal, state and local governmental entities and are subject to the rules and regulations promulgated by these governmental entities. Specifically, but without limitation, the following laws and regulations may affect our operations and contractual relationships:

Laws regarding licensing and certification. We and our affiliated physicians are subject to various federal, state and local licensing and certification laws and regulations and accreditation standards and other laws, relating to, among other things, the adequacy of medical care, equipment, personnel and operating policies and procedures. We are also subject to periodic inspection by governmental and other authorities to assure continued compliance with the various standards necessary for licensing and accreditations. We are pursuing the steps we believe we must take to retain or obtain all requisite operating authorities. While we have made reasonable efforts to substantially comply with federal, state and local licensing and certification laws and regulations and accreditation standards based upon what we believe are reasonable and defensible interpretations of these laws, regulations and standards, we cannot assure you that agencies that administer these programs will not find that we have failed to comply in some material respects. Failure to comply with these licensing, certification and accreditation laws, regulations and standards could result in our services being found non-reimbursable or prior payments being subject to recoupment, and can give rise to civil or, in extreme cases, criminal penalties.

State laws regarding prohibition of corporate practice of medicine and fee splitting arrangements. We currently provide outsourced physician staffing and administrative services to healthcare facilities in 43 states. The laws and regulations relating to our operations vary from state to state. The laws of many states prohibit general business corporations, such as us, from practicing medicine, controlling physicians’ medical decisions or engaging in some practices such as splitting professional fees with physicians. Such laws are intended to prevent unlicensed persons from interfering with or influencing the physician’s professional judgment and the sharing of professional services income with non-professional or business interests. The laws of other states, including Florida, do not prohibit non-physician entities from employing physicians to practice medicine but may retain a ban on some types of fee splitting arrangements. During the year ended December 31, 2005, we derived approximately 17% of our net revenues less provision for uncollectibles from services rendered in the state of Florida.

While we seek to comply substantially with existing applicable laws relating to the corporate practice of medicine and fee splitting, we cannot assure you that our existing contractual arrangements, including non-competition agreements with physicians, professional corporations and hospitals will not be successfully challenged in certain states as unenforceable or as constituting the unlicensed practice of medicine or prohibited fee-splitting. In this event, we could be subject to adverse judicial or administrative interpretations, to civil or criminal penalties, our contracts could be found legally invalid and unenforceable or we could be required to restructure our contractual arrangements with our affiliated physician groups.

Debt collection regulation. Some of our operations are subject to compliance with the Fair Debt Collection Practices Act and comparable statutes in many states. Under the Fair Debt Collection Practices Act, a third-party collection company is restricted in the methods it uses in contacting consumer debtors and eliciting payments with respect to placed accounts. Requirements under state collection agency statutes vary; however, most require compliance similar to that required under the federal Fair Debt Collection Practices Act. We believe that we are in substantial compliance with the federal Fair Debt Collection Practices Act and comparable state statutes.

Anti-kickback statutes. We are subject to the federal healthcare fraud and abuse laws including the federal anti-kickback statute. The federal anti-kickback statute at section 1128B(b) of the Social Security Act, or SSA, (“Anti-Kickback Statute”) prohibits the knowing and willful offer, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration in return for referring an individual or to induce the referral of an individual to a person for the furnishing (or arranging for the furnishing) of any item or service, or in return for the purchasing, leasing, ordering, or arranging for or recommending the purchasing, leasing, or ordering of any good, facility, service, or item for which payment may be made, in whole or in part, by a federal healthcare program. These fraud and abuse laws define federal healthcare programs to include plans and programs that provide health benefits, whether directly, through insurance, or otherwise, which are funded directly by the United States government or any state healthcare program other than the Federal Employee Health Plan. These programs include Medicare and Medicaid, and TRICARE (formerly the Civilian Health and Medical Program of the Uniformed Services), among others. Violations of the Anti-Kickback statute may result in civil and criminal penalties and exclusion from participation in federal and state healthcare programs.

As authorized by Congress, OIG has issued “safe harbor” regulations which immunize from prosecution certain business arrangements under the Anti-Kickback Statute. The fact that a given business arrangement does not fall within one of these “safe harbor” provisions does not render the arrangement illegal, but business arrangements of healthcare service providers that fail to satisfy the applicable safe harbor criteria are reviewed based upon a facts and circumstances analysis to determine whether a violation may have occurred. Some of the financial arrangements that we may maintain may not meet all of the requirements for safe harbor protection. The authorities that enforce the Anti-Kickback Statute may in the future determine that one or more of these financial arrangements violate the Anti-Kickback Statute or other federal or state laws. A determination that a financial arrangement violates the Anti-Kickback Statute could subject us to liability under the Social Security Act, including criminal and civil penalties, as well as exclusion from participation in government programs such as Medicare and Medicaid or other federal healthcare programs. In addition, an increasing number of states in which we operate have laws that prohibit some direct or indirect payments, similar to the Anti-Kickback Statute, if those payments are designed to induce or encourage the referral of patients to a particular provider. Possible sanctions for violation of these restrictions include exclusion from state funded healthcare programs, loss of licensure, and civil and criminal penalties. Statutes vary from state to state, are often vague, and may not have been interpreted by courts or regulatory agencies.

In order to obtain additional clarification on the federal Anti-Kickback Statute, a provider can obtain written interpretative advisory opinions from the Department of Health and Human Services, or HHS, regarding existing or contemplated transactions. Advisory opinions are binding as to the Department of Health and Human Services but only with respect to the requesting party or parties. The advisory opinions are not binding as to other governmental agencies, e.g., the Department of Justice, and certain matters (e.g., whether certain payments made in conjunction with conduct seeking to meet certain safe harbor protection are at fair market value) are not within the purview of an advisory opinion.

In 1998, the OIG issued an advisory opinion in which it concluded that a proposed management services contract between a medical practice management company and a physician practice, which provided that the management company would be reimbursed for the fair market value of its operating services and its costs and paid a percentage of net practice revenues, may constitute illegal remuneration under the federal Anti-Kickback Statute. The OIG’s analysis focused on the marketing activities conducted by the management company and concluded that the management services arrangement described in the advisory opinion included financial incentives to increase patient referrals, contained no safeguards against over utilization, and included financial incentives that increased the risk of abusive billing practices. We believe that our contractual relationships with hospitals and physicians are distinguishable from the arrangement described in this advisory opinion with regard to both the types of services provided and the risk factors identified by the OIG. We provide outsourced physician staffing and administrative services to hospitals and other healthcare providers through contractual arrangements with physicians and hospitals. In some instances, we may enter into a contractual arrangement that provides that, as compensation for staffing a hospital department, we will receive a percentage of charges generated by the physician services rendered to patients seeking treatment in that department. However, the nature of our business distinguishes us from the management company in the advisory opinion. We do not perform marketing or any other management services for the hospital or the physicians by which we can influence the number of patients who seek treatment at the hospital department and thereby increase the compensation received by us from the hospital or paid by us to physicians. Additionally, in any percentage compensation arrangement we have with a hospital, the compensation paid to us by that hospital takes into account only the professional services rendered by our physicians and does not contain financial incentives to increase the referrals of patients by our physicians to the hospital for hospital services. Nevertheless, we cannot assure you that HHS, the Department of Justice or other federal regulators will not be able to successfully challenge our arrangements under the federal Anti-Kickback Statute in the future.

Additionally, we are subject to state statutes and regulations that prohibit, among other things, payments for referral of patients. Violations of these state laws may result in prohibition of payments for services rendered, loss of licenses, fines and criminal penalties. We cannot assure you that state regulators will not successfully challenge our arrangements under state anti-kickback statutes.

Physician self-referral laws. Our contractual arrangements with physicians and hospitals may implicate the federal physician self-referral statute commonly known as Stark II. Stark II prohibits the referral of Medicare and Medicaid “designated health services” to an entity if the physician or a member of such physician’s immediate family has a “financial relationship” with the entity, unless an exception applies.

Stark II provides that the entity which renders the “designated health services” may not present or cause to be presented a claim for “designated health services” furnished pursuant to a prohibited referral. A person who engages in a scheme to circumvent Stark II’s prohibitions may be fined up to $100,000 for each applicable arrangement or scheme. In addition, anyone who presents or causes to be presented a claim in violation of Stark II is subject to payment denials, mandatory refunds, monetary penalties of up to $15,000 per service, an assessment of up to three times the amount claimed, and possible exclusion from participation in federal healthcare programs.

The term “designated health services” includes services commonly performed or supplied by hospitals (including inpatient and outpatient hospital services and diagnostic radiology and radiation therapy services and supplies) or medical clinics to which we provide physician staffing. In addition, the term “financial relationship” is broadly defined to include any direct or indirect ownership or investment interest or compensation arrangement. There are a number of exceptions to the self-referral prohibition, including exceptions for many of the customary financial arrangements between physicians and providers, such as employment contracts, leases, professional services agreements, non-cash gifts having a value less than $300 and recruitment agreements. On January 4, 2001, the Centers for Medicare & Medicaid Services, or CMS, issued a final rule, subject to a comment period, intended to clarify parts of the Stark Law and some of the exceptions to it. The majority of the regulations contained in this rule became effective on or before January 4, 2002. On March 26, 2004, CMS issued an interim final rule subject to a comment period intended to clarify the remaining portions of the Stark Law. These rules, known as “phase two” of the Stark Law rulemaking, became effective July 26, 2004.

While these phase two rules help clarify the requirements of the exceptions to the Stark Law, it is difficult to determine fully their effect until the government begins enforcement of the rules. A “phase three” rule, which is a third set of clarifying regulations, is expected at some point in the future. Evolving interpretations of current laws and regulations (including phase three), or the adoption of new federal or state laws or regulations, could affect many of the arrangements entered into by each of the hospitals with which we contract. In addition, courts, Congress, and law enforcement authorities, including the OIG, are increasing the scrutiny of arrangements between healthcare providers and potential referral sources to ensure that the arrangements are not designed as a mechanism to improperly pay for patient referrals and/or other business.

In addition, a number of the states in which we operate have similar prohibitions on physicians’ self-referrals. These state prohibitions may differ from Stark II’s prohibitions and exceptions. Violations of these state laws may result in prohibition of payment for services rendered, loss of licenses, fines, and criminal penalties. State statutes and regulations also may require physicians or other healthcare professionals to disclose to patients any financial relationship the physicians or healthcare professionals have with a healthcare provider that is recommended to the patients. These laws and regulations vary significantly from state to state, are often vague, and, in many cases, have not been interpreted by courts or regulatory agencies. Exclusions and penalties, if applied to us, could result in significant loss of reimbursement to us, thereby significantly affecting our financial condition.

Other healthcare fraud and abuse laws. Our arrangements and operations may implicate other healthcare fraud and abuse laws. For example, section 1128B(a)(3) of SSA imposes criminal liability on individuals who or entities which, having knowledge of the occurrence of any event affecting their initial or continued right to a benefit or payment under a federal health program, or the initial or continued right to any such benefit or payment of any other individual in whose behalf they have applied for or are receiving such benefit or payment, conceal or fail to disclose such event with an intent fraudulently to secure such benefit or payment either in a greater amount or quantity than is due or when no such benefit or payment is authorized. A violation of this section by a healthcare provider is a felony, and may result in fines up to $25,000 and exclusion from participation in federal healthcare programs.

The federal Civil False Claims Act imposes civil liability on individuals and entities that submit or cause to be submitted false or fraudulent claims for payment to the government. Violations of the Civil False Claims Act may include treble damages and penalties of up to $11,000 per false or fraudulent claim.

In addition to actions being brought under the Civil False Claims Act by government officials, the False Claims Act also allows a private individual with direct knowledge of fraud to bring a “whistleblower” or qui tam suit on behalf of the government for violations of the Civil False Claims Act. In that event, the whistleblower is responsible for initiating a lawsuit that sets in motion a chain of events that may eventually lead to the recovery of money by the government. After the whistleblower has initiated the lawsuit, the government must decide whether to intervene in the lawsuit and to become the primary prosecutor and the whistleblower will receive up to 25% of the government’s award in a successful suit or settlement. In the event the government declines to join the lawsuit, the whistleblower plaintiff may choose to pursue the case alone, in which case the whistleblower will have primary control over the prosecution, although the government must be kept apprised of the progress of the lawsuit and will still receive at least 70% of any recovered amounts. In return for bringing a whistleblower suit on the government’s behalf, the whistleblower plaintiff receives a statutory amount of up to 30% of the recovered amount from the government’s litigation proceeds if the litigation is successful or if the case is successfully settled. Recently, the number of whistleblower suits brought against healthcare providers has increased dramatically, and have included suits based upon alleged violations of the Federal Anti-Kickback Statute and Stark II.

In addition to the federal Civil False Claims Act, several states and the District of Columbia have enacted false claims laws that allow the recovery of money which was fraudulently obtained by a healthcare provider from the state, such as Medicaid funds provided by the state, or, in some cases, from private payers, and assess other fines and penalties.

In addition to the Civil False Claims Act, under the Health Insurance Portability and Accountability Act of 1996, or HIPAA, there are five additional federal criminal statutes: “healthcare fraud,” “false statements relating to healthcare matters,” “theft or embezzlement in connection with healthcare,” “obstruction of criminal investigations of healthcare offenses,” and “laundering of monetary instruments.” These HIPAA criminal statutes encompass fraud against private payers. Violations of these statutes constitute felonies and may result in fines, imprisonment, and/or exclusion from government-sponsored programs. The “healthcare fraud” provisions of HIPAA prohibit knowingly and willfully executing a scheme or artifice to defraud any healthcare benefit program, including private payers. The “false statements” provisions of HIPAA prohibit knowingly and willfully falsifying, concealing or covering up a material fact by any trick, scheme or device or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services.

In addition to criminal and civil monetary penalties, healthcare providers that are found to have defrauded the federal or state healthcare programs may be excluded from participation in government healthcare programs. Providers that are excluded are not entitled to receive payment under Medicare, or other federal and state healthcare programs for items or services provided to program beneficiaries. Exclusion for a minimum of five years is mandatory for a conviction with respect to the delivery of a healthcare item or service. The presence of aggravating circumstances in a case can lead to a longer period of exclusion. The OIG also has the discretion to exclude providers for certain conduct even absent a criminal conviction. Such conduct includes participation in a fraud scheme, the payment or receipt of kickbacks, and failing to provide services of a quality that meets professionally recognized standards.

The federal government has made a policy decision to significantly increase the financial resources allocated to enforcing the general fraud and abuse laws. In addition, private insurers and various state enforcement agencies have increased their level of scrutiny of healthcare claims in an effort to identify and prosecute fraudulent and abusive practices in the healthcare area. We are subject to these increased enforcement activities and may be subject to specific subpoenas and requests for information.

Administrative simplification and the Transactions, Privacy and Security Rules. HIPAA mandates the adoption of standards for the exchange of electronic health information in an effort to encourage overall administrative simplification and enhance the effectiveness and efficiency of the healthcare industry. Ensuring privacy and security of patient information was one of the key factors behind the legislation.

In August 2000, HHS issued final regulations establishing electronic transaction standards that healthcare providers must use when submitting or receiving certain healthcare data electronically (the Transactions Rule). Most affected entities, including us, were required to comply with these regulations by October 16, 2002 or request an extension to comply with these regulations by October 16, 2003 from CMS. We received confirmation from CMS of CMS’s receipt of our request and were therefore required to comply with these regulations by October 16, 2003. On October 16, 2003, CMS implemented a HIPAA contingency plan to permit providers to temporarily submit electronic Medicare claims in a non-standard format. CMS terminated the contingency plan effective October 1, 2005. We have completed the necessary actions to comply with the new standards and transmit data in the standardized format to health plans which are able to accept the format.

In December 2000, HHS issued final regulations concerning the privacy of healthcare information which were subsequently clarified in August 2002 (the Privacy Rule). These regulations regulate the use and disclosure of individuals’ healthcare information, whether communicated electronically, on paper or verbally. Most affected entities, including us, were required to comply with these regulations by April 2003. The regulations also provide patients with significant new rights related to understanding and controlling how their health information is used or disclosed. We have adopted privacy policies for our covered entity activities and have entered into business associate agreements with affiliated providers, including physicians, hospitals and other covered entities, and our vendors. We believe we are in substantial compliance with the final regulations concerning the privacy of healthcare information.

In February 2003, CMS issued final regulations concerning the security of electronic protected healthcare information (the Security Rule). These regulations mandate the use of certain administrative, physical and technical safeguards to protect the confidentiality, integrity, and availability of electronic protected healthcare information. Most affected entities, including us, were required to comply with these regulations by April 21, 2005. We evaluated our systems, procedures and policies relative to the security of electronic protected healthcare information, and modified them as necessary to comply with the security regulations. We believe we are currently in substantial compliance with the regulations.

In January 2004, CMS issued final regulations concerning the national unique health identifier for health care providers. These regulations establish the standard for a unique national identifier for health care providers for use in the health care system and the adoption of the national provider identifier. In general, this rule requires any part of our business that would be a covered health care provider if it were a separate legal entity, to apply for a national provider identifier and to use the identifier when submitting claims and conducting certain other electronic transactions. We anticipate beginning to evaluate the policies and procedures necessary to obtain identifiers within the required time frame and expect to implement and/or modify our systems, policies and procedures as necessary to comply materially with the regulations by the May 23, 2007 compliance date.

The HIPAA statute includes penalties for violations of the HIPAA regulations. The Secretary of HHS is permitted to impose civil penalties for violations of HIPAA requirements of $100 per violation (with a maximum of $25,000 in penalties per calendar year for the same type of violation). The United States Justice Department has the authority to enforce criminal violations of HIPAA that include fines of between $50,000 and $250,000, and 10 years’ imprisonment, or both. Criminal offenses including knowingly (i) using or causing to be used a unique health identifier in violation of the privacy standards, (ii) obtaining individually identifiable health information relating to an individual in violation of the privacy standards, or (iii) disclosing individually identifiable health information to another person in violation of the privacy standards. Other bases for criminal prosecution, for example, include committing an offense with the intent to use individually identifiable health information for commercial advantage, personal gain, or malicious harm.

In April 2003, HHS issued interim final regulations relating to the enforcement and imposition of penalties on entities that violate a HIPAA standard. These regulations are the first installment of enforcement regulations which, when issued in complete form, will set forth procedural and substantive requirements for the enforcement and imposition of civil penalties under HIPAA. In April 2005, HHS proposed to amend the interim final regulations with respect to the process for imposition of civil monetary penalties, the investigation process, bases for liability, determination of the penalty amount, the appeal process available to covered entities and other matters. We have established a plan and engaged the resources necessary to comply with the HIPAA administrative simplification requirements . At this time, we believe our operations are currently conducted in substantial compliance with these HIPAA requirements. Based on the existing and proposed administrative simplification HIPAA regulations, we believe that the cost of our compliance with HIPAA will not have a material adverse effect on our business, financial condition, or results of operations.

There are other federal and state laws relating to privacy, security and confidentiality of patient healthcare information. In addition to federal privacy regulations, there are a number of state laws governing confidentiality of health information that are applicable to our operations. New laws governing privacy may be adopted in the future as well. We have taken steps to comply with health information privacy requirements to which we are aware that we are subject. However, we can provide no assurance that we are or will remain in compliance with diverse privacy requirements in all of the jurisdictions in which we do business. Failure to comply with privacy requirements could result in civil or criminal penalties, which could have a materially adverse impact on our business.

Related laws and guidelines. Because we perform services at hospitals, outpatient facilities and other types of healthcare facilities, we and our affiliated physicians may be subject to laws, which are applicable to those entities. For example, our operations are impacted by the EMTALA which prohibits “patient dumping” by requiring hospitals and hospital emergency department physicians or hospital urgent care center physicians to provide care to any patient presenting to the hospital’s emergency department or urgent care center in an emergent condition regardless of the patient’s ability to pay. Many states in which we operate have similar state law provisions concerning patient dumping.

In addition to the EMTALA and its state law equivalents, significant aspects of our operations are subject to state and federal statutes and regulations governing workplace health and safety, dispensing of controlled substances and the disposal of medical waste. Changes in ethical guidelines and operating standards of professional and trade associations and private accreditation commissions such as the American Medical Association and the Joint Commission on Accreditation of Healthcare Organizations may also affect our operations. We believe our operations as currently conducted are in substantial compliance with these laws and guidelines.

Corporate compliance program. We have developed a corporate compliance program in an effort to monitor compliance with federal and state laws and regulations applicable to healthcare entities, and implement policies and procedures so that employees act in compliance with all applicable laws, regulations and company policies.

The OIG has issued a series of compliance program guidance documents in which the OIG has set out the elements of an effective compliance program. Our compliance program has been structured to include these elements and we believe we have taken reasonable steps to implement them. The primary compliance program components recommended by the OIG, all of which we have attempted to implement, include:

•	formal policies and written procedures;

•	designation of a compliance officer;

•	education and training programs;

•	internal monitoring and reviews;

•	responding appropriately to detected misconduct;

•	open lines of communication; and

•	discipline and accountability.

We audit compliance with our compliance program on a randomized sample basis; for example, we do not audit 100% of our submitted claims. Although such an approach reflects a reasonable and accepted approach in the industry, we cannot assure you that our program will detect and rectify all compliance issues in all markets and for all time periods. If we fail to detect such issues, depending on the nature and scope of the issue, this could result in future claims for recoupment of overpayments, civil fines and penalties, or other material adverse consequences.

Properties

We lease approximately 38,000 square feet at 1900 Winston Road, Knoxville, Tennessee for our corporate headquarters for a term expiring March 31, 2010. We also lease or sublease facilities for the operations of the clinics, billing centers, and certain regional operations for approximately 70 locations in 18 states. We believe our present facilities are adequate to meet our current and projected needs. The leases and subleases have various terms primarily ranging from one to ten years and monthly rents ranging from approximately $1,000 to $57,000. Our aggregate monthly lease payments total approximately $640,000. We expect to be able to renew each of our leases or to lease comparable facilities on terms commercially acceptable to us.

Legal proceedings

We are currently a party to various legal proceedings. While we currently believe that the ultimate outcome of such proceedings, individually and in the aggregate, will not have a material adverse effect on our financial position or overall trends in results of operations, litigation is subject to inherent uncertainties. If an unfavorable ruling were to occur, there exists the possibility of a material adverse impact on our net earnings in the period in which the ruling occurs. The estimate of the potential impact from such legal proceedings on our financial position or overall results of operations could change in the future.

Management

Representatives and executive officers

The following table sets forth information with respect to the members of the board of representatives for Team Health Holdings, Team Finance and Team Health, Inc., and the executive officers of Team Health Holdings, the Issuers and Team Health, Inc. The director of Health Finance Corporation is Robert C. Joyner.

Name	Age*	Position
Lynn Massingale, M.D.	53	Chief Executive Officer and Representative
Greg Roth	49	President and Chief Operating Officer
Robert C. Joyner	58	Executive Vice President, General Counsel
Stephen Sherlin	60	Chief Compliance Officer
David P. Jones	38	Chief Financial Officer
Neil P. Simpkins	39	Representative
Benjamin J. Jenkins	35	Representative
Michael A. Dal Bello	34	Representative
Earl P. Holland	60	Representative
Glenn A. Davenport	52	Representative

*	As of March 1, 2006

Lynn Massingale, M.D. became a member of our board of representatives following the Transactions. Dr. Massingale has been Chief Executive Officer and director of Team Health, Inc. since 1994 and also held the title of President until October 2004. Prior to that, Dr. Massingale served as President and Chief Executive Officer of Southeastern Emergency Physicians, a provider of emergency physician services to hospitals in the Southeast and the predecessor of Team Health, Inc., which Dr. Massingale co-founded in 1979. Dr. Massingale served as the director of Emergency Services for the state of Tennessee from 1989 to 1993. Dr. Massingale is a graduate of the University of Tennessee Medical Center for Health Services.

Greg Roth joined Team Health, Inc. in November 2004 as President and Chief Operating Officer. Mr. Roth previously was employed by HCA—The Healthcare Company since January 1995. Beginning in July 1998, Mr. Roth served as President of HCA, Ambulatory Surgery Division. Prior to his appointment as President, Mr. Roth served in the capacity of Senior Vice President of Operations, Western Region from May 1997 to July 1998 and the Western Region’s Chief Financial Officer from January 1995 to May 1997. Prior to joining HCA, Mr. Roth held various financial positions at Ornda HealthCorp from July 1994 to January 1995 and at EPIC Healthcare Group from April 1988 to July 1994. Prior to these positions, Mr. Roth held various positions in the healthcare industry.

Robert C. Joyner joined Team Health, Inc. in August 1999 as Executive Vice President and General Counsel. Prior to joining Team Health, Inc., Mr. Joyner had a private practice of law from September 1998 to July 1999, and from May 1997 to September 1998 he served as the Senior Vice President and General Counsel for American Medical Providers, a regional physician practice management company. From May 1986 to May 1997, Mr. Joyner served as the Senior Vice President and General Counsel for Paracelsus Healthcare Corporation, a privately held hospital ownership and management company which became public in 1996 and is now known as Clarent Hospital Corporation. Mr. Joyner graduated with a B.S.B.A. degree in 1969 and a J.D. in 1972, both from the University of Florida.

Stephen Sherlin was named Chief Compliance Officer effective July 1, 2004. Mr. Sherlin previously served as Executive Vice President, Healthcare Financial Services since February 2000. Mr. Sherlin joined Team Health, Inc. in January 1997 as Senior Vice President, Finance and Administration, and was promoted to Executive Vice President, Finance and Administration in July 1998. From 1993 until 1996 Mr. Sherlin served as Vice President and Chief Financial Officer of the Tennessee Division of Columbia/HCA. Mr. Sherlin has also served as Chief Financial Officer for the Athens Community Hospital in Athens, Tennessee; Park West Medical Center in Knoxville, Tennessee; and Doctors Hospital in Little Rock, Arkansas. Mr. Sherlin is a graduate of Indiana University.

David P. Jones has been our Chief Financial Officer since May 1996. From 1994 to 1996, Mr. Jones was our Controller. Prior to that, Mr. Jones worked at Pershing, Yoakley and Associates, a regional healthcare audit and consulting firm, as a Supervisor. Before joining Pershing, Yoakley and Associates, Mr. Jones worked at KPMG Peat Marwick as an Audit Senior. Mr. Jones received a B.S. in Business Administration from the University of Tennessee.

Neil P. Simpkins became a member of our board of representatives and directors following the Transactions. Mr. Simpkins has served as a Senior Managing Director of Blackstone since December 1999. From 1993 until the time he joined Blackstone, Mr. Simpkins was a principal at Bain Capital. Prior to joining Bain Capital, Mr. Simpkins was a consultant at Bain & Company in London and the Asia Pacific region. He currently serves as Chairman of the board of directors of TRW Automotive Inc. and is a director of Vanguard Health Systems.

Benjamin J. Jenkins became a member of our board of representatives and directors following the Transactions. Mr. Jenkins has been a Principal in the Private Equity Group of Blackstone since 1999. Previously, Mr. Jenkins was an Associate at Saunders Karp & Megrue. Prior to that, Mr. Jenkins worked in the Mergers & Acquisitions Department at Morgan Stanley & Co. Mr. Jenkins holds a B.A. in Economics from Stanford University and an M.B.A. from Harvard Business School. He currently serves on the supervisory board of Celanese AG, and is a director of Vanguard Health Systems.

Michael A. Dal Bello became a member of our board of representatives and directors following the Transactions. Mr. Dal Bello has been a Principal in the Private Equity Group of Blackstone since 2002 and is actively involved in Blackstone’s healthcare investment activities. Prior to joining Blackstone, Mr. Dal Bello received an M.B.A. from Harvard Business School in 2002. Mr. Dal Bello worked at Hellman & Friedman LLC from 1998 to 2000 and prior thereto at Bain & Company. He currently serves as a director of Vanguard Health Systems.

Earl P. Holland became a director of the Company in 2001. Mr. Holland has over 32 years of experience working in the healthcare industry. Prior to his retirement in January, 2001, Mr. Holland held several positions with Health Management Associates, including the positions of Vice Chairman and Chief Operating Officer at the time of his retirement. Mr. Holland also serves on the board of directors of several other companies engaged in the business of providing healthcare services as well as other business services. Mr. Holland graduated from Southeast Missouri State University with a B.S. degree in business administration.

Glenn A. Davenport became a director in 2001. Mr. Davenport serves as President and Chief Executive Officer of Morrison Management Specialists, which was acquired by Compass Group in April 2001. Mr. Davenport has served in this role since Morrison Management Specialists was spun off from Morrison Restaurants, Inc. in 1996. Prior thereto, he served in various management capacities with Morrison Restaurants, Inc. since 1973. Mr. Davenport also serves on the board of directors of several other organizations associated with the food service business.

Executive compensation

We expect to compensate management as described under “—Employment agreements.” The following table sets forth information concerning the annual and long-term compensation for services in all capacities to us for the three-year period ending 2005 of those persons who served as:

(1) the chief executive officer during 2005; and

(2)	our other five most highly compensated executive officers for 2005, who we refer to as the Named Executive Officers:

Name and principal position	Annual compensation					Long-term compensation awards	Special bonus(2)	Total compensation
	Year	Salary	Bonus	Other annual compensation		Securities underlying options(1)
Lynn Massingale, M.D.	2005	$530,736	$457,462	$36,568	(3)	100,000	$76,186	$1,100,952
Chief Executive Officer	2004	532,693	487,500	82,209	(3)	—	50,791	1,153,193
	2003	516,566	164,497	77,550	(3)	45,000	—	758,613
Greg Roth	2005	410,231	39,460	5,299	(4)	89,000	—	454,990
President and Chief Operating Officer	2004	53,846	100,000	83,134	(4)	—	—	236,980
Robert C. Joyner	2005	254,754	168,909	18,871	(5)	30,000	34,519	477,053
Executive Vice President,	2004	255,693	180,000	20,914	(5)	—	41,009	497,616
General Counsel	2003	235,732	50,546	19,290	(5)	—	—	305,568
Stephen Sherlin	2005	128,197	128,959	17,714	(5)	—	34,519	309,389
Chief Compliance Officer	2004	206,068	184,789	18,948	(5)	—	41,009	450,814
	2003	236,385	70,679	15,836	(5)	—	—	322,900
David P. Jones	2005	231,442	146,198	26,397	(5)	15,000	25,113	429,150
Chief Financial Officer	2004	216,700	142,950	25,793	(5)	—	50,414	435,857
	2003	188,850	41,284	23,703	(5)	—	—	253,837
Robert J. Abramowski (6)	2005	339,548	225,131	17,005	(5)	30,000	46,417	628,101
	2004	362,030	239,913	18,189	(5)	—	86,203	706,335
	2003	289,913	64,998	15,247	(5)	—	—	370,158

(1)	Represents options granted under the Team Health, Inc. 1999 Option Plan (as defined below).
(2)	The Special Bonus represents cash payments authorized and approved by our Board of Directors to holders of stock options as a compensatory bonus in conjunction with dividends declared on our common stock.
(3)	All other compensation for Dr. Massingale includes the following:

	2005	2004	2003
Life insurance	$—	$51,600	$51,660
Health insurance	9,349	9,095	7,839
Other	27,219	21,514	18,051

Life insurance represents premiums paid by us on behalf of Dr. Massingale. Such premiums are secured by a collateral interest in the policy and are repayable to us at the time any benefits under the policy are realized. This arrangement was terminated effective January 11, 2006.

Additionally, Dr. Massingale provides professional medical services to client hospitals under independent contractor agreements with our subsidiaries. During 2005, 2004 and 2003, Dr. Massingale was paid $748, $190 and $1,500, respectively.

(4)	All other compensation for Mr. Roth includes the following:

	2005	2004
Moving costs	$—	$83,134
Health insurance	3,059	—
Other	2,240	—

(5)	All other compensation for Mr. Joyner, Mr. Sherlin, Mr. Jones, and Mr. Abramowski is less than 10% of their annual compensation each year.

(6)	Mr. Abramowski’s employment with us ended effective January 31, 2006. Mr. Abramowski had served with us in the position of Executive Vice President Finance and Administration.

During 2004, the following named Executive Officers received a distribution in the following amounts from the Team Health, Inc. Equity Deferred Compensation Plan in conjunction with a refinancing of preferred stock and outstanding debt that occurred during the year:

Lynn Massingale, M.D.	$1,515,546
Stephen Sherlin	$341,593
David Jones	$273,274

Such amounts represent the payment of compensation originally deferred during 1999 in conjunction with our recapitalization in 1999. The deferred amounts had been invested in preferred units of Team Health Holdings.

Stock option plans

In March 1999, we adopted the Team Health, Inc. Stock Option Plan. As of November 23, 2005, options to purchase an aggregate of 1,362,775 shares were outstanding under the plan, of which options to purchase an aggregate of 1,005,224 shares were vested. Pursuant to the Merger Agreement, all outstanding options issued under the Team Health Option Plan which were deemed vested and exercisable as of the effective time of the Recapitalization Merger were canceled in exchange for a cash payment equal to the excess of $58.91142 per share over the exercise price per share of the option, subject to certain customary adjustments, and all remaining outstanding unvested options were canceled. It is not currently anticipated that any additional options will be granted under the Team Health Option Plan. Members of management will participate in the equity of Team Health Holdings as described under “—Equity ownership” and “—2005 unit plan.”

In conjunction with the cancellation of the outstanding vested stock options, the following named Executive Officers received a payment in the following amounts at the time of the merger:

Lynn Massingale, M.D.	$3,082,477
Greg Roth	$1,996,529
Robert C. Joyner	$2,036,599
Stephen Sherlin	$1,405,678
David P. Jones	$632,910
Robert Abramowski	$1,555,915

Option grants in last fiscal year

The following options were granted to the Named Executive Officers under the Team Health Option Plan during 2005.

				Potential Realizeable Value of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted To Employees in Fiscal Year	Exercise Price ($/sh.)	Expiration Date	5% ($)	10% ($)
Lynn Massingale, M.D.	100,000	14.6%	16.85	(1)	804,512	1,926,947
Greg Roth	89,000	13.0%	16.85	(1)	716,016	1,714,983
Robert C. Joyner	30,000	4.4%	16.85	(1)	241,354	578,084
Stephen Sherlin	—	—	—	(1)	—	—
David P. Jones	15,000	2.2%	16.85	(1)	120,677	289,042
Robert J. Abramowski	30,000	4.4%	16.85	(1)	241,354	578,084

(1)	The options did not have a fixed expiration date.

Option exercises in last fiscal year and fiscal year end option values

The following is a summary of stock options exercised in 2005 by the Named Executive Officers and the value of unexercised stock options at December 31, 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Year-End(1) (#)	Value of Unexercised In- The-Money Options at Year-End ($) Exercisable/Unexercisable(1)
Lynn Massingale, M.D.	27,000	$333,450	— / —	— / —
Greg Roth	—	—	— / —	— / —
Robert C. Joyner	—	—	— / —	— / —
Stephen Sherlin	—	—	— / —	— / —
David P. Jones	20,000	$307,000	— / —	— / —
Robert J. Abramowski	30,000	$370,500	— / —	— / —

(1)	No options were outstanding as of December 31, 2005 (See “Stock Option Plans”).

Pension plans

Substantially all of the salaried employees, including our executive officers, participate in the Team Health, Inc. 401(k) savings plan. Employees are permitted to defer a portion of their income under the 401(k) plan. At the discretion of our Board of Representatives, Team Health, Inc. may make a matching contribution up to 50% of the first 6% of employees’ contributions under the Plan as determined each year. The board of representatives of Team Health, Inc. authorized the maximum discretionary amount as a match on employees’ 401(k) Plan contributions for 2005, including the Named Executive Officers.

In addition, the Named Executive Officers and all other currently eligible employees participate in the Team Health, Inc. non-qualified Supplemental Executive Retirement plan (“SERP”). Currently, all eligible employees are permitted to defer a portion of their income under the SERP. In its sole discretion, Team Health, Inc. may make contributions to the account of any of the active participants in the SERP and the participants shall always be vested in all amounts credited to their accounts.

Employment Agreements

In connection with the Reorganization Merger, we entered into a new employment agreement with Dr. Massingale on November 23, 2005, which has a five-year initial term and will renew for a one-year period upon the expiration of the initial term and each subsequent term, unless either party provides notice of non-renewal at least 180 days prior to the end of the then current term. We also entered into an employment agreement with Mr. Roth, which has an initial five-year term that commenced on November 8, 2004. Mr. Roth’s employment agreement provides for automatic one-year renewal periods upon the expiration of the initial term or any subsequent term, unless either party provides the notice of non-renewal at least 150 days prior to the end of the then current term.

In addition, we also entered into separate employment agreements with Mr. Sherlin and Mr. Jones, beginning March 11, 1999, Mr. Joyner, beginning August 1, 1999. These agreements each had five-year initial periods and are each subject to consecutive one-year extensions, unless either party provides notice of non-renewal at least 180 days prior to the end of the then current term. All such agreements have been extended.

All of the employment agreements also include provision for the payment of an annual base salary, subject to annual review and adjustment, as well as the payment of a bonus based upon the achievement of certain financial performance criteria. The base bonus is established as a percentage of the executive’s salary. Adjustments to the executive’s base bonus can occur based upon the achievement of established financial targets.

The maximum bonus against the target can result in upward adjustment equal to 150% of the base bonus level. The annual base salaries as of December 31, 2005 and the base bonus that can be earned by each of the Named Executive Officers for 2005 are as follows:

	Annual base salary	Base bonus
Lynn Massingale, M.D.	$535,613	65%
Gregory S. Roth	414,000	50%
Robert C. Joyner	257,094	50%
Stephen Sherlin	129,375	50%
David P. Jones	237,500	50%

The terms of the employment agreements for Mr. Roth and each of the Named Executive Officers (other than for Dr. Massingale) include that, if the executive is terminated by us without cause, or under certain conditions, such as death or disability, the executive will continue to receive his base salary for a period of up to two years and may receive a portion of his bonus for the year of termination. The period of continued salary is eighteen months in the case of Mr. Roth and one year in the case of each of Mr. Jones, Mr. Joyner and Mr. Sherlin. If Dr. Massingale is terminated by us without cause or if he resigns for good reason, Dr. Massingale will be entitled to severance over the twelve month period following such termination in an amount equal to three-times his base salary and the average annual bonus Dr. Massingale received during the two most recently completed bonus periods. If Dr. Massingale’s employment is terminated as a result of his death or by us due to his disability, or if he resigns for any reason during the one-year period following a change of control, we will continue to provide him with his base salary and bonus (based on the average bonus that he received during the two most recently completed bonus periods) during the two-year period following such event, provided that such payments shall be reduced by the amount of any life or disability insurance proceeds that are paid to Dr. Massingale or his estate from any life insurance or disability plan or policy we maintain for his benefit. The employment agreement for Dr. Massingale provides that the equity awards held by Dr. Massingale shall fully vest upon a change of control and it also provides him with protection against excise taxes that may be imposed as a result of the acceleration of those awards, as well as against other payments that could be deemed “excess parachute payments” in connection with the occurrence of the change of control.

As a result of the restrictive covenants contained in their employment agreements, each of the Named Executive Officers has agreed not to disclose our confidential information, solicit our employees or contractors, or compete with us or interfere with our business for two years after his employment with us has been terminated for any reason (except, with respect to Dr. Massingale, the period shall only be for one year in the event in the event his employment is terminated by us without cause or if he resigns for good reason).

Equity ownership

As of December 31, 2005, our management, as a group, holds an aggregate of 8.9% of the outstanding Class A Common Units in Team Health Holdings. In addition, members of management will be given the opportunity to purchase additional Class A Common Units under Ensemble Acquisition’s 2005 unit plan (See “— 2005 unit plan” below).

In addition, following the consummation of the Recapitalization Merger, Class B Common Units (representing 5% of the total number of units of Team Health Holdings) and Class C Common Units (representing 7% of the number of units of Team Health Holdings) (See “Certain relationships and related party transactions—Limited liability company agreement”) were made available for grant to management as equity incentives. These Class B Common Units and Class C Common Units, as well as any other Class B Common Units or Class C Common Units that are granted, sold or issued, will be non-voting membership interests. Up to 80% of these units were awarded subsequent to December 31, 2005, with vesting beginning as of November 23, 2005. The balance of the equity incentives will be reserved for allocation in the future to new hires and promoted employees who become members of the management team.

The equity incentives will generally vest over five years, and will vest in full upon the occurrence of a change of control of Team Health Holdings.

The equity incentives are subject to certain restrictions and repurchase provisions. See “Certain relationships and related party transactions—Limited liability company agreement.”

2005 unit plan

Team Health Holdings adopted the 2005 unit plan on November 23, 2005 in connection with, and automatically upon the consummation of, the transactions contemplated by the Reorganization Merger. The plan provides for grants, sales or other issuances of Class A Common Units, Class B Common Units and Class C Common Units. Our and Team Health Holdings’ representatives, officers and other employees and persons who engage in services for us and our affiliates are eligible for awards under the plan. The purpose of the plan is to provide these individuals with incentives to maximize shareholder value and otherwise contribute to our success and to enable us to attract, retain and reward the best available persons for positions of responsibility.

A total of 600,000 Class A Common Units have been authorized for issuance under the plan, subject to adjustment in the event of a reorganization, stock split, merger or similar change in our corporate structure or the outstanding Units. In addition, 400,000 Class B Common Units and 600,000 Class C Common Units have also been authorized for issuance under the plan. Team Health Holdings’ compensation committee administers the plan. Team Health Holdings’ board also has the authority to administer the plan and to take all actions that the compensation committee is otherwise authorized to take under the plan. The terms and conditions of each award made under the plan, including vesting requirements, will be set forth consistent with the plan in a written agreement with the grantee.

Units stock. Under the plan, the compensation committee may award or sell Class A Common Units, Class B Common Units and Class C Common Units which may be subject to such conditions (including vesting, performance conditions or otherwise), if any, as determined in the discretion of the compensation committee.

Amendment and termination of the plan. The board of representatives of Team Health Holdings may amend or terminate the plan in its discretion, except that no amendment will become effective without prior approval of our shareholders if such approval is necessary to satisfy any applicable tax or regulatory requirement.

If not previously terminated by the board, the plan will terminate on the tenth anniversary of its adoption.

Compensation of representatives

None of our officers or those of Team Health Holdings receive any compensation for serving as a representative or as a member or chair of a committee of the board of representatives. As an independent limited liability company, Team Health Holdings expects to establish compensation practices that will be aligned with creating and sustaining member value.

Security ownership of certain beneficial owners and management

Team Health Holdings, directly or indirectly, owns 100% of the equity securities of the Issuers. The following table sets forth information with respect to the ownership of voting membership interests of Team Health Holdings for (i) each member known by us to own beneficially more than 5% of Team Health Holdings’ voting interests, (ii) each of the named executive officers, (iii) each of our representatives and (iv) all of our representatives and executive officers as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated Class A Common Units. Unless otherwise noted, the address of each beneficial owner is 1900 Winston Road, Suite 300, Knoxville, Tennessee 37919.

Name of beneficial owner	Amount of Class A Common Units (1)		Percent of Class A Common Units
Ensemble Parent LLC	5,613,194	(3)(5)	91.1%
c/o The Blackstone Group L.P. 345 Park Avenue New York, New York 10154
Lynn Massingale, M.D.	120,986	(2)	2.0%
Greg Roth	23,739		0.4%
Robert C. Joyner	11,438		0.2%
Stephen Sherlin	17,240		0.3%
David P. Jones	18,265		0.3%
Earl P. Holland	2,500		0.1%
Glenn A. Davenport	5,000		0.1%
Neil P. Simpkins	—	(3)(4)	—
Benjamin J. Jenkins	—	(3)(4)	—
Michael A. Dal Bello	—	(3)(4)	—
All representatives and executive officers as a group (9 persons)	199,168		3.2%

(1)	The Class A Common Units are the only voting membership interests of Team Health Holdings. Certain members of management own Class B Common Units and Class C Common Units, which are non-voting membership interests, issued by Team Health Holdings. No other persons own Class B Common Units. See “Management”.
(2)	Includes 60,493 directly held Class A Common Units. Also includes 60,493 Class A Common Units held by a family member for which Mr. Massingale disclaims beneficial interest except to the extent of his pecuniary shares.
(3)	Messrs. Simpkins, Jenkins and Dal Bello are employees of the Sponsor, but do not have investment or voting control over the shares beneficially owned by the Sponsor.

(4)	Ensemble Parent directly holds 5,613,194 Class A Common Units. All of the membership units of Ensemble Parent are held by Blackstone Capital Partners IV L.P., Blackstone Capital Partners IV-A L.P., Blackstone Family Investment Partnership IV-A L.P., and Blackstone Participation Partnership IV, L.P. (the “Blackstone Funds”). Mr. Simpkins is a member of Blackstone Management Associates IV L.L.C. (“BMA”) and Messrs. Jenkins and Dal Bello are employees of BMA. BMA is the general partner having voting and investment power over membership interests held or controlled by each of the Blackstone Funds. Each of the Blackstone Funds, BMA and Messrs. Simpkins, Jenkins and Dal Bello disclaim beneficial ownership of any Class A Common Units beneficially owned by Ensemble Parent.
(5)	Includes membership interests directly and indirectly owned by the Blackstone Funds for which BMA is the general partner having voting and investment power over the membership interests held or controlled by each of the Blackstone Funds. Mr. Simpkins is a member of the board of representatives of Team Health Holdings and Team Finance LLC, and a member of BMA and disclaims any beneficial ownership of membership interests beneficially owned by BMA.

Certain relationships and related party transactions

Limited liability company agreement

Under the amended and restated limited liability company agreement of Team Health Holdings, the initial board of representatives consists of four members. The board is comprised of three representatives selected by Ensemble Parent, the holder of a majority of Class A Common Units, and one representative who is the Chief Executive Officer. Ensemble Parent as the holder of a majority of the Class A Common Units, has the right to remove and replace at least a majority of the representatives at any time and for any reason, and to fill any vacancies otherwise resulting in such representative positions. The representatives of Team Health Holdings are able to control actions to be taken by Team Health Holdings including amendments to their organizational documents and approval of significant corporate transactions, including mergers.

The limited liability company agreement also contains agreements among the parties with respect to certain restrictions on the units and registration rights (including customary indemnification provisions).

Amended and restated transaction and monitoring fee agreement

An affiliate of the Sponsor has entered into an amended and restated transaction and monitoring fee agreement with us relating to certain monitoring, advisory and consulting services that such entity will provide. In connection with such agreement, we paid a $10.0 million transaction and advisory fee to such entity upon the completion of the Transactions and approximately $38,000 in related out-of-pocket expenses. In addition, we will pay to such entity an aggregate monitoring fee of $3.5 million per year and we will reimburse the Sponsor and its affiliates for their out-of-pocket expenses in connection with their ongoing services. We paid a prorated monitoring fee of approximately $370,000 for 2005. In the event or in anticipation of a change of control or initial public offering, the Sponsor may elect to have Team Health Holdings pay to the Sponsor lump sum cash payments equal to the present value (using a discount rate equal to the yield to maturity on the date of notice of such event of the class of outstanding U.S. government bonds having a final maturity closest to the tenth anniversary of such written notice) of all then-current and future fees payable to the Sponsor under the agreement (assuming that the agreement terminates on the tenth anniversary of the Recapitalization Merger). In the event such lump sum is payable, the members of management who hold Class A common units will be entitled to share in such payment, ratably, in an amount equal to the product of their ownership percentage multiplied by the amount of the lump sum payment. We will indemnify the Sponsor and its affiliates, directors, officers and representatives for any and all losses relating to the services contemplated by the transaction and monitoring fee agreement and the engagement of the affiliate of the Sponsor pursuant to, and the performance by it of the services contemplated by, the transaction and monitoring fee agreement.

Continuing arrangements

We lease office space for our corporate headquarters from Winston Road Properties, an entity that is owned 50% by Park Med Properties. Dr. Lynn Massingale owns 20% of Park Med Properties. We paid $695,378 in 2005 to Winston Road Properties in connection with the lease agreement. In addition, Park Med Properties owns a building which houses a medical clinic that is operated by our consolidated affiliate. In 2005, the consolidated affiliate paid $77,687 to Park Med Properties in connection with the lease agreement.

Historical arrangements

We purchase automated call answering services from Perfect Serve, Inc., which is 40% owned by one of our former equity sponsors, Beecken Petty O’Keefe and Company. Purchases from Perfect Serve were $355,675 in 2005 and $267,848 in 2004. We intend to terminate this agreement by June, 2006.

Team Health, Inc. entered into a recapitalization agreement on March 12, 1999 whereby it was acquired by Cornerstone, Madison Dearborn and Beecken Petty O’Keefe (the “former equity sponsors”). The transactions contemplated under the agreement have been completed other than with respect to certain potential indemnification obligations.

On May 1, 2002, Team Health, Inc. acquired all of the operations of Spectrum Health Resources, a company controlled by the former equity sponsors. The transactions contemplated under the agreement have been completed other than with respect to certain potential indemnification obligations.

The former equity sponsors previously entered into three agreements with us, all of which terminated without additional payments or other obligations upon consummation of the Recapitalization Merger. The agreements are a securityholders agreement, which restricts or grants certain rights with respect to transfers of our equity interests, a registration rights agreement, which permits the registration of certain of our membership interests, and a management services agreement pursuant to which we paid our former equity sponsors fees associated with services they provided to us.

Description of other indebtedness

Senior secured credit facilities

Overview

In connection with the Transactions, we entered into a new senior secured credit agreement with J.P. Morgan Securities Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as co-lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A. as administrative agent and collateral agent and Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as co-syndication agents. The following description is only a summary of certain material provisions of the new senior secured credit facilities, does not purport to be complete and is qualified in its entirety by reference to the provisions of that agreement.

The new senior secured credit facilities provide senior secured financing of $550.0 million, consisting of:

•	a $425.0 million term loan facility; and

•	a $125.0 million revolving credit facility.

Team Finance LLC is the borrower under the new senior secured credit facilities. The new senior secured revolving credit facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice referred to as the swingline loans.

Interest rates and fees

Borrowings under the new senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of JPMorgan Chase Bank, N.A. and (2) the federal funds rate plus 1/2 of 1% or (b) a LIBOR rate determined by reference to the costs of funds for deposits in dollars for the interest period relevant to such borrowing adjusted for certain additional costs. The initial interest rate for borrowings is LIBOR plus a margin of 2.5%. The applicable margin for borrowings under the new senior secured term loan facility may be increased if we exceed a certain leverage ratio, and the applicable margin for borrowings under the new senior secured revolving credit facility may be reduced subject to our attaining certain leverage ratios.

In addition to paying interest on outstanding principal under the new senior secured credit facilities, we pay a commitment fee to the lenders under the new senior secured revolving credit facility in respect of the average daily unutilized commitments thereunder. The initial commitment fee rate is 0.50% per annum. We also pay customary letter of credit fees.

Prepayments

The new senior secured credit agreement requires us to prepay outstanding term loans and permanently reduce commitments under the revolving credit facility, subject to certain exceptions, with:

•	50% (which percentage will be reduced to 25% and 0% if our total leverage ratio is less than certain ratios) of our annual excess cash flow;

•	100% of the net cash proceeds of all nonordinary course asset sales or other dispositions of property by Term Health Holdings and its subsidiaries (including insurance and condemnation proceeds), subject to certain exceptions, if we do not commit to reinvest those proceeds in assets to be used in our business or to make certain other permitted investments within 15 months as long as such reinvestment is completed within 180 days; and

•	100% of the net cash proceeds of any incurrence of debt, other than debt permitted under the new senior secured credit agreement.

The foregoing mandatory prepayments will be applied to installments of the new senior secured term loan facility in direct order of maturity.

We may voluntarily repay outstanding loans under the new senior secured credit facilities at any time without premium or penalty, subject to certain exceptions, other than customary “breakage” costs with respect to LIBOR loans.

Amortization

We are required to repay installments on the loans under the new senior secured term loan facility in quarterly principal amounts of 0.25% of the funded total principal amount for the first six years and nine months, with the remaining amount payable on the date that is seven years from the date of the closing of the new senior secured credit facilities.

Principal amounts outstanding under the new senior secured revolving credit facility are due and payable in full at maturity, six years from the date of the closing of the new senior secured credit facilities.

Guarantees and security

All obligations under the new senior secured credit facilities are unconditionally guaranteed by Team Health Holdings and, subject to certain exceptions, each of our existing and future domestic wholly-owned subsidiaries, referred to in this section, collectively as “Guarantors.”

All obligations under the new senior secured credit facilities, and the guarantees of those obligations, are secured by the following assets of Team Health Holdings, Team Finance LLC and each Guarantor, subject to certain exceptions:

•	a first-priority pledge of 100% of the capital stock of Team Finance LLC, 100% of the capital stock of our wholly-owned domestic subsidiaries that are directly owned by Team Finance LLC or one of the Guarantors and 65% of the capital stock of each of our wholly-owned foreign subsidiaries that are directly owned by Team Finance LLC or one of the Guarantors; and

•	a security interest in, and mortgages on, substantially all tangible and intangible assets of Team Health Holdings, Team Finance LLC and each Guarantor.

Certain covenants and events of default

The new senior secured credit agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, our ability to:

•	incur additional indebtedness or issue preferred stock;

•	create liens on assets;

•	enter into sale and leaseback transactions;

•	engage in mergers or consolidations;

•	sell assets;

•	pay dividends and distributions or repurchase our membership units;

•	make investments, loans or advances;

•	repay subordinated indebtedness (including the notes offered hereby);

•	make certain acquisitions;

•	engage in certain transactions with affiliates;

•	amend material agreements governing our subordinated indebtedness (including the notes offered hereby);

•	change our lines of business; and

•	change the status of Team Health Holdings as a passive holding company or the status of Health Finance Corporation as a passive corporate co-issuer of the notes offered hereby.

In addition, the new senior secured credit agreement requires us to comply with the following financial covenants:

•	a maximum leverage ratio;

•	a minimum interest coverage ratio; and

•	a maximum capital expenditures amount.

The new senior secured credit agreement also contains certain customary affirmative covenants and events of default.

The exchange offer

General

The Issuers hereby offer to exchange a like principal amount of exchange notes for any or all outstanding notes on the terms and subject to the conditions set forth in this prospectus and accompanying letter of transmittal. We refer to the offer as the “exchange offer.” You may tender some or all of your outstanding notes pursuant to the exchange offer.

As of the date of this prospectus, $215,000,000 aggregate principal amount of the outstanding notes is outstanding. This prospectus, together with the letter of transmittal, is first being sent to all holders of outstanding notes known to us on or about May 16, 2006. The Issuers’ obligation to accept outstanding notes for exchange pursuant to the exchange offer is subject to certain conditions set forth under “Conditions to the exchange offer” below. The Issuers currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and effect of the exchange offer

We entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed, under certain circumstances, to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes. We also agreed to use our reasonable best efforts to cause this registration statement to be declared effective and to cause the exchange offer to be consummated within 360 days after the issue date of the outstanding notes. The exchange notes will have terms substantially identical to the terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding notes were issued on November 23, 2005.

Under the circumstances set forth below, we will use our reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and to keep the shelf registration statement effective for two years or such shorter period ending when all outstanding notes or exchange notes covered by the statement have been sold in the manner set forth and as contemplated in the statement or to the extent that the applicable provisions of Rule 144(k) under the Securities Act are amended or revised. These circumstances include:

•	if applicable law or interpretations of the staff of the SEC do not permit the Issuers and the guarantors to effect this exchange offer;

•	if for any other reason the exchange offer is not consummated within 360 days of the issue date of the outstanding notes;

•	any initial purchaser requests in writing to the Issuers within 30 days after the consummation of this exchange offer with respect to outstanding notes that are not eligible to be exchanged for exchange notes in this exchange offer and held by it following the consummation of this exchange offer; or

•	if any holder of the outstanding notes that participates in this exchange offer does not receive exchange notes that may be sold without restriction in exchange for its tendered outstanding notes (other than due solely to the status of such holder as an affiliate of the Issuers) and notifies the Issuers within 30 days after becoming aware of restrictions; or

•	if the Issuers so elect.

If we fail to comply with certain obligations under the registration rights agreement, we will be required to pay additional interest to holders of the outstanding notes and the exchange notes required to be registered on a shelf registration statement. Please read the section “Exchange offer; registration rights” for more details regarding the registration rights agreement.

Each holder of outstanding notes that wishes to exchange their outstanding notes for exchange notes in the exchange offer will be required to make the following written representations:

•	any exchange notes to be received by such holder will be acquired in the ordinary course of its business;

•	such holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	such holder is not an affiliate of the Issuers, as defined by Rule 405 of the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

•	it is not engaged in, and does not intend to engage in, a distribution of exchange notes.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see “Plan of Distribution.”

Resale of exchange notes

Based on interpretations by the staff of the SEC as set forth in no-action letters issued to third parties referred to below, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are acquiring the exchange notes in your ordinary course of business;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not an affiliate of the Issuers as defined by Rule 405 of the Securities Act; and

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

If you are an affiliate of the Issuers, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business, then:

•	you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, or similar no-action letters; and

•	in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the exchange offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange in the exchange offer outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in denominations of $2,000 and integral multiples of $2,000. We will issue $2,000 principal amount or an integral multiple of $2,000 of exchange notes in exchange for a corresponding principal amount of outstanding notes surrendered in the exchange offer.

The form and terms of the exchange notes will be substantially identical to the form and terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture under which the outstanding notes were issued, and the exchange notes and the outstanding notes will constitute a single class and series of notes for all purposes under the indenture. For a description of the indenture, please see “Description of the notes”.

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

As of the date of this prospectus, $215,000,000 aggregate principal amount of the outstanding notes is outstanding. This prospectus and a letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits that such holders have under the indenture relating to such holders’ outstanding notes, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the exchange offer”.

Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read “—Fees and expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means 5:00 p.m. midnight, New York City time, on June 15, 2006 which is the 21st business day after the date of this prospectus. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of the exchange offer.

To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by oral or written notice, followed by notification to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any outstanding notes (only if we amend or extend the applicable exchange offer);

•	to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted if any of the conditions set forth below under “—Conditions to the exchange offer” have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, including the waiver of a material condition, we will promptly disclose the amendment by press release or other public announcement as required by Rule 14e-1(d) of the Exchange Act and will extend the offer period if necessary so that at least five business days remain in the offer following notice of the material change.

Conditions to the exchange offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes, and we may terminate or amend the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange, if:

•	the exchange offer, or the making of any exchange by a holder of outstanding notes, violates any applicable law or interpretation of the staff of the SEC;

•	any action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer, and any material adverse development shall have occurred in any existing action or proceeding with respect to us; or

•	all governmental approvals shall not have been obtained, which approvals we deem necessary for the consummation of the exchange offer.

In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “—Purpose and effect of the exchange offer” and “—Procedures for tendering outstanding notes”; and

•	any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by notice by press release or other public announcement as required by Rule 14e-1(d) of the Act of such extension to their holders. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange upon the occurrence of any of the conditions of the exchange offer specified above. We will give notice by press release or other public announcement as required by Rule 14e-1(d) of the Act of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them so long as such circumstances do not arise due to our action or inaction or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

Procedures for tendering outstanding notes

Only a holder of outstanding notes may tender their outstanding notes in the exchange offer. To tender in the exchange offer, a holder must comply with either of the following:

•	complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal, have the signature on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive outstanding notes along with the letter of transmittal; or

•	prior to the expiration date, the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under “—Exchange agent” prior to the expiration date.

A tender to us that is not withdrawn prior to the expiration date constitutes an agreement between us and the tendering holder upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letter of transmittal and all other required documents to the exchange agent is at the holder’s election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. Holders should not send letters of transmittal or certificates representing outstanding notes to us. Holders may request that their respective brokers, dealers, commercial banks, trust companies or other nominees effect the above transactions for them.

If you are a beneficial owner whose outstanding notes are held in the name of a broker, dealer, commercial bank, trust company, or other nominee who wishes to participate in the exchange offer, you should promptly contact such party and instruct such person to tender outstanding notes on your behalf.

You must make these arrangements or follow these procedures before completing and executing the letter of transmittal and delivering the outstanding notes.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

a commercial bank or trust company having an office or correspondent in the U.S. or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, that states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent’s message relating to guaranteed delivery, such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

Book-entry delivery procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the applicable book-entry transfer facility, the applicable letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the applicable letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the applicable book-entry transfer facility does not constitute delivery to the exchange agent.

Guaranteed delivery procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s Automatic Tender Offer Program prior to the expiration date, you may still tender if:

•	the tender is made through an Eligible Guarantor Institution;

•	prior to the expiration date, the exchange agent receives from such Eligible Guarantor Institution either: (i) a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or (ii) a properly transmitted agent’s message and notice of guaranteed delivery, that (a) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (b) states that the tender is being made by that notice of guaranteed delivery; and (c) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the Eligible Guarantor Institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your notes according to the guaranteed delivery procedures.

Description of notes

General

Certain terms used in this description are defined under the subheading “Certain definitions.” In this description, (i) the term “Issuer” refers only to Team Finance LLC and not to any of its Subsidiaries, (ii) the term “Co-Issuer” refers only to Health Finance Corporation, a corporate co-issuer of the Notes and a Wholly Owned Subsidiary of the Issuer with nominal assets which conducts no operations, but not to any of its Subsidiaries, (iii) the term “Issuers” refers only to the Issuer and the Co-Issuer, collectively, but not to any of their Subsidiaries and (iv) the terms “we,” “our” and “us” each refer to the Issuer and its consolidated Subsidiaries.

The Issuers issued $215,000,000 aggregate principal amount of 11 1/4% Senior Subordinated Notes due 2013, and will issue the exchange notes (collectively, the “Notes”), under an indenture dated November 23, 2005 (the “Indenture”) among the Issuers, the Guarantors and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”).

The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of those agreements, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, not this description, defines your rights as Holders of the Notes. You may request copies of the Indenture at our address set forth under the heading “Prospectus summary.”

Brief description of the notes

The Notes:

•	are unsecured senior subordinated obligations of the Issuers;

•	are subordinated in right of payment to all existing and future Senior Indebtedness (including the Senior Credit Facilities) of the Issuers;

•	are effectively subordinated to all secured Indebtedness of the Issuers (including the Senior Credit Facilities);

•	are senior in right of payment to any future Subordinated Indebtedness (as defined with respect to the Notes) of the Issuers; and

•	are initially guaranteed on an unsecured senior subordinated basis by each Restricted Subsidiary that guarantees the Senior Credit Facilities.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, have jointly and severally irrevocably and unconditionally guaranteed, on an unsecured senior subordinated basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuers under the Indenture and the Notes, whether for payment of principal of or interest on or Additional Interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

All of the Restricted Subsidiaries (other than as detailed below) have initially guaranteed the Notes. Each of the Guarantees of the Notes are general unsecured obligation of each Guarantor, are subordinated in right of payment to all existing and future Senior Indebtedness of each such entity and are effectively subordinated to all secured Indebtedness of each such entity. The Notes are structurally subordinated to Indebtedness of Subsidiaries of the Issuer that do not Guarantee the Notes.

Notwithstanding the foregoing, to the extent that Physicians Underwriting Group, Ltd., our captive insurance company located in the Cayman Islands (“PUG Ltd.”), makes or has made an election under Section 953(d) of the Code (the “Section 953(d) Election”) to be treated as a domestic corporation for U.S. tax purposes, one of our domestic Subsidiaries may be required to effectively pledge certain of its assets as security for any U.S. federal income taxes owed by PUG Ltd. As a result, any claim, right or entitlement that the United States Government or Internal Revenue Service may have with respect to the assets of such domestic Subsidiary pursuant to any closing agreement entered into with the Commissioner of Internal Revenue under Section 7121 of the Code with respect to the Section 953(d) election will not be subordinated to any Guarantee by such domestic Subsidiary with respect to the Notes, and any claims thereunder.

Certain of our Subsidiaries will not Guarantee the Notes. For example, no Foreign Subsidiary, non-Wholly Owned Subsidiary (subject to certain limited exceptions) or Receivables Subsidiary will guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer. As of the Issue Date, all of the Issuer’s Subsidiaries (other than the Co-Issuer and PUG Ltd.) were Guarantors.

The obligations of each Guarantor under its Guarantees are limited as necessary to prevent the Guarantees from constituting a fraudulent conveyance under applicable law.

Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk factors—Risks related to this offering—Federal and state statutes allow courts, under specific circumstances, to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require note holders to return payments received from the Issuers or the guarantors.”

A Guarantee by a Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

(b) the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities and any other guarantee which resulted in (or would by itself require) the creation of such Guarantee under the Indenture, except a discharge or release by or as a result of payment under such guarantee;

(c) the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

(d) the Issuers exercising their legal defeasance option or covenant defeasance option as described under “Legal defeasance and covenant defeasance” or the Issuers’ obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Ranking

Senior indebtedness versus the Notes

The payment of the principal of, premium, if any, and interest on the Notes and the payment of any Guarantee are subordinate in right of payment to the prior payment in cash in full of all Senior Indebtedness of the Issuers or the relevant Guarantor, as the case may be, including the obligations of the Issuers and such Guarantor under the Senior Credit Facilities.

The Notes are subordinated in right of payment to all of the Issuers’ and the Guarantors’ existing and future Senior Indebtedness and effectively subordinated to all of the Issuers’ and the Guarantors’ existing and future Secured Indebtedness to the extent of the value of the assets securing such Indebtedness. As of March 31, 2006, we had $423.9 million of Senior Indebtedness, consisting entirely of secured Indebtedness under the Senior Credit Facilities.

Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuers and the Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See “Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock.”

Paying agent and registrar for the Notes

The Issuers will maintain one or more paying agents for the Notes in the Borough of Manhattan, City of New York. The initial paying agent for the Notes is the Trustee.

The Issuers will also maintain a registrar with offices in the Borough of Manhattan, City of New York. The initial registrar is the Trustee. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Issuers.

The Issuers may change the paying agents or the registrars without prior notice to the Holders. The Issuers or any of their Subsidiaries may act as a paying agent or registrar.

Subordination of the Notes

Only Indebtedness of the Issuers or a Guarantor that is Senior Indebtedness will rank senior to the Notes and the Guarantees in accordance with the provisions of the Indenture. The Notes and Guarantees will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Issuers and the relevant Guarantor, respectively.

We agree in the Indenture that the Issuers and the Guarantors will not incur any Indebtedness that is subordinate or junior in right of payment to the Senior Indebtedness of such Person, unless such Indebtedness is Senior Subordinated Indebtedness of the applicable Person or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person. The Indenture will not treat (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (ii) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Neither the Issuers nor any Guarantor is permitted to pay principal of, premium, if any, or interest on the Notes (or pay any other obligations relating to the Notes, including Additional Interest, fees, costs, expenses, indemnities and rescission or damage claims) or make any deposit pursuant to the provisions described under “Legal defeasance and covenant defeasance” or “Satisfaction and Discharge” below and may not purchase, redeem or otherwise retire any Notes (collectively, “pay the notes”) (except in the form of Permitted Junior Securities) if either of the following occurs (a “Payment Default”):

(1) any Obligation on any Designated Senior Indebtedness of either of the Issuers is not paid in full in cash when due (after giving effect to any applicable grace period); or

(2) any other default on Designated Senior Indebtedness of either of the Issuers occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, the Issuers are permitted to pay the Notes if the Issuers and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

During the continuance of any default (other than a Payment Default) (a “Non-Payment Default”) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuers are not permitted to pay the Notes (except in the form of Permitted Junior Securities) for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Issuers) of written notice (a “Blockage Notice”) of such Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

(1) by written notice to the Trustee and the Issuers from the Person or Persons who gave such Blockage Notice;

(2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

(3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, the Issuers and related Guarantors are permitted to resume paying the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided that if any Blockage Notice is delivered to the Trustee by or on behalf of the holders of Designated Senior Indebtedness of either of the Issuers (other than the holders of Indebtedness under the Senior Credit Facilities), a Representative of holders of Indebtedness under the Senior Credit Facilities may give another Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods on the Notes is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no default that existed or was continuing on the date of delivery of any Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Blockage Notice unless such default has been waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

In connection with the Notes, in the event of any payment or distribution of the assets of the Issuer or the Co-Issuer upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Issuer or its property or the Co-Issuer or its property:

(1) the holders of Senior Indebtedness of the Issuer or the Co-Issuer will be entitled to receive payment in full in cash of such Senior Indebtedness before the Holders of the Notes are entitled to receive any payment;

(2) until the Senior Indebtedness of the Issuer or the Co-Issuer is paid in full in cash, any payment or distribution to which Holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders of Notes may receive Permitted Junior Securities; and

(3) if a distribution is made to Holders of the Notes that, due to the subordination provisions, should not have been made to them, such Holders of the Notes are required to hold it in trust for the holders of Senior Indebtedness of the Issuers and pay it over to them as their interests may appear.

The subordination and payment blockage provisions described above will not prevent a Default from occurring under the Indenture upon the failure of the Issuers to pay interest or principal with respect to the Notes when due by their terms. If payment of the Notes is accelerated because of an Event of Default, the Issuers must promptly notify the holders of Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness of the acceleration. So long as there shall remain outstanding any Senior Indebtedness under the Senior Credit Facilities, a Blockage Notice may be given only by the administrative agent thereunder unless otherwise agreed to in writing by the requisite lenders named therein. If any Designated Senior Indebtedness of the Issuers is outstanding, neither the Issuers nor any Guarantor may pay the Notes until five Business Days after the Representatives of all the issuers of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the Indenture otherwise permits payment at that time.

Each Guarantor’s obligations under its Guarantee are senior subordinated obligations of that Guarantor. As such, the rights of Holders to receive payment pursuant to such Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Guarantor. The terms of the subordination and payment blockage provisions described above with respect to the Issuers’ obligations under the Notes apply equally to the obligations of such Guarantor under its Guarantee.

A Holder by its acceptance of Notes agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purpose.

By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Issuers or a Guarantor who are holders of Senior Indebtedness of the Issuers or such Guarantor, as the case may be, may recover more, ratably, than the Holders of the Notes, and creditors who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Holders of the Notes.

The terms of the subordination provisions described above will not apply to payments from money or the proceeds of Government Securities held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under “Legal defeasance and covenant defeasance” or “Satisfaction and discharge,” if the foregoing subordination provisions were not violated at the time the applicable amounts were deposited in trust pursuant to such provisions.

Transfer and exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any Note selected for redemption. Also, the Issuers are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, maturity and interest

On the Issue Date, the Issuers issued $215,000,000 of outstanding notes in the private offering. The Notes will mature on December 1, 2013. Subject to compliance with the covenant described below under the caption “Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock,” the Issuers may issue additional Notes from time to time after this offering under the Indenture (“Additional Notes”). The Notes offered by the Issuers and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of notes” include any Additional Notes that are actually issued.

Interest on the Notes accrues at the rate of 11 1/4% per annum and is payable semi-annually in arrears on June 1 and December 1, commencing on June 1, 2006 to the Holders of Notes of record on the immediately preceding May 15 and November 15. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes is computed on the basis of a 360 day year comprised of twelve 30 day months.

Additional interest

Additional Interest may accrue on the outstanding notes in certain circumstances pursuant to the Registration Rights Agreement. All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement. Principal of, premium, if any, and interest on the Notes is payable at the office or agency of the Issuers maintained for such purpose within the City and State of New York or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuers, the Issuers’ office or agency in New York is the office of the Trustee maintained for such purpose.

Mandatory redemption; offers to purchase; open market purchases

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuers may be required to offer to purchase Notes as described under the caption “Repurchase at the option of holders.” We may at any time and from time to time purchase Notes in the open market or otherwise.

Optional redemption

Except as set forth below, the Issuers are not entitled to redeem the Notes at their option prior to December 1, 2009.

At any time prior to December 1, 2009 the Issuers may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

On and after December 1, 2009, the Issuers may redeem the Notes, in whole or in part, upon notice as described under the heading “Repurchase at the option of holders—Selection and notice” at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve month period beginning on December 1 of each of the years indicated below:

Year	Percentage
2009	107.000%
2010	102.813%
2011 and thereafter	100.000%

In addition, until December 1, 2008, the Issuers may, at their option, redeem up to 35% of the aggregate principal amount of Notes issued by it at a redemption price equal to 111.250% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the sum of the aggregate principal amount of Notes originally issued under the Indenture and any Additional Notes that are Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

The Trustee shall select the Notes to be purchased in the manner described under “Repurchase at the option of holders—Selection and notice.”

Repurchase at the option of holders

Change of control

The Notes provide that if a Change of Control occurs, unless the Issuers have previously or concurrently mailed irrevocable redemption notices with respect to all the outstanding Notes as described under “Optional redemption,” the Issuers will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuers will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of control,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuers;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of holder to elect purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes, provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if the Issuers are redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered; the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple thereof; and

(8) the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuers will, to the extent permitted by law,

(1) accept for payment all Notes issued by them or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

The Senior Credit Facilities limit, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuers become a party may prohibit or limit, the Issuers from purchasing any Notes as a result of a Change of Control. In the event a Change of Control occurs at a time when the Issuers are prohibited from purchasing the Notes, the Issuers could seek the consent of their lenders to permit the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain such consent or repay such borrowings, the Issuers will remain prohibited from purchasing the Notes. In such case, the Issuers’ failure to purchase tendered Notes would constitute an Event of Default under the Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Indenture would restrict payments to the Holders of Notes under certain circumstances. The Senior Credit Facilities provide that certain change of control events with respect to the Issuers would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable and cause a Receivables Facility to be wound down.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” and “Certain covenants—Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuers to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relative to the Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Asset sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(b) any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $15.0 million and (y) 2.5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a) Obligations under the Senior Indebtedness, and to correspondingly reduce commitments with respect thereto;

(b) Obligations under Senior Subordinated Indebtedness (and to correspondingly reduce commitments with respect thereto); provided that the Issuers shall equally and ratably reduce Obligations under the Notes as provided under “Optional redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Notes to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid, or

(c) Indebtedness of a Restricted Subsidiary (other than the Co-Issuer) that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary,

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business, or

(3) to make an Investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further that if any Second

Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the first sentence of the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuers shall make an offer to all Holders of the Notes and, if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that is an integral multiple of $2,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $15.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

The Senior Credit Facilities limit, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuers become a party may prohibit or limit, the Issuers from purchasing any Notes pursuant to this Asset Sales covenant. In the event the Issuers are prohibited from purchasing the Notes, the Issuers could seek the consent of their lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain such consent or repay such borrowings, they will remain prohibited from purchasing the Notes. In such case, the Issuers’ failure to purchase tendered Notes would constitute an Event of Default under the Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Indenture would restrict payments to the Holders of the Notes under certain circumstances.

Selection and notice

If the Issuers are redeeming less than all of the Notes issued by them at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) on a pro rata basis to the extent practicable.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Notes at such Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuers will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain covenants

Limitation on restricted payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7) and (8) of the covenant described under “—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (4), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning October 1, 2005 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”) from the issue or sale of:

(i) (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors, representatives or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock

and (B) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, as the case may be, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”) (other than by a Restricted Subsidiary and other than from any Excluded Contributions); plus

(d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances (including the release of any guarantee that constituted a

Restricted Investment when made), which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after the Issue Date; or

(ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith or if, in the case of an Unrestricted Subsidiary, such fair market value may exceed $15.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clauses (5) or (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer, the Co-Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer, the Co-Issuer or a Guarantor, as the case may be, which is incurred in compliance with “—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” so long as:

(a) the principal amount of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director, representative, affiliated physician or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, including any Equity Interests rolled over by management of the Company in connection with the Transaction; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed $50.0 million in the aggregate, and in any event do not exceed in any calendar year $10.0 million (which shall increase to $20.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $15.0 million in any calendar year (which shall increase to $25.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to members of management, directors, representatives or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph and to the extent such contribution is not an Excluded Contribution; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided further that cancellation of Indebtedness owing to the Issuer from members of management or affiliated physicians of the Issuer, any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in accordance with the covenant described under “—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date;

(b) the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed $20.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public offering of the Issuer’s common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments that are made with Excluded Contributions;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed $35.0 million;

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment (i) used to fund the Transaction and the fees and expenses related thereto or (ii) owed to Affiliates, in each case to the extent permitted by the covenant described under “—Transactions with affiliates”;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “Repurchase at the option of holders—Change of control” and “Repurchase at the option of holders—Asset sales”; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(15) the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of federal, state and local taxes for such fiscal year were the Issuer, its

Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) treated as C corporations (rather than limited liability companies) and were to pay such taxes separately from any such parent entity;

(c) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(d) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

(e) fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity; and

(16) the distribution, dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Issuer’s Subsidiaries are Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least (i) 2.00 to 1.00, if such incurrence or issuance is on or prior to December 1, 2008 and (ii) 2.25 to 1.00, if such incurrence or issuance is after December 1, 2008, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under Credit Facilities by the Issuer or any Guarantor and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount outstanding at any one time equal to $550.0 million (plus up to an additional $50.0 million, to the extent the Consolidated Senior Debt Ratio as of the date of Incurrence would have been no greater than 3.75 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such Indebtedness had been Incurred), less the sum of all principal payments with respect to such Indebtedness made pursuant to clause (1)(a) of the second paragraph under “Repurchase at the option of holders—Asset sales” in satisfaction of the requirements of such covenant;

(2) the incurrence by the Issuers and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes);

(3) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

(4) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment (other than software) that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, up to an aggregate principal amount outstanding at any one time equal to the greater of (x) $15.0 million and (y) 2.5% of Total Assets at the time incurred;

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

(a) such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6)(a)); and

(b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

(7) Indebtedness of the Issuer to a Restricted Subsidiary; provided, however that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided further, however that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

(8) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided, however that if the Co-Issuer or a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a

Guarantor, such Indebtedness is expressly subordinated in right of payment to the Notes or the Guarantee of the Notes of such Guarantor, as applicable; provided further, however that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary), directly or through the disposition of the Restricted Subsidiary holding such Indebtedness, shall be deemed, in each case, to be an incurrence of such Indebtedness;

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary, provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock;

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to “—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock,” exchange rate risk or commodity pricing risk;

(11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12) (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary equal to 100.0% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “—Limitation on restricted payments” to the extent such net cash proceeds or cash are not Excluded Contributions or have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “—Limitation on restricted payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $60.0 million (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13) the incurrence by the Issuer or any Restricted Subsidiary, of the Issuer of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under the first paragraph of this covenant and clauses (2), (3) and (12)(a) above, this clause (13) and clause (14) below including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(b) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor (other than the Co-Issuer) that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer, that is not a Guarantor (other than the Co-Issuer) that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

(iii) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and provided further that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Indebtedness outstanding under any Senior Indebtedness;

(14) Indebtedness, Disqualified Stock or Preferred Stock of Persons (other than Indebtedness, Disqualified Stock or Preferred Stock incurred in anticipation of such acquisition or merger) that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, either

(a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or

(b) the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

(b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer provided that such guarantee is incurred in accordance with the covenant described below under “—Limitation on guarantees of indebtedness by restricted subsidiaries”;

(18) Indebtedness of Foreign Subsidiaries of the Issuer in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) 5.0% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Foreign Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18)); and

(19) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (19) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, may classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the preceding paragraph and such amounts outstanding under such clause (1) on the Issue Date may not be later reclassified; and

(2) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock of the same class will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Liens

The Issuer will not, and will not permit the Co-Issuer or any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness ranking pari passu with or subordinated to the Notes or any related Guarantee, on any asset or property of the Issuer, the Co-Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to (a) Liens securing the Notes and the related Guarantees and (b) Liens securing Senior Indebtedness of the Issuer, the Co-Issuer or any Guarantor.

Merger, consolidation or sale of all or substantially all assets

Neither the Issuer nor the Co-Issuer may consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer or the Co-Issuer is the surviving corporation, limited liability company or limited partnership or the Person formed by or surviving any such consolidation or merger (if other than the Issuer or the Co-Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the jurisdiction of organization of the Issuer or the Co-Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”); provided that, notwithstanding the foregoing, one of the Issuers’ or any Successor Company thereof shall be a corporation;

(2) the Successor Company, if other than the Issuer or the Co-Issuer, expressly assumes all the obligations of the Issuer or the Co-Issuer under the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)	immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock,” or

(b) the Fixed Charge Coverage Ratio for the Successor Company, the Issuer and its Restricted Subsidiaries would be greater than such Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement; and

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Company will succeed to, and be substituted for the Issuer or the Co-Issuer, as the case may be, under the Indenture, the Guarantees and the Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

(1) any Restricted Subsidiary (other than the Co-Issuer) may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

(2) the Issuer or the Co-Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer or the Co-Issuer in a State of the United States so long as the amount of Indebtedness, Disqualified Stock and Preferred Stock of the Issuer and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction constitutes an Asset Sale and is made in compliance with the covenant described under “Repurchase at the option of holders—Asset sales”.

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer or merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Guarantor in a State of the United States as long as the amount of Indebtedness of such Guarantor is not increased thereby.

Transactions with affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $10.0 million, a resolution adopted by the majority of the board of representatives of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on restricted payments” and the definition of “Permitted Investments”;

(3) the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors pursuant to the Sponsor Management Agreement in an aggregate amount in any fiscal year not to exceed the greater of (x) $5.0 million and (y) 3.0% of EBITDA for such fiscal year (calculated, solely for the purpose of this clause (3), assuming (a) that such fees and related expenses had not been paid, when calculating Net Income, and (b) without giving effect to clause (h) of the definition of EBITDA) (plus any unpaid management, consulting, monitoring and advisory fees and related expenses within such amount accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement not to exceed the amount set forth in the Sponsor Management Agreement as in effect on the Issue Date;

(4) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, representatives, employees or consultants of Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

(8) the Transaction and the payment of all fees and expenses related to the Transaction, in each case as disclosed in this prospectus;

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of representatives of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Affiliate;

(11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(12) transactions pursuant to management contracts with affiliated physicians entered into in the ordinary course of business consistent with past practice (or as such practice may be modified to comply with regulations governing the operations of the Issuer and its Subsidiaries);

(13) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of representatives of the Issuer in good faith;

(14) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith; and

(15) investments by the Investors in securities of the Issuer or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities.

Dividend and other payment restrictions affecting restricted subsidiaries

The Issuer will not, and will not permit the Co-Issuer or any of its other Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation;

(b) the Indenture and the Notes;

(c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”;

(j) customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;

(k) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(l) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(m) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Issuer are necessary or advisable to effect such Receivables Facility.

Limitation on guarantees of indebtedness by restricted subsidiaries

The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries that are Restricted Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities), other than the Co-Issuer, a Guarantor or a Foreign Subsidiary, to guarantee the payment of any Indebtedness of the Issuer, the Co-Issuer or any other Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer, the Co-Issuer or any Guarantor:

(a) if the Notes or such Guarantor’s Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

(b) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes;

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and

(3) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

(a) such Guarantee has been duly executed and authorized; and

(b) such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Limitation on layering

The Indenture provides that the Issuers will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Senior Indebtedness of the Issuers or such Guarantor, as the case may be, unless such Indebtedness is either:

(1) equal in right of payment with the Notes or such Guarantor’s Guarantee of the Notes, as the case may be; or

(2) expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee of the Notes, as the case may be.

The Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Reports and other information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture will require the Issuer to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act, which obligation to provide such information may be satisfied by posting such information on its website within the time period specified above. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of the Issuer becomes a guarantor of the Notes, the Indenture will permit the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of the exchange offer registration statement or shelf registration statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Limitation on the conduct of business of the co-issuer

In addition to the other restrictions set forth in the Indenture, the Co-Issuer may not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided that the

Co-Issuer may be a co-obligor with respect to Indebtedness if the Issuer is an obligor of such Indebtedness and the net proceeds of such Indebtedness are received by the Issuer or one or more Restricted Subsidiaries other than the Co-Issuer.

Events of default and remedies

The Indenture provides that each of the following is an Event of Default:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture);

(2) default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Notes (whether or not prohibited by the subordination provisions of the Indenture);

(3) failure by the Issuers or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less 25% in principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $20.0 million or more at any one time outstanding;

(5) failure by the Issuer, the Co-Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $20.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer, the Co-Issuer or any Significant Subsidiary; or

(7) the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately; provided, however, that so long as any Indebtedness permitted to be incurred under the Indenture as part of the Senior Credit Facilities shall be outstanding, no such acceleration shall be effective until the earlier of:

(1) acceleration of any such Indebtedness under the Senior Credit Facilities; or

(2) five Business Days after the giving of written notice of such acceleration to the Issuers and the administrative agent under the Senior Credit Facilities.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture will provide that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No personal liability of directors, representatives, officers, employees and stockholders

No director, representative, officer, employee, incorporator or stockholder of the Issuers or any Guarantor or any of their parent companies shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal defeasance and covenant defeasance

The obligations of the Issuers and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the Notes and have the Issuers and each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuers’ obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuers) described under “Events of default and remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuers must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. Federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which, the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound;

(6) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or any Guarantor or others; and

(8) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer, the Co-Issuer or any Guarantor is a party or by which the Issuer, the Co-Issuer or any Guarantor is bound;

(c) the Issuers have paid or caused to be paid all sums payable by them under the Indenture; and

(d) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, supplement and waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Notes or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption “Repurchase at the option of holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change in the subordination provisions thereof that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

Notwithstanding the foregoing, the Issuers, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Notes without the consent of any Holder;

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide the assumption of the Issuers’ or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(10) to add a Guarantor under the Indenture;

(11) to conform the text of the Indenture, Guarantees or the Notes to any provision of this “Description of notes” to the extent that such provision in this “Description of notes” was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes; or

(12) making any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing law

The Indenture, the Notes and any Guarantee is governed by and construed in accordance with the laws of the State of New York.

Certain definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the transactions contemplated by the Transaction Agreement.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at December 1, 2009 (such redemption price being set forth in the table appearing above under the caption “Optional redemption”), plus (ii) all required interest payments due on such Note through December 1, 2009 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “Certain covenants—Merger, consolidation or sale of all or substantially all assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “Certain covenants—Limitation on restricted payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $5.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures on assets;

(j) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) the issuance by a Restricted Subsidiary of Preferred Stock that is permitted to be made under the covenant “Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”; and

(m) the licensing of intellectual property.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Captive Insurance Subsidiary” means Physicians Underwriting Group, Ltd., a Cayman Islands entity, and any successor to it, and any other Subsidiary formed for the purpose of facilitating self-insurance programs of the Issuer and its Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) (a) euro, or any national currency of any participating member state of the EMU; or

(b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(11) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and

(12) any investment which would constitute Cash Equivalents of the kinds described in clauses (1) through (11) of this definition if the maturity of such investment was 24 months or less or 12 months or less, as the case may be; provided that (x) such investment is made with the purpose of satisfying future contingent obligations arising out of the Issuer and its Subsidiaries’ self-insurance programs and (y) the maturity of such investment is not more than 12 months later than the estimated date of payment of such contingent liabilities as measured at the date of acquisition of such investment.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 50% or more of the total voting power of the Voting Stock of the Issuer.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (w) any Additional Interest, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income for such period of such Person and its Restricted Subsidiaries (other than interest income of any Captive Insurance Subsidiary that is a Restricted Subsidiary).

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transaction to the extent incurred on or prior to June 30, 2006), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3) any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the Net Income of such Person to the extent of the amount of dividends or distributions or other payments made by such Person are actually paid (or, in the case of Net Income of Mid-Ohio Emergency Services LLC, could have been paid) in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “Certain covenants—Limitation on restricted payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Issuer will be increased by the Net Income of such Person to the extent of the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) by such Person to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in the property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9) any impairment charge or asset write-off, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded, and

(12) accruals and reserves that are established within twelve months after the Issue Date that are so required to be established as a result of the Transaction in accordance with GAAP shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain covenants—Limitation on restricted payments” only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Senior Debt Ratio” means, as of any date of determination, the ratio of (1) the aggregate amount of Senior Indebtedness of the Issuer and its Restricted Subsidiaries as of such date of determination, to (2) EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available, with such pro forma and other adjustments to each of Senior Indebtedness and EBITDA as are appropriate and consistent with the pro forma and other adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the “Certain covenants—Limitation on restricted payments” covenant.

“Designated Senior Indebtedness” means:

(1) any Indebtedness outstanding under the Senior Credit Facilities; and

(2) any other Senior Indebtedness permitted under the Indenture, the principal amount of which is $50.0 million or more and that has been designated by the Issuer as “Designated Senior Indebtedness.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes (such as the Pennsylvania capital tax) and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses or Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges) to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of

Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and the Credit Facilities and (ii) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities; plus

(f) any other non-cash charges, including any write offs or write downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors to the extent otherwise permitted under “Certain covenants—Transactions with affiliates”; plus

(i) the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions are taken within 36 months after the Issue Date and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $15.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus

(j) the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

(k) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain covenants—Limitation on restricted payments”;

(2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period, and

(3) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; plus or minus, as applicable,

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer from

(1) contributions to its common equity capital, or

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an officer’s certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain covenants—Limitation on restricted payments.”

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuers’ Obligations under the Indenture.

“Guarantor” means, each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligation until the amount of such earn-out obligation becomes fixed and determinable; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and ING Financial Markets LLC.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain covenants—Limitation on restricted payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary;

provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Investors” means The Blackstone Group and each of its Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means November 23, 2005.

“Issuer” and “Issuers” have the meanings set forth in the first paragraph under “General”; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, “Issuer” shall be deemed to mean the board of representatives of the Issuer when the fair market value is equal to or in excess of $5.0 million (unless otherwise expressly stated).

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash and Cash Equivalents received in a Permitted Asset Swap or upon the sale or other disposition or collection of any Designated Non-cash Consideration or securities received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of “Repurchase at the option of holders—Asset sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer. “Officer” of the Co-Issuer or any Guarantor has a correlative meaning.

“Officer’s Certificate” means a certificate signed by an Officer that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the “Repurchase at the option of holders—Asset sales” covenant.

“Permitted Holders” means each of the Investors and members of management of the Issuer (or its direct parent) who are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) on the

Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions of “Repurchase at the option of holders—Asset sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the covenant described in “Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock;”

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed the greater of (x) $15.0 million and (y) 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer, or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “Certain covenants—Limitations on restricted payments”;

(10) guarantees of Indebtedness permitted under the covenant described in “Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain covenants—Transactions with affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $15.0 million and (y) 2.5% of Total Assets at the time of such Investments (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect any Receivables Facility;

(15) Investments made in connection with the funding of contributions under any non-qualified employee retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Issuers and any Restricted Subsidiary in connection with such plans;

(16) advances to, or guarantees of Indebtedness of, employees not in excess of $3.0 million outstanding at any one time, in the aggregate; and

(17) loans and advances to officers, directors, representatives and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof.

“Permitted Junior Securities” means:

(1) Equity Interests in the Issuer, the Co-Issuer, any Guarantor or any direct or indirect parent of the Issuer; or

(2) unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes and the related Guarantees are subordinated to Senior Indebtedness under the Indenture;

provided that the term “Permitted Junior Securities” shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under the Senior Credit Facilities is treated as part of the same class as the Notes for purposes of such plan of reorganization; provided further that to the extent that any Senior Indebtedness of the Issuer, the Co-Issuer or the Guarantors outstanding on the date of consummation of any such plan of reorganization is not paid in full in cash on such date, the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (12)(b), (18) or (19) of the second paragraph under “Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”; provided that Liens securing Indebtedness permitted to be incurred pursuant to clause (18) extend only to the assets of Foreign Subsidiaries and Liens securing Indebtedness permitted to be incurred pursuant to clause (19) are solely on acquired property or the assets of the acquired entity, as the case may be;

(7) Liens existing on the Issue Date;

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”;

(11) Liens securing Hedging Obligations so long as related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(12) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer, the Co-Issuer or any Guarantor;

(16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer’s clients;

(17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $50.0 million at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of default and remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; and

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

“Registration Rights Agreement” means the Registration Rights Agreement with respect to the Notes dated as of the Issue Date, among the Issuers, the Guarantors and the Initial Purchasers.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Representative” means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Issuers.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means the Co-Issuer and, at any time, any other direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the Credit Facility under the Credit Agreement to be entered into as of the Issue Date by and among Team Health Holdings, L.L.C., the Issuer, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock” above).

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer, the Co-Issuer or any Guarantor outstanding under the Senior Credit Facilities and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer, the Co-Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer, the Co-Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into), provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of the Issuer, the Co-Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture; provided, however that such Indebtedness shall be deemed not to have been incurred in violation of the Indenture for purposes of this clause if such Indebtedness consists of Designated Senior Indebtedness, and the holder(s) of such Indebtedness of their agent or representative (a) had no actual knowledge at the time of incurrence that the incurrence of such Indebtedness violated the Indenture and (b) shall have receive a certificate from an officer of the Issuer to the effect that the incurrence of such Indebtedness does not violate the provisions of the Indenture.

“Senior Subordinated Indebtedness” means:

(1) with respect to the Issuer or the Co-Issuer, Indebtedness which ranks equal in right of payment to the Notes issued by the Issuers; and

(2) with respect to any Guarantor, Indebtedness which ranks equal in right of payment to the Guarantee of such entity of Notes.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Investors and the Issuer.

“Subordinated Indebtedness” means, with respect to the Notes,

(1) any Indebtedness of the Issuer or the Co-Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Issuer or such other Person as may be expressly stated.

“Transaction” means the transactions contemplated by the Transaction Agreement, including the offer to purchase and the redemption of Team Health, Inc.’s 9% Senior Subordinated Notes due 2012, the issuance of the Notes, fundings under any Receivables Facility and borrowings under the Senior Credit Facilities as in effect on the Issue Date.

“Transaction Agreement” means the Agreement and Plan of Merger, dated as of October 11, 2005 as amended on November 23, 2005, by and among Team Health Holdings, L.L.C., Team Health, Inc., Team Finance LLC, Team Health MergerSub, Inc., Ensemble Parent LLC and Ensemble Acquisition LLC.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to December 1, 2009; provided, however, that if the period from the Redemption Date to December 1, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C §§ 77aaa-777bbbb).

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary, but excluding the Co-Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors, representatives or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with the covenants described under “Certain covenants—Limitation on restricted payments”; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock”; or

(2) the Fixed Charge Coverage Ratio for the Issuer its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation,

in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of representatives of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors or representatives of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Exchange offer; registration rights

The Issuers, the guarantors and the initial purchasers have entered into a registration rights agreement on November 23, 2005. In the registration rights agreement, each of the Issuers and the guarantors agreed that they would, at their expense, for the benefit of the holders of the outstanding notes, (i) file a registration statement on an appropriate registration form (an “exchange offer registration statement”) with respect to a registered offer (an “exchange offer”) to exchange the outstanding notes for new notes guaranteed by the guarantors on a senior subordinated basis, with terms substantially identical in all material respects to the outstanding notes (the notes so exchanged, the “exchange notes”), (except that the exchange notes will not contain terms with respect to transfer restrictions) and (ii) use their reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act. Upon an exchange offer registration statement being declared effective, we will offer the exchange notes (and the related guarantees) in exchange for surrender of the outstanding notes. We will keep the exchange offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders. For each of the outstanding notes surrendered to us pursuant to the exchange offer, the holder who surrendered such note will receive a related exchange note having a principal amount equal to that of the surrendered note. Interest on each exchange note will accrue (A) from the later of (i) the last interest payment date on which interest was paid on the note surrendered in exchange therefor or (ii) if the outstanding note is surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on such note, from the original issue date of the outstanding notes.

Under existing interpretations of the SEC contained in several no-action letters to third parties, the exchange notes and the related guarantees will be freely transferable by holders thereof (other than our affiliates) after the exchange offer without further registration under the Securities Act; provided, however, that each holder that wishes to exchange its notes for exchange notes will be required to represent (i) that any exchange notes to be received by it will be acquired in the ordinary course of its business, (ii) that, at the time of the commencement of the exchange offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of Securities Act) of the exchange notes in violation of the Securities Act, (iii) that it is not an “affiliate” (as defined in Rule 405 promulgated under Securities Act) of ours, (iv) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of applicable exchange notes and (v) if such holder is a broker-dealer (a “participating broker-dealer”) that will receive exchange notes for its own account in exchange for notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such exchange notes. We have agreed to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by participating broker-dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of exchange notes.

If (i) because of any change in law or in currently prevailing interpretations of the Staff of the SEC, we are not permitted to effect the exchange offer, (ii) the exchange offer is not consummated within 360 days of the original issue date of the notes, (iii) in certain circumstances, certain holders of unregistered exchange notes so request, or (iv) in the case of any holder that participates in the exchange offer, such holder does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of ours within the meaning of the Securities Act) and notifies Team Finance LLC within 30 days after such holder first becomes aware of such restrictions, then, in each case, we will (x) promptly deliver to the holders and the trustee written notice thereof and (y) at our sole expense, (a) promptly file a shelf registration statement covering resales of the outstanding notes and (b) use our reasonable best efforts to keep effective such shelf registration statement until the earliest of (i) two years after the original issue date of the outstanding notes, (ii) such time as all of the outstanding notes have been sold thereunder or (iii) the date upon which all notes covered by such shelf registration statement become eligible for resale, without regard to volume, manner of sale or other restrictions contained in Rule 144 (the “shelf registration period”). We will, in the event that a shelf registration statement is filed, provide to each holder whose notes are registered under such shelf registration statement copies of the prospectus that is a part of such shelf registration statement, notify each such holder when such shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the notes. A holder that sells outstanding notes pursuant to a shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations).

If (A) we have not exchanged exchange notes for all outstanding notes validly tendered in accordance with the terms of the exchange offer on or prior to the 360th day after the original issue date of the outstanding notes or (B) if applicable, a shelf registration statement covering resales of the outstanding notes has been declared effective and such shelf registration statement ceases to be effective at any time during the shelf registration period (subject to certain exceptions), then additional interest shall accrue on the principal amount of the outstanding notes at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum) commencing on (x) the 361st day after the original issue date of the outstanding notes, in the case of (A) above, or (y) the day such shelf registration statement ceases to be effective, in the case of (B) above; provided, however, that upon the exchange of exchange notes for all outstanding notes tendered (in the case of clause (A) above), or upon the effectiveness of a shelf registration statement that had ceased to remain effective (in the case of clause (B) above), additional interest on such outstanding notes as a result of such clause (or the relevant sub-clause thereof), as the case may be, shall cease to accrue.

Any amounts of additional interest due will be payable in cash on the same original interest payment dates as interest on the outstanding notes is payable.

The exchange notes will be accepted for clearance through The Depository Trust Company.

This summary of the provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement.

Book-entry settlement and clearance

The global notes

The exchange notes issued in exchange for outstanding notes will be represented by global notes in definitive, fully registered form, without interest coupons (collectively, the “global notes”).

Upon issuance, the global notes will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

•	ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for the global notes

All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the Trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or

•	certain other events provided in the indenture should occur.

Material U.S. federal income tax consequences

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor, and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

Certain ERISA considerations

The following is a summary of certain considerations associated with the purchase of the notes (and exchange notes) by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes (or the exchange notes) of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code. The acquisition and/or holding of notes (or exchange notes) by an ERISA Plan with respect to which the issuers, initial purchasers or the guarantors are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes (and the exchange notes). These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied. Because of the foregoing, the notes (and the exchange notes) should not be purchased or held by any person investing “plan assets” of any ERISA Plan, unless such purchase and holding (and the exchange of notes for exchange notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or a violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note (or an exchange note), each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes (or the exchange notes) constitutes assets of any Plan or (ii) the purchase and holding of the notes (or the exchange notes) and the exchange of notes for exchange notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes (or the exchange notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws and the exchange notes to such transactions and whether an exemption would be applicable to the purchase and holding of the notes and the exchange notes.

Plan of distribution

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer, we have agreed that for a period of up to 90 days, we will use our reasonable best efforts to make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus and any documents incorporated by reference in this prospectus as such broker-dealer may reasonably request.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer and will indemnify the holders of outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

Legal matters

The validity of the exchange notes and related guarantees offered hereby will be passed upon by Simpson Thacher & Bartlett LLP, New York, New York. An investment vehicle comprised of selected partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others owns an interest representing less than 1% of the capital commitments of the funds controlled by The Blackstone Group.

Experts

The consolidated financial statements of Team Finance LLC at December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Available information

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the registration statement, each such statement is qualified by the provisions in such exhibit to which reference is hereby made. Team Health, Inc. has historically filed annual, quarterly and current reports, proxy statements and other information with the SEC. We are not currently subject to the informational requirements of the Exchange Act. As a result of the offering of the exchange notes, we will become subject to the informational requirements of the Exchange Act and, in accordance therewith, will file reports and other information with the SEC. The registration statement, historical information about Team Health, Inc. and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov).

Report of Independent Registered Public Accounting Firm

The Board of Representatives and Members of

Team Finance LLC

We have audited the accompanying consolidated balance sheets of Team Finance LLC as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in equity (deficit) and comprehensive earnings and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Team Finance LLC at December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Nashville, Tennessee

March 3, 2006

Team Finance LLC

Consolidated Balance Sheets

	December 31,
	2005	2004
	(In thousands, except per share data)
Assets
Current assets:
Cash and cash equivalents	$10,644	$17,931
Short term investments	—	64,651
Accounts receivable, less allowance for uncollectibles of $127,740 and $126,351 in 2005 and 2004, respectively	180,407	160,852
Prepaid expenses and other current assets	5,961	4,860
Receivables under insured programs	45,912	51,307
Income tax receivable	14,585	—

Total current assets	257,509	299,601
Investments of insurance subsidiary	41,452	24,356
Property and equipment, net	18,454	17,625
Other intangibles, net	37,256	32,691
Goodwill	150,166	105,080
Deferred income taxes	87,499	74,105
Receivables under insured programs	30,375	52,804
Other	23,790	12,476

	$646,501	$618,738

Liabilities and shareholders’/members’ equity (deficit)
Current liabilities:
Accounts payable	$18,784	$12,004
Accrued compensation and physician payable	81,319	75,160
Other accrued liabilities	85,509	72,988
Income taxes payable	—	6,146
Current maturities of long-term debt	9,550	15,000
Deferred income taxes	23,035	21,586

Total current liabilities	218,197	202,884
Long-term debt, less current maturities	635,750	413,125
Other non-current liabilities	176,075	195,917
Common stock, $0.01 par value 12,000 shares authorized in 2004, 9,729 shares issued in 2004	—	97
Retained earnings (deficit)	—	(192,280)
Less treasury shares at cost	—	(787)
Accumulated other comprehensive loss	(338)	(218)
Members’ deficit	(383,183)	—

	$646,501	$618,738

See accompanying notes to the consolidated financial statements.

Team Finance LLC

Consolidated Statements of Operations

	Year Ended December 31,
	2005	2004	2003
	(In thousands)
Net revenues	$1,613,358	$1,572,174	$1,479,013
Provision for uncollectibles	598,611	563,483	479,267

Net revenues less provision for uncollectibles	1,014,747	1,008,691	999,746
Cost of services rendered
Professional service expenses	753,176	754,222	746,409
Professional liability costs	40,383	59,839	115,970

Gross profit	221,188	194,630	137,367
General and administrative expenses	109,252	100,473	95,554
Management fee and other expenses	1,901	1,387	505
Impairment of intangibles	—	73,177	168
Depreciation and amortization	26,135	28,001	36,330
Interest expense, net	29,981	28,949	23,343
Loss on extinguishment of debt	25,340	14,731	—
Transaction costs	18,223	—	—

Earnings (loss) before income taxes	10,356	(52,088)	(18,533)
Provision (benefit) for income taxes	8,645	5,855	(6,929)

Net earnings (loss)	1,711	(57,943)	(11,604)
Dividends on preferred stock	—	3,602	14,440

Net earnings (loss) attributable to common shareholders/members	$1,711	$(61,545)	$(26,044)

See accompanying notes to the consolidated financial statements.

Team Finance LLC

Consolidated Statements of

Members’ Equity (Deficit) and Comprehensive Earnings (Loss)

(In thousands)

	Common Stock		Treasury Stock		Retained Deficit	Accumulated Other Comprehensive Earnings (Loss)	Members’ Equity	Total
	Shares	Amount	Shares	Amount
Balance at December 31, 2002	10,068	$101	—	$—	$(72,702)	$(1,615)	—	$(74,216)

Net loss	—	—			(11,604)	—	—	(11,604)
Other comprehensive loss, net of tax:
Net change in fair value of swaps, net of tax of $286	—	—	—	—	—	466	—	466

Total comprehensive loss								(11,138)
Stock option activity	2	—	—	—	59	—	—	59
Treasury stock purchased	—	—	(150)	(1,045)	—	—	—	(1,045)
Dividends on preferred stock	—	—	—	—	(14,440)	—	—	(14,440)

Balance at December 31, 2003	10,070	$101	(150)	$(1,045)	$(98,687)	$(1,149)	—	$(100,780)

Net loss	—	—			(57,943)	—	—	(57,943)
Other comprehensive income, net of tax:
Net change in fair market value of investments net of tax of $136	—	—	—	—	—	(214)	—	(214)
Net change in fair value of swaps, net of tax of $708	—	—	—	—	—	1,145	—	1,145

Total comprehensive loss								(57,012)
Stock option activity	21	—	—	—	237	—	—	237
Treasury stock reissued	—	—	7	100	—	—	—	100
Treasury shares cancelled	(362)	(4)	362	4,704	(4,700)	—	—	—
Treasury stock purchased	—	—	(271)	(4,546)	—	—	—	(4,546)
Dividends on common	—	—	—	—	(27,585)		—	(27,585)
Dividends on preferred	—	—	—	—	(3,602)	—	—	(3,602)
Balance at December 31, 2004	9,729	$97	(52)	$(787)	$(192,280)	$(218)	—	$(193,188)

Net earnings	—	—	—			—	1,711	1,711
Other comprehensive income, net of tax:
Net change in fair value of investments, net of tax of $65	—	—	—	—	—	(120)	—	(120)

Total comprehensive earnings	—	—	—	—	—	—	—	1,591

Stock option exercises	114	1	—	—	401	—	—	402
Treasury shares reissued	—	—	29	437	48	—	—	485
Treasury shares repurchased	—	—	(38)	(641)		—	—	(641)
Recapitalization	(9,843)	(98)	61	991	191,831	—	(384,894)	(192,170)

Balance at December 31, 2005	—	$—	—	$—	—	$(338)	$(383,183)	$(383,521)

See accompanying notes to the consolidated financial statements.

Team Finance LLC

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2005	2004	2003
Operating activities
Net earnings (loss)	$1,711	$(57,943)	$(11,604)
Adjustments to reconcile net earnings (loss):
Depreciation and amortization	26,135	28,001	36,330
Amortization of deferred financing costs	830	1,061	1,446
Write-off of deferred financing costs	6,771	6,225	—
Transaction costs	18,223	—	—
Provision for uncollectibles	598,611	563,483	479,267
Impairment of intangibles	—	73,177	168
Deferred income taxes	(7,962)	(6,352)	(19,486)
Loss on sale of investment	201	—	—
Loss on sale of equipment	1,554	887	5
Equity in joint venture income	36	(664)	(235)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(618,163)	(556,214)	(490,392)
Prepaids and other assets	49	(1,732)	5,842
Income tax receivables	(9,932)	(5,277)	10,761
Accounts payable	7,029	(3,575)	1,287
Accrued compensation and physician payable	10,525	(7,536)	11,907
Other accrued liabilities	2,157	1,137	(643)
Professional liability reserves	19,068	29,907	77,088

Net cash provided by operating activities	56,843	64,585	101,741
Investing activities
Purchases of property and equipment	(10,917)	(6,713)	(8,972)
Sale of property and equipment	177	77	1
Cash paid for acquisitions, net	(7,168)	(3,245)	(2,472)
Net redemption (purchases) of short-term investments	64,676	(64,877)	—
Net purchases of investments by insurance subsidiary	(17,401)	(10,948)	(13,642)
Other investing activities	(81)	9,911	(1,194)

Net cash provided by (used in) investing activities	29,286	(75,795)	(26,279)
Financing activities
Payments on notes payable	(428,125)	(301,290)	(21,085)
Proceeds from notes payable	640,000	430,000	—
Proceeds from revolving credit facility	26,100	—	—
Payments on revolving credit facility	(20,800)	—	—
Redemption of common equity in connection with recapitalization	(549,887)	—	—
Redemption of stock options	(48,668)	—	—
Equity investment	325,248	—	—
Transaction payments in connection with recapitalization	(17,922)	—	—
Payments of deferred financing costs	(18,720)	(7,892)	(278)
Proceeds from sales of common stock	402	62	2
Purchase of treasury stock	(1,529)	(2,770)	(926)
Proceeds from sale of treasury stock	485	100	—
Dividends paid on common stock	—	(27,585)	—
Redemptions of preferred stock	—	(162,448)	—

Net cash used in financing activities	(93,416)	(71,823)	(22,287)

Increase (decrease) in cash and cash equivalents	(7,287)	(83,033)	53,175
Cash and cash equivalents, beginning of year	17,931	100,964	47,789

Cash and cash equivalents, end of year	$10,644	$17,931	$100,964

Supplemental cash flow information:
Interest paid	$29,335	$30,693	$23,365
Taxes paid	$27,353	$18,574	$2,557

See accompanying notes to the consolidated financial statements.

Team Health Finance LLC

Notes to the consolidated financial statements

December 31, 2005

1. The Reorganization Merger and the Recapitalization Merger

On November 23, 2005, affiliates of the Blackstone Group (“Blackstone”), a private equity firm, by way of merger with Team Health Holdings LLC (“Holdings”), acquired a 91.1% interest in Holdings (the “Recapitalization Merger”). Holdings became the parent corporation of Team Finance LLC (“Team Finance”). Also pursuant to the Merger Agreement, Team MergerSub Inc., a Tennessee Corporation and wholly-owned subsidiary of Team Finance merged with and into Team Health, Inc. (“Team Health”) (the “Reorganization Merger”). The Company, as used herein, refers to Team Finance and its consolidated subsidiaries. The remaining 8.9% ownership in Holdings is held by members of management of the Company.

The Recapitalization Merger was accounted for as a recapitalization. The Reorganization Merger was accounted for as an acquisition of minority interest, whereby the common stock of Team Health, Inc. that was not owned by Team Health Holdings prior to November 23, 2005 was recorded at fair value resulting in an adjustment to the carrying value of the pro rata portion of assets and liabilities deemed to have been acquired or assumed in the Reorganization Merger. Pursuant to the Reorganization Merger, all the existing outstanding minority equity interests in Team Health, Inc. was acquired by Team Health Holdings, resulting in Team Health Holdings owning 100% of the outstanding equity interests in Team Health, Inc. In 1999, our former controlling stockholders acquired their controlling interest in Team Health, Inc. in a transaction that was also accounted for as a recapitalization (the “1999 Recapitalization”). The Reorganization Merger also requires the “push down” of the accounting basis established in the 1999 Recapitalization. Accordingly, the historical information for Team Health, Inc. was restated for that effect of the Reorganization Merger for the purpose of presenting these consolidated financial statements of Team Finance.

The following capitalization and financing transactions occurred in connection with the merger:

•	$330.7 million cash equity investment in Holdings by Blackstone which was used to partially acquire certain of the ownership units held by the previous investors in Holdings;

•	$27.8 million rollover equity contribution in Holdings made by existing members of management and certain other investors and an additional $4.6 million of purchased equity;

•	the Company entered into a new credit agreement that provided for new senior secured term loans totaling $425.0 million, all of which was borrowed at closing, and a new revolving loan facility of $125.0 million, of which $9.6 million was drawn at closing; and

•	issuance and sale of $215.0 million of 11.25% senior subordinated notes due 2013 (the 11.25% Notes”).

The proceeds from the financing transactions were used to:

•	complete the acquisition of the ownership units of Holdings held by the previous investors in Holdings not acquired using the cash equity contributions by Blackstone and others;

•	repay all indebtedness under Team Health, Inc.’s existing senior secured credit facilities;

•	repurchase Team Health, Inc.’s 9.0% senior subordinated notes due 2012 (the “9.0% Notes”) and pay related bond tender premium and consent fees, pursuant to a tender offer and consent solicitation by Team Health, Inc.; and

•	pay the cash related fees and expenses of the merger and the related financing transactions to the extent that such items exceeded the existing cash balances of Team Health, Inc.

Team Health Finance LLC

Notes to the consolidated financial statements—(Continued)

December 31, 2005

The Company also incurred costs of $18.2 million directly related to the merger. Such costs are reflected as transaction costs in the accompanying consolidated statement of operations for the period ended December 31, 2005. Such transaction costs consisted of the following (in thousands):

Transaction Costs
Transaction and advisory fees	$9,386
Legal and accounting fees	4,049
Financing fees	1,988
Other	2,800

$18,223

2. Basis of Presentation and Organization

The accompanying consolidated financial statements have been restated to reflect the Reorganization Merger (discussed in Note 1 above). References and information noted as being those of the “Company”, “we” or “our” in the accompanying footnotes relate to both Team Health and Team Finance.

The Company is the largest provider of outsourced physician staffing and administrative services to hospitals and other healthcare providers in the United States, based upon revenues and patient visits. We serve approximately 510 hospital clients and their affiliated clinics and surgical centers in 43 states with a team of approximately 4,700 physicians, mid-level practitioners and nurses. Since our inception in 1979, we have focused primarily on providing outsourced services to hospital emergency departments, which accounted for 71% of our net revenues less provision for uncollectibles in 2005. We also provide comprehensive programs for inpatient care (hospitalist), radiology, anesthesiology, pediatrics and other healthcare services, principally within hospitals and other healthcare facilities.

3. Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States. All intercompany and inter-affiliate accounts and transactions have been eliminated.

The Company consolidates its subsidiaries in accordance with the nominee shareholder model of Emerging Issues Task Force (EITF) No. 97-2 “Application of FASB No. 94 and APB Opinion No. 16 to Physician Practice Entities and Certain Other Entities with Contractual Management Arrangements”. The Company’s arrangements with associated professional corporations (“PC”) are captive in nature as a majority of the outstanding voting equity instruments of the different PCs are owned by a nominee shareholder appointed at the sole discretion of the Company. The Company has a contractual right to transfer the ownership of the PC at any time to any person it designates as the nominee shareholder. This transfer can occur without cause and any cost incurred as a result of the transfer is minimal. There would be no significant impact on the PC or the Company as a result of the transfer of ownership. The Company provides staffing services to its client hospitals through management services agreements between subsidiaries of the Company and the PCs.

Cash and Cash Equivalents

Cash consists primarily of funds on deposit in commercial banks. Cash equivalents are highly liquid investments with maturities of three months or less when acquired.

Team Health Finance LLC

Notes to the consolidated financial statements—(Continued)

December 31, 2005

Marketable Securities

In accordance with SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities,” management determines the appropriate classification of the Company’s investments at the time of purchase and reevaluates such determination at each balance sheet date. As of December 31, 2005 and 2004, the Company has classified all marketable debt securities as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in other comprehensive earnings. Realized gains and losses and declines in value judged to be other-than-temporary on available for sale securities are recognized in earnings.

Accounts Receivable

Accounts receivable are primarily due from hospitals and clinics, third-party payers, such as insurance companies, government-sponsored healthcare programs, including Medicare and Medicaid, and self-insured employers and patients. Accounts receivable are stated net of reserves for amounts estimated by management to not be collectible. Concentration of credit risk relating to accounts receivable is somewhat limited by the diversity and number of hospitals, patients, payers and by the geographic dispersion of the Company’s operations. In addition, a portion of the Company’s military staffing business is conducted on a sub-contract basis with a third-party direct contractor to the military. The amount owed by such direct contractor represents approximately 5.6% of the Company’s consolidated accounts receivable as of December 31, 2005.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over estimated useful lives, which generally range from 3 to 10 years for furniture and equipment, from 3 to 5 years for software and from 10 to 40 years for buildings and leasehold improvements. Property under capital lease is amortized using the straight-line method over the life of the respective lease and such amortization is included in depreciation expense.

Intangible Assets

The Company’s intangible assets include goodwill and other intangibles that consist primarily of the fair value of service contracts acquired. Goodwill represents the excess of purchase price over the fair value of net assets acquired.

In accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, goodwill and intangible assets deemed to have indefinite lives are not amortized. The cost of service contracts and other intangibles acquired is amortized using the straight-line method over their estimated lives.

Goodwill is evaluated for possible impairment on an annual basis or more frequently if events and circumstances occur that may indicate the potential for impairment. Goodwill assigned to a reporting unit is evaluated for potential impairment following a two-step procedure. The fair value of the reporting unit is initially determined and compared to its carrying value. If the carrying value exceeds the fair value of the applicable reporting unit, the implied fair value of the goodwill of the reporting unit is then determined. If it is determined that the implied fair value of the goodwill of the reporting unit is less than the carrying value of goodwill, an impairment loss is recorded equal to such difference.

Team Health Finance LLC

Notes to the consolidated financial statements—(Continued)

December 31, 2005

The carrying value of other intangibles is evaluated when indicators are present to determine whether such intangibles may be impaired with respect to their recorded values. If this review indicates that certain intangibles will not be recoverable, as determined based on the undiscounted cash flows derived from the assets acquired over the remaining estimated asset life, the carrying value of the intangibles is reduced by the estimated shortfall of discounted cash flows.

Deferred Financing Costs

Deferred financing costs, which are included in other noncurrent assets and are amortized over the term of the related debt using the interest method, consist of the following as of December 31 (in thousands):

	2005	2004
Deferred financing costs	$18,717	$7,892
Less accumulated amortization	(250)	(812)

	$18,467	$7,080

Risk Management

Although the Company does not principally engage in the practice of medicine or provide medical services, it does require the physicians with whom it contracts to obtain professional liability insurance coverage and makes this insurance available to these physicians. The Company typically provides claims-made coverage on a per incident and annual aggregate limit per physician to affiliated physicians and other healthcare practitioners. In addition, the Company has claims-made coverage on a per incident and annual aggregate limit for all corporate entities.

Effective March 12, 2003, the Company began providing for its professional liability losses principally under a program of self-insurance, including the use of a wholly owned captive insurance company. The Company’s estimated losses under the self-insurance program are determined using periodic actuarial estimates of losses and related expenses, adjusted on an interim basis for actual physician hours worked and loss development trends. Any differences between amounts previously recorded and the results of updated actuarial studies of prior periods are recorded in the period when such differences are known.

Professional liability insurance expense consists of premium cost, an accrual to establish reserves for future payments under the self-insured retention component and an accrual to establish a reserve for future claims incurred but not reported.

Derivatives

The Company at times may utilize derivative financial instruments to reduce interest rate risks. The Company does not hold or issue derivative financial instruments for trading purposes. The Company recognizes all derivatives as either assets or liabilities in the statement of financial condition and measures those instruments at fair value. Changes in the fair value of these instruments are reported in earnings or other comprehensive income depending on the use of the derivative and whether it qualifies for hedge accounting. The accounting for gains and losses associated with changes in the fair value of the derivative and the effect on the consolidated financial statements depends on its hedge designation and whether the hedge is highly effective in achieving offsetting changes in the fair value of cash flows of the asset or liability hedged. During 2005, 2004 and 2003, the fair value of interest rate swaps, net of tax, increased approximately $0.4 million, $1.1 million and $0.5 million,

Team Health Finance LLC

Notes to the consolidated financial statements—(Continued)

December 31, 2005

respectively. The Company terminated its interest rate swap agreement in 2005 resulting in a $0.6 million gain that was reported in earnings in the accompanying consolidated statement of operations. A previous interest rate swap agreement was terminated in 2004 resulting in a $1.7 million loss.

Revenue Recognition

Net revenues consist of fee-for-service revenue, contract revenue and other revenue. Net revenues are recorded in the period services are rendered.

Net revenues are principally derived from the provision of healthcare staffing services to patients within healthcare facilities. The form of billing and related risk of collection for such services may vary by customer. The following is a summary of the principal forms of the Company’s billing arrangements and how net revenue is recognized for each. A significant portion (76.8% of our net revenue in 2005) resulted from fee-for-service patient visits. Fee-for-service revenue represents revenue earned under contracts in which the Company bills and collects the professional component of charges for medical services rendered by the Company’s contracted and employed physicians. Under the fee-for-service arrangements, the Company bills patients for services provided and receives payment from patients or their third-party payers. Fee-for-service revenue is reported net of contractual allowances and policy discounts. All services provided are expected to result in cash flows and are therefore reflected as net revenues in the financial statements. Fee-for-service revenue is recognized in the period that the services are rendered to specific patients and reduced immediately for the estimated impact of contractual allowances in the case of those patients having third-party payer coverage. The recognition of net revenue (gross charges less contractual allowances) from such visits is dependent on such factors as proper completion of medical charts following a patient visit, the forwarding of such charts to one of our billing centers for medical coding and entering into our billing systems and the verification of each patient’s submission or representation at the time services are rendered as to the payer(s) responsible for payment of such services. Net revenues are recorded based on the information known at the time of entering of such information into our billing systems as well as an estimate of the net revenues associated with medical charts for a given service period that have not been processed yet into our billing systems. The above factors and estimates are subject to change. For example, patient payer information may change following an initial attempt to bill for services due to a change in payer status. Such changes in payer status have an impact on recorded net revenue due to differing payers being subject to different contractual allowance amounts. Such changes in net revenue are recognized in the period that such changes in payer become known. Similarly, the actual volume of medical charts not processed into our billing systems may be different from the amounts estimated. Such differences in net revenue are adjusted in the following month based on actual chart volumes processed.

Contract revenue represents revenue generated under contracts in which the Company provides physician and other healthcare staffing and administrative services in return for a contractually negotiated fee. Contract revenue consists primarily of billings based on hours of healthcare staffing provided at agreed to hourly rates. Revenue in such cases is recognized as the hours are worked by the Company’s staff. Additionally, contract revenue also includes supplemental revenue from hospitals where the Company may have a fee-for-service contract arrangement. Contract revenue for the supplemental billing in such cases is recognized based on the terms of each individual contract. Such contract terms generally either provide for a fixed monthly dollar amount or a variable amount based upon measurable monthly activity, such as hours staffed, patient visits or collections per visit compared to a minimum activity threshold. Such supplemental revenues based on variable arrangements are usually contractually fixed on a monthly, quarterly or annual calculation basis considering the variable factors negotiated in each such arrangement. Such supplemental revenues are recognized as revenue in the period when such amounts are determined to be fixed and therefore contractually obligated as payable by the customer under the terms of the respective agreement.

Team Health Finance LLC

Notes to the consolidated financial statements—(Continued)

December 31, 2005

Other revenue consists primarily of revenue from management and billing services provided to outside parties. Revenue is recognized for such services pursuant to the terms of the contracts with customers. Generally, such contracts consist of fixed monthly amounts with revenue recognized in the month services are rendered or as hourly consulting fees recognized as revenue as hours are worked in accordance with such arrangements. Additionally, the Company derives a small percentage of revenue from providing administrative and billing services that are contingent upon the collection of third-party physician billings, either by us on their behalf or other third-party billing companies. Such revenues are not considered earned and therefore not recognized as revenue until actual cash collections are achieved in accordance with the contractual arrangements for such services.

Net revenues are reduced for management’s estimates of amounts that will not be collected. The resulting net revenue less provision for uncollectibles reflects net cash collections for services rendered in the period plus management’s estimate of the remaining collections to be realized for services rendered in the period. Such estimates of amounts to be collected are subject to adjustment as actual experience is realized. If subsequent collections experience indicates that an adjustment to previously recorded collection estimates is necessary, such change of estimate adjustment is recorded in the current period in which such assessment is made.

Management in estimating the amounts to be collected resulting from its over six million annual fee-for-service patient visits and procedures considers such factors as prior contract collection experience, current period changes in payer mix and patient acuity indicators, reimbursement rate trends in governmental and private sector insurance programs, resolution of credit balances, the estimated impact of billing system effectiveness improvement initiatives and trends in collections from self-pay patients. The complexity of the estimation process associated with the Company’s fee-for-service volumes and diverse payer mix, along with the difficulty of assessing such factors as changes in the economy impacting the number of healthcare insured versus uninsured patients and other socio-economic trends that can have an impact on collection rates, could result in subsequent adjustments to previously reported revenues.

The Company derives a significant portion of its net revenues less provision for uncollectibles from government sponsored healthcare programs. Net revenue less provision for uncollectibles derived from the Medicare and Medicaid programs was approximately 25%, 23% and 19% of total net revenue less provision for uncollectibles in years 2005, 2004 and 2003, respectively. In addition, net revenues less provision for uncollectibles derived from within MHS, which is the U.S. military’s dependent healthcare program, was approximately 15%, 21% and 23% in 2005, 2004 and 2003, respectively.

Segment Reporting

The Company provides its services through five operating segments which are aggregated into two reportable segments, Healthcare Services and Management Services. The Healthcare Services segment, which is an aggregation of healthcare staffing, clinics, and occupation health, provides comprehensive healthcare service programs to users and providers of healthcare services on a fee-for-service as well as a cost plus basis. The Management Services segment, which consists of medical group management services and external billing and collection services, provides a range of management and billing services on a fee basis. These services include strategic management, management information systems, third-party payer contracting, financial and accounting support, benefits administration and risk management, scheduling support, operations management and quality improvement services.

Team Health Finance LLC

Notes to the consolidated financial statements—(Continued)

December 31, 2005

Implementation of New Accounting Standards

In June 2005, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 154, Accounting Changes and Error Corrections-a replacement of APB Opinion No. 20 and FASB Statement No. 3. This standard replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting and reporting of a change in accounting principle. SFAS No. 154 applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS No. 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, nonfinancial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS No. 154 requires that the change in accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. In the event of a change in accounting principle, SFAS No. 154 will require a restatement of previously issued financial statements to reflect the effect of the change in accounting principle on prior periods presented. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 is not expected to have a material effect on our consolidated financial position, results of operations or cash flows.

On December 16, 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. Pro forma disclosure is no longer an alternative. The provisions of SFAS No. 123(R) are effective for the Company beginning January 1, 2006.

SFAS No. 123(R) also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than an operating cash flow as required under current literature. This requirement will reduce net operating cash flows and increase net financing cash flows in periods after adoption. The amounts recognized in operating cash flows for such excess tax deductions were $18.0 million in 2005, $0.1 million in 2004 and none in 2003. The increase in the excess tax deduction is a result of the settlement of all vested options in connection with the Recapitalization Merger.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

4. Acquisitions

During 2005, 2004 and 2003 the Company made payments of approximately $5.8 million, $0.7 million and $0.7 million, respectfully, with respect to contingent payments established as a result of certain previous acquisitions. These amounts represent payments of additional purchase price for such acquisitions and have been recorded as goodwill.

Team Health Finance LLC

Notes to the consolidated financial statements—(Continued)

December 31, 2005

Effective December 31, 2003, the Company acquired all of the outstanding stock of a corporation that provides hospital physician staffing services under two contracts at locations in Ohio. The purchase price for the acquired corporation was $1.6 million, including $0.1 million which was paid in cash on December 31, 2003 and the remaining $1.5 million paid in January 2004. As of December 31, 2005, the Company may have to make up to an additional $0.9 million in future payments related to this acquisition if targeted future earnings are achieved.

During 2005, 2004 and 2003, the Company made payments of approximately $1.3 million, $1.0 million and $1.3 million, respectively, associated with the deferred purchase price of a 2002 acquisition. These payments were recorded as a liability at the time of the acquisition. As of December 31, 2005, the remaining obligation is $0.6 million and is due to be paid in 2006.

5. Asset Impairment Losses and Disposals

The Company is a provider of healthcare staffing services to the military within MHS Program administered by the Department of Defense. For a portion of 2004 and for years prior to 2004, the Company had historically provided its services principally through subcontract arrangements with managed care organizations within MHS. During 2004, the Department of Defense announced that it would seek proposals to obtain its outsourced healthcare staffing positions in a manner different than previously used to acquire such positions. On June 1, 2004, the Department of Defense and its various military branches began awarding contracts for the civilian positions that it required going forward. The process of awarding healthcare staffing contracts by the government varied by branch of the military and by military base location within the various branches of the military. The award process included soliciting requests for proposals from organizations that provide civilian healthcare staffing, including the use of restrictive government or military approved vendor lists, some of which did not include the Company. In other instances, the military re-bid its business on a basis that was inclusive of existing providers, such as the Company, without the use of restricted vendor lists. Furthermore, the awarding of certain contacts was restricted to small businesses or minority qualified businesses. The Company is not eligible to bid for such contracts. The above noted facts and circumstances were concluded by management to be a “triggering event” under the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets”.

Management concluded that the Company’s previous revenues and operating margins were materially adversely affected as a result of the re-bidding process. The Company prior to the recognition of any impairment loss had $127.9 million of goodwill related to its military staffing business. The Company recorded an estimated impairment loss in 2004 of $73.2 million relating to its military business goodwill. The goodwill impairment loss was determined following the provisions of SFAS No. 142. Accordingly, the Company initially estimated the fair market value of the military staffing business. The fair market value of the business was determined using a multiple of projected cash flows based on known contracts won as well as management’s estimate of its expectations of winning bids for remaining business contracts to be awarded by the military. The average cash flow multiple was derived from averaging the cash flow multiples for public companies in the healthcare staffing market over a two-year period. The carrying value of the business exceeded its estimated fair market value. The fair market value was allocated to the underlying net assets of the business following generally accepted accounting principles for allocating purchase prices. This included an allocation of value to the components of working capital; contract intangibles (based on a disounting of future cash flows estimated to be derived from such contracts) with the remainder of such fair value assigned to goodwill. The aforementioned allocation process included estimates for additional business contracts to be awarded by the military projected to be won by the Company based on the Company’s experience in winning new contracts not previously held by the Company and in recognition of the Company’s experience and capabilities in providing such ongoing staffing services to the military.

Team Health Finance LLC

Notes to the consolidated financial statements—(Continued)

December 31, 2005

During 2005, a decision was reached to offer for sale the Company’s two leased imaging centers and to end the provision of physician staffing and related billing services at five hospital radiology staffing contracts that had failed to meet targeted levels of profitability. Effective September 16, 2005, the Company sold the equipment and related operations of its two imaging centers for cash of $0.9 million resulting in a loss of $1.3 million.

The sale of the imaging center operations and termination of services under certain radiology staffing contracts resulted in the incurrence and payment of severance and other related employee costs to affected employees of $1.1 million in 2005. In addition, the Company recorded a loss of $0.6 million in 2005 associated with leased facilities no longer required resulting from the reductions in radiology services. The aforementioned losses are included in the operating costs of the Company in the accompanying statement of operations for 2005.

Net revenues less provision for uncollectibles related to radiology operations sold or contracts terminated were approximately $13.4 million in 2005. The operating losses related to such operations are not directly identifiable as the result of back office billing and support costs not being totally allocated to such operations on an historical basis.

6. Other Intangible Assets

The following is a summary of other intangible assets and related amortization as of December 31, 2005 and 2004 for intangibles that are subject to amortization (in thousands):

	Gross Carrying Amount	Accumulated Amortization
As of December 31, 2005:
Contracts	$158,551	$121,477
Other	448	266

Total	$158,999	$121,743

As of December 31, 2004:
Contracts	$139,842	$107,379
Other	448	220

Total	$140,290	$107,599

Total amortization expense for other intangibles was $18.8 million, $19.7 million and $27.3 million for the years 2005, 2004 and 2003, respectively.

The estimated annual amortization expense for intangibles for the next five years is as follows (in thousands):

2006	$15,745
2007	4,670
2008	4,310
2009	3,207
2010	2,820

Contract intangibles are amortized over their estimated life which is approximately seven years.

During 2003, the Company recorded an impairment loss of $0.2 million to reduce its contract intangibles to their estimated fair value. The impairment loss in 2003 was the result of the termination of contracts for which an intangible asset had previously been recorded.

Team Health Finance LLC

Notes to the consolidated financial statements—(Continued)

December 31, 2005

7. Property and Equipment

Property and equipment consists of the following at December 31 (in thousands):

	2005	2004
Buildings and leasehold improvements	$4,951	$5,256
Furniture and equipment	17,376	27,584
Software	8,687	8,070

	31,014	40,910
Less accumulated depreciation	(12,560)	(23,285)

	$18,454	$17,625

Depreciation expense was $7.4 million for 2005, $8.3 million in 2004 and $9.0 million in 2003.

8. Receivables Under Insured Programs

Receivables under insured programs represent the portion of the Company’s reserves for professional liability losses estimated to be reimbursable under commercial insurance company policies. The entities providing professional liability coverage to the Company are creditworthy commercial insurance companies and the Company believes these companies will be able to fully satisfy their obligations under the insurance contracts.

9. Other Assets

Other assets consist of the following as of December 31 (in thousands):

	2005	2004
Deferred financing costs	18,467	7,080
Other	5,323	5,396

	$23,790	$12,476

10. Investments

Short term investments have a maturity of less than a year and consist primarily of commercial paper, treasury notes, and euro deposits. Long term investments represent securities held by the captive insurance subsidiary and consist primarily of money market funds, treasury notes, and certificates of deposits. At December 31 the amortized cost basis and aggregate fair value of the Company’s available-for-sale securities by contractual maturities were as follows (in thousands):

	2005		2004
	Amortized Cost Basis	Aggregate Fair Value	Amortized Cost Basis	Aggregate Fair Value
Due in less than one year	$8,353	$8,305	$71,142	$70,903
Due after one year through five years	33,622	33,147	18,215	18,104

	$41,975	$41,452	$89,357	$89,007

Team Health Finance LLC

Notes to the consolidated financial statements—(Continued)

December 31, 2005

As of December 31, 2005, there were no gross unrealized gains and $0.5 million of unrealized losses on investments. As of December 31, 2004, there were $3,000 of gross unrealized gains and $0.4 million of gross unrealized losses on investments. Realized losses on investments were $0.2 million in 2005. There were no realized gains or losses on investments during 2004 and 2003.

11. Other Accrued Liabilities

The Company’s other accrued liabilities at December 31 consist of the following (in thousands):

	2005	2004
Professional liability loss reserves	$64,573	$55,214
Other	20,936	17,774

	$85,509	$72,988

12. Long-Term Debt

Long-term debt as of December 31 consists of the following (in thousands):

	2005	2004
Term Loan Facilities	$425,000	$248,125
9% Senior Subordinated Notes	—	180,000
11.25% Senior Subordinated Notes	215,000	—
Revolving line of credit	5,300	—

	645,300	428,125
Less current portion	(9,550)	(15,000)

	$635,750	$413,125

In connection with the merger as more fully described in Note 1, the Company entered into a new credit facility with a group of banks on November 23, 2005. The new credit facility included a $125.0 million revolving credit line and $425.0 million of senior secured term loan facility. The Company borrowed the full amount for the term facility and $9.6 million under the revolving credit facility on November 23, 2005.

The interest rates for any senior revolving credit facility borrowings are based on a grid which is based on the consolidated ratio of total funded debt to earnings before interest, taxes, depreciation and amortization, all as set forth in the credit agreement. The initial interest rate on any term loans outstanding is equal to the euro dollar rate plus 2.50% or the agent bank’s base rate plus 1.5%. In the event of a default by the Company under its bank loan covenants, such interest rates would increase by 2.0% over the current rates then in effect.

The interest rate at December 31, 2005 was 6.88% for amounts outstanding under the term loan facility. In addition, the Company pays a commitment fee for the revolving credit facility which was equal to 0.5% of the commitment at December 31, 2005. Borrowings of $5.3 million under the revolving credit facility were outstanding as of December 31, 2005, and the Company had $12.6 million of standby letters of credit outstanding against the revolving credit facility commitment.

The Company issued on November 23, 2005, 11.25% Senior Subordinated Notes (“Notes”) in the amount of $215.0 million due December 1, 2013. The Notes are subordinated in right of payment to all senior debt of the

Team Health Finance LLC

Notes to the consolidated financial statements—(Continued)

December 31, 2005

Company and are senior in right of payment to all existing and future subordinated indebtedness of the Company. Interest on the Notes accrues at the rate of 11.25% per annum, payable semi-annually in arrears on June 1 and December 1 of each year. Beginning on December 1, 2009, the Company may redeem some or all of the Notes at any time at various redemption prices.

The Notes are guaranteed jointly and severally on a full and unconditional basis by all of the Company’s domestic wholly-owned operating subsidiaries (“Subsidiary Guarantors”) as required by the Indenture Agreement.

Both the 11.25% Notes and the current term loan facility contain both affirmative and negative covenants, including limitations on the Company’s ability to incur additional indebtedness, sell material assets, retire, redeem or otherwise reacquire its capital stock, acquire the capital stock or assets of another business, pay dividends, and require the Company to comply with certain coverage and leverage ratios.

In connection with the Transaction, the Company completed a tender offer for its then outstanding 9% Senior Subordinated Notes in the amount of $145.7 million, plus a call premium and consent fees totaling $18.0 million. Additionally, the Company incurred costs of approximately $5.9 million, relating to the write-off of capitalized financing costs on its previously outstanding long-term debt and the 9% Senior Subordinated Notes.

Also in 2005, prior to the Recapitalization Merger, the Company recorded $0.7 million of bond premium costs and $0.7 million relating to the write-off of capitalized financing costs associated with the redemption of a portion of the 9% senior subordinated notes.

Aggregate annual maturities of long-term debt as of December 31, 2005 are as follows (in thousands):

2006	$9,550
2007	4,250
2008	4,250
2009	4,250
2010	4,250
Thereafter	618,750

13. Other Noncurrent Liabilities

Other noncurrent liabilities consist of the following as of December 31 (in thousands):

	2005	2004
Professional liability loss reserves	$169,399	$187,514
Other	6,676	8,403

	$176,075	$195,917

The Company’s professional liability loss reserves at December 31 consist of the following (in thousands):

	2005	2004
Estimated losses under self-insured programs	$157,685	$138,617
Estimated losses under commercial insurance programs	76,287	104,111

	233,972	242,728
Less—estimated amount payable within one year	64,573	55,214

	$169,399	$187,514

Team Health Finance LLC

Notes to the consolidated financial statements—(Continued)

December 31, 2005

The Company provides for its estimated professional liability losses through a combination of self-insurance and commercial insurance programs. During the period March 12, 1999 through March 11, 2003, the primary source of the Company’s coverage for such risks was a professional liability insurance policy provided through one insurance carrier. The commercial insurance carrier policy included an insured loss limit of $130.0 million with losses in excess of such limit remaining as a self-insured obligation of the Company. Beginning March 12, 2003, such risks are principally being provided for through self-insurance with a portion of such risks (“claims-made” basis) transferred to and funded into a captive insurance company. The accounts of the captive insurance company are fully consolidated with those of the other operations of the Company in the accompanying financial statements.

The amounts at December 31, 2005 and 2004 reflected above as estimated losses under commercial insurance programs are expected to be paid by the underlying commercial insurance carriers to which applicable insurance premiums have previously been paid. Such amounts are, accordingly, offset by identical insurance receivable amounts in the accompanying balance sheets of the Company.

The self-insurance components of our risk management program include reserves for future claims incurred but not reported. The Company’s provisions for losses under its self-insurance components are estimated using the results of periodic actuarial studies performed by an independent actuarial firm. Such actuarial studies include numerous underlying estimates and assumptions, including assumptions as to future claim losses, the severity and frequency of such projected losses, loss development factors and others. The Company’s provisions for losses under its self-insured components are subject to subsequent adjustment should future actuarial projected results for such periods indicate projected losses are greater or less than previously projected.

The Company’s most recent actuarial valuation was completed in April 2005. As a result of such actuarial valuation, the Company realized in 2005 a reduction in its provision for professional liability losses of $7.6 million related to its reserves for losses in prior years. The Company similarly realized a $1.6 million reduction in its professional liability loss liability in 2004 resulting from an actuarial study completed in April 2004.

14. Redemption of 10% Cumulative Preferred Stock

During 2004, the Board of Directors of the Company authorized the redemption of the Company’s 10% Cumulative Preferred Stock. On March 23, 2004, the Company redeemed its 10% Cumulative Preferred Stock in the amount of approximately $162.4 million, including accrued dividends.

15. Members’ Equity

The Company has the authority to issue 10,000,000 Class A Common Units, 400,000 Class B Common Units and 600,000 Class C Common Units.

Common Stock of Team Health, Inc. and Class A Membership Units of Holdings

Prior to the merger, Team Health, Inc. had authorized 12,000,000 shares of common stock, of which 9,783,235 shares were outstanding. Prior to the merger, Team Health, Inc. redeemed 842,994 shares of its outstanding common stock from its existing shareholders. The remaining shares of Team Health, Inc. prior to the merger were held by Holdings. A portion of the proceeds of the merger were used to pay the holders of outstanding options under the 1999 Stock Option Plan for the excess of the merger consideration over the exercise prices of such options. In connection with the merger, Blackstone and members of management acquired $363.0 million of Class A Membership Units of Holdings.

Equity Incentive Membership Units of Holdings

Team Health Holdings adopted the 2005 unit plan on November 23, 2005 in connection with, and automatically upon the consummation of, the transactions contemplated by the Reorganization Merger. The plan

Team Health Finance LLC

Notes to the consolidated financial statements—(Continued)

December 31, 2005

provides for grants, sales or other issuances of Class A Common Units, Class B Common Units and Class C Common Units. Our and Team Health Holdings’ representatives, officers and other employees and persons who engage in services for us and our affiliates are eligible for awards under the plan. The purpose of the plan is to provide these individuals with incentives to maximize shareholder value and otherwise contribute to our success and to enable us to attract, retain and reward the best available persons for positions of responsibility.

A total of 600,000 Class A Common Units have been authorized for issuance under the plan, subject to adjustment in the event of a reorganization, stock split, merger or similar change in our corporate structure or the outstanding Units. In addition, 400,000 Class B Common Units and 600,000 Class C Common Units have also been authorized for issuance under the plan. Team Health Holdings’ compensation committee administers the plan. Team Health Holdings’ board also has the authority to administer the plan and to take all actions that the compensation committee is otherwise authorized to take under the plan. The terms and conditions of each award made under the plan, including vesting requirements, will be set forth consistent with the plan in a written agreement with the grantee.

Units stock. Under the plan, the compensation committee may award or sell Class A Common Units, Class B Common Units and Class C Common Units which may be subject to such conditions (including vesting, performance conditions or otherwise), if any, as determined in the discretion of the compensation committee.

Amendment and termination of the plan. The board of representatives of Team Health Holdings may amend or terminate the plan in its discretion, except that no amendment will become effective without prior approval of our shareholders if such approval is necessary to satisfy any applicable tax or regulatory requirement. If not previously terminated by the board, the plan will terminate on the tenth anniversary of its adoption.

Compensation of representatives

None of our officers or those of Team Health Holdings receive any compensation for serving as a representative or as a member or chair of a committee of the board of representatives. As an independent limited liability company, Team Health Holdings expects to establish compensation practices that will be aligned with creating and sustaining member value.

Other equity transactions

Option sales. During 2005, the Company sold 114,951 shares of its common stock to members of management for net proceeds of $0.4 million. During 2004, the Company sold 22,600 shares of its $0.01 par value common stock to members of its management for net proceeds of $0.1 million.

Treasury stock. Prior to the merger transaction in 2005, and during 2004 and 2003, the Company recorded the cost of acquiring 38,014, 271,020 and 70,828 shares, respectively, of its common stock and common units of Holdings from members of its management at a total cost of $0.6 million in 2005, $4.5 million in 2004 and $1.0 million in 2003. The consideration for the shares acquired in 2005 and 2003 consisted of cash. The consideration for the shares acquired in 2004 consisted of cash of $2.7 million and a note payable in the amount of $1.8 million payable in two equal installments on January 1, 2005 and 2006.

In 2004, the Board of Directors authorized the Company to cancel certain shares of common stock that had been acquired from former members of management and were accounted for as treasury shares. Certain of the previously repurchased treasury shares represented common units in Holdings and the remainder were shares of

Team Health Finance LLC

Notes to the consolidated financial statements—(Continued)

December 31, 2005

common stock of the Company. To facilitate the share cancellation, the Company and Holdings exchanged a like number of shares of common stock and common units each owned of the other. Following the exchange with Holdings, the Company cancelled 362,321 common shares which reduced the carrying value of treasury shares by $4.7 million. No treasury units are outstanding as of December 31, 2005.

The Company’s Board of Directors declared a cash dividend to shareholders of record as of March 18, 2004, in the amount of approximately $27.6 million which was subsequently paid on March 23, 2004. The Board of Directors also authorized a compensatory payment to holders of stock options in lieu of a cash dividend of which $0.3 million and $1.7 million was expensed in 2005 and 2004, respectively. In connection with the accelerated vesting of options associated with the Recapitalization Merger, an additional compensatory payment of $0.3 million was paid and expensed in 2005.

16. Stock Options

Effective January 1, 2003, the Company adopted the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, prospectively to all new awards granted to employees after January 1, 2003.

In connection with the Recapitalization Merger that occurred on November 23, 2005 the Company incurred $3.4 million in stock compensation expense related to the accelerated vesting of outstanding stock options in Team Health, Inc. Also, in connection with the Recapitalization Merger, the Company’s 1999 Stock Option Plan (“Plan”) was terminated. All outstanding stock options that were vested under the Plan, including a portion of outstanding stock options for which vesting was accelerated, were effectively settled on the date of the merger.

Prior to January 1, 2003, the Company applied the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for options awarded. Accordingly, the expense related to stock-based employee compensation included in the determination of net earnings for 2003, 2004 and the period ended November 23, 2005, is less than that which would have been recognized if the fair value method had been applied to all awards since adoption of the 1999 Stock Option Plan. Such amounts were not significant.

Stock option activity under the 1999 Stock Option Plan during 2003, 2004 and 2005 was as follows (options in thousands):

	Number of Options	Price Range	Weighted Average Exercise Price
Outstanding at December 31, 2002	850	1.50-12.00	5.75
Granted	49	13.50	13.50
Exercised	(2)	1.50	1.50
Cancelled	(34)	1.50-4.50	2.00

Outstanding at December 31, 2003	863	1.50-13.50	6.34
Granted	25	15.18	15.18
Exercised	(23)	1.50-4.50	2.69
Cancelled	(38)	1.50-12.00	2.77

Outstanding at December 31, 2004	827	1.50-15.18	6.85
Granted	682	16.85	16.85
Exercised	(1,120)	1.50-16.85	9.28
Cancelled	(389)	1.50-16.85	16.20

Outstanding at December 31, 2005	—	—	—

Team Health Finance LLC

Notes to the consolidated financial statements—(Continued)

December 31, 2005

The following table represents the weighted average fair value of options granted during 2005, 2004 and 2003:

Weighted Average Fair Value
2005	$5.55
2004	$5.27
2003	$4.45

The fair value of stock options was estimated at the date of grant using the minimal value option pricing model with the following assumptions: expected dividend yield of 0% in 2005, 2004 and 2003; risk-free interest rate of 4.0%, 4.27% and 4.0% in 2005, 2004 and 2003, respectively; and an expected life of ten years in 2005, 2004 and 2003.

17. Net Revenue

Net revenue in the following periods consisted of the following (in thousands):

	2005	2004	2003
Fee for service revenue	$1,239,036	$1,168,099	$1,040,996
Contract revenue	342,911	373,918	408,147
Other revenue	31,411	30,157	29,870

	$1,613,358	$1,572,174	$1,479,013

18. Income Taxes

The provision for income tax expense (benefit) consists of the following (in thousands):

	Year Ended December 31,
	2005	2004	2003
Current:
Federal	$10,893	$11,668	$15,468
State	2,249	2,902	2,524

	13,142	14,570	17,992
Deferred:
Federal	(4,244)	(7,355)	(22,647)
State	(253)	(1,360)	(2,274)

	(4,497)	(8,715)	(24,921)

	$8,645	$5,855	$(6,929)

The reconciliation of income tax expense (benefit) computed at the federal statutory tax rate to income tax expense (benefit) is as follows:

	Year Ended December 31,
	2005	2004	2003
Tax at statutory rate	35.0%	(35.0)%	(35.0)%
State income tax (net of federal tax benefit)	16.3	2.7	(3.3)
Change in valuation allowance	(4.6)	1.2	—
Costs not deductible for tax purposes	1.0	47.3	0.6
Resolution of tax issue	(3.8)	(3.7)	—
Other	—	(1.3)	0.3
Nondeductible merger related costs	39.6	—	—

	83.5%	11.2%	(37.4)%

Team Health Finance LLC

Notes to the consolidated financial statements—(Continued)

December 31, 2005

The Company as of December 31, 2005, had operating loss carry forwards in various states that begin to expire in 2010 through 2015.

The effective income tax rates for 2005, 2004 and 2003 vary from the federal statutory tax rate due to state income taxes and the state tax benefit of net operating losses in addition to the non-deductibility for tax purposes of merger related costs and goodwill impairment charges.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company’s deferred tax assets and liabilities are as follows at December 31 (in thousands):

	Year Ended December 31,
	2005	2004
Current deferred tax assets:
Accounts receivable	$12,495	$14,940
Accrued compensation and other	2,946	2,457
Professional liability reserves	3,566	2,301

Total current deferred tax assets	19,007	19,698

Current deferred tax liabilities:
Affiliate deferred revenue	(42,042)	(41,284)

Total current deferred tax liabilities	(42,042)	(41,284)

Net current deferred tax liabilities	$(23,035)	$(21,586)

Long term deferred tax assets:
Accrued compensation and other	$1,036	$796
Amortization and depreciation	23,123	26,558
Professional liability reserves	59,425	45,620
Net operating losses	6,314	4,006

Total long term deferred tax assets	89,898	76,980

Long term deferred tax liabilities:
Valuation allowance	(2,399)	(2,875)

Net long-term deferred tax assets	$87,499	$74,105

Total deferred tax assets	$108,905	$96,678
Total deferred tax liabilities	(42,042)	(41,284)
Valuation allowance	(2,399)	(2,875)

Net deferred tax assets	$64,464	$52,519

The Company has a federal net operating loss for the current year available for carry back attributable to the tax deduction to be taken for the exercise of non-qualified stock options. Various state net operating losses resulting from this tax deduction are available for carryforward. The federal and state tax benefit of $19.0 million related to this tax deduction was credited to members’ equity.

Team Health Finance LLC

Notes to the consolidated financial statements—(Continued)

December 31, 2005

19. Employee Savings Plans

The Company sponsors various employee savings plans that are primarily defined contribution plans. The Company’s contributions to the plans were approximately $3.0 million in both 2005 and 2004 and $3.3 million in 2003.

The Company maintains a retirement savings plan for its employees. The plan is a defined benefit contribution plan in accordance with the provisions of Section 401(k) of the Internal Revenue Code. The plan provides for a discretionary match by the Company up to a maximum of 50% of the first 6% of compensation contributed by employees. The Company’s provisions in the periods comprising 2005, 2004 and 2003 reflect the maximum discretionary provisions provided for under the plan.

The Company also maintains non-qualified deferred compensation plans for certain of its employees. Total deferred compensation payable as of December 31, 2005 and 2004 was approximately $8.0 million and $7.3 million, respectively.

20. Commitments and Contingencies

Leases

The Company leases office space for terms of primarily one to ten years with options to renew for additional periods. Future minimum payments due on these non cancelable operating leases at December 31, 2005 are as follows (in thousands):

2006	6,789
2007	5,365
2008	4,413
2009	3,063
2010	1,845
Thereafter	2,667

Operating lease costs were approximately $7.7 million, $8.4 million and $8.0 million for the years ended December 31, 2005, 2004 and 2003, respectively.

Litigation

We are currently a party to various legal proceedings. While we currently believe that the ultimate outcome of such proceedings, individually and in the aggregate, will not have a material adverse effect on our financial position or overall trends in results of operations, litigation is subject to inherent uncertainties. If an unfavorable ruling were to occur, there exists the possibility of a material adverse impact on our net earnings in the period in which a ruling occurs. The estimate of the potential impact from such legal proceedings on our financial position or overall results of operations could change in the future.

Healthcare Regulatory Matters

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. Compliance with such laws and regulations can be subject to future governmental review and interpretation as well as significant regulatory action. From time to time, governmental regulatory agencies will conduct inquiries and audits of the Company’s practices. It is the Company’s current practice and future intent to cooperate fully with such inquiries.

Team Health Finance LLC

Notes to the consolidated financial statements—(Continued)

December 31, 2005

In addition to laws and regulations governing the Medicare and Medicaid programs, there are a number of federal and state laws and regulations governing such matters as the corporate practice of medicine and fee splitting arrangements, anti-kickback statutes, physician self-referral laws, false or fraudulent claims filing and patient privacy requirements. The failure to comply with any of such laws or regulations could have an adverse impact on our operations and financial results. It is management’s belief that the Company is in substantial compliance in all material respects with such laws and regulations.

Contingent Acquisition Payments

As of December 31, 2005, the Company may have to pay up to $1.1 million in future contingent payments as additional consideration for acquisitions made prior to December 31, 2005. These payments will be made and recorded as additional purchase price should the acquired operations achieve the financial targets contracted in the respective agreements related to their acquisition.

21. Related Party Transactions

The Company leases office space from several partnerships that are partially or entirely owned by certain employees of the Company. The leases were assumed by the Company as part of merger or purchase transactions. Total related party lease costs were approximately $1.0 million in 2005, 2004 and 2003, respectively.

The Company had a management services agreement with three pre-merger equity sponsors to provide certain management services. Management services paid under this arrangement were $0.4 for the period January 1—November 23, 2005, and $0.5 million in 2004 and 2003, respectively.

Effective with the merger on November 23, 2005, the Company is obligated under the terms of a 10-year agreement with Blackstone to pay an annual monitoring fee in the amount of $3.5 million. Furthermore, in the event of a change of control of the Company, as defined in the agreement, the Company is obligated to pay Blackstone on a discounted basis any remaining portion of the monitoring fee under the 10-year commitment that has not previously been paid prior to the date of the change of control event. In such event, an additional payment to management equity holders is payable by the Company on a pro rata basis equal to the amount of such discounted payment to Blackstone.

22. Segment Reporting

The Company has two reportable segments: Healthcare Services and Management Services. Healthcare Services provides professional healthcare staffing in various healthcare provider settings, such as hospitals, clinics and military treatment facilities. Management Services consists of medical group management services and external billing and collection services.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Segment amounts disclosed are prior to any elimination entries made in consolidation, except in the case of net revenue, where intercompany charges have been eliminated. Certain expenses are not allocated to the segments. These unallocated expenses are corporate expenses, net interest expense, depreciation and amortization, refinancing costs and income taxes. The Company evaluates segment performance based on profit and loss before the aforementioned expenses. Assets not identifiable to an individual segment are corporate assets, which are primarily comprised of cash and cash equivalents, short term investments, computer related fixed assets and intercompany receivables and loans (which are eliminated in consolidation).

Team Health Finance LLC

Notes to the consolidated financial statements—(Continued)

December 31, 2005

The following table presents financial information for each reportable segment. Depreciation, amortization, impairment of intangibles, management fee and other expenses separately identified in the consolidated statements of operations are included as a reduction to the respective segments’ operating earnings for each year below (in thousands):

	Year ended December 31,
	2005	2004	2003
Net Revenues:
Healthcare Services	$992,190	$988,688	$984,023
Management Services	22,557	20,003	15,723

	$1,014,747	$1,008,691	$999,746

Operating Earnings:
Healthcare Services	$134,015	$21,701	$32,597
Management Services	5,788	3,494	4,542
General Corporate	(55,903)	(33,603)	(32,329)

	$83,900	$(8,408)	$4,810

Capital Expenditures:
Healthcare Services	$2,360	$1,810	$5,457
Management Services	965	1,012	715
General Corporate	7,592	3,891	2,800

	$10,917	$6,713	$8,972

Total Assets:
Healthcare Services	$440,010	$384,783	$479,826
Management Services	19,356	19,576	21,645
General Corporate	187,135	214,379	245,477

	$646,501	$618,738	$746,948

23. Fair Values of Financial Instruments

The following methods and assumptions were used by the Company in estimating the fair value of the Company’s financial instruments:

Cash and cash equivalents:	The carrying amount reported in the balance sheets for cash and cash equivalents approximates its fair value.

Accounts receivable:	The carrying amount reported in the balance sheets for accounts receivable approximates its fair value.

Investments:	The fair market value of investments was determined based upon quoted market rates, where available, or discounted cash flows if no market value was available.

Long-term debt:	Fair values for debt were determined based on interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities for debt issues that are not traded on quoted market prices. The fair value of the Company’s total debt, which has a carrying value of $645.3 million, is approximately $649.6 million.

Team Health Finance LLC

Notes to the consolidated financial statements—(Continued)

December 31, 2005

24. Financial Information for Subsidiary Guarantors and Non-guarantor Subsidiary

The Company conducts substantially all of its business through its subsidiaries. The parent company is a holding company that conducts no operations and whose financial position is comprised of deferred financing costs and the Company’s debt. The Company’s domestic, wholly-owned subsidiaries jointly and severally guarantee the 11.25% Notes on an unsecured senior subordinated basis. The condensed consolidating financial information for the parent company, the issuers of the 11.25% Notes, and the subsidiary guarantors, the non-guarantor subsidiary, certain eliminations and the consolidated Company as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004 and 2003, follows:

Consolidated Balance Sheet

	As of December 31, 2005
	Parent and Guarantor Subsidiaries	Non-Guarantor Subsidiary	Reclassifications and Eliminations	Total Consolidated
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$10,644	$—	$—	$10,644
Accounts receivable, net	180,407	—	—	180,407
Prepaid expenses and other current assets	2,774	20,975	(17,788)	5,961
Receivables under insured programs	45,912	—	—	45,912
Income tax receivable	16,908	—	(2,323)	14,585

Total current assets	256,645	20,975	(20,111)	257,509
Investments of insurance subsidiary	—	41,452	—	41,452
Property and equipment, net	18,454	—	—	18,454
Other intangibles, net	37,256	—	—	37,256
Goodwill	150,166	—	—	150,166
Deferred income taxes	83,224	328	3,947	87,499
Receivables under insured programs	30,375	—	—	30,375
Investments in subsidiaries	5,090	—	(5,090)	—
Other	23,683	107	—	23,790

	$604,893	$62,862	$(21,254)	$646,501

Liabilities and shareholders’/members’ equity (deficit)
Current liabilities:
Accounts payable	$18,750	$34	$—	$18,784
Accrued compensation and physician payable	81,319	—	—	81,319
Other accrued liabilities	66,843	32,507	(13,841)	85,509
Income taxes payable	—	2,323	(2,323)	—
Current maturities of long-term debt	9,550	—	—	9,550
Deferred income taxes	23,035	—	—	23,035

Total current liabilities	199,497	34,864	(16,164)	218,197
Long-term debt, less current maturities	635,750	—	—	635,750
Other non-current liabilities	153,167	22,908	—	176,075
Common stock	—	120	(120)	—
Additional paid in capital	—	4,610	(4,610)	—
Retained earnings	—	694	(694)	—
Accumulated other comprehensive loss	(4)	(334)	—	(338)
Members’ deficit	(383,517)	—	334	(383,183)

	$604,893	$62,862	$(21,254)	$646,501

Team Health Finance LLC

Notes to the consolidated financial statements—(Continued)

December 31, 2005

Consolidated Statement of Operations

	Year ended December 31, 2005
	Parent and Guarantor Subsidiaries	Non-Guarantor Subsidiary	Reclassifications and Eliminations	Total Consolidated
	(in thousands)
Net revenues	$1,613,358	$26,034	$(26,034)	$1,613,358
Provision for uncollectibles	598,611	—	—	598,611

Net revenues less provision for uncollectibles	1,014,747	26,034	(26,034)	1,014,747
Cost of services rendered
Professional expenses	795,746	23,847	(26,034)	793,559

Gross profit	219,001	2,187	—	221,188
General and administrative expenses	109,090	162	—	109,252
Management fee and other expenses	1,901	—	—	1,901
Depreciation and amortization	26,135	—	—	26,135
Interest expense, net	30,976	(995)	—	29,981
Loss on extinguishment of debt	25,340	—	—	25,340
Transaction costs	18,223	—	—	18,223

Earnings before income taxes	7,336	3,020	—	10,356
Provision for income taxes	7,588	1,057	—	8,645

Net earnings (loss)	$(252)	$1,963	$—	$1,711

Team Health Finance LLC

Notes to the consolidated financial statements—(Continued)

December 31, 2005

Consolidated Statement of Cash Flows

	Year ended December 31, 2005
	Parent and Guarantor Subsidiaries	Non-Guarantor Subsidiary	Reclassifications and Eliminations	Total Consolidated
	(in thousands)
Operating activities
Net earnings (loss)	$(252)	$1,963	$—	$1,711
Adjustments to reconcile net earnings (loss):
Depreciation and amortization	26,135	—	—	26,135
Amortization of deferred financing costs	830	—	—	830
Write-off of deferred financing costs	6,771	—	—	6,771
Transaction costs	18,223	—	—	18,223
Provision for uncollectibles	598,612	—	—	598,612
Deferred income taxes	(5,714)	(2,248)	—	(7,962)
Loss on sale of investment	201	—	—	201
Loss on sale of equipment	1,554	—	—	1,554
Equity in joint venture income	36	—	—	36
Changes in operating assets and liabilities, net of acquisitions:		—
Accounts receivable	(618,163)	—	—	(618,163)
Prepaids and other assets	10,047	(9,999)	—	48
Income tax receivables	(10,867)	935	—	(9,932)
Accounts payable	7,014	15	—	7,029
Accrued compensation and physician payable	10,525	—	—	10,525
Other accrued liabilities	(4,999)	7,156	—	2,157
Professional liability reserves	(1,511)	20,579	—	19,068

Net cash provided by operating activities	38,442	18,401	—	56,843
Investing activities
Purchases of property and equipment	(10,917)	—	—	(10,917)
Sale of property and equipment	177	—	—	177
Cash paid for acquisitions, net	(7,168)	—	—	(7,168)
Net redemptions of short-term investments	64,676	—	—	64,676
Net purchases of investments by insurance subsidiary	—	(17,401)	—	(17,401)
Other investing activities	(81)	—	—	(81)

Net cash provided by (used in) investing activities	46,687	(17,401)	—	29,286
Financing activities
Payments on notes payable	(428,125)	—	—	(428,125)
Proceeds from notes payable	640,000	—	—	640,000
Proceeds from revolving credit facility	26,100	—	—	26,100
Payments on revolving credit facility	(20,800)	—	—	(20,800)
Redemption of common equity in connection with recapitalization	(549,887)	—	—	(549,887)
Redemption of stock options	(48,668)	—	—	(48,668)
Equity investment	325,248	—	—	325,248
Transaction payments in connection with recapitalization	(17,922)	—	—	(17,922)
Payments of deferred financing costs	(18,720)	—	—	(18,720)
Proceeds from sales of common stock	402	—	—	402
Purchase of treasury stock	(1,529)	—	—	(1,529)
Proceeds from sales of treasury stock	485	—	—	485
Net transfers from parent’s subsidiaries	1,000	(1,000)	—	—

Net cash used in financing activities	(92,416)	(1,000)	—	(93,416)

Decrease in cash and cash equivalents	(7,287)	—	—	(7,287)
Cash and cash equivalents, beginning of year	17,931	—	—	17,931

Cash and cash equivalents, end of year	$10,644	$—	$—	$10,644

Team Health Finance LLC

Notes to the consolidated financial statements—(Continued)

December 31, 2005

Consolidated Balance Sheet

	As of December 31, 2004
	Parent and Guarantor Subsidiaries	Non-Guarantor Subsidiary	Reclassifications and Eliminations	Total Consolidated
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$17,931	$—	$—	$17,931
Short term investments	64,651	—	—	64,651
Accounts receivable, net	160,852	—	—	160,852
Prepaid expenses and other current assets	4,659	8,975	(8,774)	4,860
Receivables under insured programs	51,307	—	—	51,307

Total current assets	299,400	8,975	(8,774)	299,601
Investments of insurance subsidiary	—	24,356	—	24,356
Property and equipment, net	17,625	—	—	17,625
Other intangibles, net	32,691	—	—	32,691
Goodwill	105,080	—	—	105,080
Deferred income taxes	71,987	—	2,118	74,105
Receivables under insured programs	52,804	—	—	52,804
Investments in subsidiaries	4,387	—	(4,387)	—
Other	12,333	143	—	12,476

	$596,307	$33,474	$(11,043)	$618,738

Liabilities and shareholders’ equity (deficit)
Current liabilities:
Accounts payable	$11,985	$19	$—	$12,004
Accrued compensation and physician payable	75,160	—	—	75,160
Other accrued liabilities	69,047	10,597	(6,656)	72,988
Income taxes payable	4,758	1,388	—	6,146
Current maturities of long-term debt	15,000	—	—	15,000
Deferred income taxes	21,586	—	—	21,586

Total current liabilities	197,536	12,004	(6,656)	202,884
Long-term debt, less current maturities	413,125	—	—	413,125
Other non-current liabilities	178,834	17,083	—	195,917
Common stock	97	120	(120)	97
Additional paid in capital	—	5,610	(5,610)	—
Retained earnings (deficit)	(192,355)	(1,268)	1,343	(192,280)
Less treasury shares at cost	(787)	—	—	(787)
Accumulated other comprehensive loss	(143)	(75)	—	(218)

	$596,307	$33,474	$(11,043)	$618,738

Team Health Finance LLC

Notes to the consolidated financial statements—(Continued)

December 31, 2005

Consolidated Statement of Operations

	Year ended December 31, 2004
	Parent and Guarantor Subsidiaries	Non-Guarantor Subsidiary	Reclassifications and Eliminations	Total Consolidated
	(in thousands)
Net revenues	$1,572,174	$16,146	$(16,146)	$1,572,174
Provision for uncollectibles	563,483	—	—	563,483

Net revenues less provision for uncollectibles	1,008,691	16,146	(16,146)	1,008,691
Cost of services rendered
Professional expenses	811,697	18,510	(16,146)	814,061

Gross profit	196,994	(2,364)	—	194,630
General and administrative expenses	100,326	147	—	100,473
Management fee and other expenses	1,387	—	—	1,387
Impairment of intangibles	73,177	—	—	73,177
Depreciation and amortization	28,001	—	—	28,001
Interest expense, net	29,302	(353)	—	28,949
Loss on extinguishment of debt	14,731	—	—	14,731

Loss before income taxes	(49,930)	(2,158)	—	(52,088)
Provision (benefit) for income taxes	6,610	(755)	—	5,855

Net loss	(56,540)	(1,403)	—	(57,943)
Dividends on preferred stock	3,602	—	—	3,602

Net loss attributable to common shareholders	$(60,142)	$(1,403)	$—	$(61,545)

Team Health Finance LLC

Notes to the consolidated financial statements—(Continued)

December 31, 2005

Consolidated Statement of Cash Flows

	Year ended December 31, 2004
	Parent and Guarantor Subsidiaries	Non-Guarantor Subsidiary	Reclassifications and Eliminations	Total Consolidated
	(in thousands)
Operating activities
Net loss	$(56,540)	$(1,403)	$—	$(57,943)
Adjustments to reconcile net loss:
Depreciation and amortization	28,001	—	—	28,001
Amortization of deferred financing costs	1,061	—	—	1,061
Write-off of deferred financing costs	6,225	—	—	6,225
Provision for uncollectibles	563,483	—	—	563,483
Impairment of intangibles	73,177	—	—	73,177
Deferred income taxes	(4,842)	(1,510)	—	(6,352)
Loss on sale of equipment	887	—	—	887
Equity in joint venture income	(664)	—	—	(664)
Changes in operating assets and liabilities, net of acquisitions:		—
Accounts receivable	(556,214)	—	—	(556,214)
Prepaids and other assets	4,665	(6,397)	—	(1,732)
Income tax receivables	(6,033)	756	—	(5,277)
Accounts payable	(3,571)	(4)	—	(3,575)
Accrued compensation and physician payable	(7,536)	—	—	(7,536)
Other accrued liabilities	(3,719)	4,856	—	1,137
Professional liability reserves	15,256	14,651	—	29,907

Net cash provided by operating activities	53,636	10,949	—	64,585
Investing activities
Purchases of property and equipment	(6,713)	—	—	(6,713)
Sale of property and equipment	77	—	—	77
Cash paid for acquisitions, net	(3,245)	—	—	(3,245)
Net purchases of short-term investments	(64,877)	—	—	(64,877)
Net purchases of investments	(1,016)	(9,932)	—	(10,948)
Other investing activities	9,911	—	—	9,911

Net cash used in investing activities	(65,863)	(9,932)	—	(75,795)
Financing activities
Payments on notes payable	(301,290)	—	—	(301,290)
Proceeds from notes payable	430,000	—	—	430,000
Payments of deferred financing costs	(7,892)	—	—	(7,892)
Proceeds from sales of common stock	62	—	—	62
Purchase of treasury stock	(2,770)	—	—	(2,770)
Proceeds from sale of treasury stock	100	—	—	100
Dividends paid on common stock	(27,585)	—	—	(27,585)
Redemptions of preferred stock	(162,448)	—	—	(162,448)
Net transfers from parent and parent’s subsidiaries	1,269	(1,269)	—	—

Net cash used in financing activities	(70,554)	(1,269)	—	(71,823)
Decrease in cash and cash equivalents	(82,781)	(252)	—	(83,033)
Cash and cash equivalents, beginning of year	100,712	252	—	100,964

Cash and cash equivalents, end of year	$17,931	$—	$—	$17,931

Team Health Finance LLC

Notes to the consolidated financial statements—(Continued)

December 31, 2005

Consolidated Statement of Operations

	Year ended December 31, 2003
	Parent and Guarantor Subsidiaries	Non-Guarantor Subsidiary	Reclassifications and Eliminations	Total Consolidated
	(in thousands)
Net revenues	$1,479,013	$7,381	$(7,381)	$1,479,013
Provision for uncollectibles	479,267	—	—	479,267

Net revenues less provision for uncollectibles	999,746	7,381	(7,381)	999,746
Cost of services rendered
Professional expenses	862,699	7,061	(7,381)	862,379

Gross profit	137,047	320	—	137,367
General and administrative expenses	95,411	143	—	95,554
Management fee and other expenses	505	—	—	505
Impairment of intangibles	168	—	—	168
Depreciation and amortization	36,330	—	—	36,330
Interest expense, net	23,374	(31)	—	23,343

Earnings (loss) before income taxes	(18,741)	208	—	(18,533)
Provision (benefit) for income taxes	(7,002)	73	—	(6,929)

Net earnings (loss)	(11,739)	135	—	(11,604)
Dividends on preferred stock	14,440	—	—	14,440

Net earnings (loss) attributable to common shareholders	$(26,179)	$135	$—	$(26,044)

Team Health Finance LLC

Notes to the consolidated financial statements—(Continued)

December 31, 2005

Consolidated Statement of Cash Flows

	Year ended December 31, 2003
	Parent and Guarantor Subsidiaries	Non-Guarantor Subsidiary	Reclassifications and Eliminations	Total Consolidated
	(in thousands)
Operating activities
Net earnings (loss)	$(11,739)	$135	$—	$(11,604)
Adjustments to reconcile net earnings (loss):
Depreciation and amortization	36,330	—	—	36,330
Amortization of deferred financing costs	1,446	—	—	1,446
Provision for uncollectibles	479,267	—	—	479,267
Impairment of intangibles	168	—	—	168
Deferred income taxes	(18,927)	(559)	—	(19,486)
Loss on sale of equipment	5	—	—	5
Equity in joint venture income	(235)	—	—	(235)
Changes in operating assets and liabilities, net of acquisitions:		—
Accounts receivable	(490,392)	—	—	(490,392)
Prepaids and other assets	6,352	(510)	—	5,842
Income tax receivables	10,129	632	—	10,761
Accounts payable	1,264	23	—	1,287
Accrued compensation and physician payable	11,907	—	—	11,907
Other accrued liabilities	(2,476)	1,833	—	(643)
Professional liability reserves	70,749	6,339	—	77,088

Net cash provided by operating activities	93,848	7,893	—	101,741
Investing activities
Purchases of property and equipment	(8,972)	—	—	(8,972)
Sale of property and equipment	1	—	—	1
Cash paid for acquisitions, net	(2,472)	—	—	(2,472)
Net purchases of investments by insurance subsidiary	999	(14,641)	—	(13,642)
Other investing activities	(1,194)	—	—	(1,194)

Net cash used in investing activities	(11,638)	(14,641)	—	(26,279)
Financing activities
Payments on notes payable	(21,085)	—	—	(21,085)
Payments of deferred financing costs	(278)	—	—	(278)
Proceeds from sales of common stock	2	—	—	2
Purchase of treasury stock	(926)	—	—	(926)
Net transfers from parent and parent’s subsidiaries	(7,000)	7,000	—	—

Net cash provided by (used in) financing activities	(29,287)	7,000	—	(22,287)
Increase in cash and cash equivalents	52,923	252	—	53,175
Cash and cash equivalents, beginning of year	47,789	—	—	47,789

Cash and cash equivalents, end of year	$100,712	$252	$—	$100,964

Team Finance LLC

Consolidated Balance Sheets

	March 31, 2006	December 31, 2005
	(Unaudited)
	(In thousands, except per share data)
Assets
Current assets:
Cash and cash equivalents	$8,974	$10,644
Accounts receivable, less allowance for uncollectibles of $136,570 and 127,740 in 2006 and 2005, respectively	187,166	180,407
Prepaid expenses and other current assets	6,109	5,961
Receivables under insured programs	33,039	45,912
Income tax receivable	2,888	14,585

Total current assets	238,176	257,509
Investments of insurance subsidiary	49,229	41,452
Property and equipment, net	18,581	18,454
Other intangibles, net	29,957	37,256
Goodwill	141,256	150,166
Deferred income taxes	85,774	87,499
Receivables under insurance programs	28,335	30,375
Other	23,887	23,790

	$615,195	$646,501

Liabilities and members’ equity (deficit)
Current liabilities:
Accounts payable	$10,749	$18,784
Accrued compensation and physician payable	74,017	81,319
Other accrued liabilities	79,995	85,509
Current maturities of long-term debt	4,250	9,550
Deferred income taxes	23,062	23,035

Total current liabilities	192,073	218,197
Long-term debt, less current maturities	634,687	635,750
Other non-current liabilities	167,461	176,075
Accumulated other comprehensive earnings (loss)	(562)	(338)
Member’s equity (deficit)	(378,464)	(383,183)

	$615,195	$646,501

See accompanying notes to financial statements.

Team Finance LLC

Consolidated Statements of Operations

	Three Months Ended March 31,
	2006	2005
	(Unaudited)
	(In thousands)
Net revenue	$418,157	$398,067
Provision for uncollectibles	154,276	147,476

Net revenue less provision for uncollectibles	263,881	250,591
Cost of services rendered
Professional service expenses	196,025	180,327
Professional liability costs	(475)	5,244

Gross profit	68,331	65,020
General and administrative expenses	26,134	24,889
Management fee and other expenses	874	404
Impairment of intangibles	9,523	—
Depreciation and amortization	7,135	6,659
Interest expense, net	13,786	7,191

Earnings before income taxes	10,879	25,877
Provision for income taxes	5,948	10,137

Net earnings	$4,931	$15,740

See accompanying notes to financial statements.

Team Finance LLC

Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2006	2005
	(Unaudited)
	(In thousands)
Operating Activities
Net earnings	$4,931	$15,740
Adjustments to reconcile net earnings
Depreciation and amortization	7,135	6,659
Amortization of deferred financing costs	609	181
Provision for uncollectibles	154,276	147,476
Impairment of intangibles	9,523	—
Deferred income taxes	3,881	(1,074)
Loss (gain) on sale of equipment	(1)	274
Equity in joint venture income	(398)	(561)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(161,035)	(162,558)
Prepaids and other assets	(305)	(1,926)
Income tax receivables	11,697	7,822
Accounts payable	(7,848)	(3,158)
Accrued compensation and physician payable	(7,702)	(4,928)
Other accrued liabilities	6,294	3,245
Professional liability reserves	(3,494)	4,624

Net cash provided by operating activities	17,563	11,816
Investing Activities
Purchases of property and equipment	(2,119)	(2,376)
Sale of property and equipment	1	171
Cash paid for acquisitions, net	—	(5,795)
Net change of short-term investments	—	14,867
Net purchases of investments by insurance subsidiary	(8,100)	(130)
Other investing activities	30	72

Net cash provided by (used in) investing activities	(10,188)	6,809
Financing Activities
Payments on notes payable	(1,062)	(15,000)
Proceeds from revolving credit facility	58,300	—
Payments on revolving credit facility	(63,600)	—
Payment of deferred financing costs	(466)	(19)
Proceeds from sales of common stock	—	113
Purchase of treasury stock	(2,161)	(916)
Transaction payments in connection with recapitalization	(56)	—

Net cash used in financing activities	(9,045)	(15,822)

Net increase (decrease) in cash	(1,670)	2,803
Cash and cash equivalents, beginning of period	10,644	17,931

Cash and cash equivalents, end of period	$8,974	$20,734

Interest paid	$7,889	$3,661

Taxes paid	$323	$3,437

See accompanying notes to financial statements.

Team Finance LLC

Notes to consolidated financial statements

(Unaudited)

Note 1. Organization and Basis of Presentation

On November 23, 2005, affiliates of the Blackstone Group (“Blackstone”), a private equity firm, by way of merger with Team Health Holdings LLC (“Holdings”), acquired a 91.1% interest in Holdings (the “Recapitalization Merger”). Holdings became the parent corporation of Team Finance LLC (“Team Finance”). Also pursuant to the Merger Agreement, Team MergerSub Inc., a Tennessee Corporation and wholly-owned subsidiary of Team Finance merged with and into Team Health, Inc. (“Team Health”) (the “Reorganization Merger”). References and information noted as being those of the “Company”, “we” or “our” relate to both Team Health and Team Finance. The remaining 8.9% ownership in Holdings is held by members of management of the Company.

The Recapitalization Merger was accounted for as a recapitalization. The Reorganization Merger was accounted for as an acquisition of minority interest, whereby the common stock of Team Health, Inc. that was not owned by Team Health Holdings prior to November 23, 2005 was recorded at fair value resulting in an adjustment to the carrying value of the pro rata portion of assets and liabilities deemed to have been acquired or assumed in the Reorganization Merger. Pursuant to the Reorganization Merger, all the existing outstanding minority equity interests in Team Health, Inc. was acquired by Team Health Holdings, resulting in Team Health Holdings owning 100% of the outstanding equity interests in Team Health, Inc. In 1999, our former controlling stockholders acquired their controlling interest in Team Health, Inc. in a transaction that was also accounted for as a recapitalization (the “1999 Recapitalization”). The Reorganization Merger also requires the “push down” of the accounting basis established in the 1999 Recapitalization. Accordingly, the historical information for Team Health, Inc. was restated for that effect of the Reorganization Merger for the purpose of presenting these consolidated financial statements of Team Finance.

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial reporting and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements. Certain prior year amounts have been reclassified to conform to the current year presentation.

In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of normal recurring items) necessary for a fair presentation of results for the interim periods presented. The results of operations for any interim period are not necessarily indicative of results for the full year. The consolidated balance sheet of the Company at December 31, 2005 has been derived from the audited financial statements at that date, but does not include all of the information and disclosures required by accounting principles generally accepted in the United States for complete financial statements. These financial statements and footnote disclosures should be read in conjunction with the December 31, 2005 audited consolidated financial statements and the notes thereto included in the Company’s Form S-4 filed in March 2006.

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements and notes. Actual results could differ from those estimates.

Note 2. New Accounting Standards

None of the new accounting pronouncements that became effective during the periods presented had a material effect on the Company’s financial position or results of operations. The expanded disclosure requirements of Statement of Financial Accounting Standards No. 123(R)—Share-Based Payment (SFAS No. 123(R) are presented in Note 9.

Team Finance LLC

Notes to consolidated financial statements—(Continued)

(Unaudited)

Note 3. Impairment of Intangibles

The Company provides management services to anesthesia practices nationwide. These services are organized under an operating unit called Team Health Anesthesiology Management Services (“THAMS”). In April 2006, THAMS received notification from its largest anesthesia practice client of their intent to terminate its contract in accordance with the terms of the agreement.

Management has concluded that THAMS’ existing revenues and operating income will be materially adversely affected as a result of this contract termination. The above noted facts and circumstances were concluded by management to require a test for recoverability of the existing contract intangibles under the provisions of SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (FAS No. 144) and a “triggering event” under the provisions of SFAS No. 142 “Goodwill and Other Intangible Assets” (FAS No. 142). The Company as of March 31, 2006. had $2.7 million of net contract intangibles and $8.2 million of goodwill related to THAMS prior to recognition of any impairment losses. The total impact on the results of operations and financial condition of this operating unit is not known at this time. The remaining estimated impact on the results of operations of THAMS is dependent on our ability to successfully retain our other existing business, as well as winning new business.

Management, based on projections of the estimated results of the remaining business, believes that the net contract intangibles will not be fully recoverable, consequently the Company recorded a charge of $2.0 million in the results of operation for the three months ended March 31, 2006. The charge reduced the book value of the contract intangibles within the management services reporting segment to its fair value estimated to be $0.7 million, as determined by using a discounted cash flow model.

Additionally, management believes the goodwill related to this business has been impaired and that such impairment loss can be reasonably estimated based on such projections. The Company has recorded a goodwill impairment loss of $7.5 million in the three months ended March 31, 2006. The estimated impairment was determined following the provisions of FAS No. 142. Accordingly, the Company initially estimated the fair value of THAMs. The fair value of the business was determined using a multiple of projected cash flows on remaining contracts. The carrying value of the business exceeded its fair market value. The estimated fair value was allocated to the underlying net assets of the business following generally accepted accounting principles for allocating purchase prices. This included an allocation of value to the components of working capital; contract intangibles (based on discounting of future cash flows estimated to be derived from such contracts) with the remainder of such fair value assigned to goodwill. The estimate of the implied goodwill resulting from the aforementioned application of the principles outlined in FAS No. 142 was less than the recorded goodwill related to THAMs. As of March 31, 2006, subsequent to recording the impairment loss, there is no remaining goodwill associated with the THAMs operations,

Note 4. Net Revenue

Net revenue for the three months ended March 31, 2006 and 2005, respectively, consisted of the following (in thousands):

	Three Months Ended March 31,
	2006	2005
Fee for service revenue	$321,239	$309,494
Contract revenue	88,680	80,950
Other revenue	8,238	7,623

	$418,157	$398,067

Team Finance LLC

Notes to consolidated financial statements—(Continued)

(Unaudited)

Note 5. Other Intangible Assets

The following is a summary of intangible assets and related amortization as of March 31, 2006 and December 31, 2005 (in thousands):

	Gross Carrying Amount	Accumulated Amortization
As of March 31, 2006:
Contracts	$143,214	$113,428
Other	448	277

Total	$143,662	$113,705

As of December 31, 2005:
Contracts	$149,801	$112,727
Other	448	266

Total	$150,249	$112,993

Aggregate amortization expense:
For the three months ended March 31, 2006	$5,331

Estimated amortization expense:
For the year ended December 31, 2006	$9,840
For the year ended December 31, 2007	3,893
For the year ended December 31, 2008	3,701
For the year ended December 31, 2009	3,207
For the year ended December 31, 2010	2,820

Note 6. Income Taxes

The effective income tax rate for the three months ended March 31, 2006 was 54.7% compared to 39.2% for the same period in 2005. The variance between periods is attributable to the non-deductibility of a portion of the impairment charge discussed in Note 3. Approximately $5.3 million of the $9.5 million charge is deductible for tax purposes.

Note 7. Long-Term Debt

Long-term debt as of March 31, 2006 consists of the following (in thousands):

2006
Term Loan Facilities	$423,937
11.25% Senior Subordinated Notes	215,000

638,937
Less current portion	(4,250)

$634,687

In connection with the merger, as more fully described in Note 1, the Company entered into a new credit facility with a group of banks on November 23, 2005. The new credit facility included a $125.0 million revolving credit line and a $425.0 million senior secured term loan facility. The Company borrowed the full amount for the term facility and $9.6 million under the revolving credit facility on November 23, 2005.

Team Finance LLC

Notes to consolidated financial statements—(Continued)

(Unaudited)

The interest rates for senior revolving credit facility borrowings are based on a grid which is based on the consolidated ratio of total funded debt to earnings before interest, taxes, depreciation and amortization, all as set forth in the credit agreement. The initial interest rate on any term loans outstanding is equal to the euro dollar rate plus 2.50% or the agent bank’s base rate plus 1.5%. In the event of a default by the Company under its bank loan covenants, such interest rates would increase by 2.0% over the current rates then in effect.

The interest rate at March 31, 2006, was 7.27% for amounts outstanding under the term loan facility. In addition, the Company pays a commitment fee for the revolving credit facility which was equal to 0.5% of the commitment at March 31, 2006. No borrowings under the revolving credit facility were outstanding as of March 31, 2006, and the Company had $6.6 million of standby letters of credit outstanding against the revolving credit facility commitment.

The Company issued on November 23, 2005, 11.25% Senior Subordinated Notes (“Notes”) in the amount of $215.0 million due December 1, 2013. The Notes are subordinated in right of payment to all senior debt of the Company and are senior in right of payment to all existing and future subordinated indebtedness of the Company. Interest on the Notes accrues at the rate of 11.25% per annum, payable semi-annually in arrears on June 1 and December 1 of each year. Beginning on December 1, 2009, the Company may redeem some or all of the Notes at any time at various redemption prices.

The Notes are guaranteed jointly and severally on a full and unconditional basis by all of the Company’s domestic wholly-owned operating subsidiaries (“Subsidiary Guarantors”) as required by the Indenture Agreement.

Both the 11.25% Notes and the current term loan facility contain both affirmative and negative covenants, including limitations on the Company’s ability to incur additional indebtedness, sell material assets, retire, redeem or otherwise reacquire its capital stock, acquire the capital stock or assets of another business, pay dividends, and require the Company to comply with certain coverage and leverage ratios.

In connection with the Transaction, the Company completed a tender offer for its then outstanding 9% Senior Subordinated Notes in the amount of $145.7 million, plus a call premium and consent fees totaling $18.0 million. Additionally, the Company incurred costs of approximately $5.9 million, relating to the write-off of capitalized financing costs on its previously outstanding long-term debt and the 9% Senior Subordinated Notes.

Aggregate annual maturities of long-term debt as of March 31, 2006 are as follows (in thousands):

2006	$4,250
2007	4,250
2008	4,250
2009	4,250
2010	4,250
Thereafter	617,687

Team Finance LLC

Notes to consolidated financial statements—(Continued)

(Unaudited)

Note 8. Professional Liability Insurance

The Company’s professional liability loss reserves consist of the following (in thousands):

	March 31, 2006	December 31, 2005
Estimated losses under self-insured programs	$154,191	$157,685
Estimated losses under commercial insurance programs	61,374	76,287

	215,565	233,972
Less—estimated payable within one year	54,863	64,573

	$160,702	$169,399

The Company provides for its estimated professional liability losses through a combination of self-insurance and commercial insurance programs. During the period March 12, 1999 through March 11, 2003, the primary source of the Company’s coverage for such risks was a professional liability insurance policy provided through one insurance carrier. The commercial insurance carrier policy included an insured loss limit of $130.0 million with losses in excess of such limit remaining as a self-insured obligation of the Company. Beginning March 12, 2003, such risks are principally being provided for through self-insurance with a portion of such risks (“claims-made” basis) transferred to and funded into a captive insurance company. The accounts of the captive insurance company are fully consolidated with those of the other operations of the Company in the accompanying financial statements.

The self-insurance components of our risk management program include reserves for future claims incurred but not reported. The Company’s provisions for losses under its self-insurance components are estimated using the results of periodic actuarial studies performed by an independent actuarial firm. Such actuarial studies include numerous underlying estimates and assumptions, including assumptions as to future claim losses, the severity and frequency of such projected losses, loss development factors and others. The Company’s provisions for losses under its self-insured components are subject to subsequent adjustment should future actuarial projected results for such periods indicate projected losses are greater or less than previously projected.

The Company’s most recent actuarial valuation was completed in April 2006. As a result of such actuarial valuation, the Company realized a reduction in its provision for professional liability losses of $12.1 million in the three months ended March 31, 2006, related to its reserves for losses in prior years. The Company had previously realized a $7.6 million reduction in its professional liability loss liability in the three months ended March 31, 2005, resulting from an actuarial study completed in April 2005.

Note 9. Share-based Compensation

On January 1, 2006, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment—Revised 2000. Prior to the adoption of SFAS No. 123(R), for share-based awards granted under the 1999 Stock Option Plan (“Plan”) subsequent to January 1, 2003, the Company accounted for those awards under the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Prior to January 1, 2003, the Company applied the recognition and measurement provisions of APB Opinion No.25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for options awarded. Accordingly, the expense related to share-based employee compensation included in the determination of net earnings for the three months ended March 31, 2005 is less than that which would have been recognized if the fair value method had been applied to all awards since the adoption of the 1999 Stock Option Plan. Such amounts were not significant. In connection with the Recapitalization Merger, the 1999 Stock Option Plan was terminated and all outstanding stock options that were vested under the Plan were effectively settled on the date of the merger.

Team Finance LLC

Notes to consolidated financial statements—(Continued)

(Unaudited)

In January 2006, the Company issued to executives and other key employees 307,215 restricted Class B Common Units with a fair value of $5.60 per unit and 430,100 Class C Common Units with a fair value of $2.41 per unit in accordance with the 2005 Unit Plan which was adopted in connection with the November 2005 transaction. A total of 400,000 Class B Common Units and 600,000 Class C Common Units are authorized for issuance under the plan. The issued units vest ratably over five years and the Company is recognizing the related compensation expense over the five year period. Compensation expense for the share-based awards granted in January 2006 is based on the grant date fair value estimated by an independent valuation company that utilized the Black-Scholes option pricing formula in accordance with the provisions of SFAS No. 123(R). For the three months ended March 31, 2006 the Company recognized $0.2 million of shared-based compensation expense. As of March 31, 2006, there was $2.6 million of unrecognized compensation expense related to nonvested restricted unit awards, which will be recognized over the remaining requisite service period. Forfeitures of share-based awards have been historically immaterial to the Company.

Also, in connection with the issuance of the restricted units the Company recognized a tax benefit of approximately $1.0 million in the three month period ended March 31, 2006.

Note 10. Contingencies

Litigation

We are currently a party to various legal proceedings. While we currently believe that the ultimate outcome of such proceedings, individually and in the aggregate, will not have a material adverse effect on our financial position or overall trends in results of operations, litigation is subject to inherent uncertainties. If an unfavorable ruling were to occur, there exists the possibility of a material adverse impact on our net earnings in the period in which a ruling occurs. The estimate of the potential impact from such legal proceedings on our financial position or overall results of operations could change in the future.

Healthcare Regulatory Matters

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. Compliance with such laws and regulations can be subject to future governmental review and interpretation as well as significant regulatory action. From time to time, governmental regulatory agencies will conduct inquiries and audits of the Company’s practices. It is the Company’s current practice and future intent to cooperate fully with such inquiries.

In addition to laws and regulations governing the Medicare and Medicaid programs, there are a number of federal and state laws and regulations governing such matters as the corporate practice of medicine and fee splitting arrangements, anti-kickback statutes, physician self-referral laws, false or fraudulent claims filing and patient privacy requirements. The failure to comply with any of such laws or regulations could have an adverse impact on our operations and financial results. It is management’s belief that the Company is in substantial compliance in all material respects with such laws and regulations.

Acquisition Payments

As of March 31, 2006, the Company may have to pay up to $0.9 million in future contingent payments as additional consideration for acquisitions made prior to March 31, 2006. These payments will be made and recorded as additional purchase price should the acquired operations achieve the financial targets agreed to in the respective acquisition agreements. During the three months ended March 31, 2006, the Company had no required payments under contingent payment provisions of agreements related to previous acquisitions.

Team Finance LLC

Notes to consolidated financial statements—(Continued)

(Unaudited)

Note 11. Comprehensive Earnings

The components of comprehensive earnings, net of related taxes, are as follows (in thousands):

	Three Months Ended March 31
	2006	2005
Net earnings	$4,931	$15,740
Net change in fair market value of investments	(224)	(130)
Net change in fair value of interest rate swaps	—	358

Comprehensive earnings	$4,707	$15,968

Note 12. Segment Reporting

The Company provides its services through five operating segments which are aggregated into two reportable segments, Healthcare Services and Management Services. The Healthcare Services segment, which is an aggregation of healthcare staffing, clinics, and occupational health, provides comprehensive healthcare service programs to users and providers of healthcare services on a fee-for-service as well as a cost plus basis. The Management Services segment, which consists of medical group management services and external billing and collection services, provides a range of management and billing services on a fee basis. These services include strategic management, management information systems, third-party payer contracting, financial and accounting support, benefits administration and risk management, scheduling support, operations management and quality improvement services.

Segment amounts disclosed are prior to any elimination entries made in consolidation, except in the case of net revenue, where intercompany charges have been eliminated. Certain expenses are not allocated to the segments. These unallocated expenses are corporate expenses, net interest expense, depreciation and amortization, refinancing costs and income taxes. The Company evaluates segment performance based on profit and loss before the aforementioned expenses.

The following table presents financial information for each reportable segment. Depreciation, amortization, impairment of intangibles, management fee and other expenses separately identified in the consolidated statements of operations are included as a reduction to the operating earnings of each segment in each period below (in thousands):

	Three Months Ended March 31,
	2006	2005
Net Revenue less provision for uncollectibles:
Healthcare Services	$257,917	$245,097
Management Services	5,964	5,494

	$263,881	$250,591

Operating earnings:
Healthcare Services	$44,185	$40,814
Management Services	(8,931)	806
General Corporate	(10,589)	(8,550)

	$24,665	$33,070

Team Finance LLC

Notes to consolidated financial statements—(Continued)

(Unaudited)

Note 13. Financial Information for Subsidiary Guarantors and Non-guarantor Subsidiary

The Company conducts substantially all of its business through its subsidiaries. The parent company is a holding company that conducts no operations and whose financial position is comprised of deferred financing costs and the Company’s debt. The Company’s domestic, wholly-owned subsidiaries jointly and severally guarantee the 11.25% Notes on an unsecured senior subordinated basis. The condensed consolidating financial information for the parent company, the issuers of the 11.25% Notes, and the subsidiary guarantors, the non-guarantor subsidiary, certain eliminations and the consolidated Company as of and for the three months ended March 31, 2006 and 2005 and as of December 31, 2005, are as follows:

Consolidated Balance Sheet

	As of March 31, 2006
	Parent and Guarantor Subsidiaries	Non-Guarantor Subsidiary	Reclassifications and Eliminations	Total Consolidated
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$8,974	$—	$—	$8,974
Accounts receivable, net	187,166	—	—	187,166
Prepaid expenses and other current assets	5,417	7,790	(7,098)	6,109
Receivables under insured programs	33,039	—	—	33,039
Income tax receivable	7,450	—	(4,562)	2,888

Total current assets	242,046	7,790	(11,660)	238,176
Investments of insurance subsidiary	—	49,229	—	49,229
Property and equipment, net	18,581	—	—	18,581
Other intangibles, net	29,957	—	—	29,957
Goodwill	141,256	—	—	141,256
Deferred income taxes	83,580	632	1,562	85,774
Receivables under insured programs	28,335	—	—	28,335
Investments in subsidiaries	17,022	—	(17,022)	—
Other	23,811	76	—	23,887

	$584,588	$57,727	$(27,120)	$615,195

Liabilities and shareholders’/members’ equity (deficit)
Current liabilities:
Accounts payable	$10,733	$16	$—	$10,749
Accrued compensation and physician payable	74,017	—	—	74,017
Other accrued liabilities	58,153	27,378	(5,536)	79,995
Income taxes payable	—	4,562	(4,562)	—
Current maturities of long-term debt	4,250	—	—	4,250
Deferred income taxes	23,062	—	—	23,062

Total current liabilities	170,215	31,956	(10,098)	192,073
Long-term debt, less current maturities	634,687	—	—	634,687
Other non-current liabilities	158,712	8,749	—	167,461
Common stock	—	120	(120)	—
Additional paid in capital	—	4,610	(4,610)	—
Retained earnings	—	12,854	(12,854)	—
Accumulated other comprehensive loss	—	(562)	—	(562)
Members’ deficit	(379,026)	—	562	(378,464)

	$584,588	$57,727	$(27,120)	$615,195

Team Finance LLC

Notes to consolidated financial statements—(Continued)

(Unaudited)

Consolidated Balance Sheet

	As of December 31, 2005
	Parent and Guarantor Subsidiaries	Non-Guarantor Subsidiary	Reclassifications and Eliminations	Total Consolidated
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$10,644	$—	$—	$10,644
Accounts receivable, net	180,407	—	—	180,407
Prepaid expenses and other current assets	2,774	20,975	(17,788)	5,961
Receivables under insured programs	45,912	—	—	45,912
Income tax receivable	16,908	—	(2,323)	14,585

Total current assets	256,645	20,975	(20,111)	257,509
Investments of insurance subsidiary	—	41,452	—	41,452
Property and equipment, net	18,454	—	—	18,454
Other intangibles, net	37,256	—	—	37,256
Goodwill	150,166	—	—	150,166
Deferred income taxes	83,224	328	3,947	87,499
Receivables under insured programs	30,375	—	—	30,375
Investments in subsidiaries	5,090	—	(5,090)	—
Other	23,683	107	—	23,790

	$604,893	$62,862	$(21,254)	$646,501

Liabilities and shareholders’/members’ equity (deficit)
Current liabilities:
Accounts payable	$18,750	$34	$—	$18,784
Accrued compensation and physician payable	81,319	—	—	81,319
Other accrued liabilities	66,843	32,507	(13,841)	85,509
Income taxes payable	—	2,323	(2,323)	—
Current maturities of long-term debt	9,550	—	—	9,550
Deferred income taxes	23,035	—	—	23,035

Total current liabilities	199,497	34,864	(16,164)	218,197
Long-term debt, less current maturities	635,750	—	—	635,750
Other non-current liabilities	153,167	22,908	—	176,075
Common stock	—	120	(120)	—
Additional paid in capital	—	4,610	(4,610)	—
Retained earnings	—	694	(694)	—
Accumulated other comprehensive loss	(4)	(334)	—	(338)
Members’ deficit	(383,517)	—	334	(383,183)

	$604,893	$62,862	$(21,254)	$646,501

Team Finance LLC

Notes to consolidated financial statements—(Continued)

(Unaudited)

Consolidated Statement of Operations

	Three months ended March 31, 2006
	Parent and Guarantor Subsidiaries	Non-Guarantor Subsidiary	Reclassifications and Eliminations	Total Consolidated
	(in thousands)
Net revenue	$418,157	$8,305	$(8,305)	$418,157
Provision for uncollectibles	154,276	—	—	154,276

Net revenue less provision for uncollectibles	263,881	8,305	(8,305)	263,881
Cost of services rendered
Professional expenses	213,845	(9,990)	(8,305)	195,550

Gross profit	50,036	18,295	—	68,331
General and administrative expenses	26,116	18	—	26,134
Management fee and other expenses	874	—	—	874
Impairment of intangibles	9,523	—	—	9,523
Depreciation and amortization	7,135	—	—	7,135
Interest expense, net	14,214	(428)	—	13,786

Earnings (loss) before income taxes	(7,826)	18,705	—	10,879
Provision (benefit) for income taxes	(602)	6,550	—	5,948

Net earnings (loss)	$(7,224)	$12,155	$—	$4,931

Consolidated Statement of Operations

	Three months ended March 31, 2005
	Parent and Guarantor Subsidiaries	Non-Guarantor Subsidiary	Reclassifications and Eliminations	Total Consolidated
	(in thousands)
Net revenue	$398,067	$3,994	$(3,994)	$398,067
Provision for uncollectibles	147,476	—	—	147,476

Net revenue less provision for uncollectibles	250,591	3,994	(3,994)	250,591
Cost of services rendered
Professional expenses	185,610	3,955	(3,994)	185,571

Gross profit	64,981	39	—	65,020
General and administrative expenses	24,852	37	—	24,889
Management fee and other expenses	404	—	—	404
Depreciation and amortization	6,659	—	—	6,659
Interest expense, net	7,343	(152)	—	7,191

Earnings before income taxes	25,723	154	—	25,877
Provision for income taxes	10,098	39	—	10,137

Net earnings	$15,625	$115	$—	$15,740

Team Finance LLC

Notes to consolidated financial statements—(Continued)

(Unaudited)

Consolidated Statement of Cash Flows

	Three months ended March 31, 2006
	Parent and Guarantor Subsidiaries	Non-Guarantor Subsidiary	Reclassifications and Eliminations	Total Consolidated
	(in thousands)
Operating activities
Net earnings (loss)	$(7,224)	$12,155	$—	$4,931
Adjustments to reconcile net earnings (loss):
Depreciation and amortization	7,135	—	—	7,135
Amortization of deferred financing costs	609	—	—	609
Provision for uncollectibles	154,276	—	—	154,276
Impairment of intangibles	9,523	—	—	9,523
Deferred income taxes	1,701	2,180	—	3,881
Loss on sale of equipment	(1)	—	—	(1)
Equity in joint venture income	(398)	—	—	(398)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(161,035)	—	—	(161,035)
Prepaids and other assets	(11,137)	10,832	—	(305)
Income tax receivables	9,458	2,239	—	11,697
Accounts payable	(7,830)	(18)	—	(7,848)
Accrued compensation and physician payable	(7,702)	—	—	(7,702)
Other accrued liabilities	14,586	(8,292)	—	6,294
Professional liability reserves	7,502	(10,996)	—	(3,494)

Net cash provided by operating activities	9,463	8,100	—	17,563
Investing activities
Purchases of property and equipment	(2,119)	—	—	(2,119)
Sale of property and equipment	1	—	—	1
Net purchases of investments by insurance subsidiary	—	(8,100)	—	(8,100)
Other investing activities	30	—	—	30

Net cash used in investing activities	(2,088)	(8,100)	—	(10,188)
Financing activities
Payments on notes payable	(1,062)	—	—	(1,062)
Proceeds from revolving credit facility	58,300	—	—	58,300
Payments on revolving credit facility	(63,600)	—	—	(63,600)
Redemption of common equity in connection with recapitalization	(56)	—	—	(56)
Payments of deferred financing costs	(466)	—	—	(466)
Purchase of treasury stock	(2,161)	—	—	(2,161)

Net cash used in financing activities	(9,045)	—	—	(9,045)

Decrease in cash and cash equivalents	(1,670)		—	(1,670)
Cash and cash equivalents, beginning of period	10,644	—	—	10,644

Cash and cash equivalents, end of period	$8,974	$—	$—	$8,974

Team Finance LLC

Notes to consolidated financial statements—(Continued)

(Unaudited)

Consolidated Statement of Cash Flows

	Three months ended March 31, 2005
	Parent and Guarantor Subsidiaries	Non-Guarantor Subsidiary	Reclassifications and Eliminations	Total Consolidated
	(in thousands)
Operating activities
Net earnings	$15,625	$115	$—	$15,740
Adjustments to reconcile net earnings:
Depreciation and amortization	6,659	—	—	6,659
Amortization of deferred financing costs	181	—	—	181
Provision for uncollectibles	147,476	—	—	147,476
Deferred income taxes	(556)	(518)	—	(1,074)
Loss on sale of equipment	274	—	—	274
Equity in joint venture income	(561)	—	—	(561)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(162,558)	—	—	(162,558)
Prepaids and other assets	(4,490)	2,564	—	(1,926)
Income tax receivables	8,656	(834)	—	7,822
Accounts payable	(3,158)	—	—	(3,158)
Accrued compensation and physician payable	(4,928)	—	—	(4,928)
Other accrued liabilities	7,251	(4,006)	—	3,245
Professional liability reserves	1,815	2,809	—	4,624

Net cash provided by operating activities	11,686	130	—	11,816
Investing activities
Purchases of property and equipment	(2,376)	—	—	(2,376)
Sale of property and equipment	171	—	—	171
Cash paid for acquisitions, net	(5,795)	—	—	(5,795)
Net redemptions of short-term investments	14,867	—	—	14,867
Net purchases of investments by insurance subsidiary	—	(130)	—	(130)
Other investing activities	72	—	—	72

Net cash provided by (used in) investing activities	6,939	(130)	—	6,809
Financing activities
Payments on notes payable	(15,000)	—	—	(15,000)
Payments of deferred financing costs	(19)	—	—	(19)
Proceeds from sales of common stock	113	—	—	113
Purchase of treasury stock	(916)	—	—	(916)

Net cash used in financing activities	(15,822)	—	—	(15,822)

Increase in cash and cash equivalents	2,803	—	—	2,803
Cash and cash equivalents, beginning of year	17,931	—	—	17,931

Cash and cash equivalents, end of year	$20,734	$—	$—	$20,734

PROSPECTUS

Offer to Exchange

$215,000,000 aggregate principal amount of 11 1/4% Senior Subordinated Notes due 2013, which have been registered under the Securities Act of 1933 for any and all outstanding 11 1/4% Senior Subordinated Notes due 2013

Until the date that is 90 days after the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

May 16, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Each of the registrants, except as discussed below, are organized under the laws of the State of Delaware.

As permitted by Section 102 of the Delaware General Corporation Law, or the DGCL, the certificate of incorporation or bylaws of the registrants include a provision that eliminates the personal liability of the directors for monetary damages for breach of fiduciary duty as a director.

The certificate of incorporation and/or bylaws of each of the registrants also provide that the registrants:

•	must indemnify their directors and officers to the fullest extent permitted by Delaware law;

•	may advance expenses, as incurred, to their directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware Law; and

•	may indemnify their other employees and agents to the same extent that the registrants indemnified their officers and directors, unless otherwise determined by their board of directors.

Pursuant to Section 145(a) of the DGCL, the registrants may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the company or is or was serving at their request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. Pursuant to Section 145(b) of the DGCL, the power to indemnify also applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), the registrants shall not indemnify and person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the DGCL applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or preceding, had no reasonable cause to believe his conduct was unlawful.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The indemnification provisions contained in the certificate of incorporation and by laws of the registrants are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the registrants will maintain insurance on behalf of their directors and executive officers insuring them against my liability asserted against them in their capacities as directors or officers or arising out of such status.

Some of the registrants are limited liability companies organized under the laws of the State of Delaware. Section 18-10 of the Delaware Limited Liability Company act (the “Delaware Act”) grants each limited liability company organized thereunder the power to indemnify and hold harmless any member or manager or other person from and against any an all claims and demands whatsoever, subject to such standards and restrictions, if any, set forth in the limited liability company agreement of the respective registrants.

Article Nine of the Articles of Health Finance Corporation provides that to the fullest extent permitted by the DGCL, a director shall not be liable to the Corporation or its stockholder for monetary damages for a breach of fiduciary duty as a director.

Article IV of the Bylaws of Health Finance Corporation provides that to the fullest extent permitted, the Corporation shall indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of fact that such person is or was or has agreed to be a director or officer of the Corporation or while a director or officer is or was serving at the request of the Corporation as a director or officer.

The LLC Agreement of Team Finance LLC provides that Team Finance may indemnify and advance expenses to an employee or agent of the Company who are or were serving at the request of the Company as permitted by the provisions of the Delaware Statutes relating to indemnification of directors, officers and employees of Delaware corporations.

Article V of the American Clinical Resources, Inc., Spectrum Cruise Care, Inc., Spectrum Health Care Resources of Delaware, Inc., Spectrum Health Resources, Inc., Spectrum Healthcare, Inc., Spectrum Primary Care of Delaware, Inc., and Spectrum Primary Care, Inc.’s Certificate of Incorporation provides for Indemnification of Officers, Directors, and Others to the fullest extent under the DGCL: (a) Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so unless prohibited from doing so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the corporation. The right to indemnification conferred in this Article V shall be a contract right and, subject to Sections 2 and 5 hereof, shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b) Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the corporation under Section 1 of this Article V or advance of expenses under Section 5 of this Article V shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this Article V is required, and the corporation fails to respond within sixty (60) days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article V shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) Article Not Exclusive. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(d) Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under this Article V.

(e) Expenses. Expenses incurred by any person described in Section 1 of this Article V in defending a proceeding shall be paid by the corporation in advance of such proceeding’s final disposition unless otherwise determined by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f) Employees and Agents. Persons who are not covered by the foregoing provisions of this Article V and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

(g) Contract Rights. The provisions of this Article V shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article V and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this Article V or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

(h) Merger or Consolidation. For purposes of this Article V, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence has continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence has continued.

Team Health Inc., Access Nurse PM, Inc., Clinic Management Services, Inc., Emergency Coverage Corporation, and Southeastern Emergency Physicians of Memphis, Inc. are each incorporated under the laws of Tennessee.

Under Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act, as amended, the Company is entitled to indemnify its directors and officers against reasonable expenses.

Article IX of Team Health, Inc.’s Charter provides that: The Corporation may indemnify and advance expenses to persons who are or were the directors or officers of the corporation in accordance with the Tennessee Business Corporation Act, as amended.

Article X of Team Health, Inc.’s Charter provides that: No person who is or was a director of this corporation, nor his heirs, executors or administrators, shall be personally liable to this corporation or its shareholders, and no such person may be sued by the corporation or its shareholders, for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of any such party (i) for any breach of a director’s duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for unlawful distributions under Section 48-18-304 of the Act. Any repeal or modification of the provisions of this Article X, directly or by the adoption of an inconsistent provision of this charter, shall not adversely affect any right or protection set forth herein in favor of a particular individual at the time of such repeal or modification.

Article VIII of Team Health, Inc.’s Bylaws provides that: Any person who at any time serves or has served as a director, officer or corporate officer of the corporation, or who serves or has served, at the request of the corporation, as a director, officer, corporate officer, partner, trustee, employee or agent of an affiliated corporation, partnership, joint venture, trust, or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the corporation to the fullest extent permitted by law against (a) reasonable expenses, including attorneys’ fees, incurred by him in connection with any threatened, pending or completed civil, criminal, administrative, investigative, or arbitrative action, suit or proceeding (and any appeal therein), whether or not brought by or on behalf of the corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to any employee benefit plan), penalty, or settlement for which he may have become liable in any such action, suit or proceeding.

The Board of Directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this bylaw, including, without limitation, making a determination that indemnification is permissible in the circumstances and a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him. The Board of Directors may appoint a committee or special counsel to make such determination and evaluation. To the extent needed, the Board shall give notice to, and obtain approval by, the shareholders of the corporation for any decision to indemnify.

Any person who at any time after the adoption of this bylaw serves or has served in the aforesaid capacity for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other right to which such person may be entitled apart from the provision of this bylaw.

Article NINE of Access Nurse PM, Inc.’s Articles of Incorporation provides that: The Corporation shall, to the fullest extent permitted by the provisions of the Tennessee Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors, and administrators of such person.

Article TEN of Access Nurse PM, Inc.’s Articles of Incorporation provides that: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of the Tennessee Business Corporation Act, as the same may be amended and supplemented.

Section 9 of Clinic Management Services, Inc.’s Charter provides that: No director may be sued by the corporation or its shareholders for breach of his or her fiduciary duty to the corporation, provided, however, that this provision shall not absolve a director from a breach of his or her duty of loyalty, or acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of law, or for distributions in violation of T.C.A. Section 48-18-304.

Section NINE of the Articles of Incorporation of Emergency Coverage Corporation provides that: The Corporation may indemnify its directors, officers, employees and agents to the extent and under the circumstances that such indemnification is authorized by law and authorized or required by the by-laws. Emergency Professional Services, Inc.’s Articles of Incorporation were amended to provide that: No director may be sued by the Corporation or its shareholders for breach of his or her fiduciary duty to the Corporation, provided, however, that this provision shall not absolve a director from a breach of his or her duty of loyalty, or acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of law, or for distributions in violation of T.C.A. Section 48-18-304.

Article IX, Section 3 of Emergency Coverage Corporation’s bylaws provide that: Any director or officer, or his executor or administrator, shall be entitled to indemnification in accordance with Sections 48-406 through 48-411 of the Tennessee General Corporation Act.

Section 7 of Team Anesthesia’s Charter provides that: No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except: (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) under Tennessee Code Annotated Section 48-18-304.

Paragraph 8 of Team Health Financial Services, Inc.’s charter provides that: No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for violation of the director’s duty under Tennessee Code Annotated Section 48-18-304.

Article VI of Team Health Financial Services, Inc.’s bylaws provides that: SECTION 1. Actions Against Directors. The Corporation shall indemnify to the fullest extent permitted by the Washington Business Corporation Act, any individual, made a party to a proceeding (as defined in the Washington Business Corporation Act) because he is or was a director, against liability (as defined in the Washington Business Corporation Act), incurred in the proceeding, if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe the conduct was unlawful.

SECTION 2. Advances for Expenses of Directors. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding if: (a) The director furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in Section 1 above; and (b) The director furnishes the Corporation a written undertaking, executed personally on his behalf to repay any advances if it is ultimately determined that he is not entitled to indemnification. The written undertaking required by paragraph (b) above must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

After Hours Pediatrics, Inc., Correctional Healthcare Advantage, Inc., Drs. Sheer, Ahearn & Associates, Inc., Healthcare Revenue Recovery Group, LLC., Hospital Medicine Associates, LLC,. IMBS, Inc., InPhyNet Contracting Services, Inc., InPhyNet South Broward, Inc., Medical Management Resources, Inc., Paragon Contracting Services, Inc., Paragon Healthcare Limited Partnership, and The Emergency Associates for Medicine, Inc. are each incorporated under the laws of Florida.

Under Section 607.0850 of the Florida Business Corporation Act, as amended, the Company is entitled to indemnify its directors and officers against reasonable expenses.

Article SIXTH of After Hours Pediatric, Inc.’s (f/k/a After Hours Pediatric Practices, Inc.) and Correctional Healthcare Solutions, Inc. Articles of Incorporation provides that: A Director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided, however, that this Article SIXTH shall not eliminate or limit the liability of a Director, except to the extent permitted by applicable law, (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 607.0834 of the Florida 1989 Business Corporation Act as the same now exists or may hereafter be amended, or (iv) for any transaction from which the Director derived an improper personal benefit.

Article IV of Correctional Healthcare Solutions, Inc.’s Bylaws provides that the corporation may indemnify any person against any and all liability and reasonable expenses paid or incurred by him in connection with or resulting from any claim, action, suit or proceeding.

Articles VI of Drs. Sheer, Ahearn & Associates, Inc.’s Amended and Restated By-laws provides that: SECTION 1. To the fullest extent permitted by law, the corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, the corporation), by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 2. In any action, suit or proceeding, threatened, pending or completed, by or in the right of the corporation, indemnification shall be made as provided in Section 1 of this Article VI, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

SECTION 3. Indemnification pursuant to Section 1 or Section 2 of this Article VI, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct set forth in Section 1 or Section 2 hereof. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding to which the indemnification relates or by the stockholders by a majority vote of a quorum consisting of stockholders who were not parties to the action, suit or proceeding to which the indemnification relates. If a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2 of this Article VI, or in the defense of any claim, issue or matter therein, the corporation shall be obligated upon proper application to indemnify such person in respect of expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

SECTION 4. Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon a preliminary determination following one of the procedures set forth in Section 3 of this Article VI that such indemnified person meets the applicable standard of conduct referred to therein and after receipt of an undertaking satisfactory in form and substance to the corporation that such person will promptly repay such amount unless it shall ultimately be determined that the person is entitled to be indemnified by the corporation as authorized in this Article VI.

SECTION 5. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in any official capacity and as to action in any other capacity while holding office with the corporation. The Board of Directors may, at any time, approve indemnification of any other person that the corporation has the power by law to indemnify, including, without limitation, employees and agents of the corporation. The indemnification provided for in this Article VI shall continue as to any person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs and personal representatives.

Article XIII of IMBS, Inc.’s Articles of Incorporation, Inphynet Contracting Services, Inc’s (f/k/a EMSA Contracting Services, Inc.), Inphynet Hospital Services, Inc’s and Paragon Contracting Services, Inc.’s Articles of Incorporation provide that: The corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

Article VI of Inphynet South Broward Services, Inc’s (f/k/a EMSA South Broward Inc.) bylaws provides that: SECTION 1. Actions Other Than Those by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization), and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

SECTION 2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

SECTION 3. Successful Defense of Action. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Sections 1 or 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

SECTION 4. Determination Required. Any indemnification under Sections 1 or 2 of this Article VI, unless pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VI. Such determination shall be made: (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding; (ii) if such quorum is not obtainable or, even if obtainable, by a majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; (iii) by independent legal counsel selected by the Board of Directors as described in (i) above or a committee as described in (ii) or, otherwise, by majority vote of the full Board of Directors (in which directors who are parties may participate); or (iv) by the shareholders by a majority vote a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

SECTION 5. Advances for Expenses of Directors. Expenses incurred by an officer or director in defending or investigating any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses incurred by employees or agents who are not officers or directors may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The right provided in the first sentence of this Section 5 is a contract right.

SECTION 6. Indemnification Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, provision of these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

Article EIGHT of The Emergency Associates for Medicine, Inc.’s Articles of Incorporation provides that: A Director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that this Article EIGHT shall not eliminate or limit the liability of a Director, except to the extent permitted by applicable law, (i) for any breach of the Director’s duty or loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 607.0834 of the Florida 1989 Business Corporation Act as the same now exists or may hereafter be amended, or (iv) for any transaction from which the Director derived an improper personal benefit.

Article VI of The Emergency Associates for Medicine, Inc.’s Bylaws provides that: The corporation shall indemnify and advance expenses to any person who was or is a party to any proceeding or threatened proceeding by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation; subject in each instance to satisfaction of all applicable requirements under Chapter 607, Florida Statutes. Additionally, the corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, as it may desire, subject, however, to the restrictions contained in Chapter 607, and in particular Section 607.014(7), Florida Statutes.

Charles L. Springfield, Inc., FischerMangold, HerschelFisher, Inc., Karl G. Mangold, Inc., Mt. Diablo Emergency Physicians, Physician Integration Consulting Services, Inc., Quantum Plus, Inc., and Team Health Anesthesia Management Services, Inc., are each incorporated under the laws of California.

Under Section 317 of the California General Corporation Law, as amended, the Company is entitled to indemnify its directors and officers against reasonable expenses.

Article IV of Charles L. Springfield, Inc.’s Amended and Restated Articles of Incorporation provides that: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

Article V of Charles L. Springfield, Inc.’s Amended and Restated Articles of Incorporation provides that: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaws provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

Article X, Section 4 of Charles L. Springfield, Inc’s Bylaws provides that: The corporation may indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as are specified in Sec 317 of the Code. In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Herschel Fischer, Inc.’s and Karl G. Mangold, Inc.’s Articles of Incorporation provide that: V. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent under California law; VI. The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, through agreements with the agents, or through vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject in the limits on such excess indemnification set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders; and VII. Any repeal or modification of the foregoing provisions of Articles V and VI by the shareholders of this corporation shall not adversely affect the right or protection of an agent of the corporation existing at the time of such repeal or modification.

Herschel Fischer, Inc.’s and Karl G. Mangold, Inc.’s Bylaws provide that: 39. Right of Indemnity. To the full extent permitted by law, this Corporation shall indemnify its Directors, officers, employees and other persons described as “agents” in Section 317(a) of the California Corporations Code, including persons formerly occupying any such position, against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by them in connection with any “proceeding”, as that term is used in such Section and including an action by or in the right of the Corporation, by reason of the fact that such person is or was a person described by such Section. “Expenses”, as used in this bylaw, shall have the same meaning as in Section 317(a) of the California Corporations Code.

40. Approval of Indemnity. Except as provided in subdivision (d) of Section 317 of the California Corporations Code, any indemnification under this section shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 317(b) or (c) of the California Corporations Code by any of the following: (1) A majority vote of a quorum consisting of directors who are not parties to such proceeding. (2) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion. (3) Approval of the shareholders with the shares owned by the person to be indemnified not being entitled to vote thereon. (4) The court in which the proceeding is or was pending upon application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the Corporation.

41. Advance of Expenses. To the full extent permitted by law and except as is otherwise determined by the Board of Directors in the specific instance, expenses incurred by a person seeking indemnification under this bylaw in defending any proceeding covered by this bylaw shall be advanced by the Corporation prior to the final disposition of the proceeding upon receipt by the Corporation of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation therefor.

42. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of this Article.

Team Health Anesthesia Management Services, Inc.’s (f/k/a Integrated Specialists Management Services, Inc.) articles of incorporation provide that: ARTICLE FIVE. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California Law.

ARTICLE SIX. The corporation is authorized to provide indemnification of agents (as defined in section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaws provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in section 204 of the Corporations Code.

Article IV of Physician Integration Consulting Services, Inc.’s Articles of Incorporation provides that: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

Article X, Section 4 of Physician Integration Consulting Services, Inc’s Bylaws provides that: he corporation may indemnify agents of the corporation (as defined in Cal. Corp. Code Sec. 317(a)), for breach of duty to the corporation and its shareholders where the approval required in Cal. Corp. Code Sec. 327(e) has been secured. However, an agent may not in any circumstances be indemnified for acts or omissions that constitute intentional misconduct, the knowing and culpable violation of the law, the absence of good faith, the receipt of an improper personal benefit, a reckless disregard or unexcused inattention to the agent’s duty to act in the best interests of the corporation and its Shareholders. An agent also may not be indemnified for any act or omission which falls under Cal. Corp. Code Secs. 310 or 316, or where indemnification is expressly prohibited under Cal. Corp. Code Sec. 317.

Article X, Section 4 of Quantum Plus, Inc.’s Bylaws provides that: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California

Corporations Code) for breach of duty to the corporation and share holders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

Daniel & Yeager, Inc. is incorporated under the laws of Alabama.

Under Sections 10-2B-8.50 through 10-2B-8.58 of the Alabama Business Corporation Act, as amended (the “TCBA”), the Company is entitled to indemnify its directors and officers against reasonable expenses.

No references are made to indemnification of directors and officers in Daniel & Yeager’s charters or bylaws.

Emergency Physician Associates, Inc. is incorporated under the laws of New Jersey.

Under Sections 14A:6-12 through 14A:6-15 of the New Jersey Business Corporation Act, as amended, the Company is entitled to indemnify its directors and officers against reasonable expenses.

Article SIXTH of Emergency Physicians Associates, Inc.’s Restated Certificate of Incorporation provides that: To the full extent that the laws of the State of New Jersey, as they exist on the date hereof or as they may hereafter be amended, permit the limitation or elimination of the liability of Directors or officer, no Director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. Neither the amendment or repeal of this article nor the adoption of an amendment which is inconsistent with this Article shall apply to or have any effect on the liability or alleged liability of any Director or officer of the Corporation for or with respect to any act or omission of such Director or officer occurring prior to such amendment, repeal or adoption.

Emergency Professional Services, Inc. and Erie Shores Emergency Physicians, Inc. are incorporated under the laws of Ohio.

Under Section 1701.13 of the Ohio General Corporation Law, as amended, the Company is entitled to indemnify its directors and officers against reasonable expenses.

Article EIGHT of Emergency Professional Services, Inc.’s Articles of Incorporation provides that: The corporation shall, to the fullest extent permitted by Section 1703.13 of the Ohio General Corporation Law, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to or covered by said section.

Article V of Emergency Professional Services, Inc. and Erie Shores Emergency Physicians, Inc.’s Code of Regulations provides that: The Corporation shall indemnify any Director, officer, employee or other person, to the fullest extent provided by, or permissible under, Section 1701.13(E), Ohio Revised Code.

Greenbrier Emergency Physicians, Inc., HealthCare Alliance, Inc., Kelly Medical Services Corporation, and Medical Services, Inc., are each incorporated under the laws of West Virginia.

Under Sections 31D-8-850 through 31D-8-859 of the West Virginia Business Corporation Act, as amended, the Company is entitled to indemnify its directors and officers against reasonable expenses.

Article IV of Greenbrier Emergency Physicians, Inc’s Bylaws provides that: SECTION 1. Any person who is or was a Director of this Corporation, or of any other corporation which he serves or served in such capacity at the request of this Corporation, because of this corporation’s interest, direct or indirect, as owner of shares of capital stock or as a creditor, may, in accordance with Section 2 below, be indemnified by this Corporation against any and all liability and reasonable expense (including, but not by way of limitation, counsel fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) paid or incurred by him in connection with or resulting from any claim, action, suit or proceeding (whether brought by or in the right of this Corporation or of such other corporation or otherwise), civil, criminal, administrative or investigative, including any appeal relating thereto, in which he may be involved, or threatened to be involved, as a party or otherwise, by reason of his being or having been a director or officer of this Corporation or of such other corporation, or by reason of any action taken or not taken in the course and scope of his employment as such officer or in his capacity as such Director, provided: (i) in the case of a claim, action, suit or proceeding brought by or in the right of this Corporation to procure a judgment in its favor, that such person has not been adjudged to be liable for negligence or misconduct in the performance of his duty to this Corporation, and (ii) in the case of a claim, action, suit or proceeding brought other than by or in the right of this Corporation to procure judgment in its favor, that such person acted in good faith for the purpose which he reasonably believed to be in the best interest of the Corporation. In any criminal action or proceeding, such person shall be deemed not to have met the standards set forth in clause (ii) of the foregoing sentence if he had reasonable cause to believe that his conduct was unlawful or improper. Determination of any claim, action, suit or proceeding, civil, criminal, administrative or investigative, by judgment, order, settlement (whether with or without court approval, conviction or upon a plea of guilty or of nolo contendere or its equivalent), shall not itself create a presumption that a Director or officer did not meet the standards of conduct set forth in this paragraph.

SECTION 2. Any person referred to in Section 1 of this Bylaw who has been wholly successful on the merits with respect to any claim, action, suit or proceeding of the character described in Section 1 shall be entitled to and shall be granted indemnification as of right, except to the extent that he has otherwise been indemnified. Except as provided in the preceding sentence, the grant of indemnification under this Bylaw, unless awarded by a court, shall be at the discretion of the Board, but may be granted only (i) if the Board, acting by a quorum consisting of Directors not parties to such claim, action, suit or proceeding, shall have determined that, in its opinion, the Director or officer has met the applicable standards of conduct set forth in Section 1, or (ii) alternatively, if the Board shall have received the written advice of independent legal counsel that in the latter’s judgment, such applicable standards of conduct have been met.

SECTION 3. Expenses incurred with respect to any claim, action, suit or proceeding of the character described in Section 1 of this Bylaw may be advanced by the Corporation prior to the final disposition thereof, upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount, unless it shall ultimately be determined that he or she is entitled to and is granted indemnification under this Bylaw.

SECTION 4. The right of indemnification provided in this Bylaw shall be in addition to any other right to which any such Director of officer may otherwise be entitled by contract or otherwise, and in the event of such person’s death, such rights shall extend to his heirs and legal representatives. The foregoing rights shall be available whether or not such person continues to be a Director or officer at the time of incurring or becoming subject to such liability and expenses, and whether or not the claim asserted against him or her is based on matters which antedate the adoption of this Bylaw.

SECTION 5. If any word, clause or provision of this Bylaw or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby, but shall remain in full force and effect. It is the intent of this Article IV that officers and directors of the corporation be indemnified be the Corporation to the full extent permitted by law, and this Article should be construed in accordance with that intent.

Article XI of Health Care Alliance, Inc.’s and Article XI of Kelly Medical Services Corporation’s Bylaws and Article XI of Medical Services, Inc.’s Amended and Restated Bylaws provide that: It shall be the policy of this corporation to indemnify any person who serves, or has served, as a director, officer, employee or agent of this corporation, or who serves or has served as a director, officer, partner, employee, or agent of any other corporation, partnership, joint venture, trust or enterprise at the request or direction of this corporation, against expenses (including attorneys’ fees), judgments, fines, taxes, penalties, interest, and payments in settlement, in connection with any threatened, pending or completed action or proceeding, and to pay any such expenses in advance of the final disposition of any such action or proceeding, to the full extent contemplated and permitted by Section 9 of Chapter 31, Article 1 of the Code of West Virginia of 1931, as amended, upon such finding or determination as shall be requisite or appropriate under said section; and the corporation is specifically empowered and authorized to purchase and maintain, at the expense of the corporation, insurance on behalf of any such director, officer, partner, employee or agent against any liability asserted against him or her in such capacity or arising out of his or her status as such, whether or not this corporation would have the power to indemnify him or her under the provisions of said section.

MetroAmerican Radiology, Inc., and Team Radiology are each incorporated under the laws of North Carolina.

Under Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act, as amended, the Company is entitled to indemnify its directors and officers against reasonable expenses.

Section 10 of MetroAmerican Radiology, Inc.’s Articles of Incorporation provides that: A director of the corporation shall not be personally liable for monetary damages for breach of his duty as a director, except for (i) acts or omissions not made in good faith that the director at the time of such breach knew or believed were in conflict with the best interests of the corporation, (ii) any liability under Section 55-32 of the Business Corporation Act, (iii) any transaction from which the director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date this provision became effective. As used herein, the term “improper personal benefit” does not include a director’s compensation or other incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney, or consultant of the corporation.

Article VIII, Section 3 of MetroAmerican Radiology, Inc.’s Bylaws provides that: Any person who at any time serves or has served as a director, officer, employee or agent of the Corporation or in such capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust or other enterprise, shall have a right to be indemnified by the Corporation to the fullest extent permitted by law against (a) reasonable expenses, including attorney’s fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the Corporation seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding. the Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this bylaw, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and giving notice to, and obtaining approval by, the shareholders of the Corporation. Any person who at any time after the adoption of this bylaw serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this bylaw.

Paragraph 4 of Team Radiology, Inc’s Articles of Incorporation provides that: No person who is serving or who has served as a director of the corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of duty as a director, except for liability with respect to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation, (ii) any transaction from which the director derived an improper personal benefit, (iii) prior to the effective date of this article or (iv) acts or omissions with respect to which the North Carolina Business Corporation Act does not permit the limitation of liability. As used herein, the term “improper personal benefit” does not include a director’s reasonable compensation or other reasonable incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney, or consultant of the corporation. No amendments or repeal of this article nor the adoption of any provision to these Articles of Incorporation inconsistent with this article, shall eliminate or reduce the protection granted herein with respect to any matter that occurred prior to such amendment, repeal, or adoption.

Article III, Section 9 of Team Radiology, Inc.’s Bylaws provides that: Any director who was or is involved or is threatened to be involved, as a party or otherwise, in any threatened, pending or complete action, suit or proceeding, including any appeal relating thereto, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director of the corporation, shall be indemnified by the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding or the defense thereof, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal act or proceeding, had no reasonable cause to believe his conduct was unlawful.

Article VIII of Team Radiology Inc.’s Bylaws provides that: Any person who at any time serves or has served as it director of the corporation, or who, while serving as a director of the corporation, serves or has served, at the request of the corporation, as a director, officer, partner, trustee, employee, or agent, of another corporation, partnership, joint venture, trust, or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the corporation to the fullest extent permitted by law against (a) reasonable expenses, including attorneys’ fees, incurred by him in connection with any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit, or proceeding (and any appeal therein), whether or not brought by or on behalf of the corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments, made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he may have become liable in any such action, suit, or proceeding.

The Board of Directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this bylaw, including, without limitation, making a determination that indemnification. is permissible in the circumstances and a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him. The Board of Directors may appoint a committee or special counsel to make such determination and evaluation. To the extent needed, the Board shall give notice to, and obtain approval by, the shareholders of the corporation for any decision to indemnify.

Any person who at any time after the adoption of the bylaw serves or has served in the aforesaid capacity for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other right to which such person may be entitled apart from the provision of this bylaw.

Northwest Emergency Physicians, Inc. and Northwest Hospital Medicine Physicians, Inc. are each incorporated under the laws of Washington.

Under Sections 23B.08.500 through 23B.08.590 of the Washington Business Corporation Act, as amended, the Company is entitled to indemnify its directors and officers against reasonable expenses.

SEVENTH Article of Northwest Hospital Medicine Physicians, Inc. provides that: The Corporation shall, to the fullest extent permitted by the provisions of the Washington Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

TH Contracting Midwest LLC and TH Contracting Services of Missouri, LLC are limited liability companies organized under the laws of the State of Missouri.

Section 14 of TH Contracting Midwest LLC’s Operating Agreement provides that: Subject to any limitations set forth in the Articles, the Company shall indemnify and advance expenses to each present and future Governor or Manager of the Company (and his or her heirs, estate, executors, or administrators, as applicable) to the full extent allowed by the laws of the State of Missouri, both as now in effect and as hereafter adopted. The Company may indemnify and advance expenses to any employer or agent of the Company who is not a Governor or Manager (and his or her heirs, estate, executors or administrators, as applicable) to the same extent as to a Governor or Manager, if the Board determines that it is in the best interests of the Company to do so. The Company shall also have the power to contract with any individual Governor, Manager, employee, or agent for whatever additional indemnification the Board shall deem appropriate. Notwithstanding the above, the indemnification provided hereunder shall not apply to intentional acts of malfeasance, gross negligence, fraud or misrepresentations.

Item 21. Exhibits and Financial Statement Schedules.

(a)	Exhibits

Exhibit No.	Description
2.1	Merger Agreement by and among Team Health Holdings, Team Health, Inc., Team Finance LLC, Team MergerSub, Ensemble Parent, and Ensemble Acquisition dated as of October 11, 2005

3.1	Certificate of Formation of Team Health Holdings, LLC

3.2	Amended and Restated Limited Liability Agreement of Team Health Holdings, LLC, dated November 22, 2005

3.3	Certificate of the Merger of Team Health Holdings LLC and Ensemble Acquisition, LLC, dated November 17, 2005

3.4	Certificate of Formation of Team Finance LLC

3.5	Limited Liability Company Agreement of Team Finance LLC

3.6	Certificate of Incorporation of Health Finance Corporation

3.7	By-laws of Health Finance Corporation

3.8	Articles of Incorporation of Team Health Inc., as amended

3.9	By-laws of Team Health, Inc.

3.10	Articles of Incorporation of Access Nurse PM, Inc.

3.11	By-laws of Access Nurse PM, Inc.

3.12	Certificate of Incorporation, of American Clinical Resources, Inc. (f/k/a Spectrum Healthcare Nationwide, Inc.), as amended

3.13	By-laws of American Clinical Resources, Inc (f/k/a Spectrum Healthcare Nationwide, Inc.)

3.14	Articles of Incorporation of After Hours Pediatrics, Inc. (f/k/a After Hours Pediatric Practices, Inc.), as amended

3.15	By-laws of After Hours Pediatrics, Inc. (f/k/a After Hours Pediatric Practices, Inc.)

3.16	Amended and Restated Articles of Incorporation of Charles L. Springfield, Inc. (f/k/a Charles Larry Springfield, M.D.)

3.17	By-laws of Charles L. Springfield, Inc. (f/k/a Charles Larry Springfield, M.D.)

3.18	Charter of Clinic Management Services, Inc. (f/k/a Park Med, P.C. and f/k/a Allways Care Clinic Inc.), as amended

3.19	By-laws of Clinic Management Services, Inc. (f/k/a Park Med, P.C. and f/k/a Allways Care Clinic Inc.)

3.20	Articles of Incorporation of Correctional Healthcare Advantage, Inc. (f/k/a Correctional Health Solutions, Inc), as amended

3.21	By-laws of Correctional Healthcare Advantage, Inc (f/k/a Correctional Health Solutions, Inc.)

3.22	Articles of Incorporation of Daniel & Yeager, Inc.

3.23	By-laws of Daniel & Yeager, Inc.

3.24	Articles of Incorporation of Drs. Sheer, Ahearn & Associates, Inc. (f/k/a Drs. Sheer, Ahearn & Associates, Professional Association), as amended

Exhibit No.	Description
3.25	Amended and Restated By-laws of Drs. Sheer, Ahearn & Associates, Inc. (f/k/a Drs. Sheer, Ahearn & Associates, Professional Association)

3.26	Charter of Emergency Coverage Corporation (f/k/a EEC Emergency Coverage Corporation), as amended

3.27	By-Laws of Emergency Coverage Corporation (f/k/a ECC Emergency Coverage Corporation), as amended

3.28	Restated Certificate of Incorporation of Emergency Physician Associates, Inc., as amended

3.29	By-laws of Emergency Physician Associates, Inc.

3.30	Articles of Incorporation of Emergency Professional Services, Inc. (f/k/a Emergency Professional Services of Ohio, Inc.), as amended

3.31	Code of Regulations of Emergency Professional Services, Inc., as amended

3.32	Charter of Erie Shores Emergency Physicians, Inc.

3.33	By-laws of Erie Shores Emergency Physicians, Inc.

3.34	Certificate of Non-Filing of FischerMangold

3.35	By-laws of FischerMangold

3.36	Certificate of Incorporation of Greenbrier Emergency Physicians, Inc.

3.37	By-laws of Greenbrier Emergency Physicians, Inc.

3.38	Certificate of Incorporation of Health Care Alliance, Inc.

3.39	By-laws of Health Care Alliance, Inc.

3.40	Articles of Organization of Healthcare Revenue Recovery Group, LLC

3.41	Operating Agreement of Healthcare Revenue Recovery Group, LLC

3.42	Articles of Incorporation of Herschel Fischer, Inc.

3.43	By-laws of Herschel Fischer, Inc.

3.44	Articles of Organization of Hospital Medicine Associates, LLC

3.45	Limited Liability Company Agreement of Hospital Medicine Associates, LLC

3.46	Articles of Incorporation IMBS, Inc.

3.47	By-laws of IMBS, Inc.

3.48	Articles of Incorporation of InPhyNet Contracting Services, Inc. (f/k/a EMSA Contracting Services), as amended

3.49	By-laws of InPhyNet Contracting Services, Inc. (f/k/a EMSA Contracting Services)

3.50	Articles of Incorporation of InPhyNet South Broward, Inc. (f/k/a EMSA South Broward), as amended

3.51	By-laws of InPhyNet South Broward, Inc. (f/k/a EMSA South Broward)

3.52	Articles of Incorporation of Karl G. Mangold, Inc.

3.53	By-laws of Karl G. Mangold, Inc.

3.54	Certificate of Incorporation of Kelly Medical Services Corporation (f/k/a Kelly Medical Corporation), as amended

Exhibit No.	Description
3.55	By-laws of Kelly Medical Services Corporation (f/k/a Kelly Medical Corporation)

3.56	Articles of Incorporation of Medical Management Resources, Inc. (f/k/a New MMR, Inc.), as amended

3.57	By-laws of Medical Management Resources, Inc. (f/k/a New MMR Inc.)

3.58	Certificate of Incorporation of Medical Services, Inc.

3.59	By-laws of Medical Services, Inc.

3.60	Certificate of Incorporation of Metroamerican Radiology, Inc., as amended

3.61	By-laws of Metroamerican Radiology, Inc.

3.62	Certificate of Non-Filing of Mt. Diablo Emergency Physicians

3.63	Partnership Agreement of Mt. Diablo Emergency Physicians

3.64	Certificate of Incorporation of Northwest Emergency Physicians, Incorporated

3.65	By-laws of Northwest Emergency Physicians, Incorporated

3.66	Certificate of Incorporation of Northwest Hospital Medicine Physicians, Inc.

3.67	By-laws of Northwest Hospital Medicine Physicians, Inc.

3.68	Articles of Incorporation of Paragon Contracting Services, Inc.

3.69	By-laws of Paragon Contracting Services, Inc.

3.70	Certificate of Limited Partnership of Paragon Healthcare Limited Partnership, as amended

3.71	Articles of Incorporation of Physician Integration Consulting Services, Inc.

3.72	By-laws of Physician Integration Consulting Services, Inc.

3.73	Articles of Incorporation of Quantum Plus, Inc.

3.74	By-laws of Quantum Plus, Inc.

3.75	Certificate of Incorporation of Spectrum Cruise Care, Inc.

3.76	By-laws of Spectrum Cruise Care, Inc.

3.77	Certificate of Incorporation of Spectrum Healthcare Resources of Delaware, Inc.

3.78	By-laws of Spectrum Healthcare Resources of Delaware, Inc.

3.79	Certificate of Incorporation of Spectrum Healthcare Resources, Inc.

3.80	By-laws of Spectrum Healthcare Resources, Inc.

3.81	Certificate of Incorporation of Spectrum Healthcare Services, Inc., as amended

3.82	By-laws of Spectrum Healthcare Services, Inc.

3.83	Certificate of Incorporation of Spectrum Healthcare, Inc.

3.84	By-laws of Spectrum Healthcare, Inc.

3.85	Certificate of Incorporation of Spectrum Primary Care of Delaware, Inc.

3.86	By-laws of Spectrum Primary Care of Delaware, Inc,

3.87	Certificate of Incorporation of Spectrum Primary Care, Inc (f/k/a Spectrum Occupational Health Services), as amended

Exhibit No.	Description
3.88	By-laws of Spectrum Primary Care, Inc. (f/k/a Spectrum Occupational Health Services)

3.89	Charter of Southeastern Emergency Physicians of Memphis, Inc.(f/k/a NUSEP Inc), as amended

3.90	By-laws of Southeastern Emergency Physicians of Memphis, Inc. (f/k/a NUSEP Inc.)

3.91	Charter of Southeastern Emergency Physicians, Inc., as amended

3.92	By-laws of Southeastern Emergency Physicians, Inc.

3.93	Certificate of Incorporation of Southeastern Physician Associates Inc.

3.94	By-laws of Southeastern Physician Associates, Inc.

3.95	Certificate of Incorporation of Team Anesthesia, Inc.

3.96	By-laws of Team Anesthesia, Inc.

3.97	Certificate of Incorporation of Team Health Anesthesia Management Services, Inc. (f/k/a Integrated Specialists Management Services, Inc.), as amended

3.98	By-laws of Team Health Anesthesia Management Services, Inc. (f/k/a Integrated Specialists Management Services, Inc.), as amended

3.99	Certificate of Limited Partnership of Team Health Billing Services, LP

3.100	Certificate of Incorporation of Team Health Financial Services, Inc.

3.101	By-laws of Team Health Financial Services, Inc.

3.102	Certificate of Incorporation of Team Radiology, Inc.

3.103	By-laws of Team Radiology, Inc.

3.104	Certificate of Formation of TH Contracting Midwest, LLC.

3.105	Limited Liability Company Agreement of TH Contracting Midwest, LLC

3.106	Certificate of Formation of TH Contracting Services of Missouri, LLC

3.107	Limited Liability Company Agreement of TH Contracting Services of Missouri, LLC

3.108	Articles of Incorporation of The Emergency Associates for Medicine, Inc.

3.109	By-laws of The Emergency Associates for Medicine, Inc.

4.1	Indenture, dated as of November 23, 2005, among Team Finance LLC, Health Finance Corporation, the Guarantors named on the signature pages thereto and Bank of New York Trust Company, N.A., as Trustee.

4.2	Registration Rights Agreement dated as of November 23, 2005, among Team Finance LLC, Health Finance Corporation, the Guarantors named on the signature pages thereto and the Initial Purchasers named therein

5.1	Opinion of Simpson Thacher & Bartlett LLP

10.1	Credit Agreement dated as of November 23, 2005 by and among Team Finance LLC, Team Health Holdings, the Guarantors named on the signatures pages thereto and J.P. Morgan Securities., the banks, financial institutions named therein

10.2	Form of Equity Deferred Compensation Plan of Team Health, Inc. effective January 25, 1999.

10.3	Trust Agreement dated as of December 3, 2004 by and among Team Health, Inc. and The Trust Company of Knoxville

Exhibit No.		Description
10.4		Sheer Ahearn & Associates Plan Provision Nonqualified Excess Deferral Plan effective September 1, 1998

10.5		Amendment and Restatement of Emergency Professional Services, Inc. Deferred Compensation Plan effective January 31, 1996

10.6		Lease Agreement dated August 27, 1992 between Med: Assure Systems and Winston Road Properties for our corporate headquarters located at 1900 Winston Road, Knoxville, TN

10.7		Lease Agreement dated August 27, 1999 between Americare Medical Services, Inc. and Winston Road Properties for space located at 1900 Winston Road, Knoxville, TN

10.8		Form of Employment Agreement for Messrs. Sherlin, Joyner and Jones

10.9		Team Health, Inc. Non-Qualified Supplemental Executive Retirement Plan dated as of January 1, 2004

10.10		Team Health Inc. 2005 Long-Term Incentive Plan

10.11		Employment agreement dated October 4, 2004 between Team Health, Inc. and Gregory S. Roth, President and Chief Operating Officer

10.12		Amended and Restated transaction and monitoring fee agreement between Team Health Holdings LLC and Blackstone Management Partners IV LLC dated March 7, 2006

10.13		Employment Agreement dated November 23, 2005 between Team Health, Inc. and Dr. Massingale

12.1		Computation of Earnings to Fixed Charges

21.1		List of Subsidiaries

23.1		Consent of Simpson Thacher & Bartlett LLP (contained in Exhibit 5.1)

23.2	*	Consent of Ernst & Young LLP

24.1		Powers of Attorney for Team Finance LLC (included on signature pages hereto)

24.2		Power of Attorney for Health Finance Corporation (included on signature pages hereto)

24.3		Powers of Attorney for Additional Registrants (included on signature pages hereto)

25.1		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank of New York Trust Company, N.A., as Trustee

99.1		Form of Letter of Transmittal

99.2		Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.3		Form of Letter to Clients

99.4		Form of Notice of Guaranteed Delivery

*	Filed herewith.
(b)	Financial Statement Schedules.

Item 22. Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of it counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Team Finance LLC has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, state of Tennessee, on May 15, 2006.

TEAM FINANCE LLC

By:	/S/ H. LYNN MASSINGALE, M.D.
Name:	H. Lynn Massingale, M.D.
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* H. Lynn Massingale, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Neil P. Simpkins	Director

* Benjamin J. Jenkins	Director

* Michael A. Dal Bello	Director

* Earl Holland	Director

* Glenn Davenport	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Health Finance Corporation has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

HEALTH FINANCE CORPORATION

By:	/S/ H. LYNN MASSINGALE, M.D.
Name:	H. Lynn Massingale, M.D.
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* H. Lynn Massingale, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Neil P. Simpkins	Director

* Benjamin J. Jenkins	Director

* Michael A. Dal Bello	Director

* Earl Holland	Director

* Glenn Davenport	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Access Nurse PM, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

ACCESS NURSE PM, INC.

By:	/S/ PAUL OTTAVIANO
Name:	Paul Ottaviano
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Paul Ottaviano	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, American Clinical Resources, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

AMERICAN CLINICAL RESOURCES, INC.

By:	/S/ CATHY L. VIVIRITO
Name:	Cathy L. Vivirito
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Cathy L. Vivirito	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, After Hours Pediatrics, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

AFTER HOURS PEDIATRICS, INC.

By:	/S/ PAUL OTTAVIANO
Name:	Paul Ottaviano
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Paul Ottaviano	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Charles L. Springfield, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville , state of Tennessee, on May 15, 2006.

CHARLES L. SPRINGFIELD, INC.

By:	/S/ RICHARD CARVOLTH
Name:	Richard Carvolth, M.D.
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Richard Carvolth, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Clinic Management Services, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

CLINIC MANAGEMENT SERVICES, INC.

By:	/S/ H. LYNN MASSINGALE, M.D.
Name:	H. Lynn Massingale, M.D.
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* H. Lynn Massingale, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Correctional Healthcare Advantage, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

CORRECTIONAL HEALTHCARE ADVANTAGE, INC.

By:	/S/ ROBERT CASTILLE
Name:	Robert Castille
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Robert Castille	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* Neil J. Principe, M.D.	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Daniel & Yeager, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville state of Tennessee, on May 15, 2006.

DANIEL & YEAGER, INC.

By:	/S/ KENT BRISTOW
Name:	Kent Bristow
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Kent Bristow	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Drs. Sheer, Ahearn & Associates, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

DRS. SHEER, AHEARN & ASSOCIATES, INC.

By:	/S/ H. LYNN MASSINGALE
Name:	H. Lynn Massingale, M.D.
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* H. Lynn Massingale, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Emergency Coverage Corporation has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

EMERGENCY COVERAGE CORPORATION

By:	/S/ JOHN R. STALEY, JR.
Name:	John R. Staley, Jr., M.D.
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* John R. Staley, Jr., M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Emergency Physician Associates, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

EMERGENCY PHYSICIAN ASSOCIATES, INC

By:	/S/ JAMES GEORGE
Name:	James George, M.D.
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* James George, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Emergency Professional Services, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

EMERGENCY PROFESSIONAL SERVICES, INC.

By:	/S/ JAMES J. RYBAK, M.D.
Name:	James J. Rybak, M.D.
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* James J. Rybak, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Erie Shores Emergency Physicians, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

ERIE SHORES EMERGENCY PHYSICIANS, INC.

By:	/S/ JAMES J. RYBAK, M.D.
Name:	James J. Rybak, M.D.
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* James J. Rybak, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Fischer Mangold has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

FISCHER MANGOLD
By:	/S/ RICHARD CARVOLTH, M.D.
Name:	Richard Carvolth, M.D.
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Richard Carvolth, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Greenbrier Emergency Physicians, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

GREENBRIER EMERGENCY PHYSICIANS, INC.

By:	/S/ RANDAL DABBS, M.D.
Name:	Randal Dabbs, M.D.
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Randal Dabbs, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Health Care Alliance, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

HEALTH CARE ALLIANCE, INC.

By:	/S/ RANDAL DABBS, M.D.
Name:	Randal Dabbs, M.D.
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Randal Dabbs, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Healthcare Revenue Recovery Group, LLC has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

HEALTHCARE REVENUE RECOVERY GROUP, LLC

By:	/S/ JOSEPH B. CARMAN
Name:	Joseph B. Carman
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Joseph B. Carman	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* Robert Joyner	Director

* Joseph B. Carman	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Herschel Fischer, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

HERSCHEL FISHER, INC.

By:	/S/ RICHARD CARVOLTH, M.D.
Name:	Richard Carvolth, M.D.
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Richard Carvolth, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Hospital Medicine Associates, LLC has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

HOSPITAL MEDICINE ASSOCIATES, LLC

By:	/S/ NEIL J. PRINCIPE, M.D.
Name:	Neil J. Principe, M.D.
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Neil J. Principe, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* Neil J. Principe, M.D.	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, IMBS, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

IMBS, INC.

By:	/S/ JOSEPH B. CARMAN
Name:	Joseph B. Carman
Title:	President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Joseph B. Carman	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* Joseph B. Carman	Director

* Robert Joyner	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, InPhyNet Contracting Services, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

INPHYNET CONTRACTING SERVICES, INC.

By:	/S/ NEIL J. PRINCIPE, M.D.
Name:	Neil J. Principe, M.D.
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Neil J. Principe, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, InPhyNet South Broward, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

INPHYNET SOUTH BROWARD, INC.

By:	/S/ NEIL J. PRINCIPE, M.D.
Name:	Neil J. Principe, M.D.
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Neil J. Principe, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Karl G. Mangold, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

KARL G. MANGOLD, INC.

By:	/S/ RICHARD CARVOLTH, M.D.
Name:	Richard Carvolth, M.D.
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Richard Carvolth, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Kelly Medical Services Corporation has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

KELLY MEDICAL SERVICES CORPORATION

By:	/S/ RANDAL DABBS, M.D.
Name:	Randal Dabbs, M.D.
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Randal Dabbs, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Medical Management Resources, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

MEDICAL MANAGEMENT RESOURCES, INC.

By:	/S/ CARAL EDELBERG
Name:	Caral Edelberg
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Caral Edelberg	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Medical Services, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

MEDICAL SERVICES, INC.

By:	/S/ RANDAL DABBS, M.D.
Name:	Randal Dabbs, M.D.
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Randal Dabbs, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Metroamerican Radiology, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

METROAMERICAN RADIOLOGY, INC.

By:	/S/ H. LYNN MASSINGALE, M.D.
Name:	H. Lynn Massingale, M.D.
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* H. Lynn Massingale, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/s/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mt. Diablo Emergency Physicians has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

MT. DIABLO EMERGENCY PHYSICIANS

By:	/S/ RICHARD CARVOLTH, M.D.
Name:	Richard Carvolth, M.D.
Title:	President and Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Richard Carvolth, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Northwest Emergency Physicians, Incorporated has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

NORTHWEST EMERGENCY PHYSICIANS, INCORPORATED

By:	/S/ MATTHEW RICE, M.D.
Name:	Matthew Rice, M.D.
Title:	Vice President and Chief Medical Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Matthew Rice, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Northwest Hospital Medicine Physicians, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

NORTHWEST HOSPITAL MEDICINE PHYSICIANS, INC.

By:	/S/ MATTHEW RICE, M.D.
Name:	Matthew Rice, M.D.
Title:	Vice President and Chief Medical Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Matthew Rice, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Paragon Contracting Services, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

PARAGON CONTRACTING SERVICES, INC.

By:	/S/ NEIL J. PRINCIPE, M.D.
Name:	Neil J. Principe, M.D.
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Neil J. Principe, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/s/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Paragon Healthcare Limited Partnership has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

PARAGON HEALTHCARE LIMITED PARTNERSHIP

By:	/S/ NEIL J. PRINCIPE, M.D.
Name:	Neil J. Principe, M.D.
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Neil J. Principe, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Physician Integration Consulting Services, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

PHYSICIAN INTEGRATION CONSULTING SERVICES, INC.

By:	/S/ GREGORY R. ZINSER
Name:	Gregory R. Zinser
Title:	CEO & President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Gregory R. Zinser	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Quantum Plus, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

QUANTUM PLUS, INC.

By:	/S/ RICHARD CARVOLTH, M.D.
Name:	Richard Carvolth, M.D.
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Richard Carvolth, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Spectrum Cruise Care, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

SPECTRUM CRUISE CARE, INC.

By:	/S/ CATHY L. VIVIRITO
Name:	Cathy L. Vivirito
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Cathy L. Vivirito	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Spectrum Healthcare Resources of Delaware, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

SPECTRUM HEALTHCARE RESOURCES OF DELAWARE, INC.

By:	/S/ CATHY L. VIVIRITO
Name:	Cathy L. Vivirito
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Cathy L. Vivirito	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Spectrum Healthcare Resources, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

SPECTRUM HEALTHCARE RESOURCES, INC.

By:	/S/ CATHY L. VIVIRITO
Name:	Cathy L. Vivirito
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Cathy L. Vivirito	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Spectrum Healthcare Services, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

SPECTRUM HEALTHCARE SERVICES, INC.

By:	/S/ CATHY L. VIVIRITO
Name:	Cathy L. Vivirito
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Cathy L. Vivirito	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Spectrum Healthcare, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

SPECTRUM HEALTHCARE, INC.

By:	/S/ CATHY L. VIVIRITO
Name:	Cathy L. Vivirito
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Cathy L. Vivirito	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Spectrum Primary Care of Delaware, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

SPECTRUM PRIMARY CARE OF DELAWARE, INC.

By:	/S/ CATHY L. VIVIRITO
Name:	Cathy L. Vivirito
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Cathy L. Vivirito	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Spectrum Primary Care, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

SPECTRUM PRIMARY CARE, INC.

By:	/S/ CATHY L. VIVIRITO
Name:	Cathy L. Vivirito
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Cathy L. Vivirito	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Southeastern Emergency Physicians of Memphis, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

SOUTHEASTERN EMERGENCY PHYSICIANS OF MEMPHIS, INC.

By:	/S/ RANDAL DABBS, M.D.
Name:	Randal Dabbs, M.D.
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Randal Dabbs, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Southeastern Emergency Physicians, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

SOUTHEASTERN EMERGENCY PHYSICIANS, INC.

By:	/S/ RANDAL DABBS, M.D.
Name:	Randal Dabbs, M.D.
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Randal Dabbs, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Southeastern Physician Associates, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

SOUTHEASTERN PHYSICIAN ASSOCIATES, INC.

By:	/S/ RANDAL DABBS, M.D.
Name:	Randal Dabbs, M.D.
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Randal Dabbs, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Team Anesthesia, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

TEAM ANESTHESIA, INC.

By:	/S/ H. LYNN MASSINGALE, M.D.
Name:	H. Lynn Massingale, M.D.
Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* H. Lynn Massingale, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Team Health Anesthesia Management Services, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

TEAM HEALTH ANESTHESIA MANAGEMENT SERVICES, INC.

By:	/S/ GREGORY R. ZINSER
Name:	Gregory R. Zinser
Title:	CEO and President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Gregory R. Zinser	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Team Health Billing Services, LP has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

TEAM HEALTH BILLING SERVICES, LP

By:	/S/ JOSEPH B. CARMAN
Name:	Joseph B. Carman
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Joseph B. Carman	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Team Health Financial Services, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

TEAM HEALTH FINANCIAL SERVICES, INC.

By:	/S/ DAVID P. JONES
Name:	David P. Jones
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* David P. Jones	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* David P. Jones	Director

* John Stair	Director

* Beth Peoples	Director

* Arthur Carpentier	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Team Health, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

TEAM HEALTH, INC.

By:	/S/ H. LYNN MASSINGALE, M.D.
Name:	H. Lynn Massingale, M.D.
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* H. Lynn Massingale, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Neil P. Simpkins	Director

* Benjamin J. Jenkins	Director

* Michael A. Dal Bello	Director

* Earl Holland	Director

* Glenn Davenport	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Team Radiology, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

TEAM RADIOLOGY, INC.

By:	/S/ ALAN TAYLOR
Name:	Alan Taylor
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Alan Taylor	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, TH Contracting Midwest, LLC has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

TH CONTRACTING MIDWEST, LLC

By:	/S/ NEIL J. PRINCIPE, M.D.
Name:	Neil J. Principe, M.D.
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Neil J. Principe, M.D.	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* Elliot Cohen, M.D.	Director

* Neil J. Principe, M.D.	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, TH Contracting Services of Missouri, LLC has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

TH CONTRACTING SERVICES OF MISSOURI, LLC

By:	/S/ NEIL J. PRINCIPE
Name:	Neil J. Principe
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Neil J. Principe	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* Elliot Cohen, M.D.	Director

* Neil J. Principe, M.D.	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Emergency Associates for Medicine, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, state of Tennessee, on May 15, 2006.

THE EMERGENCY ASSOCIATES FOR MEDICINE, INC.

By:	/S/ NEIL J. PRINCIPE
Name:	Neil J. Principe
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

Signature	Capacity

* Neil J. Principe	(Principal Executive Officer)

* David P. Jones	(Principal Financial Officer and Principal Accounting Officer)

* H. Lynn Massingale, M.D.	Director

* Greg Roth	Director

*By:	/S/ DAVID P. JONES
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
2.1	Merger Agreement by and among Team Health Holdings, Team Health, Inc., Team Finance LLC, Team MergerSub, Ensemble Parent, and Ensemble Acquisition dated as of October 11, 2005

3.1	Certificate of Formation of Team Health Holdings, LLC

3.2	Amended and Restated Limited Liability Agreement of Team Health Holdings, LLC, dated November 22, 2005

3.3	Certificate of the Merger of Team Health Holdings LLC and Ensemble Acquisition, LLC, dated November 17, 2005

3.4	Certificate of Formation of Team Finance LLC

3.5	Limited Liability Company Agreement of Team Finance LLC

3.6	Certificate of Incorporation of Health Finance Corporation

3.7	By-laws of Health Finance Corporation

3.8	Articles of Incorporation of Team Health Inc., as amended

3.9	By-laws of Team Health, Inc.

3.10	Articles of Incorporation of Access Nurse PM, Inc.

3.11	By-laws of Access Nurse PM, Inc.

3.12	Certificate of Incorporation, of American Clinical Resources, Inc. (f/k/a Spectrum Healthcare Nationwide, Inc.), as amended

3.13	By-laws of American Clinical Resources, Inc (f/k/a Spectrum Healthcare Nationwide, Inc.)

3.14	Articles of Incorporation of After Hours Pediatrics, Inc. (f/k/a After Hours Pediatric Practices, Inc.), as amended

3.15	By-laws of After Hours Pediatrics, Inc. (f/k/a After Hours Pediatric Practices, Inc.)

3.16	Amended and Restated Articles of Incorporation of Charles L. Springfield, Inc. (f/k/a Charles Larry Springfield, M.D.)

3.17	By-laws of Charles L. Springfield, Inc. (f/k/a Charles Larry Springfield, M.D.)

3.18	Charter of Clinic Management Services, Inc. (f/k/a Park Med, P.C. and f/k/a Allways Care Clinic Inc.), as amended

3.19	By-laws of Clinic Management Services, Inc. (f/k/a Park Med, P.C. and f/k/a Allways Care Clinic Inc.)

3.20	Articles of Incorporation of Correctional Healthcare Advantage, Inc. (f/k/a Correctional Health Solutions, Inc), as amended

3.21	By-laws of Correctional Healthcare Advantage, Inc (f/k/a Correctional Health Solutions, Inc.)

3.22	Articles of Incorporation of Daniel & Yeager, Inc.

3.23	By-laws of Daniel & Yeager, Inc.

3.24	Articles of Incorporation of Drs. Sheer, Ahearn & Associates, Inc. (f/k/a Drs. Sheer, Ahearn & Associates, Professional Association), as amended

3.25	Amended and Restated By-laws of Drs. Sheer, Ahearn & Associates, Inc. (f/k/a Drs. Sheer, Ahearn & Associates, Professional Association)

Exhibit No.	Description
3.26	Charter of Emergency Coverage Corporation (f/k/a EEC Emergency Coverage Corporation), as amended

3.27	By-Laws of Emergency Coverage Corporation (f/k/a ECC Emergency Coverage Corporation), as amended

3.28	Restated Certificate of Incorporation of Emergency Physician Associates, Inc., as amended

3.29	By-laws of Emergency Physician Associates, Inc.

3.30	Articles of Incorporation of Emergency Professional Services, Inc. (f/k/a Emergency Professional Services of Ohio, Inc.), as amended

3.31	Code of Regulations of Emergency Professional Services, Inc., as amended

3.32	Charter of Erie Shores Emergency Physicians, Inc.

3.33	By-laws of Erie Shores Emergency Physicians, Inc.

3.34	Certificate of Non-Filing of FischerMangold

3.35	By-laws of FischerMangold

3.36	Certificate of Incorporation of Greenbrier Emergency Physicians, Inc.

3.37	By-laws of Greenbrier Emergency Physicians, Inc.

3.38	Certificate of Incorporation of Health Care Alliance, Inc.

3.39	By-laws of Health Care Alliance, Inc.

3.40	Articles of Organization of Healthcare Revenue Recovery Group, LLC

3.41	Operating Agreement of Healthcare Revenue Recovery Group, LLC

3.42	Articles of Incorporation of Herschel Fischer, Inc.

3.43	By-laws of Herschel Fischer, Inc.

3.44	Articles of Organization of Hospital Medicine Associates, LLC

3.45	Limited Liability Company Agreement of Hospital Medicine Associates, LLC

3.46	Articles of Incorporation IMBS, Inc.

3.47	By-laws of IMBS, Inc.

3.48	Articles of Incorporation of InPhyNet Contracting Services, Inc. (f/k/a EMSA Contracting Services), as amended

3.49	By-laws of InPhyNet Contracting Services, Inc. (f/k/a EMSA Contracting Services)

3.50	Articles of Incorporation of InPhyNet South Broward, Inc. (f/k/a EMSA South Broward), as amended

3.51	By-laws of InPhyNet South Broward, Inc. (f/k/a EMSA South Broward)

3.52	Articles of Incorporation of Karl G. Mangold, Inc.

3.53	By-laws of Karl G. Mangold, Inc.

3.54	Certificate of Incorporation of Kelly Medical Services Corporation (f/k/a Kelly Medical Corporation), as amended

3.55	By-laws of Kelly Medical Services Corporation (f/k/a Kelly Medical Corporation)

Exhibit No.	Description
3.56	Articles of Incorporation of Medical Management Resources, Inc. (f/k/a New MMR, Inc.), as amended

3.57	By-laws of Medical Management Resources, Inc. (f/k/a New MMR Inc.)

3.58	Certificate of Incorporation of Medical Services, Inc.

3.59	By-laws of Medical Services, Inc.

3.60	Certificate of Incorporation of Metroamerican Radiology, Inc., as amended

3.61	By-laws of Metroamerican Radiology, Inc.

3.62	Certificate of Non-Filing of Mt. Diablo Emergency Physicians

3.63	Partnership Agreement of Mt. Diablo Emergency Physicians

3.64	Certificate of Incorporation of Northwest Emergency Physicians, Incorporated

3.65	By-laws of Northwest Emergency Physicians, Incorporated

3.66	Certificate of Incorporation of Northwest Hospital Medicine Physicians, Inc.

3.67	By-laws of Northwest Hospital Medicine Physicians, Inc.

3.68	Articles of Incorporation of Paragon Contracting Services, Inc.

3.69	By-laws of Paragon Contracting Services, Inc.

3.70	Certificate of Limited Partnership of Paragon Healthcare Limited Partnership, as amended

3.71	Articles of Incorporation of Physician Integration Consulting Services, Inc.

3.72	By-laws of Physician Integration Consulting Services, Inc.

3.73	Articles of Incorporation of Quantum Plus, Inc.

3.74	By-laws of Quantum Plus, Inc.

3.75	Certificate of Incorporation of Spectrum Cruise Care, Inc.

3.76	By-laws of Spectrum Cruise Care, Inc.

3.77	Certificate of Incorporation of Spectrum Healthcare Resources of Delaware, Inc.

3.78	By-laws of Spectrum Healthcare Resources of Delaware, Inc.

3.79	Certificate of Incorporation of Spectrum Healthcare Resources, Inc.

3.80	By-laws of Spectrum Healthcare Resources, Inc.

3.81	Certificate of Incorporation of Spectrum Healthcare Services, Inc., as amended

3.82	By-laws of Spectrum Healthcare Services, Inc.

3.83	Certificate of Incorporation of Spectrum Healthcare, Inc.

3.84	By-laws of Spectrum Healthcare, Inc.

3.85	Certificate of Incorporation of Spectrum Primary Care of Delaware, Inc.

3.86	By-laws of Spectrum Primary Care of Delaware, Inc,

3.87	Certificate of Incorporation of Spectrum Primary Care, Inc (f/k/a Spectrum Occupational Health Services), as amended

3.88	By-laws of Spectrum Primary Care, Inc. (f/k/a Spectrum Occupational Health Services)

Exhibit No.	Description
3.89	Charter of Southeastern Emergency Physicians of Memphis, Inc.(f/k/a NUSEP Inc), as amended

3.90	By-laws of Southeastern Emergency Physicians of Memphis, Inc. (f/k/a NUSEP Inc.)

3.91	Charter of Southeastern Emergency Physicians, Inc., as amended

3.92	By-laws of Southeastern Emergency Physicians, Inc.

3.93	Certificate of Incorporation of Southeastern Physician Associates Inc.

3.94	By-laws of Southeastern Physician Associates, Inc.

3.95	Certificate of Incorporation of Team Anesthesia, Inc.

3.96	By-laws of Team Anesthesia, Inc.

3.97	Certificate of Incorporation of Team Health Anesthesia Management Services, Inc. (f/k/a Integrated Specialists Management Services, Inc.), as amended

3.98	By-laws of Team Health Anesthesia Management Services, Inc. (f/k/a Integrated Specialists Management Services, Inc.), as amended

3.99	Certificate of Limited Partnership of Team Health Billing Services, LP

3.100	Certificate of Incorporation of Team Health Financial Services, Inc.

3.101	By-laws of Team Health Financial Services, Inc.

3.102	Certificate of Incorporation of Team Radiology, Inc.

3.103	By-laws of Team Radiology, Inc.

3.104	Certificate of Formation of TH Contracting Midwest, LLC.

3.105	Limited Liability Company Agreement of TH Contracting Midwest, LLC

3.106	Certificate of Formation of TH Contracting Services of Missouri, LLC

3.107	Limited Liability Company Agreement of TH Contracting Services of Missouri, LLC

3.108	Articles of Incorporation of The Emergency Associates for Medicine, Inc.

3.109	By-laws of The Emergency Associates for Medicine, Inc.

4.1	Indenture, dated as of November 23, 2005, among Team Finance LLC, Health Finance Corporation, the Guarantors named on the signature pages thereto and Bank of New York Trust Company, N.A., as Trustee.

4.2	Registration Rights Agreement dated as of November 23, 2005, among Team Finance LLC, Health Finance Corporation, the Guarantors named on the signature pages thereto and the Initial Purchasers named therein

5.1	Opinion of Simpson Thacher & Bartlett LLP

10.1	Credit Agreement dated as of November 23, 2005 by and among Team Finance LLC, Team Health Holdings, the Guarantors named on the signatures pages thereto and J.P. Morgan Securities., the banks, financial institutions named therein

10.2	Form of Equity Deferred Compensation Plan of Team Health, Inc. effective January 25, 1999.

10.3	Trust Agreement dated as of December 3, 2004 by and among Team Health, Inc. and The Trust Company of Knoxville

10.4	Sheer Ahearn & Associates Plan Provision Nonqualified Excess Deferral Plan effective September 1, 1998

Exhibit No.		Description
10.5		Amendment and Restatement of Emergency Professional Services, Inc. Deferred Compensation Plan effective January 31, 1996

10.6		Lease Agreement dated August 27, 1992 between Med: Assure Systems and Winston Road Properties for our corporate headquarters located at 1900 Winston Road, Knoxville, TN

10.7		Lease Agreement dated August 27, 1999 between Americare Medical Services, Inc. and Winston Road Properties for space located at 1900 Winston Road, Knoxville, TN

10.8		Form of Employment Agreement for Messrs. Sherlin, Joyner and Jones

10.9		Team Health, Inc. Non-Qualified Supplemental Executive Retirement Plan dated as of January 1, 2004

10.10		Team Health Inc. 2005 Long-Term Incentive Plan

10.11		Employment agreement dated October 4, 2004 between Team Health, Inc. and Gregory S. Roth, President and Chief Operating Officer

10.12		Amended and Restated transaction and monitoring fee agreement between Team Health Holdings LLC and Blackstone Management Partners IV LLC dated March 7, 2006

10.13		Employment Agreement dated November 23, 2005 between Team Health, Inc. and Dr. Massingale

12.1		Computation of Earnings to Fixed Charges

21.1		List of Subsidiaries

23.1		Consent of Simpson Thacher & Bartlett LLP (contained in Exhibit 5.1)

23.2	*	Consent of Ernst & Young LLP

24.1		Powers of Attorney for Team Finance LLC (included on signature pages hereto)

24.2		Power of Attorney for Health Finance Corporation (included on signature pages hereto)

24.3		Powers of Attorney for Additional Registrants (included on signature pages hereto)

25.1		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank of New York Trust Company, N.A., as Trustee

99.1		Form of Letter of Transmittal

99.2		Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.3		Form of Letter to Clients

99.4		Form of Notice of Guaranteed Delivery

*	Field herewith